$1,000,000
November 30, 1994


GERIATRIC & MEDICAL COMPANIES, INC.

SUBORDINATED DEBENTURE
DUE NOVEMBER 30, 1996


GERIATRIC & MEDICAL COMPANIES, INC. (the "Company"), a
Delaware corporation, for value received, and intending to be legally bound, hereby promises to pay to the order of Tomahawk Securities, Inc., a Delaware corporation, or registered assigns, the principal amount of One Million Dollars ($1,000,000) on November 30, 1996. Interest shall accrue on the unpaid principal balance thereof at the rate of 12% per annum, which interest shall be payable in eight quarterly installments commencing on February 28, 1995 and continuing on the last day of each fiscal quarter thereafter, until such unpaid principal balance shall become due and payable (whether at maturity or by acceleration or otherwise). Overdue principal payments and (to the extent permitted by applicable law) any overdue interest shall accrue interest at the foregoing rate per annum plus 2% until paid, which interest shall be payable on demand.

Payments of principal and interest on this Debenture shall be made in lawful money of the United States of America by delivery of a check payable in immediately available funds to the address provided by the payee as shown on the Debenture Register.

The Company may treat the person in whose name this Debenture is registered (the "Holder") on the Debenture Register kept by the Company as the owner of this Debenture for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary. This Debenture is transferable only (i) in accordance with the terms hereof and (ii) by surrender thereof at an office or agency of the Company where this Debenture is payable, duly endorsed or accompanied by a written instrument duly executed by the Holder of this Debenture or its attorney duly authorized in writing.
Defaults.     If any of the following conditions or events ("Events
of Default") shall occur and be continuing:

(a) if the Company shall default in the payment of principal of this Debenture when the same becomes due and payable, whether at maturity or by declaration of acceleration or otherwise, and shall fail to cure such default within thirty days after written notice thereof from the Holder to the Company; or

(b) if the Company shall default in the payment of any interest on this Debenture and shall fail to cure such default within thirty days after written notice thereof from the Holder to the Company; or
(c) if the Company shall materially default in the performance of or compliance with any term contained herein and such default shall not have been remedied within thirty days after written notice thereof from the Holder to the Company; or

(d) if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or a voluntary petition for reorganization under Title 11 of the United States Code ("Title 11") shall be filed by the Company or an order shall be entered granting relief to the Company under Title 11 or a petition shall be filed by the Company in bankruptcy, or the Company shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or if the Company or its directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company; or

(e) if within 120 days after the commencement of an action against the Company seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or nullified or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 120 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company such appointment shall not have been vacated;
then, and in any such event, the Holder may at any time (unless such Event of Default shall theretofore have been remedied) at its option, by written notice to the Company, declare the Debenture to be due and payable, whereupon the Debenture shall forthwith mature and become due and payable, together with interest accrued thereon, and thereafter interest shall be due, at the rate per annum hereinabove provided, on the entire principal balance until the same is fully paid, and on any overdue interest (but only to the extent permitted by law), without presentment, demand, protest or notice, all of which are hereby waived, subject however, to the other terms, including those relating to subordination, of this Debenture.

In case of a default in the payment of any principal of or interest on the Debenture, the Company will pay to the Holder such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of Holder in exercising any right shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Debenture upon Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

Subordination of Debenture; Senior Debt. As used in this Debenture, the term "Senior Debt" shall mean all amounts due and owing by the Company to Meditrust Mortgage Investments, Inc. or its affiliates, regardless of whether such amounts were incurred on, before or after the date of this Debenture and any renewals and extensions of such debt.

The Company covenants and agrees, and the Holder, by acceptance hereof, covenants, expressly for the benefit of the present and future holders of Senior Debt, that the payment of the principal and interest on this Debenture is expressly subordinated to the right of payment in full of principal and interest of Senior Debt of the Company. There are no restrictions on the Company's ability to issue Senior Debt or additional Senior Debt. Accordingly, all present and future Senior Debt of the Company shall be superior to this Debenture and may be incurred without the consent of the Holder. Upon any default by the Company in the payment of all or any portion of principal of or interest on any Senior Debt when due and payable, no payment may be made on or in respect of this Debenture, unless or until such default has been cured or is waived. Upon any insolvency, reorganization, bankruptcy or similar proceeding, or upon liquidation or winding up of the Company, in any case whether voluntary or involuntary, the Holder of this Debenture shall not be entitled to receive thereafter, any amount in respect of interest or principal on this Debenture, unless and until the Senior Debt shall have been paid or otherwise discharged. In the event of any such proceeding, and after payment in full of all sums owing with respect to Senior Debt, Holder shall be entitled to be paid from the remaining assets of the Company the unpaid principal of and interest on this Debenture. Such payment shall be made before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company junior to this Debenture.

It is understood that the provisions of this section entitled "Subordination of Debenture; Senior Debt" are, and are intended to be, solely for the purpose of defining the relative rights of the Holder of this Debenture on the one hand and the holder of Senior Debt of the Company on the other hand. Nothing contained in this section or elsewhere in this Debenture shall or is intended to impair, as between the Company, its creditors other than holders of Senior Debt, and the Holder of this Debenture, the unconditional and absolute obligation of the Company to pay the Holder of this Debenture the principal of and interest on this Debenture as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of the Holder of this Debenture and the creditors of the Company, other than holders of Senior Debt, nor shall anything herein prevent the holder of this Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Debenture, subject to the rights, if any, of holders of Senior Debt in respect to cash, property or securities of the Company received upon the exercise of such remedy.

Notwithstanding any provision contained in this Debenture to the contrary, the Company's liability for payment of interest shall not exceed the limits imposed by applicable usury law. If any provision hereof requires interest payments in excess of the then legally permitted maximum rate, such provision shall automatically be deemed to require such payment at the then legally-permitted maximum rate.

All notices required or permitted to be given under this Debenture shall be in writing (delivered by hand or sent certified or registered mail, return receipt requested, or by nationally recognized overnight courier service) addressed to the following addresses:

If to Holder:  At its address on the Debenture
                   Register of the Company

If to Company: 5601 Chestnut Street
                   Philadelphia, PA  19139
                   Attn:  James J. Wankmiller, Esq.

All notices shall be deemed given upon personal delivery or upon deposit of such notice in the United States mails or with the aforementioned overnight courier service, with all postage affixed.

This Debenture has been made and delivered in Philadelphia, Pennsylvania and shall be governed by the internal laws of the State of Delaware.

ATTEST: GERIATRIC & MEDICAL COMPANIES, INC.

ARTHUR A. CARR, JR.,     JAMES J. O'MALLEY, Vice President
Secretary


AGREEMENT TO PLEDGE

North Cape Convalescent Center Associates, L.P. a Pennsylvania Limited partnership (hereinafter referred to as the "Debtor") has received a mortgage loan (hereinafter referred to as the "Mortgage Loan") in the principal amount of $5,636,400.00 from Republic Realty Mortgage Corporation, a Delaware corporation, its successors and assigns (hereinafter referred to as the "Secured Party") which Mortgage Loan was insured under Section 232 of the National Housing Act, as amended, by the Secretary of Housing and Urban Development acting by and through the Federal Housing Commissioner (hereinafter referred to as the "Secretary"). In consideration of the granting of the Mortgage Loan and the insurance thereof and for value received, Debtor hereby agrees to pledge to the Secured Party, and its successors and assigns, the following instruments (hereinafter referred to as the "Collateral") and grants to the Secured Party a security interest in the Collateral:

       The Certificate of Need issued to the Debtor by the State of New Jersey concerning Debtor's nursing home (hereinafter referred to as the "Nursing Home") know as North Cape Convalescent Center situated in Cape May County, New Jersey; all operating licenses pertaining to the Nursing Home issued by the State of New Jersey to the Debtor; and all Medicare/Medicaid Provider Agreements pertaining to the Nursing Home.

The Debtor agrees to deliver the Collateral to the Secured Party upon demand; provided, no demand shall be made unless and until Debtor is in default under the "Obligations" (as hereafter defined).

The security interest granted hereby secures payment of the Mortgage Loan and any and all other liabilities of Debtor to the Secured Party, direct or indirect absolute or contingent, due or to become due, now existing or hereinafter arising out of or pursuant to the documents evidencing or securing the Mortgage Loan
(hereinafter referred to as the "Obligations").

The term "Collateral" as used in any agreement executed by the Debtor to evidence any of the Obligations of the Debtor shall include any and all Collateral as that term is defined in this agreement.

Debtor shall pay all expenses and charges in connection with the Collateral and will at all times while the same is in its hands hold the Collateral separate and distinct from any property of the Debtor and capable of identification and will show such separation in all its records and entries.

Upon the occurrence of any event of default under this agreement or under the terms of nay of the Obligations of the Debtor to the Secured Party, and thereafter, the Secured Party shall have, in any jurisdiction where an enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of New Jersey, including without limitation thereto, the right to take possession of the Collateral. For that purpose the Secured Party may, so far as the Debtor can give authority therefore, enter upon any premises on which the Collateral may be situate and remove the same therefrom. The Secured Party may require the Debtor to make the Collateral available to the Secured Party at a place to be designated by the Secured Party at a place to be designated by the Secured Party, which is reasonably convenient to both parities. Expenses of retaking, holding, selling or the like, shall include reasonable attorneys' fees and legal expenses of the Secured Party and the Debtor shall pay all such fees and expenses.

Debtor specifically agrees and covenants with the Secured Party that none of the Collateral may be transferred to any other entity or property nor may it be terminated by the Debtor upon any assignment of the Mortgage Loan by the Secured Party to the Secretary or by foreclosure of the Mortgage Loan by Secured Party or the Secretary.

No waiver of any rights or powers by the Secured Party or consent by is shall be valid unless in writing signed by the Secured Party.

The rights and powers herein given to the Secured Party herein are in addition to all other howsoever arising.

This agreement to Pledge is made pursuant to the Uniform Commercial Code of New Jersey and is to be interpreted in accordance with the laws of said State.

The parties hereto acknowledge that their rights hereunder are subject to obtaining any and all approvals and consents that may be required from time to time pursuant to N.J.A.C.8:33 and N.J.S.A. 26:2H-1 et. seq., as each may be amended from time to time, and any other applicable governmental requirements.

NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P.

By: Geriatric & Medical Services, Inc., General Partner

By: Andrew G. Conn, Asst. Vice President

ATTEST
James J. Wankmiller, Secretary

REPUBLIC REALTY MORTGAGE CORPORATION
By: Jeaneda C. Bishop, Vice President

ATTEST:

Raymond J. Walshlager, Asst. Secretary
Dated December 21, 1994

FIRST AMENDED LIMITED PARTNERSHIP AGREEMENT OF
NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P.


This First Amended Limited Partnership Agreement of NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P. is made as of the 15th of November, 1994, by and between GERIATRIC AND MEDICAL SERVICES, INC., a New Jersey corporation, as general partner ("General Partner"), and VILLAS REALTY AND INVESTMENTS, INC., a Pennsylvania corporation, as limited partner ("Limited Partner"). The General Partner and the Limited Partner are hereinafter sometimes referred to individually as a "Partner" and collectively as "Partners".

The Partners formed a limited partnership under the laws of the Commonwealth of Pennsylvania on December 1, 1992 and provided for the agreement as among them.

The Partners now desire to replace the Limited Partnership
Agreement in its entirety and to replace it with this First Amended Limited Partnership Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound, the Partners hereby agree as follows:


ARTICLE I
FORMATION OF PARTNERSHIP

1. The Partners hereby form the limited partnership ("Partnership) pursuant to the Uniform Limited Partnership Act of Pennsylvania.


ARTICLE II
NAME AND OFFICE

2. The name of the Partnership is "North Cape Convalescent Center
Associates, L.P." and its business shall be conducted in such name.

The principal office and principal place of business of the Partnership shall be located at 5601 Chestnut Street, Philadelphia, PA or such other place as the General Partner may, from time to time, determine.


ARTICLE III
PURPOSES AND BUSINESS OF THE PARTNERSHIP

3. (a) The sole purpose of the Partnership and the only business to be carried on and the objectives to be attained by it are to acquire a tract of ground generally located at Shunpike and Townbank Roads, Lower Township, Cape May County, New Jersey (the "Property") and to construct develop, maintain, operate and lease a nursing home and convalescent center consisting of approximately 60 nursing beds, 60 residential beds and facilities and amenities related thereto upon the Property (the acquisition of the Property and the construction related thereto is hereinafter referred to as the "Project"); to finance the acquisition, construction and operation of the Project; and to carry on any other activities necessary to, in connection with or incidental to, the foregoing.

(b) The Partnership is authorized to execute a Mortgage Note and Mortgage in order to secure a loan to be insured by the Secretary of Housing and Urban Development ("Secretary") and to execute a Regulatory Agreement for Multifamily Housing Projects and other documents required by the Secretary in connection with such loan. Any incoming general partner, shall as a condition of receiving an interest in the Partnership agree to be bound by the Mortgage Note, Mortgage and Regulatory Agreement for Multifamily Housing Projects and other documents required in connection with the FHA insured loan to the same extent and on the same terms as the other general partners. Upon any dissolution, no title or right to possession and control of the Project, and no right to collect the rents therefrom, shall pass to any person who is not bound by the Regulatory Agreement for Multifamily Housing Projects in a manner satisfactory to the Secretary. The provisions of the Regulatory Agreement shall be controlling over any inconsistent provisions of this instrument or other agreements among the Partners. So long as the Secretary is the insurer or holder of the Mortgage on NORTH CAPE CONVALESCENT CENTER, no amendment to this Limited Partnership Agreement which results in any of the following shall be in force or effect without prior written consent of HUD: (i) any amendment which modifies the duration of this Limited Partnership Agreement;
(ii) any amendment which results in the requirement that HUD previous participation certification (HUD Form 2530) be obtained for any additional "principal" as that term is defined by HUD;
(iii) any amendment which in any way affects the Mortgage or Regulatory Agreement for Multifamily Housing Projects; and (iv) any amendment which alters or deletes the terms and provisions of this paragraph.


ARTICLE IV
CAPITAL


4. (a) On or about the date of this Agreement, the General Partner shall make a Capital Contribution of $1.00 to the Partnership, and the Limited Partner shall make a Capital Contribution to the Partnership in the amount of $99.00.

(b) A Capital Account shall be established for each Partner and shall be credited with that portion of its Capital Contribution paid in cash and its share of profits, and shall be charged with distributions from Cash Flow and other distributions and its share of losses.

(c) The Partnership may, at the discretion of the General Partner, borrow for Partnership purposes at any time and from any source. The Limited Partner shall not be liable for any indebtedness of the Partnership and shall not be required to contribute any capital or lend any funds to the Partnership other than its Capital Contribution set forth in this Article IV.

(d) No Partner shall have the right to withdraw or reduce its Capital Contribution.


ARTICLE V
ALLOCATIONS AND DISTRIBUTIONS

5. (a) Profits (Losses) form Operations for each fiscal year shall be determined in accordance with the accounting methods followed by the Partnership for federal income tax purposes and shall be allocated in the same percentages as the Partners' Proportionate
Shares.

(b) Gain and loss arising form a Sale of Assets shall be allocated in the same percentages as the Partners' Proportionate Shares.

(c) Cash Flow shall be determined for each fiscal year and shall be distributed to the Partners no less frequently than annually in the same percentages as the Partners' Proportionate Shares.

(d) All cash available for distribution (other than Cash Flow and the proceeds form a Sale of Assets), including proceeds form refinancing of the Property, after deduction of funds needed by the Partnership, shall be distributed in the same percentages as the Partners' Proportionate Shares.

(e) Distributions arising as a result of a Sale of Assets shall be made in accordance with Paragraph 7(c).


ARTICLE VI
RIGHTS, POWERS AND DUTIES OF PARTNERS

6. (a) The General Partner shall use its best efforts and shall have the necessary powers to carry out the purposes, business and objectives of the Partnership and shall possess and enjoy all the rights and powers of partners, except as otherwise provided herein or by the laws of the Commonwealth of Pennsylvania. Without limiting the generality of the foregoing, the General Partner shall have the right and power to execute and deliver, on behalf of the Partnership, evidences of indebtedness and documents granting security for the payment thereof (with our without warrant of attorney to confess judgment against the Partnership). All decisions as to the management of the business of the Partnership shall be made by the General Partner and such decisions made by the General Partner shall be binding upon the Partnership and the Partners without the need of any further approval or ratification.

(b) Except as may be otherwise provided for herein, the Limited Partner shall not participate in the management of the Partnership or have any control over the Partnership's business or assets or have any right or authority to act for or to bind the Partnership.

(c) In the event of the withdrawal or Bankruptcy of the General
Partner, the Limited Partner may appoint, within sixty (60) days after such event, a substitute general partner, who shall make all decisions as to the management of the Partnership.


ARTICLE VII
TERMINATION

7.(a) Except as otherwise provided herein, the Partnership shall not be terminated by the substitution, admission, withdrawal or Bankruptcy of any Partner.

(b) The Partnership shall be terminated and its affairs wound up upon:

(i) the withdrawal or Bankruptcy of the General Partner, unless the Limited Partner elects, within sixty (60) days after such event, a substitute general partner;

(ii) a Sale of Assets;

(iii) December 31, 2041;  or

(iv) the determination of the General Partner that the Partnership should be terminated.

(c) Upon the termination of the Partnership, the following steps shall be taken in the following order of priority:

(i) The Capital Account of each Partner shall be determined. Profits or losses to the date of termination, including realized gain (whether or not recognized for tax purposes) or loss arising form a Sale of Assets, and unrealized profits and losses on any assets to be distributed in kind [determined as provided in Paragraph 7(d)] shall be allocated as set forth in paragraph 5(b) and credited or charged to the Capital Accounts of the Partners.

(ii) The Partnership shall be dissolved and its affairs shall be wound up. All debts and obligations of the Partnership shall be paid, discharged or provided for by setting up appropriate reserves.

(iii) The assets of the Partnership not required to pay, discharge or provide for the debts and obligations of the Partnership shall be distributed to each partner having a positive Capital Account, in liquidation of (i.e., to reduce to zero) such Capital Account, pro rata in the proportion that the positive Capital Account of each such Partner bears to the positive Capital Accounts of all such Partners.

(d) If any assets of the Partnership are to be distributed in kind, such assets shall be distributed on the basis of the then fair market value thereof to the Partners entitled thereto as tenants-in-common in accordance with their respective interests therein.

ARTICLE VIII
GENERAL PROVISIONS

8. (a)The books of the Partnership shall be kept on an accrual method of accounting. The fiscal year of the Partnership shall end on May 31st of each year.

(b) Invalidation or a holding of unenforceability of any provision of this Agreement shall in no way affect any other provision hereof, which other provision hereof, which other provisions shall remain in full force and effect.

(c) This Agreement embodies the entire agreement and understanding by and between the Partners relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Any modification or amendment of this Agreement must be in writing and signed by both Partners.

(d) This Agreement and the rights of the Partners shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

(e) This Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors and assigns.


ARTICLE IX
DEFINED TERMS

9. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall have the meaning specified below:

"Bankruptcy" mean, with respect to any Partner, such Partner making an assignment for the benefit of creditors, becoming a party or subject to any liquidation or dissolution action or proceeding with respect to such Partner, the institution of any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors with respect to such Partner, or a receiver, liquidator, custodian or trustee being appointed for such Partner or a substantial part of such Partner's assets and, if any of the same occur involuntarily, the same is not dismissed, stayed or discharged within sixty (60) days; or the entry of an order for relief against such Partner under Title 11 of the United States Code entitled "Bankruptcy"' or such Partner taking any action to effect, or which indicates its acquiescence in, any of the foregoing.

"Capital Account" means the amount of a Partner's Capital
Contribution paid in cash adjusted for profits, losses and distributions as shown on the books and records of the Partnership.

"Capital Contribution" means the cash or other property required to be contributed by a Partner to the Partnership.

"Cash Flow" means the Partnership's cash receipts in a particular year other than receipts from (a) Capital Contributions; (b) a financing or refinancing of Partnership assets or other loans to the Partnership; or (c) a Sale of Assets, less cash expenditures paid or payable with respect to such year other than those paid out of (a), (b), or (c) herein and any reserve established by the General Partner.

"Partnership" means the Limited Partnership formed by the Partners pursuant to this Agreement.

"Profits (Losses) from Operations" means the profits (losses) from the operations of the Partnership excluding gains and losses resulting from the Sale of Assets.

"Proportionate Share(s)" means the following:

Partner Proportionate Share

General Partnerm 1%
Limited Partner 99%

Sale of Assets" means (a) the sale of all or substantially all of the assets of the Partnership; (b) the taking of all or substantially all of the assets of the Partnership by eminent domain; or (c) the damage or destruction of all or substantially all of the assets of the Partnership.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


GENERAL PARTNER:

GERIATRIC & MEDICAL SERVICES, INC.



By:  Arthur A. Carr,Jr., President

LIMITED PARTNER:

VILLAS REALTY AND INVESTMENTS, INC.

By:  Andrew G. Conn, Vice-President


MORTGAGE

This indenture, dated as of December 14, 1994, between NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P., a limited partnership organized and existing under the laws of the Commonwealth of Pennsylvania having its principal place of business at 5601 Chestnut Street in the City of Philadelphia, County of Philadelphia, State of Pennsylvania, party of the first part, hereinafter, with its successors and assigns, called the Mortgagor, and REPUBLIC REALTY MORTGAGE CORPORATION, a corporation organized and existing under the laws of Delaware, having its principal place of business at 100 S. Wacker Drive, in the City of Chicago, County of Cook, State of Illinois, party of the second part, hereinafter, with its successors and assigns, called the Mortgagee.

Whereas, the said Mortgagor is justly indebted to the Mortgagee in the sum of Five Million Six Hundred Thirty Six Thousand Four
Hundred and no/100ths Dollars ($5,636,400.00) with interest thereon at the rate of (herein called note) bearing even date with these presents, conditioned for the payment of the said sum to the Mortgagee, the said principal and interest to be payable as follows:

Interest alone payable on the first day of January 1995 and on the first day of each month thereafter, up to and including May 1, 1996. Thereafter and commencing on the first day of June 1996, monthly installments of interest and principal shall be paid in the sum of $45,658.31 each. Such payments to continue monthly thereafter on the first day of each succeeding month until the entire indebtedness has been paid. In any event, the balance of principal (if any) remaining unpaid, plus accrued interest, shall be due and payable on May 1, 2036. The installments of interest and principal shall be applied first to interest at the rate of 9.5% per annum upon the principal sum or so much thereof as shall from time to time remain unpaid, and the balance thereof shall be applied on account of principal. In the event any installment, or part of any installment due under this Mortgage becomes delinquent for more than (15) days, there shall be due, in addition to other sums then due hereunder, a sum equal to two percent (2%) of the amount of principal and interest so delinquent. Late charges must be separately charged to and collect from the Mortgagor and cannot be deducted from any total monthly mortgage payment, or collected from any reserve escrow, residual receipts funds, or from any interest accruals thereto. Whenever, under the laws of the jurisdiction where the property is located, the amount of a "late charge" is considered to be additional interest, this provision shall not be used if the rate of interest specified in the Mortgage, together with the amount of the "late charge," would aggregate an amount in excess of the maximum rate of the interest permitted and would constitute usury.

Now this indenture witnesseth, that the Mortgagor, for better securing the payment of the said sum of money mentioned in the note, with interest thereon according to the true intent and meaning thereof, and also for and in consideration of the sum of One Dollar ($1) to it in hand paid by the Mortgagee, at or before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, released, conveyed and confirmed and by these presents does grant, bargain, sell, alien, release, convey and confirm unto the said Mortgagee, its successors or assigns, forever,

All the tract or parcel of land and premises situated, lying and being in the Lower Township in the County of Cape May in the State of New Jersey more particularly described as follows:

SEE EXHIBIT A ATTACHED HERETO AND MADE A PART OF

Notwithstanding any other provision contained herein or in the Note, it is agreed that the execution of the Note shall impose no personal liability upon the Mortgagor for payment of the indebtedness evidenced thereby and in the event of a default, the holder of the Note shall look solely to the property subject to this Mortgage and to the rents, issues and profits thereof in satisfaction of the indebtedness evidenced by the Note and will not seek or obtain any deficiency or personal judgement against the Mortgagor except such judgment or decree as may be necessary to foreclose or bar its interest in the property subject to the this Mortgage and all other property mortgaged, pledged, conveyed or assigned to secure payment of the Note; provided, that nothing in this condition and no action so taken shall operate to impair any obligation of the marker under the Regulatory Agreement herein refereed to and made a part hereof.

Together with all buildings and improvements thereon and all fixtures, and all and singular the tenements, hereditaments and appurtenances thereunto belonging or in any wise appertaining, and the reversion or reversions, remainder and remainders, rents issues and profits thereof; and also all the estate, right title, interest, property, possession, claim and demand whatsoever, as will in law as in equity, of the Mortgagor, of in, and to the same, and every part and parcel thereof, with the appurtenances; and also all building materials, equipment, furniture, furnishings, or other property installed or to be installed or used in and about the building or buildings now erected or hereafter to be erected upon the lands herein described which are necessary to the complete and comfortable use and occupancy of such building or buildings for the purpose for which they were or are to be erected, including but not limited to all gas and electric appliances and fixtures; all engines, motors dynamos, elevators, and machinery; all boilers, radiators, heaters, furnaces, stoves, and heating equipment all stoves, ranges, and cooking equipment; all bathtubs, sinks, basins, pipes, hot water boilers, faucets, and other plumbing fixtures; all mantels; all refrigerators, whether mechanical or otherwise; all kitchen and other cabinets; all washing machines, laundry tubs, and ironers; all lighting, air-conditioning and ventilating equipment; all awnings, shades. screens, and venetian blinds; and all incinerating equipment, together with appurtenances thereto. (The Mortgagor hereby declaring that it is intended that the items herein enumerated shall be deemed to have been permanently installed as part of the realty.) To have and to hold the above granted and described premises with the appurtenances and articles of personal property unto the said Mortgagee, to its own proper use, benefit and behalf forever; and the said Mortgagor does covenant with the said Mortgagee, that it is seized of an indefeasible estate in fee simple in said premises, and will warrant and forever defend the title thereto unto the said Mortgagee, against all lawful claims whatsoever.

Provided always, and these presents are upon this express condition, that if the Mortgagor shall well and truly pay unto the said Mortgagee, the said sum of money mentioned in the note, the interest thereon, and all other payments to be made by the Mortgagor hereunder without any deduction or credit for any amount payable for taxes, according to the terms of said note, then these presents and the estate hereby granted shall cease, determine and be void.

And the Said Mortgagor does covenant and agree to pay unto the Mortgagee the sum of money and interest as mentioned above and expressed in the note:

1. That, together with, and in addition to, the monthly payments of interest or of principal and interest payable under the terms of the note secured hereby, it will deposit with the Mortgagee on the first day of each month after the date hereof until the said note is fully paid, the followings sums:

(a) An amount sufficient to provide the Mortgagee with funds too pay the next mortgage insurance premium if this mortgage and the note secured hereby are insured, or a monthly service charge, if they are held by the federal Housing Commissioner, as follows:

(i) If and so long as said note of even date and this mortgage are insured or are reinsured under the provisions of the National Housing Act, an amount sufficient to accumulate in the hands of the Mortgagee 1 month prior to its due date the annual mortgage insurance premium, in order to provide the Mortgagee with funds to pay such premium to the Federal Housing Commissioner pursuant to the National Housing Act, as amended, and applicable Regulations thereunder or,
(ii) Beginning with the first day of the month following an assignment of this mortgage and the note secured hereby to the Commissioner, a monthly service charge which shall be an amount equal to one-twelfth of half percent of the average outstanding principal balance due on the note computed for each successive year beginning with the average outstanding principal balance due on the note computed for each successive year beginning with the first of the month following such assignment, without taking into account delinquencies or prepayments.

(b) A sum equal to the group rents, if any, next due, plus the premiums that will next become due and payable on policies of fire and other hazard insurance covering the premises accrued hereby, plus water rates, taxes and assessments next due on the premises covered hereby (all as estimated by the Mortgagee) less all sums already paid therefor, divided by the number of months to elapse before 1 month prior to the date when such ground rents premiums, water rates, taxes and assessments will become delinquent, such sums to be held by the Mortgagee to pay said ground rents, premiums, water rates, taxes, and special assessments.

(c) All payments mentioned in the two preceding subsections of this paragraph and all payments to be made under the note secured hereby shall be added together and the aggregate amount thereof shall be paid by the Mortgagor each month in a single payment to be applied by the Mortgagee to the following items in the order set forth:
(I) premium charges under the contract of mortgage insurance with the Federal Housing Commissioner or service charge:

(II) group rents, taxes, water rates, special assessments, fire, and other hazard insurance premiums;
(III)interest on the balance of the principal due and owing on the note secured hereby; and amortization of the principal of said note.
(IV) amortization of the principal of said note

Any deficiency, in the amount of such aggregate monthly payment shall, unless made good by the Mortgagor prior to the due date of the next such payment, constitute an event of default under this mortgage.

2. Any excess fund accumulated under (b) of paragraph 1 remaining after payment of the items therein mentioned, shall be credited to subsequent monthly payments of the same nature required thereunder; but if any such item shall exceed the estimate therefor, the Mortgagor shall without demand forthwith make good the deficiency. Failure to do so before the due date of such item shall be a default hereunder. In case of termination of the Contract of Mortgage Insurance by prepayment of the mortgage in full, or otherwise (except as hereinafter provided), accumulations under (a) of paragraph 1 hereof not required to meet payments due under the Contract of Mortgage Insurance, shall be credited to the Mortgagor.

If the property is sold under foreclosure or is otherwise acquired by the Mortgagee after default, any remaining balance of the accumulations under (b) of paragraph 1 shall be credited to the principal of the mortgage as of the date of commencement of foreclosure proceedings or as of date the property is otherwise acquired; and accumulations under (a) of paragraph 1 shall be similarly applied unless required to pay sums due to the Commissioner under the Contract of Mortgage Insurance.

3.That the Mortgagor will pay all group rents, if any, taxes, assessments, water rates and other governmental or municipal charges or impositions to the extent provision therefor has not been made by monthly payments as hereinbefore provided before the same become delinquent or subject to interest or penalties, and in default thereof the Mortgagee may pay the same. All such sums so paid by the Mortgagee plus any sums which the Mortgagee has advanced to pay mortgage insurance premiums or fire and other hazard insurance premiums not provided for by monthly payments hereunder, shall be added to the principal of this mortgage, shall bear interest at nine and one half per centum from the date of the advance and shall be due and payable to the Mortgagee upon demand.

4. That it will not claim or demand or be entitled to receive any credit or credits on the principal indebtedness to secure payment of which this mortgage is made, or on the interest payable thereon, for so much of the taxes assessed against said lands as is equal to the tax rate applied to the principal indebtedness due on this mortgage or any part thereof, and that no deduction shall be claimed from the taxable value of said lands and premises by reason of this mortgage; and that during the continuance of this mortgage, the Mortgagor shall keep all the buildings subject to this mortgage in good and substantial repair, and that if the Mortgagor shall neglect to do so, or the buildings, or any of them, shall become vacant the mortgagee may at its option, enter upon said premises from time to time, in order to repair, and keep in repair, the said premises, without thereby becoming liable to the Mortgagor, or any person holding under it in possession, and that the Mortgagee's expense of so repairing, or keeping in repair, shall be a lien on said mortgaged premises, added to the principal of said note, and secured by these presents, payable on demand with interest, together with any charge that may be imposed by the Mortgagee.
That the Mortgagor will not commit or permit waste or make any structural alterations in the premises without written consent of the Mortgagee and the Commissioner.

5. That the Mortgagee may, at its option, advance and pay any sum of money that in its judgement may be necessary to perfect title to the mortgaged premises in the Mortgagor, so as to make this a first lien upon the premises above described, or to preserve the security intended to be given by this mortgage, and all such sums shall be added to the amount of said note and secured by these presents, payable on demand.

6. That the Mortgagor will keep the improvements now existing or hereafter erected on the mortgaged property insured by standard policies against loss by fire and such other hazards, casualties and contingencies, as may be stipulated by the Commissioner upon the insurance of the mortgage and other hazards as may be insured from time to time by the Mortgagee, and all such insurance shall be carried in such companies and be for such as may be required by the Mortgagee, and be in an amount which will comply with the co-insurance clause applicable to the location and character of the property; but not less than eighty per centum of the actual cash value of the insurable improvements and equipment of the property. Such policies shall be endorsed with standard mortgagee clause with loss payable to the Mortgagee and the Federal Housing Commission as interest may appear, and shall be deposited with the Mortgagee. That if the premises covered hereby, or any part thereof, shall be damaged by fire or other hazard against which insurance is held hereinabove provided, the amount paid by any insurance company in pursuance of the contract of insurance to the extent of the indebtedness then remaining unpaid, shall be paid to the Mortgagee and at its option may be applied to the debt or released for the repairing or rebuilding of the premises.*

7. That in the event the said premises or any part thereof shall be taken or condemned for public or quasi-public purposes by the proper authorities, the Mortgagor shall have no claim against the award for damages, or be entitled to any portion of the award until the within mortgage shall be paid and all rights of the Mortgagor to damages are hereby assigned to the Mortgagee to the extent of any indebtedness that remains unpaid; the Mortgagor, however have the right to appeal said award to the courts of complete jurisdiction.

8. That in the event the Mortgagor should fail to pay within thirty
(30) days of its due date any payment secured hereby, the Mortgagor or anyone claiming by, through, or under it shall upon demand of the Mortgagee, become a month to month tenant of the Mortgagee and shall pay as monthly rental for the portion of the mortgaged premises acquired by the Mortgagor, the respective sums agreed to be paid as monthly payments on the mortgage in advance on the dates and in the manner provided for such payment in said note and mortgage; and in default of so doing, the Mortgagor and anyone claiming by, through, or under it, may. be dispossessed by proceeding under the Landlord and Tenant Act, or any other appropriate summary proceedings, and this covenant shall be effective wither with or without any actin being brought to foreclose this mortgage and without applying for a receiver to collect rents.

9. That failure at any one or more times of the Mortgagee to assert its right to the security created by the assignment of said rents, shall at not item be deemed a waiver of said Mortgagor's right to said security and the right to collect said rents, nor shall it impair the security of the mortgage or have any effect on the amount due hereunder.

10. That in the event the Mortgagor should fail to pay within thirty (30) days of the due date any payment of interest or any installment of principal, or any part thereof or any monthly payment due under paragraph numbered above; or in the event the Mortgagor shall fail to comply with the laws, rules, regulations and ordinances made or promulgated by lawful authority which are now or may hereafter become applicable to the mortgaged premises, within sixty (60) days after a notice in writing given by the said Mortgagee to the Mortgagor; or if any building, structure, or other improvement on the premises shall be removed or demolished by the Mortgagor or owner, or its agents or servants, without the written consent of the Mortgagee; or should any default be made by the Mortgagor in the performance of any covenants in this mortgage, or in the building loan agreement hereinafter mentioned; or should proceedings be instituted for the foreclosure or collection of any mortgage or other lien prior to or subordinate to said mortgage affecting the premises therein; or should proceedings be instituted by or against the Mortgagor or owner under any bankruptcy or insolvency law, or should the Mortgagor commit any act of bankruptcy; or should title to or possession of, the mortgaged premises pass to any receiver on trustee or assignee for benefit of creditors: then in any of these cases, the aforesaid principal indebtedness or so much thereof any may remain unpaid with all arrearages of interest charges and all advancements, at the option of the Mortgagee, shall become and be due immediately thereafter.

11. That the holder of this mortgage, in any action to foreclose, shall be entitled to the appointment of a receiver of the rents and profits of the mortgaged premises as a matter of right and without notice, with power to collect the rents, issues, and profits of said mortgaged premises, due and becoming due during the pendency of such foreclosure suit, such rents and profits being hereby expressly assigned and pledged as additional security for the payment of the indebtedness secured by this mortgage without regard to the value of the mortgaged premises or the solvency of any person or persons liable for the payment of the mortgaged indebtedness. The Mortgagor for itself and any subsequent owner hereby waives any and all defenses to the application for a receiver as above and hereby specifically consents to such appointment without notice, but nothing herein contained is to be construed to deprive the holder of the mortgage of any other right, remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of a receiver of the rents and profits and the assignment of such rents and profits, is made an express conditions upon which the loan hereby secured is made. The rights and remedies herein provided for shall be deemed to be cumulative and in addition to, and not in limitation of, those provided by law.

12. That the funds to be advanced herein are to be used in the construction of certain improvements on the lands herein described, in accordance with a building loan agreement between the Mortgagor and Mortgagee, dated as of December 14, 1994, which building loan agreement (except such part or parts thereof as may be inconsistent herewith) is incorporated herein by reference to the same extent and effect as if fully set forth and made a part of this mortgage, and if the construction of the improvements to be made pursuant to said building loan agreement shall not be carried on with reasonable diligence, or shall be discontinued at any time for any reason other than strikes or lockouts, the Mortgagee, after due notice to the Mortgagor, or any subsequent owner, is hereby invested with full and complete authority to enter upon the said premises, employ watchmen to protect such improvements from depredation or injury and to preserve and protect the personal property therein, and to continue any and all outstanding contracts for the erection and completion of said building or buildings; to make and enter into any contracts and obligations whenever necessary, either in its own name or in the name of the Mortgagor, or other owner, and to pay and discharge all debts, obligations and liabilities incurred thereby. All such sums so advanced by the Mortgagee (exclusive of advances of the principal of the indebtedness secured hereby) shall be added to the principal of the indebtedness secured hereby and shall be secured by this mortgage and shall be due and payable on demand with interest at the per centum per annum rate then in force, but no such advances shall be insured unless same are specially approved by the Federal Housing Commissioner prior to the making thereof. Nothing herein contained shall be construed as requiring or placing the Mortgagee under obligation to continue or complete such improvements, but the principal sum and other charges provided for herein shall, at the option of the Mortgagee or holder of this mortgage and the note securing the same, become due and payable on the failure of the Mortgagor, or other owner, to keep and perform any of the covenants, conditions and agreements of said building loan agreement, anything contained herein to the contrary notwithstanding. This covenant shall be terminated upon the completion of the improvements to the satisfaction of the Mortgagee and the making of the final advance as provided in said building loan agreement.

13. The Mortgagor covenants that it will not voluntarily create or permit to be created against the property subject to this mortgage any lien or liens inferior or superior to the lien of this mortgage; and further that it will keep and maintain the same free from the claim of all persons supplying labor or materials which will enter into the construction of any and all buildings now being erected or to be erected on said premises, and on the failure of the Mortgagor, or other owner to perform these covenants, or any part thereof, thereupon the principal and all arrears of interest shall, at the option of the Mortgagee or any holder of the note secured by this mortgage, become due and payable, anything contained herein to the contrary notwithstanding.

14. The Mortgagor covenants and warrants that the improvements about to be made upon the premises above described and all plans and specifications comply with all State laws, municipal ordinances and regulations made or promulgated by lawful authority, and that the same will upon completion comply with all such laws, municipal ordinances and regulations made or promulgated by lawful authority, and that the same will upon completion comply with all such laws, municipal ordinances and regulations and with the rules of the applicable Board of Fire Underwriters. In the event the Mortgagor, or other owner, shall at any time fail to comply with such rules, regulations, laws, and ordinances which are now or may hereafter become applicable to the premises above described, after due notice and demand by the Mortgagee, thereupon the principal sum and all areas of interest and other charges provided for herein, shall at the option of the Mortgagee become due and payable.

* The insurance carrier providing such insurance shall be chosen by the Mortgagor subject to approval by the Mortgagee; provide that such approval shall not be unreasonably withheld.

15. The Mortgagor covenants that so long as this mortgage and the said note secured hereby are insured under the provisions of the national Housing Act, or held by the Federal Housing Commissioner, it will not execute or file for record any instrument which imposes a restriction upon the sale or occupancy of the mortgaged property on the basis of race, color or creed. Upon any violation of this undertaking, the Mortgagee may, at its option, declare the unpaid balance of the debt secured hereby immediately due and payable.

16. The Mortgagor covenants and agrees that so long as the mortgage and the note secured hereby are insured under the provisions of the National Housing Act, or held by the Federal Housing Commissioner, it will not rent dwelling accommodations in the mortgaged premises at rental rates in excess of the rates permitted by the Federal Housing Commissioner or for periods of less than 1 month or in excess of 3 years, nor rent the premises as an entirety. Upon any violation of this undertaking, the Mortgages may, at its option, declare the unpaid balance of the debt secured hereby immediately due and payable.

17. The Mortgagor covenants that it will not permit or suffer the use of any of the mortgaged property for any purpose other than that for which the same is now agreed upon to be used.

18. The Regulatory Agreement of even date herewith executed by the Mortgagor herein, which is being recorded simultaneously herewith, is incorporated in and made a part of this mortgage. Upon default under the Regulatory Agreement and upon request by the Federal Housing Commissioner, the Mortgagee, at its option, may declare this mortgage in default and may declare the whole of the indebtedness secured hereby to be due and payable.

  And it is further agreed by and between the parties to theses presents that in the vent of the failure of the Mortgagor to pay any sum due under this mortgage or the note secured hereby within thirty (30) days of the due date of such payment; or, if any default should be made herein by the Mortgagor in the performance of nay covenant herein contained, then it shall and may be lawful for the said Mortgagee to enter upon and take possession of the said mortgaged premises and to let the same, either in its own name or in the name of the said Mortgagor, and to receive the rents, issues, and profits of the said mortgaged premises and to apply the same, after the payment of all necessary charges and expenses on account of the amount hereby secured; and said rents and profits are, in the event of any such defaults as aforesaid, hereby assigned to the said Mortgagee: Provided always that after all defaults under this indenture shall have been remedied and amended and all necessary charges and expenses incurred by reason thereof shall have been paid, possession of said mortgaged premises shall be restored to the Mortgagor who shall thereafter again hold the same subject to the within mortgage as if the said Mortgagee had made no entry, but nothing hereinbefore contained shall extend to or affect any subsequent default or impair any right consequent thereon. In the event of entry as aforesaid, the Mortgagee shall render an account to the Mortgager for all moneys received under said entry and shall pay over to the Mortgagor all excess moneys over and above the moneys which said Mortgagee is entitled to have by the terms of the said note and mortgage. The said Mortgagee while in possession of said mortgaged premises shall only be liable to account for the rents actually received.

  All of the covenants and conditions herein contained shall be for the benefit of, and bind the successors and assigns of the respective parties hereto.

IN WITNESS WHEREOF the Mortgagor has caused this Instrument to be duly executed in its behalf by the General Partner, GERIATRIC &
MEDICAL SERVICES, INC., on the day and year first above written.

NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P.

By:  Geriatric & Medical Services, Inc., General Partner
By:  Andrew G. Conn, Asst. Vice President

Attest:

James J. Wankmiller, Secretary

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF PHILADELPHIA

On this 15th day of December, 1994 before me, the undersigned officer, personally appeared Andrew G. Conn, who acknowledged himself to be the Assistant Vice President of Geriatric & Medical Services, Inc., the corporation named in the foregoing instrument as the General Partner of NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P., a limited partnership and that he as such Assistant Vice President of the General Partner, being authorized to do so, executed the foregoing instrument for the purposes therein contained in the name of such Limited Partnership by himself as Assistant Vice President of the General Partner, on behalf of Said limited partnership.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Marie C. Chaney
Notary

STATE OF NEW JERSEY
LOAN NO.
MORTGAGE

North Cape Convalescent Center Associates, L.P.

TO
Republic Realty Mortgage Corporation

Received for record on the      day  of    , ad 19   , at
o'clock M., and recorded in Book No.    of Mortgages at pay
Recorded

EXHIBIT A
LEGAL DESCRIPTION
FEDERAL HOUSING ADMINISTRATION
PROJECT NO. 035-43053
NORTH CAPE CONVALESCENT CENTER

BEGINNING AT THE INTERSECTION OF THE SOUTHWESTERLY SIDE OF TOWN
BANK ROAD, AS WIDENED TO 33 FEET SOUTHWEST OF CENTER LINE, WITH THE SOUTHEASTERLY SIDE OF SHUNPIKE, AS WIDENED TO 43 FEET SOUTHEAST
FROM CENTER LINE; AND FROM SAID BEGINNING POINT EXTENDED

1. SOUTH FIFTY-THREE DEGREES FIFTEEN MINUTES TWENTY-EIGHT SECONDS EAST (S. 53 DEGREES 15 FEET 28 INCHES E) EIGHT HUNDRED SIXTY-FOUR AND NINETEEN HUNDREDTHS (864.19) FEET ALONG SAID WIDENED RIGHT-OF-WAY OF TOWN BANK ROAD TO THE NORTHWESTERLY LINE TO LANDS OF THE LOWER TOWNSHIP BOARD OF EDUCATION (LOT 1.03); THENCE

2. SOUTH THIRTY-FIVE DEGREES FORTY-FOUR MINUTES FIFTY SECONDS WEST (S 35 DEGREES 44 FEET 50 INCHES W) NINE HUNDRED SEVENTY-SIX AND THIRTY-FIVE HUNDREDTHS (976.35) FEET ALONG SAID LINE OF THE LOWER TOWNSHIP BOARD OF EDUCATION TO THE NORTHEASTERLY RIGHT-OF-WAY OF CAP MAY-LEWES FERRY APPROACH ROAD (ALSO KNOW AS NEW JERSEY STATE HIGHWAY ROUTE NO. 9, ALSO KNOWN AS SANDMAN BOULEVARD, ALSO KNOWN AS LINCOLN BOULEVARD), VARIABLE WIDTHS; THENCE

3. NORTH FIFTY-TWO DEGREES FIFTY-FOUR MINUTES SEVENTEEN AND ONE TENTH SECONDS WEST (N 52 DEGREES 54 FEET 17.1 INCHES WEST) FIVE HUNDRED TWENTY-ONE AND EIGHTY-SEVEN HUNDREDTHS (521.87) FEET ALONG SAID SIDE OF CAPE MAY-LEWES FERRY APPROACH ROAD TO A CONCRETE MONUMENT FOUND MARKING A POINT OF CURVATURE THEREIN; THENCE

4. FOLLOWING A 5,644.80 FEED RADIUS CURVE TO THE RIGHT, PASSING THROUGH AN ARC ANGEL OF TWO DEGREES FOURTEEN MINUTES NO SECONDS ((02 DEGREES 14 FEET 00 INCHES), AN ARC LENGTH OF TWO HUNDRED TWENTY AND FOUR HUNDREDTHS (220.04) FEET, THE CHORD OF SAID CURVE BEARING NORTH FIFTY-ONE DEGREES THIRTY-THREE MINUTES TWENTY-SEVEN SECONDS WEST (M 51 DEGREES 33 FEET 27 INCHES W) TWO HUNDRED TWENTY AND TWO HUNDREDTHS (220.02) FEET TO ANOTHER CONCRETE MONUMENT FOUND MARKING A POINT OF TANGENCY THEREIN; THENCE

5. NORTH FIFTY DEGREES TWENTY-SIX MINUTES TWENTY-SIX AND FIVE TENTHS SECONDS WEST (N 50 DEGREES 26 FEET 26.5 INCHES W) TWO HUNDRED EIGHTY-NINE AND FIFTY-TWO HUNDREDTHS (289.52) FEET STILL ALONG SAID SIDE OF CAPE MAY-LEWES FERRY APPROACH ROAD TO THE AFORESAID WIDENED RIGHT-OF-WAY OF SHUNPIKE; THENCE

6. NORTH FORTY-FIVE DEGREES FORTY-ONE MINUTES NO SECONDS EAST (N 45 DEGREES 41 FEET 00 INCHES) NINE HUNDRED SIXTY-THREE AND NINETY-FOUR-HUNDREDTHS (963.94) FEET ALONG SAID WIDENED RIGHT-OF-WAY OF SHUNPIKE TO THE AFORESAID SIDE OF TOWN BANK ROAD AND PLACE OF BEGINNING.

December 21, 1994

Department of Housing and
Urban Development
Newark Regional Office
One Newark Center
Newark, NJ 07102

RE: North Cape Convalescent Center
    Federal Housing Administration
    Project No. 035-43053

Gentlemen:

Republic Realty Mortgage Corporation (hereinafter referred to as "Republic")hereby certifies as follows with respect to the financing of North Cape Convalescent Center (hereinafter referred to as the "Project"), which is identified among the records of the Federal Housing Administration (hereinafter referred to as "FHA") as FHA Project No. 035-43053.

1. Legal title to the insured Mortgage for the Project shall be held by Republic.

2.  The Participation Agreement under which the Third Party
Investor is acquiring a 100% Participation Interest in the Mortgage Loan for the Project provides that:

a. Republic shall remain the Mortgagee of record under the contract of Mortgage Insurance.

b. The Federal Housing Commissioner shall have no obligation to recognize or deal with anyone other than Republic with respect to the rights, benefits and obligations of Republic under the contract of Mortgage Insurance, and

c. North Cape Convalescent Associates, L.P. (hereinafter referred to as the "Mortgagor") shall have no obligation to recognize or do business with anyone other than Republic or its servicing agent with aspect to rights, benefits and obligations of the Mortgagor or Republic under the Mortgage.

REPUBLIC REALTY MORTGAGE CORPORATION

BY: Jeaneda C. Bishop, Vice President

Attest: Raymond J. Walschlager, Assistant Secretary
December 21, 1994

Department of Housing and
Urban Development
Newark Regional Office
One Newark Center
Newark, NJ 07102

RE: North Cape Convalescent Center
Federal Housing Administration
Project No. 035-43053

Gentlemen:

Republic Realty Mortgage Corporation has obtained the mortgage funds from a third party investor, and we are required in writing to repay such investor at a stated interest rate and in accordance with a fixed repayment schedule in connection with the financing of the above captioned Project.


REPUBLIC REALTY MORTGAGE CORPORATION
BY: Jeaneda C. Bishop, Vice President

Attest: Raymond J. Walschlager, Assistant Secretary
CERTIFICATE REGARDING
"OTHER BOND OBLIGATIONS"


Department of Housing and
Urban Development
Newark Regional Office
One Newark Center
Newark, NJ 07102

RE: North Cape Convalescent Center
    Federal Housing Administration
    Project No. 035-43053

Gentlemen:

In connection with the referenced transaction, the undersigned Mortgagee, Republic Realty Mortgage Corporation, hereby certifies to the U.S. Department of Housing and Urban Development that, pursuant to a participation agreement dated November 3, 1994, between the undersigned and CS First Boston Mortgage Capital Corp., the third party investors, the undersigned as the insured mortgagee has obtained the mortgage funds from the third party investors and has agreed in writing to repay such investors at a stated interest rate and in accordance with a fixed repayment schedule. Based on said agreement, the insured mortgage is funded with the proceeds of "other bond obligations" and includes prepayment restrictions and prepayment penalty charges as permitted by HUD Handbook 4430.1,Rev-1, Par 1-21(B)(4), derived from Mortgagee Letter 87-9.

The foregoing certification by the undersigned is made and delivered for the purpose of influencing an official action of HUD and is to be relied upon by HUD as true.

Witness the signature of the undersigned as of December 21, 1994.


REPUBLIC REALTY MORTGAGE CORPORATION

BY:  Jeaneda C. Bishop, Vice President

Attest: Raymond J. Walschlager, Assistant Secretary
FHA Form No 4151-h
(Corporate)
(Rev. February 1961

MORTGAGE NOTE

5,636,400,00   Lower Township, New Jersey
Dated: as of December 14, 1994

For value received, the undersigned, NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P., a limited partnership - organized and existing under the laws of the Commonwealth of Pennsylvania promises to pay to REPUBLIC REALTY MORGAGE CORPORATE---, a corporation organized and existing under the Laws of the State of Delaware or order, the principal sum of FIVE MILLION SIX HUNDRED THIRTY SIX THOUSAND FOUR HUNDRED DOLLARS ($5,636,400.00) with interest from date at the rate of Nine and One Half per centrum (9.5 percent) per annum on the unpaid balance until paid. The said principal and interest shall be payable in monthly installments as follows:

Interest alone payable on the first day of January 1995 and on the first day of each month thereafter, up to an including May 1, 1996.

Thereafter and commencing on the first day of June 1996, monthly installments of interest and principal shall e paid in the sum of $45,658.31 each. Such payments to continue monthly thereafter on the first day of each succeeding month until the entire indebtedness has been paid. In any event, the balance of principal (if any) remaining unpaid, plus accrued interest shall be due and payable on May 1, 2036. The installments of interest and principal shall be applied first to interest at the rate of 9.5 percent per annum upon the principal sum or so much thereof as shall from time to time remain unpaid, and the balance thereof shall be applied on account of principal.

Both principal and interest, under this note, as well as the additional payments set forth in the mortgage, shall be payable at the office of REPUBLIC REALTY MORTGAGE CORPORATION - in Chicago, Illinois - or such other place as the holder may designate in writing.

And it is hereby expressly agreed that the undersigned, its successors and assigns, shall not make or claim any deduction from or credit on the interest herein, and in the mortgage securing this note agreed to be paid, by reason of any tax or taxes, assessed ot to be assessed, on the real estate described in said mortgate or any part thereof; and that should any default be made in the payment of any monthly installment on account and that should any default be made in the payment of any monthly installment on account of principal or interest, or principal and interest, or any part thereof which is not made good prior to the due date of the next such installment, or any of the other payments to be made under the provisions of the mortgage securing this note on the day whereon the same is payable as provided in said mortgage, or should any ground rent, tax, or installment thereof, assessment, water rates, or other municipal or governmental rate, charge, imposition, or lien be hereafter imposed or acquired upon the premises described in said mortgage, the payment of which is not otherwise provided for therein, become due and payable and remain unpaid for the space of thirty (30) days, then and from thenceforth, that is to say, after the lapse or expiration of either of said periods, as the case may be, or should any default be made in the performance of any covenants hereof or in said mortgage securing the same, or under the building loan agreement mentioned in the mortgage, or should proceedings be instituted for the foreclosure or collecting of any mortgage or other lien prior to or subordinate to said mortgage affecting the premises therein, or should proceedings be instituted by or against the undersigned under any bankruptcy or insolvency law, or should the undersigned commit any act of bankruptcy, or should title to or possession of the premises described in said mortgage pass to any receiver or trustee or assignee for benefit of creditors; then at such time, or upon the happening of any such event, as the case may be, the above first-mentioned principal sum, or so much thereof as may at the time of such default remain unpaid, with all the arrearage of interest thereon, and all other payments provided in said mortgage securing this note, to be made by undersigned, at the option of said holder thereof, shall become and be due and payable immediately thereafter although the period may not have then expired, anything herein contained to the contrary thereof in anyway notwithstanding; and the said holder may at its option also pay any such premium of fire or other insurance, ground rent, tax or installment thereof, assessment or water rate in arrears as aforesaid, or make any other advance provided for in the mortgage, and in the amount so paid shall be added to and become part of the principal sum secured hereby and by said mortgage, and shall be payable on demand with interest at Nine and One Half per centum (9.5 percent) per annum.

See paragraph 3 of Rider attached hereto.

All parties to this note hereby waive presentment for payment, demand, protest, notice of protest, and notice of dishonor.

See Rider attached hereto and made a part hereof (AGC)

Signed and sealed the day and year above written.

NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P.

By:  Geriatric & Medical Services, Inc., General Partner

By:  Andrew G. Conn, Assistant Vice President
I HEREBY CERTIFY that this is the
 note described in and secured by mortgage of even date herewith, in the same principal; amount as herein stated and secured by real estate in the County of Cape May
-
 state of New Jersey.

Date this 20 day of December 1994.

Marie E. Chaney
Notary Public
Notarial Seal
Marie E. Chaney
City of Philadelphia, Phila. County
My Commission Expires September 22, 1997.

STATE OF NEW JERSEY

Loan No.

MORTGAGE NOTE

North Cape Convalescent Center Associates, L.P.
TO
Republic realty Mortgage Corporation
No. 035-43-53
Insured under Section 232 - the National Housing Act and
Regulations thereunder of the Federal Housing Commission
In effect on October 19, 1994 to the extent of advances approved by the Commissioner

FEDERAL HOUSING COMMISSIONER
By: Authorized Agent
Date: 12/21/94

A total sum of $
Has been approved for insurance hereunder by the Commission
FEDERAL HOUSING COMMISSIONER
By: Authorized agent
Date:

Reference is made to the Act and to the Regulations thereunder covering assignments of the insurance protection on this note. RIDER TO
MORTGAGE NOTE
FEDERAL HOUSING ADMINISTRATION
PROJECT NO 035-43053
NORTH CAPE CONVALESCENT CENTER
1. Incorporation by Reference. This Rider is incorporated by reference in and made a part of that certain Mortgage Note (The
Note), dated as of December 14, 1994 executed by NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P. (the Mortgagor or Borrower), as maker, and payable to the order or REPUBLIC REALTY MORTGAGE CORPORATION (the Mortgagee or Holder) in connection with the following nursing home (the Project):

North Cape Convalescent Center
FHA Project No. 035-43053
Lower Township, New Jersey

Capitalized terms used herein shall have the same meaning given to such terms in the Note.

2. HUD Required Payments. Notwithstanding any prepayment prohibition imposed and/or penalty required by the Note with respect to prepayments made prior to December 22, 2004, the indebtedness may be prepaid in part of in full without the consent of the Holder and without prepayment penalty if HUD determines that prepayment will avoid a mortgage insurance claim and is, therefore, in the best interest of the Federal Government.

3. Other Prepayments. Any prepayments as to which Paragraph 2 above is inapplicable shall be subject to the terms and provisions of this Paragraph 3.

a. Prepayment Limitations. Except as provided in Paragraph 2 above, the Note may not be prepaid in whole or in part on or prior to December 21,2000.

During the period following December 21, 2000 the Note may be prepaid in whole or in part at any time, provided that (i) all of the requirements and conditions of this Paragraph 3 are complied with and (ii) said prepayment is accompanied by the applicable prepayment premium (expressed as a percentage of the principal amount so prepaid)set forth below:

Prepayment Limitation Period  Prepayment Premium

(a) Five percent (5) if prepaid during the period of December 22, 2000 to December 21, 2001;

(b) Four percent (4) if prepaid during the period of December 22, 2001 to December 21, 2002.

(c) Three percent (3) if prepaid during the period of December 22, 2002 to December 21, 2003;

(d) Two percent (2) if prepaid during the period of December 22, 2003 to December 21, 2004;

(e) One percent (1) if prepaid during the period of December 22, 2004 to December 21, 2005;

No prepayment penalty shall be imposed thereafter.

Subsequent to December 21, 2005, the following three provisions shall apply:

Privilege is reserved to pay the debt in whole or in an amount equal to one or more monthly payments on principal next due, on the first day of any month prior to maturity upon at least thirty (30) days' prior written notice to the holder. If this debt is paid in full prior to maturity and while insured under the National Housing Act, all parties liable for payment thereof hereby agree to be jointly and severally bound to pay to the holder thereof the adjusted premium charge referred to in the applicable Regulations promulgated under the National Housing Act, as amended.

No default shall exist by reason of nonpayment of any required installment of principal so long as the amount of optional additional prepayments of principal already made pursuant to the foregoing privilege of prepayment equals or exceeds the amount of such required installment of principal.

Notwithstanding any provisions for a prepayment charge or premium, prepayments of principal which do not exceed an aggregate of fifteen percentum (15) of the original principal sum of this note in any one calendar year may be made without any prepayment charge or premium.

b. Applicability. The provisions of this Paragraph 3 shall apply to any prepayment made during the Prepayment Limitation Period specified above, irrespective of whether said prepayment is voluntary or involuntary, including any prepayment occurring due to an acceleration of the debt by the Holder as a result of any default by the Borrower or in the event the debt is satisfied or released by foreclosure (whether by power of sale or by judicial proceedings), deed in lieu of foreclosure, or by any other means. The restrictions on prepayment contained in this Paragraph 3 shall not be waived, modified, altered, amended or deleted without the written consent of the Holder.

c. Notice Requirements. The Borrower shall give the Holder not less than thirty (30) days advance written notice of any prepayment, which notice shall specify the date on which prepayment is to be made, the principal amount of such prepayment and the total amount to be tendered.

d. Date of Payment. Any prepayment made hereunder shall be made to the Holder only on the first day of any given month.

e. Amount of Payment. Any prepayment made before December 21, 2005 shall be accompanied by an amount of money that is sufficient to provide for the payment of the following:

i. The applicable prepayment premium as provided for in Paragraph
3
(a) hereof; and

ii. Interest accrued and unpaid on the principal balance of the Note, to and including the date of prepayment; and

iii. All other sums due or owing under the Note or the Mortgage at the time of prepayment.

4. Late Charge. In the event any installment or part of any installment due hereunder becomes delinquent for more than fifteen
(15) days, there shall be due at the option of the Holder hereof, in addition to other sums then due hereunder, a sum equal to two percent (2) of the amount of principal and interest so delinquent. Late charges must be separately charged to and collected from the Mortgagor and cannot be deducted from any total monthly mortgage payment, or collected from any reserve escrow, residual receipts funds, or from any interest accruals thereto. Whenever, under the law of the State of New Jersey, the amount of any such late charges is considered to be additional interest, this provision shall not be used if the rate of interest specified is in excess of the maximum rate of interest permitted by law.

5. Exculpatory Provision. Notwithstanding any other provision contained in this Note, it is agreed that the execution of this Note shall impose no personal liability on the Maker hereof for payment of the indebtedness evidenced hereby and in the event of a default, the holder of this Note shall look solely to the property described in the Mortgage of even date hereof and to the rents, issues and profits therefore in satisfaction of the indebtedness evidenced hereby and will not seek or obtain any deficiency or personal judgment against the Maker hereof except such judgment or decree as may be necessary to foreclose or bar its interest in the property and all other property mortgaged, pledged, conveyed or assigned to secure payment of this Note except as set our in the Mortgage of even date given to secure this indebtedness.

Regulatory Agreement for      U.S. Department of Housing
Multifamily Housing Projects           and Urban Development
                              Office of Housing
                              Federal Housing
                              Commissioner


Under Sections 207, 220, 221(d)(4), 231 and 232, Except Nonprofits

Project No.  035-43053

Mortgagee  REPUBLIC REALTY MORTGAGE CORPORATION

Amount of Mortgage Note  $5,636,400.00

Date:  as of December 14, 1994

Mortgage:  Recorded: State  New Jersey   County  Cape May    Date
           Book                         Page

Originally endorsed for insurance under Section 232 of the National
Housing Act.

  This Agreement entered into as of the 14th day of December 1994, between NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P. whose address is 5601 Chestnut Street, Philadelphia, PA 19149, their successors, heirs, and assigns (jointly and severally, hereinafter referred to as Owners) and the undersigned Secretary of Housing and Urban Development and his successors (hereinafter referred to as Secretary).

  In consideration of the endorsement for insurance by the Secretary of the above described note or in consideration of the consent of the Secretary to the transfer of the mortgaged property or the sale and conveyance of the mortgaged property by the Secretary, and in order to comply with the requirements of the National Housing Act, as amended, and the Regulations adopted by the Secretary pursuant thereto, Owners agree for themselves, their successors, heirs and assigns, that in connection with the mortgaged property and the project operated thereon and so long as the contract of mortgage insurance continues in effect, and during such further period of time as the Secretary shall be the owner, holder or reinsurer of the mortgage, or during any time the Secretary is obligated to insure a mortgage on the mortgagee property:

1. Owners, except as limited by paragraph 17 hereof, assume and agree to make promptly all payments due under the note and mortgage.

2. (a) Owners shall establish or continue to maintain a reserve fund for replacements by the allocation to such reserve fund in a separate account with the mortgagee or in a safe and responsible depository designated by the mortgagee, concurrently with the beginning of payments towards amortization of the principal of the mortgage insured or held by the Secretary of an amount equal to $5,469.25 per month unless a different date or amount is approved in writing by the Secretary. See Rider 1 attached hereto and made a part hereof.

Such fund, whether in the form of a cash deposit or invested in obligations of, or fully guaranteed as to principal by, the United States of America shall at all times be under the control of the mortgagee. Disbursements from such fund, whether for the purpose of effecting replacement of structural elements and mechanical equipment of the project or for any other purpose, may be made only after receiving the consent in writing of the Secretary. In the event that the owner is unable to make a mortgage note payment on the due date and that payment cannot be made prior to the due day of the next such installment or when the mortgagee has agreed to forgo making an election to assign the mortgage to the Secretary based on a monetary default, or to withdraw an election already made, the Secretary is authorized to instruct the mortgagee to withdraw funds from the reserve fund for replacements to be applied to the mortgage payment in order to prevent or cure the default.
In addition, the event of a
___________________________________________ loan has been
accelerated, the Secretary may apply or authorize the application of the balance in such fund to the amount due on the mortgage debt as accelerated.

(b) Where Owners are acquiring a project already subject to an insured mortgage, the reserve fund for replacements to be established will be equal to the amount due to be in such fund under existing agreements or charter provisions at the time Owners acquire such project, and payments hereunder shall begin with the first payment due on the mortgage after acquisition, unless some other method of establishing and maintaining the fund is approved in writing by the Secretary.

3.Real property covered by the mortgage and this agreement described in Schedule A attached hereto.

(This paragraph 4 is not applicable to cases insured under Section
232).

4.Does not apply.

5.Does not apply.

6.Owners shall not without the prior written approval of the
Secretary:

(a) Convey, transfer, or encumber any of the mortgaged property, or permit the conveyance, transfer or encumbrance of such property.

(b) Assign, transfer, dispose of, or encumber any personal property of the project, including rents, or pay out any funds except from surplus cash, except for reasonable operating expenses and necessary repairs.

(c) Convey, assign, or transfer any beneficial interest in any trust holding title to the property, or the interest of any general partner in a partnership owning the property, or any right to manage or receive the rents and profits from the mortgaged property.

(d) Remodel, add to, reconstruct, or demolish any part of the mortgaged property or subtract from any real or personal property of the project.

(e) Make, or receive and retain, any distribution of assets or any income of any kind of the project except surplus cash and except on the following conditions:

(1) All distributions shall be made only as of and after the end of a semiannual or annual fiscal period, and only as permitted by the law of the applicable jurisdiction;

(2)No distribution shall be made from borrowed funds, prior to the completion of the project or when there is any default under this Agreement or under the note or mortgage;

(3) Any distribution of any funds of the project, which the party receiving such funds is not entitled to retain hereunder, shall be held in trust separate and apart from any other funds; and

(4) There shall have been compliance with all outstanding notices of requirements for proper maintenance of the project.

(f) Engage, except for natural persons, in any other business or activity, including the operation of any other rental project, or incur any liability or obligation not in connection with the project.

(g) Require, as a condition of the occupancy or leasing of any unit in the project, any consideration or deposit other than the prepayment of the first month's rent plus a security deposit in an amount not in excess of one month's rent to guarantee the performance of the covenants of the lease. Any funds collected as security deposits shall be kept separate and apart from all other funds of the project in a trust account the amount of which shall at all times equal or exceed the aggregate of all outstanding obligations under said account.

(h) Permit the use of the dwelling accommodations or nursing facilities of the project for any purpose except the use which was originally intended, or permit commercial use greater than that originally approved by the Secretary.

7. Owners shall maintain the mortgaged premises, accommodations and the grounds and equipment appurtenant thereto, in good repair and condition. In the even all or any of the buildings covered by the mortgage shall be destroyed or damaged by fire or other casualty, the money derived from any insurance on the property shall be applied in accordance with the terms of the mortgage.

8. Owners shall not file any petition in bankruptcy or for a receiver or in insolvency or for reorganization or composition, or make any assignment for the benefit of creditors or to a trustee for creditors, or permit an adjudication in bankruptcy or the taking possession of the mortgaged property or any part thereof by a receiver or the seizure and sale of the mortgaged property or any part thereof under judicial process or pursuant to any power of sale, and fail to have such adverse actions set aside within forty-five (45) days.

9. (a) Any management contract entered into by Owners or any of them involved the project shall contain a provision that, in the event of default hereunder, it shall be subject to termination without penalty upon written request by the Secretary. Upon such request Owners shall immediately arrange to terminate the contract within a period of not more than thirty (30) days and shall make arrangements satisfactory to the Secretary for continuing proper management of the project.

(b) Payment for services, supplies, or materials shall not exceed the amount ordinarily paid for such services, supplies or materials in the area where the services are rendered or the supplies or materials furnished.

(c) The mortgaged property, equipment, buildings, plans, offices, apparatus, devices, books, contracts, records, documents, and other papers relating thereto shall at all times be maintained in reasonable condition for proper audit and subject to examination and inspection at any reasonable time by the Secretary or his duly authorized agents. Owners shall keep copies of all written contracts or other instruments which affect the mortgaged property, all or any of which may be subject to inspection and examination by the Secretary or his duly authorized agents.

(d) The books and accounts of the operations of the mortgaged property and of the project shall be kept in accordance with the requirements of the Secretary.

(e) Within sixty (60) days following the end of each fiscal year the Secretary shall be furnished with a complete annual financial report based upon an examination of the books and records of mortgagor prepared in accordance with the requirements of the Secretary, prepared and certified to by an officer or responsible Owner and, when required by the Secretary, prepared and certified by a Certified Public Accountant, or other person acceptable to the Secretary.

(f) At request of the Secretary, his agents, employees, or attorneys, the Owners shall furnish monthly occupancy reports and shall give specific answers to questions upon which information is desired from time to time relative to income, assets, liabilities, contracts, operation, and condition of the property and the status of the insured mortgage.

(g) All rents and other receipts of the project shall be deposited in the name of the project in a financial institution, whose deposits are insured by an agency of the Federal Government. Such funds shall be withdrawn only in accordance with the provisions of this Agreement for expenses of the project or for distributions of surplus cash as permitted by paragraph 6(e) above. Any owner receiving funds of the project other than by such distribution of surplus cash shall immediately deposit such funds in the project bank account and failing to do in violation of this Agreement shall hold such funds in trust. At such time as the Owners shall have lost control and/or possession of the project, all funds held in trust shall be delivered to the mortgagee to the extent that the mortgage indebtedness has not been satisfied.

(h) If the mortgage is insured under Section 232:

1. The Owners or lessees shall at all times maintain in full force and effect from the state or other licensing authority such license as may be required to operate the project as a nursing home and shall not lease all or part of the project except on terms approved by the Secretary.

2. The Owners shall suitably equip the project for nursing home operations.

3. The Owners shall execute a Security Agreement and Financing Statement (or other form of chattel lien) upon all items of equipment, except as the Secretary may exempt, which are not incorporated as security for the insured mortgage. The Security Agreement and Financing Statement shall constitute a first lien upon such equipment and shall run in favor of the mortgagee as additional security for the insured mortgage.

10. Owners will comply with the provisions of any Federal, State, or local law prohibiting discrimination in housing on the grounds of race, color, religion or creed, sex, or national origin, including Title V111 of the Civil Rights Act of 1968 (Public Law 90-284; 82 Stat. 73), as amended, Executive Order 11063, and all requirements imposed by or pursuant to the regulations of the Department of Housing and Urban Development implementing these authorities (including 24 CFR Parts 100, 107 and 110, and Subparts I and M of Part 200).

11. Upon a violation of any of the above provisions of this Agreement by Owners, the Secretary may give written notice thereof, to Owners, by registered or certified mail, addressed to the addresses stated in this Agreement, or such other addresses as may subsequently, upon appropriate written notice thereof to the Secretary, be designated by the Owners as their legal business address. If such violation is not corrected to the satisfaction of the Secretary within thirty (30) days after the date such notice is mailed or within such further time as the Secretary determines is necessary to correct the violation, without further notice the Secretary may declare a default under this Agreement effective on the date of such declaration of default and upon such default the Secretary may:

(a) (i) If the Secretary holds the note - declare the whole of said indebtedness immediately due and payable and then proceed with the foreclosure of the mortgage;

(ii) If said note is not held by the Secretary - notify the holder of the note of such default and request holder to declare a default under the note and mortgage, and holder after receiving such notice and request, but not otherwise, at its option, may declare the whole indebtedness due, and thereupon proceed with foreclosure of the mortgage, or assign the note and mortgage to the Secretary as provided in the Regulations;

(b) Collect all rents and charges in connection with the operation of the project and use such collections to pay the Owners' obligations under this Agreement and under the note and mortgage and the necessary expenses of preserving the property and operating the project.

(c) Take possession of the project, bring any action necessary to enforce any rights of the Owners growing out of the project operation, and operate the project in accordance with the terms of this Agreement until such time as the Secretary in his discretion determines that the Owners are again in a position to operate the project in accordance with the terms of this Agreement and in compliance with the requirements of the note and mortgage.

(d) Apply to any court, State or Federal, for specific performance of this Agreement, for an injunction against any violation of the Agreement, for the appointment of a receiver to take over and operate the project in accordance with the terms of the Agreement, or for such other relief as may be appropriate, since the injury to the Secretary arising from a default under any of the terms of this Agreement would be irreparable and the amount of damage would be difficult to ascertain.

12. As security for the payment due under this Agreement to the reserve fund for replacements, and to secure the Secretary because of his liability under the endorsement of the note for insurance, and as security for the other obligations under this Agreement, the Owners respectively assign, pledge and mortgage to the Secretary their rights to the rents, profits, income and charges of whatsoever sort which they may receive or be entitled to receive from the operation of the mortgaged property, subject, however, to any assignment of rents in the insured mortgage referred to herein.

Until a default is declared under this Agreement, however, permission is granted to Owners to collect and retain under the provisions of this Agreement such rents, profits, income, and charges, but upon default this permission is terminated as to all rents due or collected thereafter.

13.As used in this Agreement the term:

(a) "Mortgage" includes "Deed of Trust", "Chattel Mortgage",
"Security Instrument", and any other security for the note identified herein, and endorsed for insurance or held by the Secretary;

(b) "Mortgagee" refers to the holder of the mortgage identified herein, its successors and assigns;

(c) "Owners" refers to the persons named in the first paragraph hereof and designated as Owners, their successors, heirs and assigns;

(d) "Mortgaged Property" includes all property, real, personal or mixed, covered by the mortgage or mortgages securing the note endorsed for insurance or held by the Secretary;

(e) "Project" includes the mortgaged property and all its other assets of whatsoever nature or wheresoever situate, used in or owned by the business conducted on said mortgaged property, which business is providing housing and other activities as are incidental thereto;

(f) "Surplus Cash" means any cash remaining after:

  (1) the payment of:

(i) All sums due or currently required to be paid under the terms of any mortgage or note insured or held by the Secretary;

(ii) All amounts required to be deposited in the reserve fund for replacements;

(iii) All obligations of the project other than the insured mortgage unless funds for payment are set aside or deferment of payment has been approved by the Secretary; and

(2) the segregation of:

(i) An amount equal to the aggregate of all special funds required to be maintained by the project; and

(ii) All tenant security deposits held.

(g) "Distribution" means any withdrawal or taking of cash or any assets of the project, including the segregation of cash or assets for subsequent withdrawal within the limitations of Paragraph 6(e) hereof, and excluding payment for reasonable expenses incident to the operation and maintenance of the project.

(h) "Default" means a default declared by the Secretary when a violation of this Agreement is not corrected to his satisfaction within the time allowed by this Agreement or such further time as may be allowed by the Secretary after written notice;

(i) "Section" refers to a Section of the National Housing Act, as amended.

(j) "Displaced persons or families" shall mean a family of families, or a person, displaced from an urban renewal area, or as the result of government action, or as a result of a major disaster as determined by the President pursuant to the Disaster Relief Act of 1970.

(k) "Elderly person" means any person, married or single, who is sixty-two years of age or over.

14. This instrument shall bind, and the benefits shall inure to, the respective Owners, their heirs, legal representatives, executors, administrators, successors in office or interest, and assigns, and to the Secretary and his successors so long as the contract of mortgage insurance continues in effect, and during such further time as the Secretary shall be the owner, holder, or reinsurer of the mortgage, or obligated to reinsure the mortgage.

15. Owners warrant that they have not, and will not, execute any other agreement with provisions contradictory of, or in opposition to, the provisions hereof, and that, in any event, the requirements of this Agreement are paramount and controlling as to the rights and obligations set forth and supersede any other requirements in conflict therewith.

16. The invalidity of any clause, part or provision of this Agreement shall not affect the validity or the remaining portions thereof.

17. The following Owners:


NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P., AND ITS GENERAL PARTNER, GERIATRIC AND MEDICAL SERVICES, INC. do not assume personal liability for payments due under the note and mortgage, or for the payments to the reserve for replacements, or for matters not under their control, provided that said Owners shall remain liable under this Agreement only with respect to the matters hereinafter stated; namely:

(a) for funds or property of the project coming into their hands, which, by the provisions hereof, they are not entitled to retain;
and

(b)n for their own acts and deeds or acts and deeds of others which they have authorized in violation of the provisions hereof.

(To be executed with formalities for recording a deed to real estate)

IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date first hereinabove written.

NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P.

By: Geriatric and Medical Services, Inc., General Partner



By: Andrew G. Conn, Asst. Vice President


ATTEST:

James J. Wankmiller, Secretary


SECRETARY OF HOUSING AND URBAN DEVELOPMENT ACTING BY AND THROUGH
THE FEDERAL HOUSING COMMISSIONER


By: Encarnacion C. Loukatos, Authorized Agent


COMMONWEALTH OF PENNSYLVANIA )
                             ) SS:
COUNTY OF PHILADELPHIA

On this 15th day of December, 1994 before me, the undersigned officer, personally appeared Andrew G. Conn, who acknowledged himself to be the Assistant Vice President of GERIATRIC AND MEDICAL SERVICES, INC., the corporation named in the foregoing instrument as the General Partner of NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P., a limited partnership and that he as such Assistant Vice President of the General Partner, being authorized to do so, executed the foregoing instrument for the purposes therein contained in the name of such Limited Partnership by himself as Assistant Vice President of the General Partner, on behalf of said limited partnership.

IN WITNESS WHEREOF, I hereunto set may hand and official seal.



Notary


My Commission Expires:


STATE OF NEW JERSEY )
                    ) SS
COUNTY OF ESSEX     )
On this 19th day of December, 1994 before me appeared Encarnacion
C. Loukatos who, being duly sworn, did say that he is the duly appointed Authorized Agent and the person who executed the foregoing instrument by virtue of the authority vested in him and acknowledged the same to be his free and voluntary act and deed as Authorized Agent for an on behalf of the FEDERAL HOUSING COMMISSIONER.

IN TESTIMONY HEREOF, I have hereunto set my hand and affixed my
Notarial Seal on the day and year last above written.



Shie-Fong Sun
An Attorney-at-Law of New Jersey




RIDER 1 TO

REGULATORY AGREEMENT FOR MULTIFAMILY HOUSING PROJECTS

BY AND BETWEEN

NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P.

AND THE SECRETARY OF HOUSING AND URBAN DEVELOPMENT

DATED DECEMBER 21, 1994





A. Addendum to Section 2(a)

So long as the mortgage of the owner or owners is insured or held by the Federal Housing Administration, the said owner or owners shall keep in full force and effect, from the date of final endorsement, an elevator contract for maintenance, together with any necessary and proper renewals thereof, providing for the replacement of all items of elevator mechanical equipment. Such contract and renewals, if any, shall be with an elevator maintenance company and in such form as shall be satisfactory to the Federal Housing Commissioner. Should such contract or any renewal thereof, not be obtained by the said owner, or owners, or should same be allowed or permitted to lapse, an additional allocation to the monthly reserve fund for replacements from the Breakdown of Reserve for Replacements (FHA Form #2419) shall be made forthwith by the Federal Housing Administration, and same shall be paid by the said owner or owners, in monthly installments, together with the amount first mentioned in the paragraph, and commencing at a date thereafter as may be specified by the Federal Housing Administration in writing.

SCHEDULE A

LEGAL DESCRIPTION

FEDERAL HOUSING ADMINISTRATION

PROJECT NO. 035-43053

NORTH CAPE CONVALESCENT CENTER


BEGINNING AT THE INTERSECTION OF THE SOUTHWESTERLY SIDE OF TOWN
BANK ROAD, AS WIDENED TO 33 FEET SOUTHWEST OF CENTER LINE, WITH THE SOUTHEASTERLY SIDE OF SHUNPIKE, AS WIDENED TO 43 FEET SOUTHEAST
FROM CENTER LINE; AND FROM SAID BEGINNING POINT EXTENDING

1. SOUTH FIFTY-THREE DEGREES FIFTEEN MINUTES TWENTY-EIGHT SECONDS EAST (S 53o 15' 28" E) EIGHT HUNDRED SIXTY-FOUR AND NINETEEN HUNDREDTHS (864.19) FEET ALONG SAID WIDENED RIGHT-OF-WAY OF TOWN BANK ROAD TO THE NORTHWESTERLY LINE TO LANDS OF THE LOWER TOWNSHIP BOARD OF EDUCATION (LOT 1.03); THENCE

2. SOUTH THIRTY-FIVE DEGREES FORTY-FOUR MINUTES FIFTY SECONDS WEST (S 35o 44' 50" W) NINE HUNDRED SEVENTY-SIX AND THIRTY-FIVE HUNDREDTHS (976.35) FEET ALONG SAID LINE OF THE LOWER TOWNSHIP BOARD OF EDUCATION TO THE NORTHEASTERLY RIGHT-OF-WAY OF CAPE MAY-LEWES FERRY APPROACH ROAD (ALSO KNOWN AS NEW JERSEY STATE HIGHWAY ROUTE NO. 9, ALSO KNOWN AS SANDMAN BOULEVARD, ALSO KNOWN AS LINCOLN BOULEVARD), VARIABLE WIDTHS; THENCE

3. NORTH FIFTY-TWO DEGREES FIFTY-FOUR MINUTES SEVENTEEN AND ONE TENTH SECONDS WEST (N 52o 54' 17.1" W) FIVE HUNDRED TWENTY-ONE AND EIGHTY-SEVEN HUNDREDTHS (521.87) FEET ALONG SAID SIDE OF CAPE MAY-LEWES FERRY APPROACH ROAD TO A CONCRETE MONUMENT FOUND MARKING A POINT OF CURVATURE THEREIN; THENCE

4. FOLLOWING A 5,644.80' RADIUS CURVE TO THE RIGHT, PASSING THROUGH AN ARC ANGLE OF TWO DEGREES FORTEEN MINUTES NO SECONDS (02o 14' 00"), AN ARC LENGTH OF TWO HUNDRED TWENTY AND FOUR HUNDREDTHS (220.04) FEET, THE CHORD OF SAID CURVE BEARING NORTH FIFTY-ONE DEGREES THIRTY-THREE MINUTES TWENTY-SEVEN SECONDS WEST (N 51o 33' 27" W) TWO HUNDRED TWENTY AND TWO HUNDREDTHS (220.02) FEET TO ANOTHER CONCRETE MONUMENT FOUND MARKING A POINT OF TANGENCY THEREIN; THENCE

5. NORTH FIFTY DEGREES TWENTY-SIX MINUTES TWENTY-SIX AND FIVE TENTHS SECONDS WEST (N 50o 26' 26.5" W) TWO HUNDRED EIGHTY-NINE AND FIFTY-TWO HUNDREDTHS (289.52) FEET STILL ALONG SAID SIDE OF CAPE MAY-LEWES FERRY APPROACH ROAD TO THE AFORESAID WIDENED RIGHT-OF-WAY OF SHUNPIKE; THENCE

6. NORTH FORTY-FIVE DEGREES FORTY-ONE MINUTES NO SECONDS EAST (N
45o 41' 00" E) NINE HUNDRED SIXTY-THREE AND NINETY-FOUR HUNDREDTHS (963.94) FEET ALONG SAID WIDENED RIGHT-OF-WAY OF SHUNPIKE TO THE
AFORESAID SIDE OF TOWN BANK ROAD AND PLACE OF BEGINNING.

U.S. Department of Housing
and Urban Development
Office of Housing
Federal Housing Commissioner


THIS AGREEMENT, made as of the 14th day of December, 1994, by and between NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P., a limited partnership, organized an existing under the laws of the Commonwealth of Pennsylvania, with an office and place of business in Philadelphia, County of Philadelphia, and State of Pennsylvania (hereinafter called the "Borrower"), and REPUBLIC REALTY MORTGAGE CORPORATION, a corporation organized and existing under the laws of the State of Delaware, having an office and place of business in Chicago, County of Cook and State of Illinois (hereinafter called the ("Lender").


WHEREAS, the Borrower as the owner in fee simple of, or the owner of the leasehold estate in, the property described in Exhibit "A", attached hereto and made a part hereof, has applied to the Lender for a mortgage loan of Five Million Six Hundred Thirty Six Thousand Four Hundred Dollars and no/cents ($5,636,400.00) to aid the Borrower in the construction on said property of a project (identified as FHA Project No. thirty five dash forty three hundred and fifty three) in accordance with Drawings and Specifications hereinafter referred to; and

WHEREAS, the Borrower understands that the Lender has received a commitment from the Federal Housing Commissioner (hereinafter called the "Commissioner") for insurance of said loan under the provisions of the National Housing Act and intends upon execution of the hereinafter-mentioned Note and Mortgage to have said Note endorsed for insurance by the Commissioner,

NOW, THEREFORE, in consideration of the mutual promises hereinafter set out and of other valuable considerations, the undersigned agree as follows:

(1) The Lender shall make and the Borrower shall take a building loan in the principal sum of Five Million Six Hundred Thirty Six Thousand Four Hundred Dollars and no/cents ($5,636,400.00), to be advanced as hereinafter provided, and to bear interest from the date of each advance at the rate of Nine and One Half percent (9.5%) per annum. Said loan shall be evidenced by a credit instrument (hereinafter called the "Note") dated the fourteenth day of December nineteen hundred ninety four, shall be payable in monthly installments, and shall have a maturity date of May, first, two thousand thirty six. Said Note shall be executed by the Borrower and payable to the Lender, or order, and shall be secured by a Mortgage (hereinafter called the "Mortgage"), of even date, on the property described in Exhibit "A". The Mortgage shall constitute a valid first lien on said property and the improvements to be erected thereon, and the only lien thereon except for liens for taxes and assessments not yet payable and other liens acceptable to the Lender and the Commissioner.
(2) The Borrower shall complete on the aforesaid property, by February twenty first, nineteen hundred ninety six, a project in accordance with Drawings Specifications filed with the Commissioner and designated.

NORTH CAPE CONVALESCENT CENTER

FHA Project No. thirty five dash forty three hundred and fifty three), dated December twenty first, nineteen hundred ninety four. Such Drawings And Specifications, which include "General Condition of the Contract for Construction" (ALA Document A Two hundred and one) and "Supplementary conditions of the contract for Construction" (FHA Form No. Two thousand five hundred fifty four), have been identified by the Borrower, the Design Architect, the Architect administering the Construction Contract (hereinafter called the "Architect") the Contractor and the contractors Surety.

(3) Changes in the Drawings and Specifications, or changes by altering or adding to the work contemplated, or orders for extra work must have the prior written approval of the Architect. In additions, any such change or order, which will result in a net construction cost increase, or will change the design concept, or will result in a net cumulative construction cost decrease of more than two percent of the contract amount may be effected only with the prior written approval of the Lender and the Commissioner and under such conditions as either the Lender or the Commissioner may establish.
(4) (a) The Borrower shall make monthly applications on FHA Form No. Two thousand four hundred and three for advances of mortgage proceeds from the Lender. Applications for advances with respect to construction items shall be for amounts equal to (i) the total value of classes of the work acceptably completed; plus (ii) ten percent (holdback) and less prior advances. The "values" of both
(i) and (ii) shall be computed in accordance with the amounts assigned to classes of the work in the "contractor's and/or Mortgagor's cost Breakdown", attached hereto as Exhibit "B", and made a part hereof. Each application shall be filed at least ten days before the date the advance is desired, and the Borrower shall be entitled thereon only to such amount as may be approved by the Lender and the Commissioner.
(b) Upon completion of the improvements, including all landscape requirements and off-site utilities and streets, the Borrower shall furnish to the Lender and the Commissioner satisfactory evidence that all work requiring inspection by municipal other governmental authorities having jurisdiction has been duly inspected and approved by such authorities and by the rating or inspection organization, bureau, association or office having jurisdiction; and that all requisite certificates of occupancy and other approvals have been issued. The balance due the Borrower hereunder shall be payable at such time after completion as the Commissioner authorizes the release of the holdback. However, the Lender may withhold final payment until after the expiration of any period which mechanics and materialmen may have for filing liens.
(c) The Borrower agrees that any funds required for the completion of the project over and above the proceeds of the loan which have been deposited with the Lender for that purpose shall be advanced by the Lender to the Borrower prior to the advance of any proceeds of the loan.
(d) The Borrower covenants that it will hold in trust each advance hereunder for application to the items for which such advance was requested and approved.
(e) The Borrower agrees that the loan shall at all times remain in balance. The Lender shall, in accordance with the provision so f this agreement, continue to advance to the Borrower funds out of the proceeds of the loan as long as the loan remains in balance and the Borrower is not in default hereunder or under the Note or Mortgage. The loan shall be deemed to be in balance only when the undistributed proceeds of the loan (after provision for reserves, fees, expenses and other deposits required by the Lender or the Commissioner) equal or exceed the amount necessary (based on the Commissioner's estimate of the cost of construction) to pay for all work completed and all materials delivered, for which payment has not been made, and the cost of completing construction of the project in accordance with the Drawings and Specifications.
(5) The Lender shall advance to the Borrower out of the funds referred to in (4)(c) above, or out of the proceeds of the loan, amounts for application to the charges or items enumerated below, but only to the extent that such charges have accrued, or that the Borrower is otherwise entitled to payment on account of such items.

(a)  Interest during construction. . . . . . . . . . . . . . . . .
 . . . . . . . . . .
Three hundred twelve thousand, three hundred fifty one dollars, and no cents

(b)  Real estate taxes during construction . . . . . . . . . . . .
 . . . . . . . . . .
Thirty Thousand dollars, and no cents

(c) Insurance during construction. . . . . . . . . . . . . . . . .
 . . . . . . . . . .
Thirty Thousand dollars, and no cents

(d)  FHA mortgage insurance premium. . . . . . . . . . . . . . . .
 . . . . . . . . . .
Fifty six thousand, three hundred sixty four dollars, and no cents

(e)  FHA examination fee . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . .
Sixteen Thousand, nine hundred and nine dollars, and no cents

(f)  Initial service charge. . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . .
One hundred twelve, seven hundred twenty eight dollars and no cents


(g)  Title and recording expense . . . . . . . . . . . . . . . . .
 . . . . . . . . . .
 Sixteen Thousand, nine hundred and nine dollars, and no cents

(h)  Inspection fee
Twenty eight thousand, One hundred eighty two dollars, and no cents

(i)  Permanent Financing fee
Eighty-four thousand, five hundred forty six, and no cents

(j)  Major Moveable Equipment
Four hundred fifty-three thousand, Five hundred thirty-seven dollars, and no cents

       (k)  Legal, Organization and Audit Fee
Twenty thousand dollars, and no cents

(l)  Architect's Cash Fee (Design)
One hundred forty-two thousand, five hundred dollars, and no cents
(m) Architects Cash Fee (Supervisory). . . . . . . . . . . . . . .
 . . . . . . . . . .
Forty-seven thousand, five hundred dollars and no cents

(n)  Other Fees
Seventy-two thousand, one hundred thirty nine dollars and no cents

(6) The Borrower shall cause either this instrument of the construction contract under which the improvements are to be erected to be filed in the public records, if the effect thereof will be to relieve the mortgaged property from mechanics' and materialmen's liens. Before any advance hereunder, the Lender may require the Borrower to obtain from the contractor and all subcontractors and materialmen dealing directly with the principal contractor acknowledgments of payment and releases of lien down to the date covered by the last advance, and concurrently with the final payment for the entire project. Such acknowledgments and releases shall be in the form required by local lien laws and shall cover all work done, labor performed and materials (including equipment and fixtures) furnished for the project.
(7) The Borrower shall, as a condition precedent to the first advance hereunder, furnish the Lender with a certified, current survey of the mortgaged property and a mortgagee's title policy (or other title policy (or other evidence of title) in form, substance and amount satisfactory to the Lender and the Commissioner. Said policy (or other title evidence) shall be extended so as to cover each and every advance of said loan at the time of payment thereof and shall show no mechanics' or materialmen's liens against the mortgaged property. The Borrower shall furnish duplicate originals of said survey and title policy (or title evidence) for the Commissioner.

(8) The Borrower agrees that said project shall be constructed strictly in accordance with all applicable ordinances and statues, and in accordance with the requirements of all regulatory authorities, and any rating or inspection organization, bureau, association or office having jurisdiction. The Borrower further agrees that said project shall be constructed entirely on the aforesaid property and will not encroach upon any easement or right-of-way, or the land of others; and that the buildings when erected shall be wholly within the building restriction lines, however established, and will not violate applicable use or other restrictions contained in prior conveyances, zoning ordinances or regulation. The Borrower shall furnish from time to time such evidence with respect thereto as may be required by the Lender or the Commissioner and, upon completion of construction, shall furnish a survey, certified by a registered surveyor, which shows the project to be entirely on said property and to be free from any such violations.
(9) If the Borrower at any time prior to the completion of the project abandons the same or ceases work thereon for a period of more than 20 days or fails to compete the erection of the project strictly in accordance with the Drawings and Specifications, or makes changes in the Drawings and Specifications without first securing the written approval required by paragraph 3 hereof, or otherwise fails to comply with the terms hereof, any such failure shall be a default hereunder, and the Lender, at its option, may terminate this agreement. If the Lender so elects purpose for which such funds were deposited, in such manner and for such purposes as the Commissioner may prescribe. If the Lender elects not to terminate this agreement, it may enter into possession of the premises and perform any and all work and labor necessary to complete the improvements substantially according to the Drawings and Specifications, and employ watchmen to protect the premises from injury. All sums so expended by the Lender shall be deemed to have been paid to the Borrower and secured by the Mortgage. For this purpose, the Borrower hereby constitutes and appoints the Lender its true and lawful attorney-in-fact, with full power of substitution in the premises, to complete the project in the name of the Borrower. The Borrower hereby empowers said attorney as follows: (a) To use any funds of the Borrower, including any balance which may be held in escrow and any funds which may remain unadvanced hereunder for the purpose of completing the project in the manner called for by the Drawings Specifications; (b) to make such additions, changes and corrections in the Drawings and Specifications as shall be necessary or desirable to complete the project in substantially the manner contemplated by the Drawings and Specifications; (c) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for said purposes; (d) to pay, settle or compromise all existing bills and claims which may be liens against the mortgaged property, or as may be necessary or desirable for the completion of the project, or for clearance of title; (e) to execute all applications and certificates in the name of the Borrower which may be required by any of the contract documents; (f) to prosecute and defend all actions or proceedings in connection with the mortgaged premises or the construction of the project and to take such action and require such performance as he deems necessary under the accepted guaranty of completion; and (g) to do any and every act which the Borrower might do in its own behalf. It is further understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked. The Borrower hereby assigns and quitclaims to the Lender all sums unadvanced under the Mortgage and all sums due in escrow conditioned upon the use of said sums for the completion of the project, such assignment to become effective only in case of the Borrower's default.
(10) The Borrower shall provide or cause to be provided workmen's compensation insurance and public liability and other insurance required by applicable law or by the general conditions included in the Specifications. The Borrowers further agrees to purchase and maintain fire insurance and extended coverage on the mortgaged property. All such policies shall be issued by companies approved by the Lender and shall be in form and amounts satisfactory to the Lender and the Commissioner. Such policies shall be endorsed with standard mortgagee clauses making loss payable to the Lender or its assigns; and may be endorsed to make loss during construction payable to the contractor, as interest may appear. The originals of such policies shall be deposited with the Lender.
(11) The Lender and its agents and the Commissioner and his agents shall, at all times during construction, have the right of entry and free access to the project and the right to inspect all work down, and materials, equipment and fixtures furnished, installed or stored in and about the project, and to inspect all books, subcontracts and records of the Borrower.
(12) The Borrower shall execute and deliver to the Lender, upon completion of the project, a security agreement and financing statement, or other similar instrument, covering all property of any kind whatsoever purchased with mortgage proceeds and concerning which there may be any doubt as to such property's being subject to the lien of the Mortgage under the laws of the state in which the project is situated.
(13) The Borrower shall furnish to the Lender assurance of completion of the project in the form specified in the applicable FHA Regulations in effect on the date of this agreement. Such assurance of completion shall run to the Lender as obligee and shall contain a provision granting to the Lender the authority to assign all rights thereunder to the Commissioner.
(14) (a) The Borrower understands that the wages to be paid laborers and mechanics employed in the construction of the project are required by the provisions of Section 212(a) of the National Housing Act, as amended, to be not less than the prevailing wage rates for corresponding classes of laborers and mechanics employees on construction of a similar character in the locality in which the work is to be performed, as determined by the Secretary of Labor with respect to this project. The Borrower hereby states that it has read the aforesaid determination by the Secretary of Labor and is fully familiar with the same.

(b) The Borrower shall, as a condition precedent to any advance hereunder, submit to the Lender (i) with each application for advance prior to the final application, certifications, in form approved by the Commissioner, that all laborers and mechanics employed in the construction of the project whose work is covered by that or any previous application and who have been paid in whole or in part on account of said employment, have been paid at rates not less than the said prevailing wage rates; and j(ii) with the final application for advance, certifications, in form satisfactory to the Commissioner, that the project has been fully constructed in accordance with the provision of this agreement and that all laborers and mechanics employed in the construction of the completed project have been paid not less than the said prevailing wage rates. The Secretary's prevailing wage determination shall be construed to include every amendment to or modification of the determination which may be made prior to the beginning of construction.
(c) The Borrower agrees that should any advances hereunder be ineligible for insurance under the National Housing Act by reason of (i) the nonpayment of the said prevailing wage rates, or (ii) violation of any of the applicable labor standards provision of the regulations of the Secretary of Labor, the Lender may withhold from the Borrower all payments or advances payable to the Borrower hereunder until the Borrower establishes to the satisfaction of the Commissioner what all laborers and mechanics or other persons employed in the construction of the project have been paid said prevailing wage rates and that such violation of the said Labor Standards provisions no longer exists. The written statement of any officer of the Federal Housing administration or authorized agent of the Commissioner declining to insure any advance of funds hereunder by reason of such nonpayment or violation shall be deemed conclusive proof that such advances are ineligible for mortgage insurance.
(d) The Borrower shall insert the labor standard provision of the aforesaid Supplementary Construction of the Contract for Construction in any contract made by him for the construction of the project, or any part thereof, and shall require the Contractor to insert similar provision in each subcontract relating to the construction of the project.
(15) The Lender and the Borrower agree that the mortgage loan shall be reduced by any amount required by the Agreement and Certification (FHA Form No. Three thousand three hundred and five) between the parties hereto and the Commissioner, which agreement is incorporated herein by reference to the same extent as if set forth herein at length.
(16) The Borrower shall furnish such records, papers and documents relating to the project as the Lender or the Commissioner may reasonably required from time to time.
(17) The Borrower shall not transfer, assign or pledge any right or interest in, or title to, any funds deposited by the Borrower with the Lender, or reserved by the Lender for the Borrower, without the prior written approval of the Lender and the Commissioner.
(18) As used in this instrument, the term "Lender" shall be deemed to include any person to whom the Note and Mortgage referred to above shall be assigned with the knowledge and consent of the Commissioner. This instrument shall be binding upon the parties hereto and their respective successors and assigns.
(19) The personal monetary liability of the Borrower under this Agreement for constructing the building or buildings shall be limited to the mortgage proceeds, any funds required for construction changes and other sums deposited with the Lender or others as required by Commissioner in connection with this transaction; provided, however, that nothing herein shall release Borrower from liability under any other instrument or agreement. This provision is not applicable in cases of willful misconduct and deceit, theft, waste, gross negligence or willful failure to keep the Project insured.
(20) The Agreement shall become effective on the date the Note herein described is initially endorsed for mortgage insurance by the Commissioner.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year above first written.


NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P.

By:  Geriatric and Medical Services, Inc., General Partner

By:  Andrew G. Conn, Asst. Vice President

ATTEST:
James J. Wankmiller, Secretary

ATTEST REPUBLIC REALTY MORTGAGE CORPORATION

Raymond J. Walschinger,  By:  Jeaneda C. Bishop, Vice President
Asst. Secretary

COMMONWEALTH OF PENNSYLVANIA   )

COUNTY OF PHILADELPHIA        )

On this Fifteen day of December, Nineteen hundred, ninety-four before me, the undersigned officer, personally appeared Andrew G. conn, who acknowledged himself to be the Assistant Vice President of GERIATRIC AND MEDICAL SERVICES, INC., the corporation named in the foregoing instrument as the General Partner of NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P., a limited partnership and that he as such Assistant Vice President of the General Partner, being the name of such Limited Partnership by himself as Assistant Vice President of the General Partner, on behalf of said limited partnership.

IN WITNESS WHEREOF, I here unto set my hand and official seal.

Marie E. Chaney
Notary

My Commission Expires:

NOTARIAL SEAL
Marie E. Chaney, Notary Public
City of Philadelphia, Phila. County
My Commission Expires Sept. 22, 1997

STATE OF ILLINOIS )
                        ) SS:
COUNTY OF COOK          )

I Janet E. Kimper, a Notary Public, in and for said County, in the State aforesaid, do hereby certify the Jeaneda C. Bishop, personally known to me to be the same person whose name is respectively as a Vice President of REPUBLIC REALTY MORTGAGE CORPORATION, a corporation of the State of Illinois, subscribed to the foregoing instrument, appeared before me this day in person and acknowledge that she, being thereunto duly authorized, signed, sealed with the corporate seal, and delivered the said instrument as the free and voluntary act of said corporation and as her own free and voluntary act, for the uses and purposes therein set forth.

Given under my hand and notarial seat, this Sixteenth day of December, Nineteen hundred ninety-four.

My Commission Expires:

OFFICIAL SEAL
Janet E. Kemper
Notary Public State of Illinois
My Commission Expires Oct. 16, 1997

EXHIBIT A

LEGAL DESCRIPTION

FEDERAL HOUSING ADMINISTRATION

PROJECT NO. THIRTY FIVE-FORTY THREE THOUSAND AND FIFTY-THREE

NORTH CAPE CONVALESCENT CENTER


BEGINNING AT THE INTERSECTION OF THE SOUTHWESTERLY SIDE OF TOWN BANK ROAD, AS WIDENED TO THIRTY-THREE FEET SOUTHWEST OF CENTER LINE, WITH THE SOUTHEREASTERLY SIDE OF SHUNPIKE, AS WIDENED TO FORTY-THREE FEET SOUTHEAST FROM CENTER LINE; AND FROM SAID BEGINNING POINT EXTENDING

1. SOUTH FIFTY-THREE DEGREES FIFTEEN MINUTES TWENTY-EIGHT SECONDS EAST (S FIFTY-THREE DEGREES FIFTEEN FEET TWENTY-EIGHT INCHES E) EIGHT HUNDRED SIXTY-FOUR AND NINETEEN HUNDREDTHS FEET ALONG SAID WIDENED RIGHT-OF-WAY OF TOWN BANK ROAD TO THE NORTHWESTERLY LINE TO LANDS OF THE LOWER TOWNSHIP BOARD OF EDUCATION (LOT ONE AND THREE HUNDREDTHS); THENCE

2. SOUTH THIRTY-FIVE DEGREES FORTY-FOUR MINUTES FIFTY SECONDS WEST (S THIRTY-FIVE DEGREES FORTY-FOUR FEET FIFTY INCHES E) NINE HUNDRED SEVENTY-SIX AND THIRTY-FIVE HUNDREDTHS FEET ALONG SAID LINE OF THE LOWER TOWNSHIP BOARD OF EDUCATION TO THE NORTHEASTERLY RIGHT-OF-WAY OF CAPE MAY-LEWES FERRY APPROACH ROAD (ALSO KNOWN AS NEW JERSEY STATE HIGHWAY ROUTE NO. NINE, ALSO KNOWN AS SANDMAN BOULEVARD, ALSO KNOWN AS LINCOLN BOULEVARD), VARIABLE WIDTHS; THENCE

3. NORTH FIFTY-TWO DEGREES FIFTY-FOUR MINUTES SEVENTEEN AND ONE TENTH SECONDS WEST (N FIFTY-TWO DEGREES FIFTY-FOUR FEET SEVENTEEN AND ONE TENTH INCHES W) FIVE HUNDRED TWENTY-ONE AND EIGHTY-SEVEN HUNDREDTHS FEET ALONG SAID SIDE OF CAPE MAY-LEWES FERRY APPROACH ROAD TO A CONCRETE MONUMENT FOUND MARKING A POINT OF CURVATURE THEREIN; THENCE

4. FOLLOWING A FIVE THOUSAND SIX HUNDRED FORTY-FOUR AND EIGHTY FOOT RADIUS CURVE TO THE RIGHT, PASSING THROUGH AN ARC ANGLE OF TWO DEGREES FOURTEEN MINUTES NO SECONDS (ZERO TWO DEGREES FOURTEEN FEET ZERO INCHES), AN ARCH LENGTH OF TWO HUNDRED TWENTY AND FOUR HUNDREDTHS FEET, THE CHORD OF SAID CURVE BEARING NORTH FIFTY-ONE DEGREES THIRTY-THREE MINUTES TWENTY-SEVEN SECONDS WEST, TWO HUNDRED TWENTY AND TWO HUNDREDTHS FEET TO ANOTHER CONCRETE MONUMENT FOUND MARKING A POINT OF TENGENCY THEREIN; THENCE

5. NORTH FIFTY DEGREES TWENTY-SIX MINUTES TWENTY-SIX AND FIVE TENTHS SECONDS WEST (n FIFTY DEGREES TWENTY-SIX FEET TWENTY-SIX AND FIVE TENTHS INCHES W) TWO HUNDRED EIGHTY-NINE AND FIFTY-TWO HUNDREDTHS FEET STILL ALONG SAID SIDE OF CAPE MAY-LEWES FERRY APPROACH ROAD TO THE AFORESAID WIDENED RIGHT-OF-WAY OF SHUNPIKE; THENCE

6. NORTH FORTY-FIVE DEGREES FORTY-ONE MINUTES NO SECONDS EAST (N FORtY-FIVE DEGREES FORTY-ONE FEET ZERO INCHES E) NINE HUNDRED SIXTY-THREE AND NINETY-FOUR HUNDREDTHS FEET ALONG SAID WIDENED RIGHT-OF WAY OF SHUNPIKE TO THE AFORESAID SIDE OF TOWN BANK ROAD AND PLACE OF BEGINNING.

Federal Housing Administration
Contractor's and/or Mortgagor's
Cost Breakdown
(Schedule of Values)

Date: 7-8-94
Geriatric and Medical Co., Inc.
Name of Project: North Cape Convalescent Center
Project No.: 035-43053
Location: Townbank and Shunpike Roads
Lower Township, Cape May, New Jersey

This form represents the contractors and/or Mortgagors line costs and services as a basis for distributing dollar amounts when incurred advances are requested. Detailed instructions for completing this form are included on the reverse side.

Line Div   Trade   Item Cost  Trade Description
1    3  Concrete  174,295   footings flat work, special shapes
2    4  Masonry    95,808   Subgrade block, block work
3    5  Metals    205,131   Structural steel, reinforcing
4    6  Rough
        carpentry 226,480   Framing, metal studs, trusses,
                            sheathing
5    6  Finish
        carpentry 133,785   Labor to install doors, hardware,
                            millwork
6    7  Waterproof 13,300   Seal brick and stucco area
7    7  Insulation 47,600   Wall insulation, roof insulation, spray
                            fireproofing
8    7  Roofing    92,100   Shingles, flashing and roof work
9    7  Sheet metal     0   with roofing
10   8  Doors     117,450   Doors, frames and hardware
11   8  Windows    40,250   Windows, glass doors installed and
                            material
12   8  Glass      26,000   Entrance and interior glazing
13   9  Lath/Plaster 133,200 Stucco, dryyit areas material and
                            labor
14   9  Drywall   198,762   Material and labor drywall gypsum and

                            finish, cut and patch
15   9  Tile work  42,000   Ceramic tile and payers
16   9  Acoustical 77,088   Acout. ceiling tiles common areas
17   9  Wood floor   0      Not applicable
18   9  Res. floor 135,634  Sheetgoods, vinyl base and VCT
19   9  Paint/decor.148,497 Wallcovering and painting of frames
20   10 Specialitiea  1,963 Equipment, tracks for curtains,
                            handicapped
21   11 Spec. equip       0
221   1 Cabinets     75,000Including millwork
23   11 Appliances  4,800  Refrigerator, microwave, nourishment station
24 12 Bls/shdes/artwrk 5,640 Window shades, patient rooms and common areas
25  12  Carpets,      15,908
26  13  Special const.78,056 Sprinklers
27  14  Elevators     80,000 Cabs, equipment, installation of

                             elevators
28  15  Plumb/htwtr  298,222 As per plan, toilets, sinks, HW heaters
29  15  Heat/Vent.   424,296 As per plan, thru wall units, common
                             areas HVAC
30  15  Air conditioning   0 with heating and ventilation
31  16  Electrical   438,296 As per plan, service, switch
                             gear,outlets, lights
32      Subtotal   3,379,561
33      Accessory structure
34      Tot(lns 32,33) 3,379,561
35   2  Earth work   114,300 Bldg. excavation, clearing
36   2  Skills utilities 95,600  Water service, sewer, storm water
37   2  Roads and walks 167,400  Vehicular paving curbs and walks
38   2  Site improvement  3,100
39   2  Lawn/planting    73,000  Landscaping, seeding and sod
40   2  Unusual site cond.    0 Nonresidential and special exterior

                                land
41      Tot land imprvts 453,400 improvement (included in
        breakdown)
42      Tot. struct and land imprvts Offsite costs
   3,832,961

43      General Requirements 252,000   Traffic Light   7,992
44      Subtotal (lines 42,43)   Street improvement 53,560
        4,084,961
45      Builder's overhead   81,800
46      Builder's profit    257,937
47      Subtotal (lines 44 thru 46) Total 71,552
        4,424,698         Other Fees
48      Cost certification 10,000
49      Other fees   10,000
50      Bond premises     44,309
51      Total for all improvements  4,479,007
52
53      Total for all improvements
        less line 52
        4,479,007

Mortgagor: North Cape Convalescent Center Associates, L.P
Date 7/8/94
By: Andrew Conn, Sec. Geriatric and Medical Services, Inc.-General
Partner

Contractor: Quaker Construction Management, Inc.
   Date 7/8/94
By: James Methven, Exec. VP

FHA 7-28-94  Peter J. Catania  7-28-94
     Treasury Analyst         date      Chm Cash Branch
date

FHA Geraldine McGorm 7-28-94
Chief Underwriter
Security Agreement

THIS SECURITY AGREEMENT (the "Agreement") made as of this 14th day of December, 1994 by and between NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P., a Pennsylvania Limited Partnership having an office and place of business at 5601 Chestnut Street, Philadelphia, PA ("Debtor"), REPUBLIC REALTY MORTGAGE CORPORATION, a Corporation organized and existing under the laws of the State of Illinois, having an office and place of business at 100 s. Washer Drive, Chicago, Illinois 60606 and/or the SECRETARY OF HOUSING AND URBAN DEVELOPMENT OF WASHINGTON, DC its successors and assigns, 451 7th Street, SW, Washington, DC 20410, as their interests may appear (hereinafter jointly and severally referred to as the "Secured Party").

The Debtor is indebted to the Secured Party in the amount of $5,636,400.00 (the "Mortgage Loan") in connection with the financing of a nursing facility know as NORTH CAPE CONVALESCENT CENTER, Federal Housing Administration (the "FHA") Project NO., 035-43053, to be located in Lower Township, Cape May County, New Jersey (the "Project"). The indebtedness (the "Debt") is evidenced by a Mortgage Note dated of even date herewith, payable to the order of the Secured Party, and is secured by the Mortgage (the "Mortgage") of even date herewith, and recorded or to be recorded among the records of Cape May County, New Jersey. The Debt is to be insured by the Secretary of Housing and Urban Development (the "Secretary") under Section 232 of the National Housing Act.

To further secure the repayment of the Debt, and at the request of the Secured Party and the Secretary, the Debtor wishes to grant to the Secured Party,m pursuant to the Uniform Commercial Code as in effect in the State of New Jersey (the "State") a security interest in certain property related to the Project. The parties also intend to set forth in this instrument their agreement with respect to that security interest.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises set for the below, and in further consideration of the sum of One Dollar ($1.00) and other good and valuable consideration in hand paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.  Creation of Security Interest.

a. Granting Clause. The Debtor hereby grants a security interest (referred to in this Agreement as the "{Security Interest") to the Secured Party in all property (the "Collateral") which (i) is owned by the Debtor or becomes the property of the Debtor hereafter; and/or (ii) is described in Exhibit "B" attached to this Agreement; and/or (iii) is part of, attached to, or located on the land and premises described in Exhibit "A" attached to this Agreement. Exhibits "A" and "B" are hereby incorporated into this Agreement by reference. The Security Interest is granted for the purpose of securing the Debt.

b. Warranty. The Debtor warrants and represents to the Secured Party that the Collateral is free and clear of any lien, security interest, incumbrance, and other claim of any kind, other than the Security Interest created by this agreement, and has the full power to grant the Security Interest.

c.Perfection. The Debtor agrees to comply with the requirements of all valid and applicable state and Federal laws in order to grant to the Secured Party a valid, perfected lien upon, and Security Interest in, the Collateral, and shall, upon the request of the Secured Party, form item to time execute and deliver to the Secured Party one or more financing statements pursuant to the Uniform Commercial Code then in effect in the State, and any other instruments required by the Secured Party in connection herewith the filing of which is advisable, in the sole judgement of the Secured Party, to perfect the Secured Party's Security Interest in the Collateral under the laws of the United States, the State, or any other jurisdiction in which the secured Party shall determine such filings to be advisable. The Debtor hereby authorizes the Secured Party to execute and file, at any item and from time to time, on behalf of the Debtor one or more financing statements with respect to the Collateral, the filing of which is advisable, in the sole judgement of the Secured Party including, especially, but without limitation, continuation statements and statements reperfecting a security interest in any of the Collateral where the financing statements with respect thereto had lapsed. The Debtor hereby irrevocably appoints the Secured Party as the Debtor's attorney-in-fact to execute and file, from time to time, on its behalf, one or more financing statements with respect to the Collateral and to execute such other documents and instruments on behalf of the Debtor as the Secured Party, in its sold judgment, shall deem necessary or desirable for the purposes of effectuating this Agreement, such power being coupled with an interest and irrevocable. The Debtor agrees to notify the Secured Party prior to any change in its mailing address or principal place of business, in order that a prompt filing or refiling of any outstanding financing statements or other public notices may be made, if necessary. The Debtor further agrees to advise the Secured Party promptly of any new facts which, under the uniform Commercial Code of the State, would affect the priority of the Security Interest granted to the Secured Party by this Agreement.

d. Proceeds, etc. The Security Interest shall extend to and include the proceeds of any Collateral and any property which the Debtor may receive on account of any Collateral.

e. Costs and Expenses of Secured Party. The Debtor will pay any and all fees, costs and expenses, of whatever kind and nature, which the Secured Party may incur in filing any financial statements or other public notices, and the charges of any attorneys whom the Secured Party may engage in preparing and filing such documents, making title examinations and rendering opinion letters, as well as all costs and expenses incurred by the Secured Party, including reasonable attorney's fees and court costs in protecting, maintaining, preserving, enforcing or foreclosing the Security Interest granted to the Secured Party hereunder, whether through judicial proceedings or otherwise, or in defending or prosecuting and actions or proceedings arising out of or relating to this transaction, promptly after the Debtor shall have been notified by the Secured Party of the amount of such fees, costs, or expenses, together with interest thereon at the rate of ten percent (10 percent) per annum until paid.

2. Care of Collateral. Unless specifically otherwise agreed by the Secured Party in writing, the Debtor shall:

a. Maintain possession of the Collateral on the Project premises
(which are described in Exhibit "a") and not remove the Collateral from the location.

b. Keep the Collateral separate and identifiable.

c. Maintain the Collateral in good and salable condition, repair it if necessary, and otherwise deal with the Collateral in all such ways as are considered good practice by owners of such property.

d. Use the Collateral lawfully and only as permitted by insurance policies.

e. Permit the Secured Party to inspect the Collateral and any records relating to the Collateral upon request during normal business hours.

f. Insure the Collateral for its full replacement value, subject to a deductible of not more than the lesser of (i) $10,000 or (ii) one percent (1 percent) of the Mortgage Loan (unless the Secured Party has given written approval of a larger deductible) in the name of and with loss of or damage payable to the Secured Party, as its interest may appear. All such policies shall provide for thirty
(30) days minimum written notice to the Secured Party of cancellation or material change.

g. Keep the Collateral free and clear of all liens and security interests of others.

3. Defense of Collateral. The Debtor will promptly defend any proceeding which may affect the Security Interest or the title to the Collateral, and will reimburse the Secured Party for all costs and expenses incurred by the Secured Party in connection with such defense.

4. Charges, Liens and Encumbrances of Collateral. The Debtor will pay when due all existing or future charges, liens or encumbrances on and all taxes and assessments now or hereafter imposed on or affecting the Collateral.
5.Remedies or Default.  In the event of a default, as defined in
Section 6, and after the expiration of any applicable grace period:

a.The Secured Party may, at its option, declare the full principal amount of the debt, and any interest accrued on that amount, to be immediately due and payable; and

b. The Secured Party Shall have all of the rights and remedies of a
Secured Party against the Collateral under the Uniform Commercial
Code as in effect in the State.

Without limitation of those rights and remedies, the Secured Party may, upon written notice to the Debtor, take, and publicly or privately sell or convey full right, title and interest in and to, the Collateral, or any part of it, in the name of the Secured Party and/or its designees. The Debtor hereby constitutes and appoints the Secured Party as its true and lawful attorney-in-fact, such power being coupled with an interest and irrevocable, to assign and transfer its interest in any or all of the Collateral i the event of a default.

6. Defaults. for purposes of this Agreement, the Debtor shall be deemed to be in default if:

a. The Debtor violates any provision of (i) the above-described Mortgage Note (which evidences the Debt), (ii) the above-described Mortgage (which also secures the Debt); (iii) that certain Regulatory Agreement for Multifamily Housing Projects (hereinafter referred to as the "Regulatory Agreement") of even date herewith between the Debtor as Owner, and the Secretary; (iv) that certain Building Loan Agreement of even date herewith between the Debtor, as Borrower, and the Secured Party, as Lender, or (v) any other instrument related to the Debt (which Note, Mortgage, Regulatory Agreement, Building Loan Agreement and other instruments related to the Debt are hereinafter sometimes collectively referred to as the "Security Documents"); or

b. The Debtor violates any provision of this Agreement; or

c. There occurs any actual or threatened demolition of or injury or waste to the Project premises which may impair the value of the Collateral; or

d. A receiver is appointed for or a petition in bankruptcy is filed by or against the debtor, its successors or its assigns; or

e. The Debtor is dissolved and liquidation of the Debtor is commenced in accordance with the Debtor's organizational documents and/or the law of the State.

7. No Waiver. No failure on the part of the Secured Party to exercise, and no delay on the part of the Secured Party in exercising, any right or remedy under this Agreement shall operate as a waiver of that right or remedy. A single or partial exercise by the Secured Party or preclude any other or further exercise of that right or remedy or the exercise of any other right or remedy. The remedies provided in this Agreement are not exclusive of any remedies provided by law.

8. Priority of remedies; Renewals and Extensions. Neither the Debtor nor any other person interested in the Collateral or the proceeds of the Collateral shall have any right to require the Secured Party first to resort to or proceed personally against any other person or to proceed against any other collateral security; or to give priority or preference to any item of Collateral, or to proceed upon any guaranty prior to exercising its rights hereunder. No renewal or extension of the Debt, no release or surrender of any collateral given as security for the Debt, no release of any obligor with respect to the Debt, and no delay by the Secured Party in enforcing the Debt or exercising any right or power with respect to the Debt shall affect the Secured Party's rights with respect to the Collateral.

9. Termination. When the Debt has been paid in full, this Security Agreement shall terminate, and the Secured Party shall execute a Termination Statement and any other documents necessary to terminate this Agreement and release the Collateral from the Security Interest.

10. Non-Recourse Obligation. This Security Agreement is given upon the condition, to which the Secured Party by acceptance hereof agrees, that neither the Debtor nor any Partner of the Debtor, from time to time, shall be personally liable either at law or in equity for the repayment of the Debt or the failure to performance of any other obligations evidenced by the Note or contained in the aforesaid Mortgage, Regulatory Agreement, Building Loan Agreement and any other of the Security Documents, and the Secured Party, its successors and assigns, will satisfy and judgments, orders or decrees on account of the failure to repay such Indebtedness or the failure to perform any such obligation, from the Property encumbered by the Mortgage and any such other real or personal property, tangible or intangible, as the Debtor shall have pledged or assigned to secure the Indebtedness, and the Secured Party shall not seek or obtain a deficiency judgement against the Debtor or any Partner of the Debtor. This Paragraph 10 shall not be deemed to limit the remedies of the Secured Party, its successors and assigns, in law or in equity, pursuant to this Agreement, provided that the exercise of such remedies, including the obtaining of any judgements or decrees at laws or in equity or other orders hall not impose personal liability on the Debtor or any Partner of the Debtor. The provisions of this Paragraph 10 shall not impair any rights or remedies of the Secured Party or limit any obligations of the Secured Party under the Regulatory Agreement (including with respect thereto the rights of HUD), the Mortgage, the Note, the Building Loan Agreement or any of the other instrument related to the Debt, no shall it be deemed applicable to claims by the Secured Party for any of the following:

a. Misapplication of insurance or condemnation proceeds.

 b. Misapplication of loan proceeds.

c. Improper application of tenant security deposits or prepaid rents.

d. Failure, prior to any default by the Assignee hereunder or under any of the Security Documents, to properly apply rents and other revenue of the Property actually collected by the Debtor's default hereunder or under any of the Security Documents, to properly apply rents and other revenue of the Property actually collected by the Debtor (i) to necessary and proper expenses of the Property or (ii) to reduce the Debt by applying such amounts first to costs, then to unpaid interest due and finally to the principal balance outstanding on the Note or other Debt secured by the Mortgage.

e. Failure to pay valid mechanic's and/or materialmen's liens filed against the Property prior to the Debtor's default under the Debts or filed after the Debtor's default under the Debt to the extent the claim set forth in such lien relates to labor performed or material supplied prior to the date of the Debtor's default under the Debt.

f. Fraud

Nothing contained in this paragraph 10 shall in any manner or way release, affect, alter, prejudice or impair (i) the existence of the Debt secured by the Mortgage, the Note and any other of the Security Documents, or the liens and security interests under the mortgage, the Note and any other of the Security Documents; (ii) the rights of the holder of the Note to secure a deficiency judgment against the Debtor or any Partner of the Debtor, or against any other person, who has agreed or hereafter agrees to be independently liable for the payment of any indebtedness or obligations of the Debtor; and (iii) the rights of the holder of the Note to collect upon or exercise any remedy against such Stockholders or Officers with respect to any guaranty, or to exercise or enforce any right or remedy against any collateral or other property pledged to, granted or held by the Holder of the Note as security for the Debtor's obligations.

11. Terms. Unless otherwise defined, all words used in this Agreement shall have the meanings given them in the Uniform
Commercial code as in effect in the State.

12. Notices. All notices, demands and communications between the parties concerning this Agreement shall be in writing and shall be delivered, or mailed by registered or certified mail with postage prepaid, or telegraphed, addressed in each case as follows, and shall be deemed to have been given or made when so delivered, deposited in the mail, or telegraphed:

 If to the Debtor, to:

       North Cape Convalescent Center
Associates, L.P.
5601 Chestnut St.
Philadelphia, PA

If to the Secured Party, to:

Republic Realty Mortgage Corporation
100 S. Wacker Drive
Chicago, Illinois  60606

Either party, at any time, by written notice given to the other in accordance with this Section, may designate a different address to which such communications shall thereafter be directed.

13. Miscellaneous.

a. This Agreement shall be governed by and construed in accordance with the laws of the State.

b. All captions in this Agreement are for convenience only, and shall not be considered in construing this Agreement.

c. any reference in this Agreement to a "section" shall be construed as referring to a Section of this Agreement.

d. This Agreement shall be binding upon and insure to the benefit of the parties and their respective successors and assigns.

e. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions, which shall remain in full force and effect.

f. this instrument contains the entire agreement between the parties as to the rights granted and the obligations assumed in this instrument. This Agreement may be amended only be a subsequent written instrument signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year hereinabove first written.

NORTH CAPE CONVALESCENT CENTER
ASSOCIATES, L.P.

By:  Geriatric & Medical Services, Inc.,

General Partner

By: Andrew G. conn, Asst. Vice President

Attest:

James J. Wankmiller, Secretary

Attest:
Raymond J. Walshlager,  Assistant Secretary

Republic Realty Mortgage Corporation

By:  Jeaneda C.Bishop, Vice President

SECRETARY OF HOSING AND URBAN DEVELOPMENT ACTING BY AND THROUGH THE FEDERAL HOUSING COMMISSIONER

By:  Authorized Agent

Attachments
Exhibit "A" [Legal Description]
Exhibit "B" [Description of Collateral]

EXHIBIT A
LEGAL DESCRIPTION
FEDERAL HOUSING ADMINISTRATION
PROJECT NO. 035-43053
NORTH CAPE CONVALESCENT CENTER

BEGINNING AT THE INTERSECTION OF THE SOUTHWESTERLY SIDE OF TOWN BANK ROAD, AS WIDENED TO THIRTY-THREE FEES SOUTHWEST OR CENTER LINE, WITH THE SOUTHEASTERLY SIDE OF SHUNPIKE, AS WIDENED TO FORTY-THREE FEED SOUTHEAST FROM CENTER LINE; AND FROM SAID BEGINNING POINT EXTENDED.

1. SOUTH FIFTY-THREE DEGREES FIFTEEN MINUTES TWENTY-EIGHT SECONDS EAST, EIGHT HUNDRED SIXTY-FOUR AND NINETEEN HUNDREDTHS FEED ALONG SAID WIDENED RIGHT-OF-WAY OF TOWN BANK ROAD TO THE NORTHWESTERLY LINE TO LANDS OF THE LOWER TOWNSHIP BOARD OF EDUCATION ()LOT ONE-ZERO THREE); THENCE

2. SOUTH THIRTY-FIVE DEGREES FORTY-FOUR MINUTES FIFTY SECONDS WEST NINE HUNDRED SEVENTY-SIX AND THIRTY-FIVE HUNDREDTHS FEET ALONG SAID LINE OF THE LOWER TOWNSHIP BOARD OF EDUCATION TO THE NORTHEASTERLY RIGHT-OF-WAY OF CAPE MAY-LEWES FERRY APPROACH ROAD) ALSO KNOW AS SANDMAN BOULEVARD, ALSO KNOW AS LINCOLN BOULEVARD, VARIABLE WIDTHS; THENCE.

3. NORTH FIFTY-TWO DEGREES FIFTY-FOUR MINUTES SEVENTEEN AND ONE TENTH SECONDS WEST (N 52 DEGREES 54 FEET 17.1 INCHES WEST) FIVE HUNDRED TWENTY-ONE AND EIGHTY-SEVEN HUNDREDTHS (521.87) FEET ALONG SAID SIDE OF CAPE MAY-LEWES FERRY APPROACH ROAD TO A CONCRETE MONUMENT FOUND MARKING A POINT OF CURVATURE THEREIN; THENCE

4. FOLLOWING A 5,644.80 FEED RADIUS CURVE TO THE RIGHT, PASSING THROUGH AN ARC ANGEL OF TWO DEGREES FOURTEEN MINUTES NO SECONDS ((02 DEGREES 14 FEET 00 INCHES), AN ARC LENGTH OF TWO HUNDRED TWENTY AND FOUR HUNDREDTHS (220.04) FEET, THE CHORD OF SAID CURVE BEARING NORTH FIFTY-ONE DEGREES THIRTY-THREE MINUTES TWENTY-SEVEN SECONDS WEST (M 51 DEGREES 33 FEET 27 INCHES W) TWO HUNDRED TWENTY AND TWO HUNDREDTHS (220.02) FEET TO ANOTHER CONCRETE MONUMENT FOUND MARKING A POINT OF TANGENCY THEREIN; THENCE

5. NORTH FIFTY DEGREES TWENTY-SIX MINUTES TWENTY-SIX AND FIVE TENTHS SECONDS WEST (N 50 DEGREES 26 FEET 26.5 INCHES W) TWO HUNDRED EIGHTY-NINE AND FIFTY-TWO HUNDREDTHS (289.52) FEET STILL ALONG SAID SIDE OF CAPE MAY-LEWES FERRY APPROACH ROAD TO THE AFORESAID WIDENED RIGHT-OF-WAY OF SHUNPIKE; THENCE

6. NORTH FORTY-FIVE DEGREES FORTY-ONE MINUTES NO SECONDS EAST (N 45 DEGREES 41 FEET 00 INCHES) NINE HUNDRED SIXTY-THREE AND NINETY-FOUR-HUNDREDTHS (963.94) FEET ALONG SAID WIDENED RIGHT-OF-WAY OF SHUNPIKE TO THE AFORESAID SIDE OF TOWN BANK ROAD AND PLACE OF BEGINNING.


EXHIBIT B
TO
SECURITY AGREEMENT
FEDERAL HOUSING ADMINISTRATION
PROJECT NO. 035-43053
NORTH CAPE CONVALESCENT CENTER

As used herein, the tern"Debtor" shall mean and include the terms
"Mortgagor", "Grantor" and "Borrower"; and the term "Secured Party" shall mean and include the terms "Lender", "Beneficiary" and "Creditor".

This Exhibit "B" is attached to, incorporated by reference in and forms a part of certain documents (collectively, the "Security Documents"), dated of even date herewith, executed and delivered by the Debtor in connection with the financing of the Project (as hereinafter defined), including: (i) a Mortgage; (ii) Security Agreement; and (iii) Financing Statements.

This Exhibit "B" refers to the following collateral which may be now or hereafter located on the premises of, relate to, or be used in connection with, the acquisition, construction, equipping, repair, ownership, management, and operation of a [X] skilled nursing facility, [] intermediate care facility, or [X] board and care facility know as NORTH CAPE CONVALESCENT CENTER (the "Project"), FHA Project No. 035-43053, located in Lower Township, Cape May County, New Jersey;

1. All materials now owned or hereafter acquired by the Debtor and intended for construction, reconstruction, alternation and repair of any building, structure or improvement now or hereafter erected or placed on the property described in Exhibit "A" (the "Property"), all of which materials shall be deemed to be included within the Project immediately upon the delivery thereof to the Project.

2. All of the walks, fences, shrubbery, driveways, fixtures, machinery, apparatus, equipment, fittings, and other goods and other personal property of every kind and description whatsoever, now owned or hereafter acquired by the Debtor and attached to or contained in and used or usable in connection with any present or future operation of the Project, including, by way of example rather than of limitation, all lighting, laundry, incinerating and power equipment; all engines, boilers, machines, motors, furnaces, compressors and transformers; all generating equipment; all pumps, tanks, ducts, conduits, wire, switches, electrical equipment and fixtures, fans and switchboards; all telephone equipment; all piping, tubing, plumbing equipment, and fixtures; all heating, refrigeration, air conditioning, cooling, ventilation, sprinkling, water, power and communications equipment, systems and apparatus; all water coolers and water heaters; all fire prevention, alarm and extinguishing systems and apparatus; all cleaning equipment; all lift, elevator and escalator equipment and apparatus; all partitions, shades, blinds, awnings, screens, screen doors, storm doors, exterior and interior signs, gas fixtures, stoves, ovens, refrigerators, garbage disposals, dishwashers, cabinets, mirrors, mantles, floor coverings, carpets, rugs, draperies and other furnishings and furniture installed or to be installed or used or usable in the operation of any part of the Project or facilities erected or to be erected in or upon the Property; and every renewal or replacement thereof or articles in substitution therefor, whether or not the same are now or hereafter attached to the Property in any manner; all except for any right, title or interest therein owned by any tenant (it being agreed that all personal property owned by the Debtor and placed by it on the Property shall, so far as permitted by law, be deemed to be affixed to the Property, appropriated to its use, and covered by each of the Security Documents to which this Exhibit is attached).

3. All of the Debtor's right, title and interest in and to any and all judgements, awards of damages (including but not limited to severance and consequential damages), payments, proceeds, settlements or other compensation (collectively, the "Awards") heretofore and hereafter med, including interest thereon, and the right to receive the same, as a result of, in connection with, or in lieu of (i) any taking of the Property or any part thereof by the exercise of the power of condemnation or eminent domain, or the police power, (ii) any change or alternation of the grade of any street, or (iii) any other injury or decrease in the value of the Property or any part thereof (including but not limited to destruction or decrease in value by fire or other casualty), all of which Awards, rights thereto and shares therein are hereby assigned to the Secured Party, who is hereby authorized to collect and receive the proceeds thereof and to give property receipts and acquittances therefor and to apply, at its option, the net proceeds thereof, after deducting expenses of collection, as a credit upon any portion, as selected by the Secured Party, or the indebtedness secured by the Security Documents.

4. All of the Debtor's rights, title and interest in and to any and all payments, proceeds, settlements or other compensation heretofore or hereafter made, including any interest thereon, and the right to receive the same from any and all insurance policies covering the Property or any portion thereof, or any of the other property described herein.

5. The interest of the Debtor in and to all of the Rents, royalties, issues, profits, revenues, income and other benefits of the Property, or arising from the use or enjoyment of all or any portion thereof, or from any lease or agreement pertaining thereto, and all right, title and interest of the Debtor in and to, and remedies under,m all contract rights, accounts receivable and general intangibles arising out of or in connection with any and all leases and subleases of the Property, or any part thereof, and of the other property described herein, or any part thereof, both now in existence or hereafter entered into, together with all proceeds (cash and non-cash) thereof; and including, without limitation, all cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder.

6. All of the Debtor's rights, options, powers and privileges in and to (but not the Debtor's obligations and burdens under) any construction contract, architectural and engineering agreements and management contract pertaining to the construction, development, ownership, equipping and management of the Property and all of the Debtor's obligations and interest in and to (but not the Debtor's obligations and burdens under) all architectural, engineering and similar plans, specifications, drawings, reports, surveys, plats, permits and the like, contracts for construction, operation and maintenance of, or provision of services to, the Property or any of the other property described herein, and all sewer taps and allocations, agreements for utilities, bonds and the like, all relating to the Property.

7. All intangible personal property, accounts, licenses, permits, instruments, contract rights, and chattel paper of the Debtor, including but not limited to cash; accounts receivable; bank accounts; certificates of deposit; securities; promissory notes; rents; rights (if any) to amount held in escrow; insurance proceeds; condemnation rights; deposits; judgements, liens and causes of action; warranties and guarantees.

8. The interest of the Debtor in any cash escrow fund and in any and all funds, securities, instruments, documents and other property which are at any time paid to, deposited with, under the control of, or in the possession of the Secured Party, or any of its agents, branches, affiliates, correspondents or others acting on its behalf, which rights shall be in addition to any right of set-off or right of lien that the Secured Party may otherwise enjoy under applicable law, regardless of whether the same arose out of or relates in any way, whether directly or indirectly, to the Project located upon the Property.

9. The interest of the Debtor in and to any and all funds created or established and held by the Trustee pursuant to any indenture of trust or similar instrument authorizing the issuance of bonds or notes for the purpose of financing the Project located upon the Property.

10. Any collateral provided by the Debtor or for its account to each and every issuer of a letter of credit, subject to the prior claim of the issuer of any such letter of credit to such collateral.

11. All inventory, including raw materials, components, work-in-process, finished merchandise and packing and shipping materials.

12. Proceeds, products, returns, additions, accessions and substitutions of and to any or all of the above.

13. Any of the above arising or acquired by the Debtor or to which the Debtor may have a legal or beneficial interest in on the date hereof and at any time in the future.

14. Any of the above which may become fixtures by virtue of attachment to Property.

15 All of the records and books of account now or hereafter maintained by or on behalf of the Debtor in connection with the Project.

16.All names now or hereafter used in connection with the Project and the goodwill associated herewith.

Construction Contract  U.S. Department of Housing
Lump Sum               and Urban Development
                       Office of Housing
                       Federal Housing Commissioner

CMB Approval No. 2502-0011 (Exp )

Public Reporting Burden for this collection of information is estimated to average 0.40 hours per response, including the time for reviewing instructions, searching data sources, gathering and maintaining other data needed and completing and reviewing the collection of information. Send comments regarding this burden or any other aspect of this collection of information, including suggestions for reducing this burden, to the Reports Management Officer, Office of Information PA and Systems, U.S. Department of Housing and Urban Development, Washington, DC 20410-3600 and to the Office of Management and Budget, Paperwork Re-j Project (2502-
0011), Washington, DC 20503. Do not send this completed form to either of these addresses.

This Agreement, made as of the 21st date of December 1994, between Quaker Construction Management (hereinafter called the Contractor) and North Cape Convalescent Center Associates, L.P. (hereinafter called the Owner).

Witnesseth, that the Contract and Owner, for the consideration hereinafter set out, agree as follows:

Article 1 Scope of Contract

A. The Contract between the parties is et forth in the Contract Documents, which consist of this Agreement, the Drawings and Specifications, which include the current edition of AIA Document A201, "General Conditions of the Contract for Construction", and Form HUD 2554, "Supplementary Conditions of the Contract for Construction." The provisions of this instrument and the said HUD Supplementary Conditions take precedence over all inconsistent provisions in the said AIA General Conditions. This Contract constitutes the entire agreement between the parties, and any previously existing contract concerning the work contemplated by the contract documents is hereby revoked.

B. The Contractor shall furnish all of the materials and perform all of the work (within the property lines) shown on, and in accordance with the Drawings and Specifications entitled North Cape Convalescent Center, HUD Project Number 035-43053, dated 12-21-94.

C. The Drawings, which are numbered SEE RIDER ATTACHED, and the Specifications, the pages of which are numbered SEE RIDER ATTACHED, have been prepared by J.K. Roller Architects (Design Architect). The Architect administering the Construction Contract (hereinafter and elsewhere in the Contract Documents, referred to as the "Architect) is J.K. Roller Architects.

D. A master set of said Drawings and Specifications, identified by the parties hereto and by the Design Architect, the Architect, and the Contract's Surety or Guarantor, have been placed on file with the Federal Housing Commission (hereinafter referred to as the "Commissioner"), and shall govern in all matters which arise with respect to such Drawings and Specifications.

E. Changes in the Drawings and Specifications or any terms of the Contract Documents, or orders for extra work, or changes by altering or adding to the work or which will change the design concept, may be effected only with the prior written approval of the Owner's Lender (more particularly identified below and hereinafter referred to as the "Lender") and the Commission under such conditions as either the Lender or the Commissioner may establish.

Article 2 - Time

A. The work to be performed under this Contract shall be menced within 10 days of this Agreement, and shall be completed by December 21, 1995. The time by which the work be completed may be extended in accordance with the terms said AIA General Conditions only with the prior written approval Commissioner.

B. The Contractor shall correct any defects due to faulty material workmanship which appear within one year from the date of completion.

C. If the work is not brought to final completion in accordance with Drawings and Specifications, including any authorized changes, date specified above, or by such date to which the contract time be extended, the contract sum stated in Article 3A below should be reduced by $2,141.83, as liquidated damages, for excess of delay until the date of final completion. When the Owner cost to HUD, the actual cost of interest, taxes, insurance, met insurance premiums and construction and permanent loan extra fees, as approved by the Commissioner, for the period from scheduled date of completion through the date construction is actually completed, shall be determined. The lessor of the liquidation to actual damages shall be applied. The applicable amount should be reduced by the project net operating income (as determined by the Commissioner) for the damage period.

D. The Owner and Contractor may amend this contract prior to endorsement (Insurance of advances projects) or upon execution of the construction contract (Insurance upon completion projects form prescribed by the Commissioner, to provide for an increase payment to the Contractor, which will result in an increase contract sum stated in Article 3A below, if the work is completed by the date specified in this contract. The Contractor will not be to any incentive payment resulting from early completion determines that the Contractor's cost certification, if required by Article 7 is fraudulent or materially misrepresents the Contractor's act of construction.

E. The date of final completion shall be the date the HUD representative signs the final HUD Representative's Trip report provided that the trip report is subsequently endorsed by the Chief Architect.

Article 3 - Contract Sum and Payments

A.  The Owner shall pay the contractor for the performance
Contract, as hereinafter provided the sum of $4,479,007.

B. Each month after the commencement of work hereunder, the Contractor shall make a monthly request on Form HUD 92448 for payment by the Owner for work done during the preceding month.
Each request for payment shall be filed at least 10 days before the date payment is desired. Subject to the approval of the Lender and the Commissioner, the Contractor shall be entitled to payment thereon in an amount equal to (1) the total value of classes of the work acceptably completed; plus (2) the value of materials and equipment not incorporated in the work, but delivered to and suitably stored at the site; plus (3) the value of components stored off-site in compliance with applicable HUD requirements; less (4) 10 percent holdback and less prior payments. The "Values" of (1), (2), and (3) shall be computed in accordance with the amounts assigned to classes of work in the "Contractor's and/or Mortgagor's Cost Breakdown", attached hereto as Exhibit "A". The Contractor agrees that no materials or equipment required by the Specifications will be purchased under a conditional sale contract or with the use of any security agreement or other vendor's title or lien retention instrument.

C. The balance due the Contractor hereunder shall be payable upon the expiration of 30 days after the work hereunder is fully completed, provided the following have occurred:

1) All work hereunder requiring inspection by municipal or other governmental authorities having jurisdiction has been inspected and approved by such authorities and by the rating or inspection organization, bureau, association or office having jurisdiction;

2) All certificates of occupancy, or other approvals, with respect to all units of the project have been issued by a State or local governmental authorities having jurisdiction; and

3) Permission(s)to Occupy (Form HUD-92485) for all units of the project have been issued by the Commissioner.

D. With its final application for payment by the Owner, the Contractor shall disclose, on a form prescribed by the Commissioner, all unpaid obligations contracted in connection with the work performed under this Contract. The Contractor agrees that within 15 days following receipt of final payment, it will pay such obligations in cash and furnish satisfactory evidence of such payment to the Owner.

Article 4 - Receipts and Releases of Liens

The Owner may require the Contractor to attach to each request for payment its acknowledgements of payment and all subcontractors' and material supplier's acknowledgements of payment for work done and materials, equipment and fixtures furnished through the date covered by the previous payment. Concurrently with the final payment, the Owner may require the Contractor to execute a waiver or release of lien for all work performed and materials furnished hereunder, and may require the Contractor to obtain similar waivers or releases from all subcontractors and material suppliers.

Article 5 - Requirements of Contractor

A. The Contractor shall furnish, at its own expense, all building and other permits, licenses, tools, equipment and temporary structures necessary for the construction of the project. The Contractor shall give all required notices and shall comply with all applicable codes, laws, ordinances, rules and regulations, and with the current regulations of the National Board of Fire Underwriters, wherever applicable. The Contractor further shall comply with the provisions of the Occupational Safety and Health Act of 1970. The Contractor shall immediately notify the Commissioner of the delivery of all permits, licenses, certificates of inspection, certificates of occupancy, and any other such certificates and instruments required by law, regardless of to whom issued, and shall cause them to be displayed to the Commissioner upon request.

B. If the Contractor observes that the Drawings and Specifications ar at variance with any applicable codes, laws, ordinances, rules or regulations, or protective covenants, it shall promptly notify the Architect in writing, and any necessary changes shall be made as provided in this contract for changes in the Drawings and Specifications. If the Contractor performs any work knowing it to be contrary to such codes, laws, ordinances, rules or regulations, or protective covenants, without giving such notice to the Architect, it shall bear all costs arising therefrom.

C. Upon completion of construction, the Contractor shall furnish to the Owner a survey showing the location on the site of all improvements constructed thereon, and showing the location of all water, sewer, gas and electric lines and mains, and of all exiting utility easements. Such survey shall be prepared by a licensed surveyor who shall certify that the work is installed and erected entirely upon the land covered by the mortgage and within any building restriction lines or said land, and does not overhang or otherwise encroach upon any easement or right-of-way of others. In addition, the Contractor shall furnish additional surveys when required by the Owner for any improvements, including structures and utilities, not theretofore located on a survey. The Contractor shall furnish copies of such survey required hereunder for the Lender and the Commissioner.

D. The Contractor shall assume full responsibility for the maintenance of all landscaping which may be required by the Drawings and Specifications until such time as both parties to this Contract shall receive written notice from the Commissioner that such landscaping has been finally completed. The Owner hereby agrees to make available to the Contractor, for such purpose, without cost to the latter such facilities as water, hose and sprinkler.

Article 6 - Assurance of Completion

The Contractor shall furnish to the Owner assurance of completion of the work in the form of (specify) Performance Bond - Dual
Obligee and Payment bond each in the Penal Sum of $4,479,007.00.

Such assurance of completion shall run to the Owner and the Lender as obligees and shall contain a provision whereby the Surety agrees that any claim or Right of Action that either the Owner or the Lender might have thereunder may be assigned to the Commissioner.

Article 7 - Cost Certification

In the event the Commissioner determines that there is an identity of interest between the Contractor and the Owner, the Contractor shall certify on a form prescribed by the Commissioner, its cost incurred, in the performance of work, under this Contract.



Article 8 - Right of Entry and Interpretation

A. The Lender and its agents or assigns and the Commissioner and his/her agents shall, at all times during construction, have the right of entry and free access to the project and the right to inspect all work done and materials, equipment and fixtures furnished, installed and stored in and about the project. For such purposes, the Contractor shall furnish such enclosed working space as the Lender or Commissioner may require and find acceptable as to location, size, accommodation and furnishings.

B. The Commissioner shall also have the right to interpret the Contract Documents and to determine compliance therewith,

Article 9 - Assignments, Subcontracts and Termination

A. This Contract shall not be assignable by either party without the prior written consent of the other party, the Lender and the Commissioner, except that the Owner may assign the Contract, or any rights hereunder, to the Lender or the Commissioner.

B. The Contractor shall not subcontract all of the work to be performed hereunder without the prior written consent of the Owner, the Lender, and the Commissioner.

C. Upon request by the Owner, the Lender or the Commissioner, the Contractor shall disclose the names of all persons with whom it has contracted or will contract with respect to work to be done and materials and equipment to be furnished hereunder.

D. The Contractor understands that the work under this contract is to financed by a building loan to be secured by a mortgage and insured by the Commissioner, and that the terms of said loan are set forth in a building Loan Agreement between the Owner as Borrower and Republic Realty Mortgage Corporation as Lender. The contractor further understands that said Building Loan Agreement provides that, in the event of the failure of the Owner to perform its obligations to the Lender thereunder, the Lender may, as attorney-in-fact for the Owner, undertake the completion of the project in accordance with this Contract. In the event the Lender elects not to undertake such completion, the Contractor's obligations under this contract shall terminate.

IN WITNESS WHEREOF, the parties to these presents have executed this contract in six (6) counterparts, each of which shall be deemed an original, in the year and day first above mentioned.

NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P.

BY:  Geriatric and Medical Services, Inc.,
     General Partner

BY: Andrew G. Conn, Assistant Vice President

ATTEST: James J. Wankmiller, Secretary

Quaker Construction Management

BY: James Methven, Exec. Vice President

ATTEST:

Dawn Morton, Asst. Sec.


Replaces Form FHA-2442 which is obsolete
Previous Editions are obsolete
Form HUD-92442 (3-9)
ref Handbook 443C
COMMONWEALTH OF PENNSYLVANIA

COUNTY OF PHILADELPHIA

On this 19th day of December, 1994 before me, the undersigned officer; personally appeared Andrew G. Conn, who acknowledged himself to be the Assistant Vice President of Geriatric and Medical Services, Inc., the corporation named in the foregoing instrument as the General Partner of North Cape Convalescent Center, Associates, L.P., a limited partnership and that he as such Assistant Vice President of the General Partner, being authorized to do so, executed the foregoing instrument for the purposes therein contained in the name of such Limited Partnership by himself as Assistant Vice President of the General Partner, on behalf of said limited partnership.

IN WITNESS WHEREOF,  I hereunto set my hand and official seal


Marie E. Chaney
Notary

My Commission Expires:

       Notarial Seal
Marie E. Chaney, Notary Public
City of Philadelphia, Phila. County
My Commission Expires September 22, 1997

STATE OF NEW JERSEY

COUNTY OF CAMDEN


On this 20th day of December, 1994, before me personally came James Methven, to me known, who being by me duly sworn, did depose and say that he is the Executive Vice President of QUAKER CONSTRUCTION MANAGEMENT, the Corporation described in and which executed the above instrument; that he knows the seal of said Corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the order of the Board of Directors of said Corporation, and that he signed his name thereto by like order.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal on the date and year last above written.

Lisa Ann Yuhas
Notary Public

Lisa Ann Yuhas
Notary Public of New Jersey
My commission Expires March 23, 1999



RIDER 1 TO
CONSTRUCTION CONTRACT-COST PLUS
BY AND BETWEEN
QUAKER CONSTRUCTION MANAGEMENT AND
NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P.
DATED AS OF DECEMBER 21, 1994

Delete from AIA Document A201, "General Conditions of the Contract for Construction, section 4.5 "Arbitration", and substitute the following therefore:

4.5 Disputes

4.5.1. Except for disputes arising from Form HUD 2554, Supplement to the General Conditions of the Contract for Construction, Article 1, "Labor Standards" (Development), all disputes arising under or relating to this contract, including any claims for damages for the alleged breach thereof which are not disposed of by agreement, shall be presented in writing to the architect hereinafter referred to as the contracting Officer, the Contracting Officer shall, with reasonable promptness, render his/her decision to the contractor in writing.

4.5.2. Unless the Contractor, within 30 days after receipt of the Contracting Officer's decision, shall notify the Contracting
Officer in writing that it takes exception to such decision, the decision shall be final and conclusive.

4.5.3. Provided the Contractor has (1) given the notice within the time stated in (b) above, and (2) excepted its claim relating to such decision from the final release, and (3) brought suit against the Mortgagor not later than one year after receipt of final payment or if final payment has not been made, not later than one year after the Contractor has had a reasonable time to respond to a written request by the mortgagor that it submit a final voucher and release, which ever is earlier, then the Contracting Officer's decision shall not be final or conclusive but the dispute shall be determined on the merits by a court of competent jurisdiction.

4.5.4. Whether or not the Contractor presents a claim to the Contracting Officer or takes exception to the decision of the Contracting Officer, it shall, unless directed otherwise by the Contracting Officer, proceed with the work as directed, but only if said directive in previously approved in writing, by HUD.

NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P.

BY: Geriatric and Medical Services, Inc., General Partner

By: Andrew G. Conn, Assistant Vice President

ATTEST:  James J. Wankmiller, Secretary

QUAKER CONSTRUCTION MANAGEMENT

By: James Methven, Executive Vice President

ATTEST: Dawn Morton, Asst. Sec.
SHEET INDEX  NORTH CAPE FHA PROJECT 035-43053

Issued  for                                       Issued
HUD DWG.1  Sheet No.  Sheet Title         HUD     N.J.D.O.H.

1   S    Cover Sheet      4/15/94   3/21/94

2  SD1   Survey Plan      4/15/94   2/7/94
3  SD2   Site Plan        4/15/94   3/11/94
4  SD3   Landscaping Plan 4/15/94   2/10/94
5  SD4   Landscaping Plan 4/15/94
6  SD5   Landscaping Plan 4/15/94
7  SD6   Landscaping Plan 4/15/94
8  SD7   Site Light Plan  4/15/94   2/10/94
9  SD8   Site Details     4/15/94   2/10/94

10  A1   Fst Fl Key Plan  4/15/9    1/24/94
11  A2   Sec. Fl Key Plan 4/15/94   1/24/94
12  A3   First Floor Plan:
         LTC wing         4/15/94   1/24/94
13  A4   Fst Fl Pln Admin
         and Service      4/15/94   3/21/94
14  A5   Second Floor
         Plan RHC Wing    4/15/94   3/14/94
15  A6   Second Floor
         Plan: Admin and
         service          4/15/94   1/24/94
16  A7   Reflected Ceiling
         Plan first floor
         resident                4/15/94      1/24/94
17  A8   Reflected Ceiling Plan
         first floor admin 4/15/94            3/21/94
18  A9   Reflected Ceiling Plan
         2nd floor resident 4/15/94 3/14/94
19  A10  Reflected Ceiling Plan
         2nd floor admin    4/15/94 3/21/94
20 A11-A Roof Plan - resident wing            4/15/94
21 A11-B Roof Plan - Admin and
         service wing                4/15/94
22 A12   Elevations         4/15/94  1/24/94
23 A13   Elevations         4/15/94  1/24/94
24 A14   Elevation          4/15/94  1/24/94
25 A15   Wall sections      4/15/94  3/21/94
26 A16   Wall sections      4/15/94  1/24/94
27 A17   Large Scale Plans  4/15/94  3/21/94
28 A18   Large Scale Plans  4/15/94  1/24/94
29 A19   Kitchen Plan       4/15/94  3/21/94
30 A20   Mechanical and Laundry
         Room Plans        4/15/94   1/24/94
31 A21   Dining Room Plans 4/15/94   1/24/94
32 A22   Entrance Lobby and
         Activities Plan   4/15/94    1/24/94
33 A23   Stairs/Elevators  4/15/94    12/27/93
34 A24   Stairs/Elevators  4/15/94    1/20/94
35 A25   Stairs/Elevators  4/15/94    1/20/94
36 A26   Door Schedule and
         Details           4/15/94    3/21/94
37 A27   Finish Schedule   4/15/94    3/21/94

38  S1   Foundation Plan:
         Resident Wing     4/15/94    3/24/94
39 S2    Foundation Plan: Admin
         and service wing  4/15/94    3/24/94
40 S3    Second floor framing
         plan: resident wing 4/15/94  3/24/94
41 S4    Second floor framing 4/15/94 3/24/94
         plan: service and admin wings
42 S5    Roof framing plan:
         resident wing     4/15/94    3/24/94
43 S6    Roof framing plan: service
         and admin wings   4/15/94    3/24/94
44 S7    Structural details 4/15/94   3/24/94

45 M1    HVAC Plan: 1st floor
         LTC wing           4/15/94  12/27/93
46 M2    HVAC Plan: first floor
         service and admin wings 4/15/94 1/10/94
47 M3    HVAC Plan: Second floor
         RHC wing           4/15/94   3/14/94
48 M4    HVAC Plan: Second floor
         Service and admin wings  4/15/94 3/14/94
49 M5    HVAC Schedules    4/15/94     1/10/94
50 M6    Details and Notes 4/15/94    12/27/93

51 P1    Plumbing Plan: 1st floor
         LTC wing           4/15/94     3/2/94
52 P2    Plumbing Plan: 1st Floor
         Service and admin wings 4/15/94 3/2/94
53 P3    Plumbing Plan: 2nd floor
         RHC wings         4/15/94      3/14/94
54 P4    Plumbing Plan: 2nd floor
         service and admin
                            4/15/94     12/27/93
         wings
55 P5    Sanitary riser diagram
         and notes          4/15/9        3/14/94
56 P6    Domestic water piping
         details           4/15/94        3/14/94
57 P7    Kitchen plumbing  4/15/94        3/14/94
58 P8    Attic sprinkler plan 4/15/94    12/27/93

59 E1    Power, lighting and
         signals: 1st floor LTC wing 4/15/9 1/26/94
60 E2    Power, lighting and
         signals: 1st floor service
         and admin wings   4/15/94   3/21/94
61  3    Power, lighting and
         signals: 2nd floor
         RHC wings         4/15/94    3/9/94
62 E4    Power, lighting and
         signals: 2nd floor service
         and admin wings   4/15/94   1/26/94
63 E5    Symbols, Notes and Details   4/15/94 12/13/94
64 E6    Free alarm riser diagram   4/15/94   12/13/94
65 E7    Kitchen Power Plan  4/15/94  1/26/94
66 E8    Electrical panel schedules 4/15/94 1/26/94

HUD 1
Supplementary Conditions of the
Contract for Construction

U.S. Department of Housing and Urban Development

Article 1 - Labor Standards

Instructions

Whenever only FHA mortgage insurance is involved, use paragraph (A) and (C) of Article 1 - Labor Standards. Whenever any direct form of assistance (Section 8, section 202, direct loans, grants, ) is involved, use paragraphs (A) and (B); and (C) of Article 1 - Labor Standards.

Applicability

The Project or Program to which the construction work covered by this contract pertains is being assisted or insured by the United States of America and the following Federal Labor Standards Provisions are included in the Contract or related instrument pursuant to the provisions applicable to such Federal assistance or insurance.

A.1.(i) Minimum Wages. All laborers and mechanics employed or working upon the site of the work (or under the United States Housing Act of 1937 or under the Housing Act of 1949 in the construction or development of the project) will be paid unconditionally and not less often than once a week and without subsequent deduction or rebate on any account (except such payroll deductions as are permitted by regulations issued by the Secretary of Labor under the Copeland Act (29 CFR Part 3), the full amount of wages and bona fide fringe benefits (or cash equivalents thereof) due at time of payment computed at rates not less than those contained in the wage determination of the Secretary of Labor which is attached hereto and made a part hereof, regardless of any contractual relationship which may be alleged to exist between the contractor and such laborers and mechanics. Contributions made or costs reasonably anticipated for bona fide fringe benefits under
Section 1(b)(2) of the Davis-Bacon Act on behalf of laborers or mechanics are considered wages paid to such laborers or mechanics, subject to the provisions of 29 CFR 5.5(a)(1)(iv); also regular contributions made or costs incurred for more than a weekly period (but not less often than quarterly) under plans, funds, or programs, which cover the particular weekly period, are deemed to be constructively made or incurred during such weekly period.

Such laborers and mechanics shall be paid the appropriate wage rate and fringe benefits on the wage determination for the classification of work actually performed, without regard to skill, except as provided in 29 CFR Part 5.5(a)(4). Laborers or mechanics performing work in more than one classification may be compensated at the rate specified for each classification for the time actually worked therein. Provided, that the employer's payroll records accurately set forth the time spent in each classification in which work is performed. The wage determination (including any additional classification and wage rates conformed under 29CFR Part 5.5(a)(1)(ii) and the David-Bacon poster (WH-1321) shall be posted at all times by the contractor and its subcontractors at the site of the work in a prominent and accessible place where it can be easily seen by the workers.

(ii)(a) Any class of laborers or mechanics which is not listed in the wage determination and which is to be employed under the contract shall be classified in conformance with the wage determination. HUD shall approve an additional classification and wage rate and fringe benefits therefore only when the following criteria have been met

(1) The work to be performed by the classification requested is not performed by a classification in the wage determination; and
(2) The classification is utilized in the area by the construction industry, and
(3) The proposed wage rate, including bona fide fringe benefits, bears a reasonable relationship to the wage rates contained in the wage determination.

(b) If the contractor and the laborers and mechanics to be employed in the classification (if known) or their representatives, and HUD or its designee agree on the classification and wage rate (including the amount designee agrees on the classification and wage rate (including the amount designated for fringe benefits where appropriate), a report of the action taken shall be sent by HUD or its designee to the Administrator of the Wage and Hours Division, Employment Standards Administration, U.S. Department of Labor, Washington, DC 20210. The Administrator, or an authorized representative, will approve, modify, or disapprove every additional classification action within 30 days of receipt and so advise HUD or its designee or will notify HUD or its designee within the 30 day period that additional time is necessary. (Approved by the Office of Management and Budget under OMB control number 1215-0140).

(c) In the event the contractor, the laborers or mechanics to be employed in the classification or their representatives and HUD or its designee do not agree on the proposed classification and wage rate (including the amount designated for fringe benefits where appropriate). HUD or its designee shall refer the questions including the view of all interested parties and the recommendation of HUD or its designee to the Administrator for determination. The Administrator or an authorized representative will issue a determination within 30 days of receipt and so advise HUD or its designee or will notify HUD or its designee with the 30 day period that additional time is necessary. (Approved by the Office of Management and Budget under OMB Control Number 1215-0140).


(d) The wage rate (including fringe benefits where appropriate) determined pursuant to subparagraphs A1 (ii)(b) or (c) of this paragraph shall be paid to all workers performing work in the classification under this contract from the first day on which work is performed in the classification.

(iii) Whenever the minimum wage rate prescribed in the contract for a class of laborers of mechanics includes a fringe benefit which is not expressed as an hourly rate, the contractor shall either pay the benefit as stated in the wage determination or shall pay another bona fide fringe benefit or an hourly cash equivalent.

(iv) If the contractor does not make payments to a trustee or other third person, the contractor may consider as part of the wages of any laborer or mechanic the amount of any costs reasonably anticipated in providing bona fide fringe benefits under a plan or program, provided that the Secretary of Labor has found, upon the written request of the contractor, that the applicable standards of the Davis-Bacon Act have been met. The Secretary of Labor may require the contractor to set aside in a separate account assets for the meeting of obligations under the plan or program.
(Approved by the Office of Management and Budget under OMB Control Number 1215-0140).

(2) Withholding. HUD or its designee shall upon its own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld from the contractor under this contract or any other federal contract with the same prime contractor, or any other Federally assisted contract subject to Davis-Bacon prevailing wage requirements, which is held by the same prime contractor so much of the accrued payments or advances as may be considered necessary to pay laborers and mechanics including apprentices, trainees and helpers employed by the contractor or any subcontractor the full amount of wages required by the contract in the event of failure to pay any laborer or mechanic, including any apprentice, trainee or helper, employed or working on the site of the work (or under the United States Housing Act of 1937 or under the Housing Act of 1949 in the construction or development of the project) all or part of the wages required by the contract HUD or its designee may, after written notice to the contractor, sponsor, applicant or owner, less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any trainee performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. In the event the Employment and Training Administration withdraws approval of a training program, the contractor will no longer be permitted to utilize trainees at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

(iii) Equal employment opportunity, the utilization of apprentices, trainees, and journeymen under this part shall be in conformity with the equal employment opportunity requirements of Executive
Order 11246, as amended and 29 CFR Part 30.

5. Compliance with Copeland Act requirements. The contractor shall comply with the requirements of 29 CFR Part 3 which are incorporated by reference in this contract.

6. Subcontracts. The contractor or subcontractor will insert in any subcontracts the clauses contained in 29 CFR 5.5(a) (1) through
(10) and such other clauses as HUD or its designee may by appropriate instructions require and also a clause requiring the subcontractors to include these clauses in any lower tier subcontracts. The prime contractor shall be responsible for the compliance by any subcontractor or lower tier subcontractor with all the contract clauses in 29 CFR Part 5.5.

7. Contract termination; debarment. A breach of the contract clauses in 29 CFR 5.5 may be grounds for termination of the contract and for debarment as a contractor and a subcontract as provided in 29 CFR 5.12.

8. Compliance with Davis-Bacon and Related Act Requirements. All rulings and interpretations of the Davis-Bacon and Related Acts contained in 29 CFR Parts 1,3 and 5 are herein incorporated by reference in this contract.

9. Disputes concerning labor standards. Disputes arising out of the labor standards provisions of this contract shall not be subject to the general disputes clause of this contract. Such disputes shall be resolved in accordance with the procedures of the Department of Labor set forth in 29 CFR Parts 5,6 and 7. disputes within the meaning of this clause include disputes between the contractor (or any of its subcontractors) and HUD or its designee, the U.S. Department of Labor, or the employees or their representatives.

10. (i) Certification of Eligibility. By entering into this contract, the contractor certifies that neither it (nor he or she) nor any person of firm who has an interest in the contractor's firm is a person or firm ineligible to be awarded Government contracts by virtue of Section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1) or to be awarded HUD contracts or participate in HUD programs pursuant to 24 CFR Part 24.

(ii) No part of this contract shall be subcontracted to any person or firm ineligible for award of a government contract by virtue of
Section 3(A) of the Davis-Bacon Act or 29 CFR 5.12(a)(1) or to be awarded HUD contracts or participate in HUD programs pursuant to 24 CFR Part 24.

(iii) The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001. Additionally, U.S. Criminal Code, Section 1010, Title 18,U.S.C., "Federal Housing Administration Transactions", provides in part "Whoever, for the purpose of. . . . influencing in any way the action of such
Administration.. makes, utters or publishes any statement, knowing the same to be false...shall be fined not more that 5,000 thousand dollars or imprisoned not more than two years/or both.

B. Contract Work Hours and Safety Standards. As used in this paragraph, the terms "laborers" and "mechanics" include watchmen and guards.

(1) Overtime Requirements. No contractor or subcontractor contracting for any part of the contract work which may require or involve the employment of laborers or mechanics shall require or permit any such laborer or mechanic in any workweek in which he or she is employed on such work to work in excess of eight hours in any calendar day or in excess of forty hours in such workweek unless such laborer or mechanic receives compensation at a rate not less than one and on-half times the basic rate of pay for all hours worked in excess of eight hours in any calendar day or in excess of forty hours in such workweek, whichever is greater.

(2) Violation; liability for unpaid wages; liquidated damages. In the event of any violation of the clause set forth in subparagraph
(1) of this paragraph, the contractor and any subcontractor responsible therefor shall be liable for the unpaid wages. In addition, such contractor and subcontractor shall be liable to the United States (in the case of work done under contract for the District of Columbia or a territory, to such district or to such territory) for liquidated damages. Such liquidated damages shall be computed with respect to each individual laborer or mechanic, including watchmen and guards, employed in violation of the clause set forth in subparagraph (1) of this paragraph. In the sum of ten dollars for each calendar day on which such individual was required or permitted to work in excess of eight hours or in excess of the standard workweek of forty hours without payment of the overtime wages required by the clause set forth in subparagraph (1) of this paragraph.

(3) Withholding for unpaid wages and liquidated damages. HUD or its designee shall upon its own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld, from any moneys payable on account of work performed by the contractor or subcontractor under any such contract or any other Federal contract with the same prime contractor, or any other Federally assisted contract subject to the Contract Work Hours and Safety Standards Act, which is held by the same prime contractor such sums as may be determined to be necessary to satisfy any liabilities of such contractor or subcontractor for unpaid wages and liquidated damages as provided in the clause set forth in subparagraph (2) of this paragraph.

(4) Subcontracts. the contractor or subcontractor shall insert in any subcontracts the clauses set forth in subparagraph (1) through
(4) of this paragraph and also a clause requiring the subcontractors to include these clauses in any lower tier subcontracts. The prime contractor shall be responsible for compliance by any subcontractor or lower tier subcontractor with the clauses set forth in subparagraphs (1) through (4) of this paragraph.

C. The contractor will be required to execute FHA Form No.2403.A. Contractor's Prevailing Wage Certificate, as a condition precedent to insurance by the Federal Housing Administration of that certain mortgage loan, or an advance thereof, made or to be made by the mortgagee in connection with the construction of the project.

Article 2 - Equal Employment Opportunity

The applicant hereby agrees that it will incorporate or cause to be incorporated into any contract for construction work, or modification thereof as defined in the regulations of the Secretary of Labor at 41 CFR Chapter 60, which is paid for in whole or inpart with funds obtained from the Federal Government or borrowed on the credit of the Federal Government pursuant to a grant contract, loan insurance or guarantee or undertaken pursuant to any Federal program involving such grant contract, loan, insurance, or guarantee the following equal opportunity clause.

During the performance of this contract the Contractor agrees as follows:

A. The contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The contractor will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex or national origin. Such action shall include, but not be limited to the following: Employment, upgrading demotion, or transfer, recruitment or recruitment advertising, layoff or termination, rates of pay or other forms of compensation and selection for training including apprenticeship. The contractor agrees to post in conspicuous places available to employees and applicants for employment notices to be provided setting forth the provisions of this nondiscrimination clause.

B. The contractor will, in all solicitations or advertisements for employees placed by or on behalf of the contractor state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex or national origin.

C. The contractor will send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding a notice to be provided advising the said labor union or worker's representatives of the contractor's commitments hereunder, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

D.  The contractor will comply with all provisions of Executive
Order 11246 of September 24, 1965 and of the rules, regulations, and relevant orders of the Secretary of Labor.

E. The contractor will furnish all information and reports required by Executive Order 11246 of September 24, 1965 and by rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to its books, records and accounts by the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations and orders.

F. In the event of the contractor's noncompliance with the nondiscrimination clauses of this contract or with any of the said rules, regulations or orders, this contact may be canceled, terminated, or suspended in whole or in part and the contractor may be declared ineligible for further government contracts or federally assisted construction contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulations or order of the Secretary of Labor, or as otherwise provided by law.

G. The contractor will include the portion of the sentence immediately preceding paragraph A and the provisions of paragraphs A through G in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The contractor will take such action with respect to any subcontract or purchase order as the Secretary of Housing and Urban Development or the secretary of Labor may direct as a means of enforcing such provisions, including sanctions for noncompliance. Provided however, that in the event the Contractor becomes involved in, or is threatened with, litigation with subcontractor or vendor as a result of such direction by the Secretary of Housing and Urban Development or the secretary of Labor, the contractor may request the United States to enter into such litigation to protect the interests of the United States.

H. The applicant further agrees that it will be bound by the above equal opportunity clause with respect to its own employment practices when it participates in federally assisted construction work. Provided, that if the applicant so participating is a State or local government the above equal opportunity clause is not applicable to any agency, instrumentality or sub-division of such government which does not participate in work on or under the contract.

1. The applicant agrees that it will assist and cooperate actively with the administering agency and the Secretary of Labor in obtaining the compliance of contractors and subcontractors with the equal opportunity clause and the rules, regulations, and relevant orders of the Secretary of Labor, that it will furnish the administering agency and the Secretary of Labor such information as they may require for the supervision of such compliance, and that it will otherwise assist the administering agency in the discharge of the agency's primary responsibility for securing compliance.

J. The applicant further agrees that it will refrain from entering into any contract or contract modification subject to Executive Order 11246 of September 24, 1965, with a contractor debarred from, or who has not demonstrated eligibility for, Government contracts and federally assisted construction contracts pursuant to the Executive Order and will carry out such sanctions and penalties for violation of the equal opportunity, clause as may be imposed upon contractors and subcontractors by the administering agency or the Secretary of Labor pursuant to Part II, Subpart D of the Executive order. In addition, the applicant agrees that it if fails or refuses to comply with these undertakings, the administering agency may take any or all of the following actions: Cancel, terminate, or suspend in whole or in part this grant (contract, loan, insurance, guarantee), refrain from extending any further assistance to the applicant under the program with respect to which the failure or refund occurred until satisfactory assurance of future compliance has been received from such applicant and refer the case to the Department of Justice for appropriate legal proceedings.

Article 3 - Equal Opportunity for Business and Lower Income Persons Located Within the Project Area

(Applicable to Section 236 projects where the estimated replacement cost of the project as determined by the Secretary of Housing and Urban Development exceeds $500,000 and to all projects, including
Section 236 regardless of estimated replacement cost, receiving rent supplement assistance under Title I, Section 101 of the Housing and Urban Development act of 1965).

A. The work to be performed under this contract is on a project assisted under a program providing direct Federal financial assistance from the Department of Housing and Urban Development and is subject to the requirements of Section 3 of the Housing and Urban Development Act of 1968 as amended, 12 U.S.C. 1701u. Section 3 requires that to the greatest extent feasible opportunities for training and employment be given lower income residents of the unit of local government or the metropolitan area (or nonmetropolitan county) as determined by the Secretary of Housing and Urban-Development in which the projects located and contracts for work in connection with the project be awarded to business concerns which are located in, or owned, in substantial part by persons residing in the same metropolitan area (or nonmetropolitan county) as the project.

Article 4 - Health and Safety

A. No laborer or mechanic shall be required to work in surroundings or under working conditons which are unsanitary hazardous, or dangerous to his health and safety, as determined under construction, safety and health standards promulgated by the Secretary of Labor by regulation.]

B. The contract shall comply with all regulations issued by the Secretary of Labor pursuant to title 29 Part 1926 (formerly part
151B) and failure to comply may result in imposition of sanctions pursuant to the contract Work Hours and Safety Standards Act (Public Law 91-54.83 Stbt 96).

C. The Contractor shall include the provisions of the Article in every subcontract so that such provisions will be binding on each subcontractor. The contractor shall take such action with repsect to any subcontract as the Secretary of Housing and Urban Development of the Secretary of Labor shall direct as a means of enforcing such provisions.

Federal Housing Administration
Contractor's and/or Mortgagor's
Cost Breakdown
(Schedule of Values)

Date: 7-8-94
Geriatric and Medical Co., Inc.
Name of Project: North Cape Convalescent Center
Project No.: 035-43053
Location: Townbank and Shunpike Roads
Lower Township, Cape May, New Jersey

This form represents the contractors and/or Mortgagors line costs and services as a basis for distributing dollar amounts when incurred advances are requested. Detailed instructions for completing this form are included on the reverse side.

Line Div   Trade Item   Cost    Trade Description
1    3     Concrete   174,295   footings flat work, special shapes
2    4     Masonry     95,808   Subgrade block, block work
3    5     Metals     205,131   Structural steel, reinforcing
4    6     Rough carpentry
                      226,480   Framing, metal studs, trusses,
                                sheathing
5    6     Finish carpentry
                     133,785    Labor to install doors, hardware,
                                millwork
6    7     Wtrproof   13,300    Seal brick and stucco area
7    7     Insulation 47,600    Wall insulation, roof insulation,
                                spray fireproofing
8    7     Roofing    92,10     Shingles, flashing and roof work
9    7     Sheet metal    0     with roofing
10   8     Doors    117,450     Doors, frames and hardware
11   8     Windows   40,250     Windows, glass doors installed and
                                material
12   8    Glass      26,000     Entrance and interior glazing
13   9    Lath/Plstr133,200     Stucco, dryyit areas material and
                                labor
14   9    Drywall   198,762     Material and labor drywall gypsum
                                and finish, cut and patch
15   9    Tile work  42,000     Ceramic tile and payers
16   9    Acoustical 77,088     Acout. ceiling tiles common areas
17   9    Wood flooring   0     Not applicable
18   9    Resilient flooring
                    135,634     Sheetgoods, vinyl base and VCT
19   9    Painting/decorating
                    148,497     Wallcovering and painting of frames
20   10   Specialities
                     51,963     Equipment, tracks for curtains,
                                handicapped
21   11   Spec equip.     0
22   11   Cabinets   75,000     Including millwork
23   11   Appliances  4,800     Refrigerator, microwave,
                                nourishment station
24   12   Blinds/shades,
          artwork     5,640     Window shades, patient
                                rooms and common areas
25   12   Carpets    15,908
26   13   Special
          construction 78,056   Sprinklers
27     14 Elevators      80,000 Cabs, equipment, installation
                                of elevators
28 15   Plumbing/ht wtr 298,222 As per plan, toilets, sinks,
        HW heaters
29 15   Heat/Vent       424,296 As per plan, thru wall units,
                                common areas HVAC
30 15  Air conditioning       0 with heating and ventilation
31 16  Electrical       438,296 As per plan, service, switch gear,
                                outlets, lights
32   Subtotal 3,379,561
33   Accessory structure
34   Total (lines 32,33) 3,379,561
35 2 Earth work            114,300   Bldg. excavation, clearing
36 2 Sills utilities        95,600   Water service, sewer, storm
                                     water
37 2 Roads and walks   167,400       Vehicular paving curbs and
                                     walks
38 2 Site improvement    3,100
39 2 Lawn and planting  73,000  Landscaping, seeding and sod
40 2 Unusual site condition  0  Nonresidential and special exterior land
41 Total land imprvts 453,400   improvement (included in breakdown)
42  Tot. struct and land imprvts Offsite costs
3,832,961

            Description           Est. Cost

43    General Requirements 252,000  Traffic Light  7,992
44    Subtotal (lines 42,43)        Street improvement 53,560
                        4,084,961
45    Builder's overhead   81,800
46    Builder's profit    257,937
47    Subtotal (lines 44 thru 46)  Total 71,552
                        4,424,698
Other Fees
48           Cost certification 10,000
49           Other fees          10,000
50           Bond premises       44,309
51           Total for all improvements
             4,479,007
52
53           Total for all improvements
             less line 52
                              4,479,007

Mortgagor: North Cape Convalescent Center Associates, L.P.

Date 7/8/94
By: Andrew Conn, Sec. Geriatric and Medical Services, Inc.-General
Partner

Contractor: Quaker Construction Management, Inc.
          Date
7/8/94
By: James Methven, Exec. VP

FHA 7-28-94  Peter J. Catania  7-28-94
Treasury Analyst         date      Chm Cash Branch          date

FHA Geraldine McGorm 7-28-94
Chief Underwriter

4430.1 Rev 1
Appendix B

Department of Housing and Urban Development
Amendment to the Construction Contract
to Identify Identities of Interest Between
Owner/Contractor/Subcontractor/Architect

1. Definition of terms used in this Amendment.

a. Architect.  Architect administering the Construction Contract
b. HUD. The U.S. Department of Housing and Urban Development
c. Owner. The mortgagor/owner
d. Subcontractor. Any Project subcontractor, materials supplier, equipment lessor, or industrialized housing manufacturer/supplier.

2. The undersigned hereby certify that all identities of interest known to exist between the Owner and the Contractor, and/or between the Owner and/or the Contractor and the Architect and/or any Project subcontractor are listed herein. the Owner and the contractor shall each inform HUD in writing within 5 working days of its knowledge of any identity of interest that develops after execution of this contract.

List all Identities of Interest:

       None.

An Identity of Interest is construed to exist where:

1. The contractor, Architect and/or any subcontractor take any financial interest in the Project and/or Owner,as part of the consideration to be paid.

2. The Contractor advances any funds to the Owner or Atchitect; or the Architect advances any funds to the Owner, Contractor and/or any subcontractor; or any subcontractor advances any funds to the Owner, Contractor and/or Architect.



Page 1  9/92

4430.1 Rev 1

Appendix 8

3. The Owner has any financial interest in the Contractor, Architect and/or any subcontractor; or the Contractor has any financial interest in the Owner, architect and/or any subcontractor; or the architect has any financial interest in the Owner, Contractor and/or any subcontractor; or any subcontractor has any financial interest in the Owner, Contractor and/or Architect.

4. Any officer, director, stockholder or partner of the Owner has any financial interest in the Contractor, architect and/or any subcontractor; or any officer, director, stockholder or partner of the Contractor, has any financial interest in the Owner, Architect and/or any subcontractor; or any officer, director, stockholder or partner of the Architect has any financial interest in the Owner, Contractor and/or any subcontractor; or any officer, director, stockholder or partner of any subcontractor has any financial interest in the Owner, Contractor and/or Architect.

5. Any officer, director, stockholder or partner of the Owner is also an officer, director, stockholder or partner of the Contractor, Architect and/or any subcontractor; or any officer, director, stockholder or partner of the Contractor,is also an officer, director, stockholder or partner of the Owner, Architect and/or any subcontractor; or any officer, director, stockholder or partner of the Architect is also an officer, director, stockholder or partner of the Owner, Contracror, and/or any subcontractor; or any officer, director, stockholder or partner of any subcontractor is also an officer, director, stockholder or partner of the Owner, Contractor and/or Architect.

6. The Owner, \contractor and/or any subcontractor, or any officer, director, stockholder or partner of such Owner, Contractor and/or subcontractor provides any of the required architectural services; or where the Owner, Contractor and/or any subcontractor, or any officer, director, stockholder or partner of such Owner, Contractor and/or subcontractor, while not directly providing an architectural service, acts as a consultant to the Architect.

7. Any family relationships between the officers, directors, stockholders or partners of the Owner and officers, directors, stockholders or partners of the Contractor, Architect and/or any subcontractor; or between the officers, directors, stockholders or partners of the Contractor and officers, directors, stockholders or partners of the Owner, Architect and/or any subcontractor; or between any officers, directors, stockholder, or partners of the Architect and officers, directors, stockholders or partners of the Owner, Contractor and/or any subcontractor; or between any officers, directors, stockholder or partners of any subcontractor and the officers, directors, stockholders or partners of the Owner, Contractor and/or Architect which could cause or results in control or influence over prices paid and/or work accepted.

8. Any side deal, agreement, contract or undertaking, thereby altering, amending, or canceling any of the required closing documents, except as approved by HUD.

North Cape Convalescent       Quaker Construction Management
Center Associates, L.P.

By: Geriatric and Medical
Services, Inc., General Partner

By: Andrew G. Conn         By: James Methven
Asst. VP                   Exec. VP

Warning: Title 18 U.S.C. 1001, provides in part that whoever knowingly and willfully makes or uses a document containing any false, fictitious, or fraudulent statement or entry, in any matter in the jurisdiction of any department or agency of the United States, shall be fined not more than ten thousand dollars or imprisoned for not more than five years or both.
Dated: December 21, 1994


U.S. DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT
FEDERAL HOUSING ADMINISTRATION
ESCROW AGREEMENT
ADDITIONAL CONTRIBUTION BY SPONSORS

Whereas GERIATRIC AND MEDICAL SERVICES, INC. are sponsors of a project located Lower Township, New Jersey as FHA Project No. thirty five dash forty three hundred and fifty three, which project has been, is being, or will be constructed from the proceeds of a mortgage from North Cape Convalescent Center Associates, L.P. to Republic Realty Mortgage Corporation with respect to which mortgage the Federal Housing Commissioner has issued his commitment to insure, and without which insurance financing of the construction of the project as proposed by the sponsors could not be obtained, and

WHEREAS, said commitment is conditioned upon assurance that additional funds by made available or project purposes, primarily for the absorption of any deficit resulting from the operation of the project during the initial period of occupancy;

NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

1. That the sponsors have deposited with, Republic Realty Mortgage Corporation Depository,

 (a) in cash,

 (b) by an unconditional Irrevocable letter of credit issued to Depository by a banking institution,

 (c) in United States bearer bonds at market value,

Five hundred thousand dollars and no cents, receipt of which is acknowledged by the Depository, to be held and disbursed by the Depository as hereinafter set out.

2. Said deposit shall be held subject to disbursement of the direction of the Commissioner for a period of twelve months following final endorsement of the mortgage loan for insurance plus any additional period by which the beginning of amortization of the loan may be deferred. Disbursements for the escrow may be authorized monthly be the Commissioner to meet any cash deficit in the operation of the project for the period immediately following substantia completion of construction. In determining the amount of such cash deficit, effect will be given to the mortgagor's payments for amortization and deposits in the Reserve for Replacements but no effect will be given to depreciation, officers' salaries, and management fees paid to the owners or sponsors of the 2project of their nominees.


3. The deposit will be subject to immediate application to the mortgage debt in the event of default under the mortgage at any time prior to the expiration of the escrow period.

4. IT IS UNDERSTOOD AND AGREED that at the expiration of the escrow period, or at such earlier date as the Commissioner determines that the project has achieved sustaining occupancy and income, any balance remaining on deposit will be returned to the sponsor, without interest.

5. IT IS FURTHER UNDERSTOOD AND AGREED that the Depository will hold and disburse this escrow of the sole direction of the commissioner; and the sponsors hereby authorize the Depository, in the event the deposit hereunder in other than in cash,m to draw against the letter of credit or to sell the bonds to the extent necessary to provide the cash necessary to make the disbursements directed by the Commissioner.

6. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.


GERIATRIC AND MEDICAL SERVICES, INC.

Dated: December 21, 1994  By:  Andrew G. Conn, Asst. Vice President

ATTEST:


James J. Wankmiller, Secretary

ATTEST  REPUBLIC REALTY MORTGAGE CORPORATION


Raymond J. Walschinger,         By:  Jeaneda C. Bishop, Vice
President
Asst. Secretary

Promissory Note




$6,939,000 Boston, Massachusetts
May 31, 1995



FOR VALUE RECEIVEd, Norristown Nursing and Rehabilitation Center, Associates, L.P., a Pennsylvania limited partnership, having its principal place of business at care of Geriatric & Medical Companies, Inc., 5601 Chestnut Street, Philadelphia, Pennsylvania 19139 (hereinafter referred to as the "Maker") promises to pay to the order of Meditrust Mortgage Investments, Inc., a Delaware corporation (hereinafter referred to as the "Lender") (the Lender and each successor, owner, endorsee, bearer and holder of this Note being hereinafter referred to as the "Holder") at its principal place of business located at 197 First Avenue, Needham, Massachusetts, 02194, or at such other place as the Holder of this Note may from time to time designate in writing, in lawful money of the United States of America, in immediately available Federal funds or the equivalent, the principal sum of SIX MILLION NINE HUNDRED THIRTY-NINE THOUSAND DOLLARS ($6,939,000) (hereinafter referred to as the "Loan Amount") or so much thereof as shall have been advanced to the Maker, with interest on so much thereof as shall from time to time be outstanding at the rate of interest defined below as the "Interest Rate," except as otherwise specifically provided herein. Interest hereunder shall be calculated on the basis of a 360-day year, but charged for the actual days elapsed during each calendar year (or portion thereof) that the indebtedness evidenced by this Note remains outstanding.

This Note is referred to in that certain construction loan agreement of even date herewith by and between the Maker and the Holder (hereinafter referred to as the "Loan Agreement") and is in all respects subject to the provisions thereof.

1.Terms of Payment. The Maker shall make the following payments to the Holder:

(a) Commencing on June 1, 1995 and on the first day of each and every calendar month thereafter through and including the first day of the first month after the first (1st) anniversary (hereinafter referred to as the "First Anniversary Date") of the Conversion Date (as defined in the Loan Agreement) has occurred, the Maker shall pay to the Holder monthly installments of interest only in arrears with interest accruing on the outstanding principal balance calculated at the Interest Rate.

(b) Commencing on the first day of the second month after the First Anniversary Date has occurred and on the first day of each and every calendar month thereafter through and including the first day of the month immediately preceding the Maturity Date (as hereinafter defined), the Maker shall pay to the Holder monthly installments of principal and interest in arrears based upon the outstanding Loan Amount, and a twenty-five (25) year direct reduction amortization schedule, with interest accruing on such outstanding principal balance calculated at the Interest Rate.

(c)On the date which is ten (10) years from the Conversion Date (the "Maturity Date"), the Maker shall pay to the Holder the entire principal balance of the Loan Amount then remaining unpaid, together with accrued and unpaid interest thereon and any costs, charges and other amounts due under this Note and all of the other Loan Documents (as hereinafter defined). The period from the date hereof through the Maturity Date shall be referred to herein as the "Loan Term."

All payments hereunder received by the Holder shall be applied by the Holder, without any marshalling of assets, towards payment of the items immediately set forth below in the following order:

(a) interest due on any advances made by the Holder under the provisions of any of the other Loan Documents;

(b) the principal amount of any advances made by Holder under the provisions of any of the other Loan Documents;

(c) all Late Payment Charges (as hereinafter defined), attorneys' fees and expenses, court costs and all other amounts due under this Note, excluding the amounts described in subparagraphs (d), (e) and
(f) immediately below;

(d)  the Prepayment Fee (as hereinafter defined), if any;

(e) any and all accrued and unpaid interest due hereunder including, without limitation, "Additional
Interest" (as such term is defined in the Loan Agreement); and

(f) the outstanding principal balance due under this Note (and in the case of any prepayment allowed hereunder, in inverse order of maturity), provided, however, that the foregoing shall not be construed as permitting any prepayment of the outstanding principal balance (whether in whole or in part) except as otherwise specifically provided in Paragraph 3 of this Note.

2. Interest Rate. For the period from the date hereof through and including the day immediately preceding the Conversion Date, the Interest Rate shall be the rate announced, from time to time, by Fleet Bank of Connecticut, N.A. as its prime rate, plus 200 basis points, per annum. The Interest Rate for such period shall change as of any day upon which there is a change in such prime rate and shall be calculated on the basis of the actual number of days elapsed over a 360-day year. The Interest Rate shall be recalculated as of the Conversion Date (such calculation date is referred to herein as the "Interest Calculation Date"), and from the Interest Calculation Date through the Maturity Date, the Interest Rate shall be the greater of: (i) ten and three-quarters percent (10.75%) per annum or (ii) the rate per annum which is 365 basis points over the rate of interest of actively traded marketable United States Treasury Securities bearing a fixed rate of interest adjusted to a constant maturity of ten (10) years as published by the Federal Reserve Board (hereinafter referred to as the "Index"), using the Index in effect at the close of business on the Interest Calculation Date.

If the Interest Calculation Date should not fall on a Business Day, the recalculation referred to above shall be made using the Index in effect as of the close of business on the immediately preceding Business Day. In the event that the Index is no longer published or announced or becomes unascertainable for any reason, the Holder shall designate a comparable reference rate which shall be deemed to be the Index hereunder.

3.Prepayment. A prepayment fee (referred to herein as the Prepayment Fee) shall be paid to the Holder in the event that the loan evidenced by this Note is prepaid (or shall become due and payable) prior to the Maturity Date, whether such prepayment is voluntary or involuntary, including, without limitation, any prepayment which results from any default under any of the Loan Documents and an acceleration of the indebtedness due thereunder. The Maker shall have the right, at any time during the Loan Term, to prepay the entire outstanding principal balance provided that the Maker provide the Holder with at least ninety (90) days' prior written notice of its intent to prepay, which notice once given may not be revoked, and provided further, that the Maker pays to the Holder (upon the date for prepayment specified in the Maker's written notice), together with the entire outstanding principal balance, all accrued and unpaid interest (including, without limitation, Additional Interest) and any other costs, charges and sums due under this Note and all of the other Loan Documents, a "Prepayment Fee" equal to (and defined herein as) the greater of:
(i) the then present value, discounted by the Current Rate (as hereinafter defined), of the difference between (a)the product of the Interest Rate then in effect multiplied by the then outstanding Loan Amount, multiplied by the remaining number of years (or fraction thereof) of the Loan Term and (b) the product of the annual rate of interest (as of the date of prepayment) of actively traded marketable United States Treasury Securities bearing a fixed rate of interest adjusted for a constant maturity equal to the remaining number of years (rounded to the nearest year) of the Loan Term (hereinafter referred to as the "Current Rate"), multiplied by the then outstanding Loan Amount, multiplied by the remaining number of years (or fraction thereof) of the Loan Term or (ii) one percent (1%) of the then outstanding Loan Amount multiplied by the remaining number of years (or fraction thereof) of the Loan Term.

Notwithstanding the foregoing, provided that no Event of Default shall have occurred and be continuing under the Loan Documents and no event shall have occurred which, with the giving of notice or the passage of time or both, would constitute an Event of Default,
(a) the Maker shall have a single opportunity to prepay the outstanding Loan Amount, along with any other amounts due under the Loan on May 31, 2000 upon the payment of a prepayment fee equal to three and one-half percent (3.5%) of the then outstanding Loan Amount in lieu of the Prepayment Fee specified above, provided that the Borrower gives the Lender at least one hundred eighty (180) days (but no more than two hundred seventy (270) days) prior written notice of its intent to prepay, which notice once given may not be revoked and, provided, further that any such prepayment is made in full within thirty (30) days before, or on, May 31, 2000.

Except as expressly set forth in the immediately foregoing sentence, the Maker shall not be entitled to make any partial prepayments of principal at any time during the Loan Term without the prior written consent of the Lender, which consent may be withheld in the Lender's sole and absolute discretion. The Prepayment Fee shall be paid without prejudice to the rights of the Holder to collect any other amounts due to the Holder pursuant to the provisions of this Note or any of the other Loan Documents.

4. Security. This Note is secured, in part, by a certain Mortgage and Security Agreement of even date (referred to herein as the "Mortgage"), granted by the Maker, as mortgagor, to the Holder, as mortgagee, relating to a certain parcel of land described on EXHIBIT A attached hereto and incorporated by reference (the parcel of land described on EXHIBIT A is more particularly described in the Mortgage and, together with the improvements thereon, are hereinafter collectively referred to as the "Mortgaged Property", and the facility located on said parcel of land is hereinafter referred to as the "Facility") all as more particularly described therein, to be recorded with the applicable recording office.

This Note, the Loan Agreement, the Mortgage and all other documents and instruments evidencing or securing repayment of, or otherwise pertaining to and executed and delivered in connection with, the loan evidenced by this Note are collectively referred to herein as the "Loan Documents."

5.Acceleration of Maturity. Any one or more of the following events shall be defined as an "Event of Default":

(i)the failure to pay any installment of the principal indebtedness, interest (including, without limitation, Additional Interest) or of any other sum due under this Note or any of the other Loan Documents within ten (10) days following the date when such payment was due (provided, however, that there shall be no such grace period if any such installment of the principal indebtedness or interest is late more than twice in any twelve (12) month period);

(ii) the occurrence of any other default or breach of condition under this Note continuing for a period of thirty (30) days after notice by the Holder to the Maker; and

(iii) the occurrence of a default or breach of condition continuing beyond the expiration of any applicable notice and grace periods, if any, under any of the other Loan Documents.

Upon the occurrence of an Event of Default, at the option of the Holder, which may be exercised at any time after an Event of Default shall have occurred, the entire outstanding principal balance, together with all interest (including, without limitation, Additional Interest), costs, charges and other amounts due under this Note and all of the other Loan Documents, shall immediately become due and payable and upon such acceleration, all amounts due hereunder shall bear interest at the Advances Rate.

 In addition, at the Holder's option and without demand, notice or protest, the occurrence of any such Event of Default shall also constitute a default under all other agreements between the Holder and the Maker, any Affiliates (as defined in the Loan Agreement) of the Maker or of the Guarantor (as defined in the Loan Agreement), or the Guarantor or any endorser, surety or other guarantor of this Note and under all other instruments and papers given to the Holder by the Maker, any Affiliates of the Maker, the Guarantor, or any endorser, surety or other guarantor of this Note.

Any and all deposits or other sums at any time or times credited by or due from the Holder to, and all securities or other property in the possession of the Holder for safekeeping or otherwise and belonging to, the Maker, the Guarantor, or any endorser, surety or other guarantor of this Note or the obligations represented hereby are and shall be subject to a security interest in favor of the Holder to secure payment of this Note. Upon the occurrence of any of Event of Default and at any time or times thereafter, without any demand or notice, except to such extent as notice may be required by applicable law, the Holder may sell or dispose of any or all of such securities or other property and may exercise any and all of the rights accorded the Holder by the Massachusetts Uniform Commercial Code or other applicable state's Uniform Commercial Code. The Holder at any time and from time to time may apply or set off such deposits or other sums against the liability of the Maker, the Guarantor, or any endorser, surety or other guarantor whether or not such liability is then due. The provisions of this Paragraph 5 are cumulative and are not exclusive of any other rights that the Holder has with respect to such deposits, sums, securities or other property under other agreements or applicable principles of law. The Holder shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

6Late Charges; Interest Following Certain Events. In the event of any delinquency in the payment of any installment of principal and interest (including, without limitation, Additional Interest) or in the payment of any other monetary obligation under this Note or any of the other Loan Documents continuing for ten (10) days (hereinafter referred to as a "Late Payment"), the Maker shall pay the Holder a late payment charge of Two Hundred Fifty Dollars (250) (referred to herein as a "Late Payment Charge") for the month during which such delinquency occurs and for each month (or portion of the month) thereafter that the Late Payment remains unpaid, for the purpose of defraying the expenses incurred by the Holder in handling and processing such Late Payments. In addition to any Late Payment Charges which may become due hereunder, the Maker shall pay interest on any Late Payment, calculated at the Advances Rate, from the date upon which the Late Payment was originally due until the date that the Holder actually receives such Late Payment. It is understood that nothing contained in this Paragraph 6 shall be deemed to relieve the Maker of its obligations to make any and all payments due and payable to the Holder pursuant to the provisions of this Note or any of the other Loan Documents upon the dates set forth therein, it being acknowledged that time is of the essence.

7.Collection and Enforcement Costs. Upon demand, the Maker shall reimburse the Holder for all costs and expenses, including, without limitation, attorneys' fees and expenses and court costs, paid or incurred by the Holder in connection with the collection of any sum due hereunder, or in connection with the enforcement of any of the Holder's rights or the Maker's obligations under this Note or any of the other Loan Documents. Any amount due and payable to the Holder pursuant to the provisions of this Paragraph 8 shall bear interest at the Advances Rate.

8.Continuing Liability. The obligation of the Maker to pay the outstanding principal balance, interest (including, without limitation, Additional Interest) and all other costs, charges and sums due hereunder or under any of the other Loan Documents shall continue in full force and effect and in no way shall be impaired, until the actual payment thereof to the Holder. In the event of
(i) a sale, conveyance, transfer or other disposition of the Mortgaged Property, (ii) any further agreement given to secure the payment of this Note or (iii)any agreement or stipulation extending the time or modifying the terms of payment set forth herein; the Maker shall nevertheless remain obligated to pay the indebtedness evidenced by this Note, as extended or modified by any such agreement or stipulation, unless the Maker is released and discharged from such obligation by a written agreement executed by the Holder.

9.Joint and Several Liability. If more than one Person shall execute this Note, then each such Person shall be fully liable for all obligations of the Maker hereunder, and all such obligations shall be joint and several.

10.Amendments, Waivers and Modifications. None of the terms, covenants, conditions, warranties or representations contained in this Note may be renewed, replaced, amended, modified, extended, substituted, revised, waived, consolidated or terminated, except by an agreement, in writing, signed by the Person against whom enforcement is sought. The provisions of this Note shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, revisions, consolidations and modifications of the Loan Documents; and all references herein to the Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations, or modifications thereof.


Notwithstanding the foregoing, any reference contained herein, whether express or implied, to any renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents is not intended to constitute an agreement or consent by the Lender to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents; but, rather as a reference only to those instances where the Lender may give consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification, as the same may be required pursuant to the terms, covenants or conditions of the Loan Documents.

11.Waivers. The Maker, the Guarantor and any endorser, surety and other guarantor hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, suretyship defenses, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default (except notice of default as specifically elsewhere herein required), or enforcement of the payment of this Note, and agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder; and the Maker and all endorsers, sureties and other guarantors hereof consent to any and all extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder with respect to the payment or performance of any obligations under this Note and to the release of the Collateral (as defined in the Loan Agreement), or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder.

12.Contribution. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all liabilities, obligations and indebtedness to the Holder of the Person from whom contribution is sought have been satisfied in full.

13.Indemnification. With the exception of any claim arising out of an action brought by the Maker against the Holder in which a final decision is issued by a court in favor of the Maker and all appeal periods having lapsed or been exhausted, the Maker, the Guarantor, and each endorser, surety and other guarantor of this Note, shall indemnify, defend (with counsel acceptable to the Holder), and hold the Holder harmless against any claim brought or threatened against the Holder by the Maker, the Guarantor, by any endorser, surety or other guarantor, or by any other Person on account of the Holder's relationship with the Maker, the Guarantor, or any endorser, surety or other guarantor hereof (each of which may be defended, compromised, settled or pursued by the Holder with counsel of the Holder's selection, but at the expense of the Maker, the Guarantor, and any endorser, surety and other guarantor). The aforesaid indemnification agreement shall include, without limitation, attorneys' fees and expenses and court costs incurred by the Holder in connection with any such claims and with the enforcement of said indemnification. The provisions of this Paragraph 13 shall survive the complete payment and performance of the Mortgaged Indebtedness and the foreclosure of the Mortgage.

14.Successors and Assigns. This Note shall (i) be binding on the Maker and the Maker's heirs, executors, administrators, legal representatives and permitted successors and assigns and (ii)inure to the benefit of the Holder, any other Person who may now or hereafter hold any interest in the Loan and their respective successors and assigns. Notwithstanding the foregoing, the Maker shall not assign or otherwise transfer this Note or any of its rights or obligations hereunder without the express written consent of the Holder, in each instance, which consent may be withheld in the Holder's sole and absolute discretion.

15.Applicable Law. This Note is being executed and delivered in Boston, Massachusetts, and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, to the maximum extent that the parties may so lawfully agree, except that the laws of the Commonwealth of Pennsylvania, as the case may be, shall govern (i)this Note to the extent necessary for the Holder to perfect, protect or enforce the rights and remedies granted to it in this Note and to obtain the benefit of the rights and remedies set forth in the Loan Documents with respect to the Mortgaged Property and (ii)for procedural requirements which must be governed by the law of the state in which the Mortgaged Property is located.

16.Invalidity. If any provision of this Note or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note, nor the application of such provision to any other Person or circumstance shall be affected thereby, but rather the same shall be enforced to the maximum extent permitted by law. Notwithstanding the foregoing, if such provision relates to the payment of a monetary sum, then the Holder may, at its option, declare the entire indebtedness evidenced hereby due and payable upon sixty (60) days prior written notice to the Maker. Upon such acceleration, provided that an Event of Default has not occurred under the terms of this Note or any of the other Loan Documents, the Maker shall not be required to pay a Prepayment Fee to the Holder.

Notwithstanding the foregoing, it is the intention of the Maker and the Holder that if any provision of this Note is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

17.Usury. In the event that fulfillment of any provision of this Note or any of the other Loan Documents, at the time performance of such provision shall be due and as a result of any circumstance, shall involve transcending the limit of validity presently or hereinafter prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall the Maker be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the maximum rate, if any, permitted by law to be charged by the Holder; the right to demand any such excess being hereby expressly waived by the Holder.

18.Notice. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provision for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

If to Maker:Norristown Nursing and Rehabilitation
Center, Associates,
c/o Geriatric & Medical Companies, Inc.
5601 Chestnut Street
Philadelphia, Pennsylvania 19139
Attention: President

With a copy to:  Mesirov, Gelman, Jaffee, Cramer
 & Jamieson
 1735 Market Street
Philadelphia, Pennsylvania 19103-7598
Attn:  Robert P. Krauss, Esq.

If to Holder:Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, Massachusetts  02194
Attention:  President

With copies to: Meditrust Mortgage Investments, Inc.
128 Technology Center
Waltham, MA  02154-8979
Attention:  General Counsel

Mintz, Levin, Cohn, Ferris
  Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attn:  Andrew R. Urban, Esq.

or at such other place as either the Holder or the Maker may from time to time hereafter designate to the other in writing. Any notice given to the Maker by the Holder at any time shall not imply that such notice or any further or similar notice was or is required.

19. Captions and Headings. The captions and headings set forth in this Note are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provisions of, or the scope or intent of, this Note or any portion hereof.

20.Rule of Construction. References in this Note to "herein," "hereof" and "hereunder" shall be deemed to refer to this Note and shall not be limited to the particular text or Paragraph in which such words appear. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require. References in this Note to the Holder's attorneys shall be deemed to include, without limitation, special counsel and local counsel. References in this Note to attorneys' fees and expenses shall be deemed to include all costs for administrative, paralegal and other support staff. References in this Note to the term "Mortgaged Property" or the "Collateral" shall be deemed to include references to all of the Mortgaged Property or the Collateral, as the case may be and references to any portion thereof. The word "foreclosure" as used herein shall be deemed to include the acquisition of the Mortgaged Property by voluntary deed or assignment in lieu of foreclosure.

As used herein, the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all items or matters that could reasonably fall within the broader scope of the general statement.

All capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth for such terms under the Loan Agreement.

IN ADDITION TO THE FOREGOING, THE MAKER HEREBY EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD IN THE UNITED STATES OF AMERICA OR ELSEWHERE TO APPEAR FOR THE MAKER AFTER AN EVENT OR DEFAULT HAS OCCURRED, AND WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST THE MAKER IN FAVOR OF THE HOLDER OR ITS ASSIGNEE AS OF ANY TERM FOR THE ABOVE SUM TOGETHER WITH INTEREST THEREON IF NOT PAID WHEN DUE, WHETHER BY ACCELERATION OR OTHERWISE, COSTS OF SUIT AND ANY OTHER SUMS AND AMOUNTS DUE AND PAYABLE UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ATTORNEY'S FEES AND EXPENSES. THE MAKER HEREBY FOREVER WAIVES AND RELEASES ALL IN SAID PROCEEDINGS, WAIVES ALL RIGHT OF APPEAL AND STAY OF EXECUTION AND EXTENSION OF TIME OR PAYMENT, AGREES TO CONDEMNATION OF ANY PROPERTY LEVIED UPON BY VIRTUE OF ANY SUCH EXECUTION, AND WAIVES ALL EXEMPTIONS FROM LEVY AND SALE OF ANY PROPERTY THAT NOW IS OR HEREAFTER MAY BE EXEMPTED BY LAW. INTEREST ON ANY SUCH JUDGMENT SHALL ACCRUE AT THE ADVANCES RATE.

NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR
A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE VALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE HOLDER OR ITS ASSIGNEE SHALL ELECT UNTIL SUCH TIME AS THE HOLDER OR ITS ASSIGNEE SHALL HAVE RECEIVED PAYMENT IN FULL OF THE PRINCIPAL, INTEREST AND COSTS.

IN WITNESS WHEREOF, the Maker has duly executed this Note as a sealed instrument as of the day and year first above written.

WITNESS: Maker:

   NORRISTOWN NURSING AND REHABILITATION   CENTER ASSOCIATES, L.P.

By: GMC-LTC Management, Inc., a Pennsylvania corporation, its general partner



 By:
Name:      Name:
Title:


T3/547709.1

EXHIBIT A

PROPERTY DESCRIPTION


All that certain piece of land located in Block 82 in the Borough of Norristown, Montgomery County, Pennsylvania, situated between Pine and Locust Streets and West Logan Streets, described as Lot 2 on the subdivision plan for Rittenhouse Nursing Center made by Geriatric and Medical Companies,Inc., and prepared by NTH Consultants, Ltd., Exton, Pennsylvania, dated January 25, 1994 and last revised March 8, 1994, and approved by the Borough Council of the Borough of Norristown on April 5, 1994 and duly recorded with the Recorded of Deeds of Montgomery County, Pennsylvania, being more fully described as follows:

From the intersection of Pine Street and West Roberts Street, proceeding from a point, marked by an iron pin, on the northwest corner of Block 82 in an easterly direction parallel to Pine Street, a distance of 314.71 feet along a bearing of North 60 degrees 52 minutes 16 second East to the point of beginning; thence, in an easterly direction along the same bearing, a distance of 232.24 feet to a point, marked by an iron pin, on the northeast corner of Block 82 at the intersection of Pine Street and West Logan Street; thence, in a southerly direction paralleling West Logan Street, a distance of 300.63 feet along a bearing of South 29 degrees 04 minutes 19 seconds East to a point, marked by an iron pin; thence, in a westerly direction paralleling Locust Street a distance of 232.61 feet along a bearing South 61 degrees 00 minutes 00 seconds West to a point; thence, in a northerly direction along the common boundary with Lot 1, a distance of 300.11 feet along a bearing of North 29 degrees 00 minutes 00 seconds West to the point and place of beginning.

The above premises being the same land shown as Lot 2 on Plan of Survey for Rittenhouse Nursing Center by Nave, Newell & Stampfel,
Ltd., dated May 6, 1995.

TOGETHER WITH the benefit of rights and easements set forth in that certain Declaration of Reciprocal Easement Agreement made by Geriatric and Medical Services, Inc., dated June ____, 1995 and recorded in Deed Book _____ page _____.

BEING THE SAME PREMISES WHICH Rittenhouse Partners by Indenture dated 5/11/1987 and recorded 5/18/1987 at Norristown in the Office for the Recording of deeds, in and for the County of Montgomery in Deed Book 4837 page 2319 granted and conveyed unto Geriatric and Medical Services, Inc., its successors and assigns, in fee.

CONSTRUCTION LOAN AGREEMENT

between

SUBSIDIARY OF GERIATRIC AND MEDICAL SERVICES, INC.

and

MEDITRUST MORTGAGE INVESTMENTS, INC.

LOAN AGREEMENT

TABLE OF CONTENTS

Section Page

1. DEFINITIONS  3

2.REPRESENTATIONS, WARRANTIES AND COVENANTS 14

3.BORROWER'S AGREEMENTS TO PERFORM CERTAIN OBLIGATIONS 23

4.AGREEMENT TO LEND AND BORROW 23

5.CONSTRUCTION LOAN ADVANCES 23

6.AGREEMENT TO ASSIGN 25

7.ADDITIONAL AFFIRMATIVE COVENANTS OF THE BORROWER 25

8.ADDITIONAL NEGATIVE COVENANTS OF BORROWER 27

9.LENDER'S RIGHT TO MAKE PAYMENTS AND TAKE OTHER ACTION 30

10.EVENTS OF DEFAULT 30

11.LENDER'S REMEDIES IN EVENT OF DEFAULT 32

12.LOAN FEES 33

13.FINANCIAL COVENANTS 33

14.MISCELLANEOUS 34

15.FURTHER ASSURANCES 34

16.MANAGEMENT AGREEMENT 35

17.FINANCIAL STATEMENTS AND OTHER INFORMATION 37

18.REMEDIES CUMULATIVE; NO WAIVERS 40

19.USURY 41

20.PARTICIPANTS 41

21.SUCCESSORS AND ASSIGNS 42

22.NO THIRD PARTY BENEFICIARIES 42

23.GOVERNING LAW 42

24.NOTICES 43

25.CAPTIONS AND HEADINGS 44

26.AMENDMENTS, WAIVERS AND MODIFICATIONS 44

27.INVALIDITY 44

28.RULES OF CONSTRUCTION 44

29.LIMITATION OF LIABILITY 44

30.NO JOINT VENTURE OR PARTNERSHIP 45

31.ESTOPPEL CERTIFICATE 45

32.COUNTERPARTS 46

33.TIME OF THE ESSENCE 46

34.TEXAS CODE PROVISION 46

EXHIBITS

EXHIBIT A -Description of Land

EXHIBIT B-Project Plans and Specifications

EXHIBIT C -Construction Schedule

EXHIBIT D  Project Budget

EXHIBIT E-List of Provider Agreements

EXHIBIT F -List of National Accounts and Local Discount Agreements

EXHIBIT G -Restrictions or Limitations on Rates

EXHIBIT H -Rates

EXHIBIT I -General Cost Reports

EXHIBIT J -Percentage of Beds Requirements

EXHIBIT K -Surveyor's Certificate

EXHIBIT L -Architect's Certificate

EXHIBIT M -Opinions

EXHIBIT N -Borrower's Requisition Certificate

EXHIBIT O -General Contractor's Requisition Certificate

EXHIBIT P -Architect's Requisition Certificate
SCHEDULES

SCHEDULE 2.F-Action, Suits, Investigations or Proceedings

SCHEDULE 2.G-Delinquent Obligations

SCHEDULE 2.H-Liabilities for Borrowed Money from the Affiliates

SCHEDULE 2.II-Additional Material Liabilities

SCHEDULE 2.JJ -Additional Required Permits and Contracts
CONSTRUCTION LOAN
AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT (this "Agreement") made this ___ day of May, 1995 by and between [Subsidiary of Geriatric and Medical Services, Inc., a New Jersey Corporation], having its principal place of business at c/o Geriatric & Medical Centers, Inc., 5601 Chestnut Street, Philadelphia, Pennsylvania 19139 (hereinafter referred to as the "Borrower") and Meditrust Mortgage Investments, Inc., a Delaware corporation, having its place of business at 197 First Avenue, Needham, Massachusetts 02194 (hereinafter referred to as the "Lender").

W I T N E S S E T H:
     WHEREAS, the Borrower is the present owner of a certain parcel of land more particularly described in EXHIBIT A attached hereto and incorporated herein by reference (the Land ). The Borrower proposes to construct a 120-bed nursing/rehabilitation facility (the "Facility") and other improvements, including, without limitation, accessory parking and landscaping on the Land (the Project) ; and

WHEREAS, the Project is to be constructed and equipped in accordance with the plans and specifications (collectively, the Project Plans ), listed on EXHIBIT B pr
        (the "Architect") pursuant to the agreement dated
           , 19  , by and between the Borrower and the Architect
(the  Architect's Contract) .

WHEREAS, the Project is to be constructed pursuant to a fixed price
contract (the "Construction Contract") dated                  ,
1995, by and between the Borrower and ______________________ (the
"General Contractor").

WHEREAS, the work necessary to complete and fully equip the
Facility is to be (a) undertaken and completed in accordance with the schedule which is annexed hereto as EXHIBIT C and (b)
substantially completed by                        , 19   (the
"Completion Date").

WHEREAS, in order to construct the Project, the Borrower has applied to the Lender for a loan in the amount of up to SIX MILLION NINE HUNDRED THIRTY-NINE THOUSAND DOLLARS ( 6,939,000) (herein referred to as the "Loan") to be evidenced by the Note (as hereinafter defined), this Agreement and all of the other Loan
Documents (as hereinafter defined); and

WHEREAS, the Borrower has simultaneously herewith executed and delivered to the Lender a promissory note to the order of the Lender in the maximum principal amount of SIX MILLION NINE HUNDRED THIRTY-NINE THOUSAND DOLLARS ( 6,939,000) (herein referred to as the "Note") to evidence the indebtedness of the Borrower for all money borrowed hereunder; and

WHEREAS, the Borrower has submitted to the Lender a line item budget (the "Project Budget"), a copy of which is annexed hereto as EXHIBIT D, setting forth a total cost of
DOLLARS ($                  ) for the design and construction of
the Project, including (a) a breakdown of construction costs (itemized as to trade category, subdivision of the work to be performed and the names of each contractor), (b) a breakdown of all soft costs (itemized as to trade category, subdivision of the work to be performed and the names of each contractor), (b) a breakdown of all soft costs in connection with the construction of the Project including, without limitation, costs for such items as real estate taxes, legal and accounting fees, survey costs, permits and inspection fees, insurance premiums, architect's and engineer's fees, marketing, management, leasing and advertising expenses, and all amounts due in connection with the Loan, (c) a projected draw schedule and (d) a projected progress schedule for the construction of the Project.

WHEREAS, as security for (A) the payment and performance of the Borrower's obligations under the Note and this Agreement, (B) the payment of all obligations and the performance of all covenants and agreements under any and all documents, agreements and instruments made in connection with or related to the Loan, this Agreement and all of the other Loan Documents and (C) the payment and performance of all other indebtedness, covenants, liabilities, obligations and agreements evidenced by the Affiliate Transactions (as hereinafter defined) (all of the aforesaid indebtedness, covenants, agreements and obligations set forth in clauses (A) through (C) are hereinafter collectively referred to as the "Mortgaged Indebtedness"), the Borrower has also delivered or caused to be delivered the following to the Lender:

(a)the Mortgage and Security Agreement of even date herewith, by the Borrower in favor of the Lender (hereinafter referred to as the "Mortgage"), granting to the Lender a first lien on the Borrower's right, title and interest in the Mortgaged Property (as hereinafter defined), together with a security interest from the Borrower as to certain items of tangible and intangible, real and personal property;

(b)the Collateral Assignment of Leases and Rents of even date herewith, by the Borrower in favor of the Lender (hereinafter referred to as the "Assignment of Leases"), with respect to leases of the Facility, and all rents, issues and profits from such leases;

(c)a Collateral Assignment of Management Contract of even date herewith, by the Borrower in favor of the Lender (hereinafter referred to as the "Assignment of Management Agreement"), with
respect to Borrower's management contract with [              ]
relating to the Facility;

(d)a Collateral Assignment of Permits, Licenses, Approvals and Contracts of even date herewith, by the Borrower in favor of the Lender (hereinafter referred to as the "Permits Assignment"), with respect to all (i) licenses, approvals, qualifications, variances, permissive uses, certificates of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations (including, without limitation, building permits, subdivision approvals and subdivision plans) (hereinafter collectively referred to as the "Permits") and (ii) agreements (including, without limitation, all Provider Agreements (as hereinafter defined) and Patient Admission Agreements (as hereinafter defined)), contracts (including, without limitation, construction contracts, subcontracts and architects' contracts), contract rights, warranties and representations, franchises, and records and books of account (hereinafter collectively referred to as the "Permits and Contracts") benefiting, relating to or affecting the Mortgaged Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services in conjunction with the Facility and all renewals, replacements and substitutions therefor, now or hereafter issued by or entered into with any Governmental Authority (as hereinafter defined), Accreditation Body (as hereinafter defined) or Third Party Payor (as hereinafter defined) or maintained or used by the Borrower or entered into by the Borrower with any third Person (as hereinafter defined);

(e)an Unconditional Guaranty of Geriatric & Medical Companies, Inc. (sometimes referred to herein as the "Guarantor") of even date herewith, guaranteeing the Borrower's obligations under the Note, the Mortgage, this Agreement and all of the other Loan Documents as set forth herein (hereinafter referred to as the "Guaranty");

(f)Pledge Agreements of even date herewith, by and among each of the [partners] [shareholders] of the Borrower in favor of the Lender, relating to all of the [partnership interests] [shares] of the Borrower owned by each such [partner] [shareholders] (hereinafter collectively referred to as the "Pledge Agreement");

(g)Environmental Indemnity Agreement of even date herewith, between the Borrower and the Lender (hereinafter collectively referred to as the "Environmental Indemnity Agreement");

(h)an Affiliated Party Subordination, Cross Default/Cross
Collateralization Agreement of even date herewith, among the Borrower, the Guarantor and the Lender (hereinafter referred to as the "Subordination Agreement"); and

(i)various other documents as required by the Lender in connection with the closing of this Loan.

NOW, THEREFORE, for good and valuable consideration paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Borrower agree with each other as follows:

1.DEFINITIONS: For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (A) the terms defined in this Section have the meaning assigned to them in this Section and include the plural as well as the singular, (B) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally acceptable accounting principles as at the time applicable and (C) all references in this Agreement to "Sections" and other subdivisions are to designated Sections and other subdivisions of this Agreement:

Acceleration Event: An Event of Default which results in the Lender's giving notice that the Maturity Date of the Loan has been accelerated.

Accreditation Body:CARF, JCAHO and all other Persons having or claiming jurisdiction over the accreditation, certification, evaluation or operation of the Facility.

Additional Interest:  As defined in the Note.

Advances Rate: The rate of interest per annum equal to the lesser of: (i) eighteen percent (18%) per annum or (ii) three (3) percentage points above the rate then being charged under the Note; but in no event in excess of the maximum rate of interest permitted by law to be charged by the Lender.

Affiliate: With respect to any Person (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person or (iii) any officer, director, employee, general partner or trustee of such Person or any other Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

Affiliate Transactions: Any agreement, document or instrument (including, without limitation, all leases and loan documents) evidencing any indebtedness, covenant, liability, obligation or undertaking due to, or made for the benefit of, the Lender (and/or any of its Affiliates), which (at the time of the execution, delivery and closing of the transaction giving rise to such indebtedness, covenant, liability, obligation or undertaking), is made by the Borrower (and/or any of its Affiliates) or the Guarantor (and/or any of its Affiliates), whether such indebtedness, covenants, liabilities, obligations or undertakings are direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, joint, several or joint and several, primary or secondary, now existing or hereafter arising.

Assignment of Leases: As defined in the preamble of this Agreement.

Assignment of Management Agreements: As defined in the preamble of this Agreement.

Borrower:  As defined in the preamble of this Agreement.

Borrower's Refinancing Notice:  As defined in Section 11 of this
Agreement.

Business Day:Any day which is not a Saturday or a Sunday or a public holiday under the laws of the United Sates of America, the Commonwealth of Massachusetts or the state in which the Lender's depository bank is located.

Cash Flow: The Consolidated Net Income (or Consolidated Net Loss) for any period plus the amount of the provision for depreciation and amortization actually deducted on the books of the applicable Person for the purposes of computing such Consolidated Net Income (or Consolidated Net Loss) for the period involved, plus (i) interest on all Indebtedness and
(ii) subordinated management fees.

Collateral:  As defined in the Mortgage.

Consolidated and Consolidating: When used with reference to any term defined, shall herein mean that term as applied to the accounts of the relevant Person and its Subsidiaries consolidated in accordance with GAAP.

Consolidated Financials: For any fiscal year or other accounting period for any Person and its consolidated Subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto and a statement of all contingent liabilities of such Person if the same are required to be disclosed under GAAP, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP.
Consultants: Architects, engineers, inspectors, surveyors and other consultants engaged by the Lender to perform services for the Lender in connection with the Loan.

Construction Loan Commitment Fee:  [
             ] Dollars ($             ).

Current Assets : All assets of any Person which would, in accordance with GAAP, be classified as current assets of a Person conducting a business the same as or similar to that of such Person, excluding, however, any and all advances to or Current
Liabilities owed to such Person by its Subsidiaries.

Current Liabilities : All liabilities of any Person which would, in accordance with GAAP, be classified as current liabilities of a Person conducting a business the same as or similar to that of such entity, including, without limitation, all lease rental payments and other payments under leases and fixed prepayments of, and sinking fund payments with respect to, Indebtedness required to be made within one year from the date of determination.

Debt Coverage Ratio: The ratio of (i) Cash Flow for each applicable fiscal quarter to (ii) the total of all interest and principal amortization required under the Note paid or payable during such fiscal quarter or accrued for such fiscal quarter.

Declaration:  As defined in Section 29 of this Agreement.

Dollars:  Lawful money of the United States of America.

Environmental Laws:  As defined in the Mortgage.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default:  As defined in Section 10 of this Agreement.

Exercise Notice:  As defined in Section 11 of this Agreement.

Facility:  As defined in the preamble of this Agreement.

Failure to Operate:  As defined in Section 10 of this Agreement.

Financial Statements: For any fiscal year or other accounting period for any Person, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP.

Financing Statements: Uniform Commercial Code Financing Statements evidencing the security interests granted to the Lender in connection with the Loan

GAAP: Generally accepted accounting principles, consistently applied.

Governmental Authority:All agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.

Guarantor:  As defined in the preamble of this Agreement.

Guaranty:  As defined in the preamble of this Agreement.

Hazardous Substances:  As defined in the Mortgage.

Indebtedness: The total of all obligations of a Person, whether current or long-term, which in accordance with GAAP would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness is to be determined, and shall also include guaranties, endorsements (other than for collection of instruments in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

Interest Rate:  As defined in the Note.

JCAHO:  Joint Commission on Accreditation of Healthcare
Organizations.

Land:  As defined in the preamble of this Agreement.
Late Payment Charges:  As defined in the Note.

Leases: Any and all leases, subleases, licenses, agreements, concession agreements, tenancy at will agreements and other occupancy agreements of every kind and nature, whether oral or in writing, now in existence or subsequently entered into by the Borrower, encumbering or affecting all or any portion of the Mortgaged Property, together with all extensions, renewals, modifications and replacements thereof.

Legal Requirements: All federal, state, county, municipal and other governmental statutes, ordinances, by-laws, codes, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision, and other land use and health-care licensing statutes, ordinances, by-laws and codes) or, to the best of the Borrower's knowledge, any rule or regulation to which any of the Borrower is subject, whether now or hereafter enacted, affecting the Mortgaged Property and/or the construction, development, maintenance, management, repair, use and/or operation thereof, including, without limitation, any of the foregoing which may (i) require repairs, modifications or alterations in or to the Mortgaged Property, (ii) in any way affect (adversely or otherwise) the use and enjoyment of the Mortgaged Property or (iii) require the clean-up of any Hazardous Substances on the Mortgaged Property. Without limiting the foregoing, the term Legal Requirements includes all Environmental Laws and shall also include all Permits and Contracts issued by or entered into with any governmental or quasi-governmental authority or agency relating to the Mortgaged Property and all Permitted Encumbrances.

Lender:  As defined in the preamble of this Agreement.

Lessee: Any lessee, sublessee, licensee, concessionaire, tenant or other occupant under any of the Leases.

Loan:  As defined in the preamble of this Agreement.

Loan Amount: The principal amount of the Loan shall be an amount up to the maximum of SIX MILLION NINE HUNDRED THIRTY-NINE THOUSAND
DOLLARS ($6,939,000).

Loan Documents: The Note, the Deeds of Trust, this Agreement, the Assignment of Leases, the Assignment of Management Agreements, the Permits Assignment, the Guaranty, the Pledge Agreement, the Environmental Indemnity Agreement, the Architect Contract, the Construction Contract, the Subordination Agreement, the Financing Statements and all of the other documents, agreements and instruments made by (i) the Borrower, (ii) any Affiliate of the Borrower, (iii) any Lessee under any Lease, (iv) any Person under any Management Agreement, and (v) the Guarantor or any other endorser, surety or guarantor of the Note, evidencing or securing the repayment of, or otherwise pertaining to, the Loan.

Loan Term:  As defined in the Note.

Management Agreement: Any agreement, whether written or oral, entered into by the Borrower or any Lessee pursuant to which the Borrower or such Lessee provides any payment and/or fee to any other Person to operate and/or manage the Facility, including, without limitation, that certain Management Agreement, dated
             19 , between the Borrower and the Guarantor, with respect to the Facility.

Manager: Any Person who has entered into a Management Agreement with the Borrower or any Lessee.

Maturity Date:  As defined in the Note.
Meditrust:  As defined in Section 29 of this Agreement.

Mortgage:  As defined in the preamble of this Agreement.

Mortgaged Indebtedness: As defined in the preamble of this Agreement.

Mortgaged Property: The Land and any improvements now or hereafter located thereon, including, without limitation, the Facility.

Net Income (or Net Loss): The net income (or net loss, expressed as a negative number) of a Person for any period, after all taxes actually paid or accrued and all expenses and other charges determined in accordance with GAAP.

Note:  As defined in the preamble of this Agreement.

Permanent Loan Commitment Fee:  [
          ] Dollars ($             ).


Permits and Contracts: As defined in the preamble of this Agreement.

Permits Assignment:  As defined in the preamble of this Agreement.

Permitted Encumbrances:  As defined in the Mortgage.

Permitted Financing: Indebtedness (including capitalized equipment leases) for equipment currently used or to be used exclusively at the Facility, provided that, with respect to each equipment lease or financing agreement, the Borrower shall have first obtained from the relevant equipment financier or lessor an agreement to the effect that (A) the Lender shall be given notice of and an opportunity (but not the obligation) to cure each default by the Borrower under such equipment lease or equipment financing agreement and (B) in the event that the Lender or its designee takes possession of the Facility, the Lender shall have the right (but not the obligation) to assume such equipment lease or equipment financing agreement.

Person: Individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, unincorporated associations, companies, trusts, banks, trust companies, land trusts, business trusts, or any other entities, and governments and agencies and political subdivisions thereof.

Pledge Agreement:  As defined in the preamble of this Agreement.

Prepayment Fee:  As defined in the Note.

Primary Intended Use:  As defined in the Mortgage.
Principal Place of Business: As defined in Section 2 of this
Agreement.

Provider Agreements:All participation, provider and reimbursement agreements or arrangements now or hereafter in effect for the benefit of the Borrower or any Lessee or Manager in connection with the operation of the Facility relating to any right of payment or other claim arising out of or in connection with the Borrower's participation in any Third Party Payor Program.

Purchaser: Any Person to whom title to the Mortgaged Property is transferred by reason of the Lender's exercise of rights granted under any of the Loan Documents, including without limitation, the exercise of the power of sale under the Mortgage, any other foreclosure of the Mortgage or any other proceeding brought to enforce the rights of the holder of the Mortgage, by deed in lieu of foreclosure or by any other method.


Refinancing Period:  As defined in Section 11 of this Agreement.

Rents:  As defined in the Mortgage.

Subsidiary: Any corporation or other entity of any Person and/or any of its Subsidiaries which owns, directly or indirectly, or has the right to control or direct the voting of, fifty percent (50 percent) of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances) of any such Person and/or any of its Subsidiaries.

Survey:  The survey entitled "[
                              ]", dated                ,    1995,
as prepared by [                                   ].

Tangible Net Worth: An amount equal to the total assets of any Person (excluding the total intangible assets of such Person) minus the total liabilities of such Person. Total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formula, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense and experimental and development expenses).

Third Party Payor Programs:All third party payor programs in which the Borrower presently or in the future may participate, including, without limitation, Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance programs and employee assistance programs.

Third Party Payors:Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, private insurers and any other Person which presently or in the future maintains Third Party Payor Programs. 2.REPRESENTATIONS, WARRANTIES AND COVENANTS: The Borrower hereby represents and warrants to, and covenants and agrees with, the Lender, that:

A.  the Borrower is a corporation duly organized, validly existing
and in good standing under the laws of [               ].  The
Borrower has all requisite corporate power to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary or desirable in order to carry out its business as now conducted and as proposed to be conducted;

B.the Borrower is duly authorized to carry on its business as presently conducted and to make and enter into all of the Loan Documents to which it is a party and to carry out the transactions contemplated therein. All of the Loan Documents to which the Borrower is a party have each been duly executed and delivered by such Borrower, and each is a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms;

C.the Borrower is, and during the entire time that this Agreement remains in full force and effect shall be, engaged in no business, trade or activity other than the construction of the Project and operation of the Facility in accordance with the terms and provisions of this Agreement, the Mortgage and the other Loan Documents;

D. the execution, delivery and performance of the Loan Documents and the consummation of the transactions thereby contemplated shall not result in any breach of, or constitute a default under, or result in the acceleration of any obligation of the Borrower under any of the Permits and Contracts or any other contract, mortgage, lien, lease, agreement, instrument, franchise, arbitration award, judgment, decree, bank loan or credit agreement, trust indenture or other instrument to which the Borrower is a party or by which the Borrower may be bound or affected and do not violate or contravene any of the Legal Requirements or any other statute, ordinance, by-law, code, ruling, restriction, order, judgment, writ decree or injunction to which the Borrower is subject or, to the best of the Borrower's knowledge, any rule or regulation to which the Borrower is subject;

E.no consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person and no waiver of any right by any Person is required to authorize or permit, or is otherwise required in connection with the execution, delivery and performance of the Loan Documents or in connection with the validity and priority of any liens granted thereunder except the recording of the Mortgage and the Assignment of Leases and the filing of the Financing Statements;
F.the Borrower is financially solvent and except as provided in
Schedule 2.F attached hereto and incorporated herein by reference, there are no actions, suits, investigations or proceedings including, without limitation, outstanding federal or state tax liens, garnishments, or insolvency and bankruptcy proceedings, pending or, to the best of the Borrower's knowledge and belief, threatened (i) against or affecting the Borrower or any Person holding or controlling, directly or indirectly, any interest in the Borrower, the Guarantor or any other endorser, surety or guarantor of the Note, which, if adversely resolved to the Borrower, such other Person, the Guarantor or such other endorser, surety or guarantor, would materially affect the ability of any of the foregoing to perform their respective obligations under the Loan Documents, (ii) against or affecting the Mortgaged Property or the Facility or the ownership, construction, use, occupancy, possession, operation or maintenance thereof or (iii) which may involve or affect the validity, priority or enforceability of the Note, the Mortgage, this Agreement or any of the other Loan Documents at law or in equity, or before or by any arbitrator, administrative agency or other governmental authority. The Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority affecting the Borrower;

G.except as provided in Schedule 2.G attached hereto and incorporated herein by reference, neither the Borrower nor any Person holding or controlling, directly or indirectly, any interest in the Borrower nor the Guarantor or any other endorser, surety or guarantor of the Note are delinquent or claimed to be delinquent under any obligation for the payment of borrowed money;

H.except as provided in Schedule 2.H attached hereto and incorporated herein by reference, the Borrower has not created, incurred, assumed, guaranteed, endorsed or suffered to exist any liability (whether direct or contingent) for borrowed money from the Guarantor (or any of its Affiliates) or any Affiliate of the Borrower;

I.the Borrower has filed all tax returns which are required to be filed, as to which extensions are not currently in effect, and has paid all taxes (including interest and penalties) which have become due pursuant to such returns or pursuant to any assessment or notice of tax claim or deficiency received by the Borrower. No tax liability has been asserted by the Internal Revenue Service or any other federal, state or local taxing authority for taxes (or interest or penalties thereon) in excess of those already paid;

J.no consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person and no waiver of any right by any Person is required to authorize or permit, or is otherwise required in connection with the execution, delivery and performance of the Loan Documents or in connection with the validity and priority of any liens granted thereunder;

K.there are no actions or investigations pending or, to the best knowledge and belief of the Borrower, threatened, anticipated or contemplated (nor, to the knowledge of the Borrower, is there any basis therefor) against or affecting the Borrower, the Mortgaged Property, or any Lessee before any Governmental Authority, Accreditation Body or Third Party Payor which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of any of the Loan Documents or any action taken or to be taken in connection with the transactions contemplated thereunder or which in any single case or in the aggregate might result in any material adverse change in the business, prospects, condition, affairs or operations of the Borrower, the Mortgaged Property, or any Lessee or any material impairment of the right or ability of the Borrower, or any Lessee to construct the Project or to carry on its operations as now conducted or proposed to be conducted;

L.the Borrower and the Mortgaged Property and the ownership, construction, development, maintenance, management, repair, use, occupancy, possession and operation thereof comply with all Legal Requirements (to the best of the Borrower's knowledge with respect to rules and regulations) and there is no claim of any violation thereof known to the Borrower;

M.there are no outstanding notices of deficiencies or work orders relating to the Mortgaged Property issued by any Governmental
Authority, Accreditation Body or Third Party Payor requiring conformity to any of the Legal Requirements;

N.none of the Permitted Encumbrances has or is likely to have a material adverse impact upon, nor interfere with or impede, in any material respect, the construction of the Project or the operation of the Mortgaged Property in accordance with its Primary Intended Use;

O. upon the construction of the Project, all building facilities and other improvements necessary, both legally and practically, for the proper and efficient operation of the Facility shall be located upon the Land;

P.the Facility is accredited by all applicable organizations and there are no deficiencies in either the Mortgaged Property or any services provided at the Facility that would prevent the extension of the accreditation of the Facility by the applicable organizations after their next regularly scheduled inspections [the Facility shall be accredited in due course upon the construction of the Project by all applicable organizations and there are no facts or circumstances known to the Borrower and no deficiencies in either the Mortgaged Property or any services to be provided at the Facility that would prevent such accreditation of the Facility by the applicable organizations];

Q.the Borrower and the Facility are fully qualified as a provider of services under and [shall in due course upon construction of the Project] participate in all Third Party Payor Programs and referral programs as is necessary for the prudent operation of the Facility in the good faith exercise of commercially reasonable business judgment. The Facility shall be operated by [the Guarantor];

R.attached hereto as EXHIBIT E and incorporated herein by reference is a list of Provider Agreements currently in effect;

S.attached hereto as EXHIBIT F and incorporated herein by reference is a list of national accounts and local discount agreements, which constitute all of the agreements between the Borrower or the Facility, on the one hand, and Third Party Payors on the other hand, [except for agreements with the Third Party Payors listed thereon which the Borrower or the Facility shall execute in due course upon the construction of the Project,] pursuant to which the Borrower or the Facility agrees to provide services based on a discount factor from the rates regularly charged for services rendered by the Borrower or the Facility;

T.the state in which the Facility is located currently imposes no restrictions or limitations on rates which may be charged to private pay patients receiving services at the Facility, except as set forth on EXHIBIT G attached hereto and incorporated herein by reference;

U.The Borrower and the Facility, as the case may be, shall, upon construction of the Project, charge those rates set forth on Exhibit H attached hereto and incorporated herein by reference, all of which rates are legal, valid and enforceable rates, and are [or shall be] reimbursed pursuant to the Provider Agreements currently in effect or which shall be executed in due course, as the case may be, at the rates set forth on EXHIBIT H.

V.neither the Borrower nor the Facility has any rate appeal currently pending before any Government Authority or any administrator of any Third Party Payor Program or referral source other than such appeals which, if determined adversely to the Borrower or the Facility, would have a materially adverse effect, either singly or in the aggregate, on the financial condition of the Borrower or the Facility;

W.all cost reports and financial reports submitted to any Third Party Payor with respect to the Facility have been materially accurate and complete and have not been misleading in any material respects. As a result of any audits by any Third Party Payor, there are no related recoupment claims made or contests pending or threatened other than such recoupment claims or contests which, if determined adversely to the Borrower or the Facility, would not have a materially adverse effect, either singly or in the aggregate, on the financial condition of the Borrower or the Facility. As of the date hereof, no cost reports for the Facility remain open or unsettled other than those listed on EXHIBIT I attached hereto and incorporated herein by reference;

X.neither the Borrower nor the Facility has received any notice of any claim, requirement or demand of any Governmental Authority, Accreditation Body, Third Party Payor or any insurance body having or claiming any licensing, certifying, supervising, evaluating or accrediting authority over the Facility to rework or redesign the Facility, its professional staff or its professional services, procedures or practices in any material respect or to provide additional furniture, fixtures, equipment or inventory so as to make the Facility conform to or comply with any Legal Requirement;

Y.the most recent utilization reviews relating to the Facility by all applicable Third Party Payors, Accreditation Bodies and Governmental Authority and reviews or scrutiny by any managed care or utilization review companies have not had a material adverse impact on the proposed utilization of beds or programs at the Facility. No claims or assertions have been made in any utilization review that any of the practices or procedures proposed at the Facility are improper or inappropriate other than such claims or assertions which singly and in the aggregate will not have a material adverse impact on the Facility;

Z.except as disclosed on EXHIBIT J attached hereto and incorporated herein by reference, there are no Contracts, Permits or Legal Requirements which require that a percentage of beds or slots in any programs at the Facility be reserved for Medicaid or Medicare eligible patients or that the Facility provide a certain amount of welfare, free or charity care or discounted or government assisted patient care;

AA.the Borrower has delivered or caused to be delivered to the Lender true and correct copies of all inspection reports relating to the Facility, issued by any Governmental Authority or Accreditation Body during the most recent licensing period, together with all plans of correction relating thereto;

BB.there are no proceedings now pending, nor, to the best of the Borrower's knowledge, threatened with respect to the operation of the Facility before the National Labor Relations Board, U.S. Department of Labor, any state department of labor and employment, or any other Governmental Authority having jurisdiction of employee rights with respect to hiring, tenure and conditions of employment, and the Borrower has not experienced any material controversy with its employees or with any labor organization;

CC.no employee pension benefit plan maintained by the Borrower has any accumulated funding deficiency within the meaning of ERISA, nor does the Borrower have any material liability to the PBGC established under ERISA (or any successor thereto) in connection with any employee pension benefit plan (or other class of benefit which the PBGC has elected to insure), and there have been no "reportable events" (not waived) or "prohibited transactions" with respect to any such plan, as those terms are defined in Section 4043 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, respectively;

DD.to the best of the Borrower's knowledge, the Borrower is duly licensed or authorized to use all (if any) copyrights, rights of reproduction, trademarks, tradenames, trademark applications, service marks, patent applications, patents and patent license rights (all whether registered or unregistered, U.S. or foreign), inventions, franchises, discoveries, ideas, research, engineering, methods, practices, processes, systems, formulae, designs, drawings, products, projects, improvements, developments, know-how and trade secrets which are used in or necessary for the operation of the Facility in accordance with its Primary Intended Use, without conflict with or infringement of any, and subject to no restriction, lien, encumbrance, right, title or interest in others;

EE.the Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

FF.the principal place of business of the Borrower is located at c/o Geriatric & Medical Centers, Inc., 5601 Chestnut Street,
Philadelphia, Pennsylvania 19139 (referred to herein as the "Principal Place of Business");

GG.as of the date hereof, no part of the Collateral has been damaged by fire or other casualty and has not been restored to good order and repair;

HH.there is no condemnation or similar proceeding pending with respect to or affecting the Collateral, and the Borrower is not aware, to the best of the Borrower's knowledge and belief, that any such proceeding is contemplated;

II.the financial statements of the Borrower and the Guarantor given to the Lender in connection with the making of the Loan were true and accurate as of the date thereof and disclosed all liabilities of such parties, and there has been no material adverse change since such date with respect to the Tangible Net Worth of each such party or any other matters contained or referred to therein and no additional material liabilities, including, without limitation, contingent liabilities of such parties, if the same are required to be disclosed under GAAP, have arisen or been incurred since such date except as provided in Schedule 2.II attached hereto and incorporated herein by reference;

JJ.all Permits and Contracts required to be issued by or entered into with any governmental or quasi-governmental authority or agency for the operation of the Facility have been obtained or executed, as the case may be, except for those Permits and Contracts listed in Schedule 2.JJ attached hereto and incorporated herein by reference, which shall be obtained in due course upon construction of the Project. Except as provided on such Schedule, all such Permits and Contracts are in full force and effect, are not subject to any unexpired appeal periods or any appeals or challenges which have not been conclusively resolved in favor of the Borrower, and do not contain any conditions or terms which have not been fully satisfied. There is no action pending, or, to the best knowledge and belief of the Borrower, recommended by the appropriate local, state or federal governmental authority having jurisdiction thereof, either to revoke, repeal, cancel, modify, withdraw or suspend, delay or prevent the obtainment of any such Permit or Contract relating to the construction or operation of the Facility, or any other action of any other type which would have a material adverse effect on the Facility;

KK.there are no outstanding deficiencies or work orders of any authority having jurisdiction over the Facility requiring conformity to any Legal Requirement;

LL.the Mortgaged Property is not located in any flood hazard area as identified on any Flood Insurance Rate Map published by the Federal Emergency Management Agency or any flood plain wetlands, protected watershed areas, aquifer protection district or other similar district as identified under applicable state or local law;

MM.the Borrower does not have any actual knowledge of any legislation which has been enacted nor regulations promulgated within the eighteen (18) months preceding the date of this Agreement or any proposed legislation or regulation currently pending in the state where the Facility is located, which may materially adversely affect rates at the Facility or any programs at the Facility or may result in the likelihood of increased competition at the Facility or the imposition of additional Medicaid, Medicare, charity, free care, welfare or other discounted or government assisted patients at the Facility or require that the Facility obtain a certificate of need, Section 1122 approval or the equivalent, which the Facility does not currently possess;

NN.the Borrower has not received any notice of any claim, requirement or demand of any licensing or certifying agency supervising or having authority over the Facility to rework or redesign the Facility in any material respect or to provide additional furniture, fixtures, equipment or inventory than those proposed so as to make the Facility conform to or comply with any Legal Requirement;

OO.all utilities necessary for the construction, use and operation of the Facility are available to the lot lines of the applicable portion of Mortgaged Property (i) in sufficient supply and capacity, (ii) through validly created and existing easements of record appurtenant to or encumbering the Mortgaged Property (which easements shall not impede or restrict the construction and operation of the Facility) and (iii) without need for any Permits and Contracts required by or issued by any governmental or quasi-governmental authority or agency of any nature, except as already obtained or as shown, to the satisfaction of the Lender, to be readily obtainable;

PP.except as indicated on the Survey, there are no encroachments of buildings, structures or improvements located on the Mortgaged
Property onto adjoining lands or on or over any easements or rights of way, if any, included in the Permitted Encumbrances;

QQ.the Borrower has not dealt with any broker or agent in connection with the Loan. The Borrower shall and hereby agrees to indemnify, defend (with counsel acceptable to the Lender) and hold the Lender harmless from and against any and all claims for any premiums or other charges, finder's fees, taxes, brokerage fees or commissions and other similar compensation due in connection with the Loan as a result of actions, or inactions, attributable to the Borrower. Notwithstanding the foregoing, in the event that the Borrower shall fail to take action to defend the Lender within a reasonable period of time after the assertion of any such claim, the Lender shall have the option of conducting its own defense against any such claims with counsel of the Lender's choice, but at the expense of the Borrower, as aforesaid. This indemnification shall include all attorneys' fees and costs incurred by the Lender in connection with the defense against any such claims and the enforcement of this indemnification;

RR.neither this Agreement, nor any of the other Loan Documents nor any certificate, statement or other document, including, without limitation, any financial statements concerning the financial condition of the Borrower, the Guarantor, and any other endorser, surety or guarantor of the Note or the Loan Documents, furnished to or to be furnished to the Lender in connection with the Loan, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to prevent all statements contained herein and therein from being misleading;

SS.no event which constitutes, or which, with notice or lapse of time, or both, would constitute, an Event of Default hereunder or under any of the other Loan Documents has occurred and is continuing; and

TT.all certifications, representations and warranties contained in this Agreement or in any certificate or other instrument or agreement delivered by the Borrower, pursuant to this Agreement or the Loan Documents are true, correct and complete as of the date hereof, and shall constitute representations and warranties made by the Borrower hereunder continuing throughout the Loan Term.

UU.the Architect's Contract and the Construction Contract have been validly executed by and are binding upon the parties thereto and each is in full force and effect in accordance with the terms thereof. All of the parties to the Construction Contract and the Architect's Contract have faithfully performed all of their respective obligations thereunder to the extent accrued as of the date hereof, and none of the parties to the foregoing instruments has asserted any claim of default thereunder;

VV.the two (2) copies of the Project Plans delivered to the Lender by the Borrower (a) are true and correct and satisfactory to the Borrower and (b) have been filed with and approved by all appropriate Governmental Authorities. All necessary Permits relating to the Project Plans to be issued or granted by any applicable Governmental Authority having or claiming jurisdiction over the Mortgaged Property have been obtained and all such Permits are in full force and effect, are not subject to any unexpired appeal periods or any appeals or challenges which have not been fully resolved in favor of the Borrower, and do not contain any conditions or terms which have not been fully satisfied or which will not be fully satisfied by the completion of the construction of the Project (in accordance with the Project Plans and the terms and provisions of this Agreement). Furthermore, the Project Plans have been approved in writing by the Lender, any construction heretofore performed on the Project has been performed in accordance with the Plans and Specifications and all future construction on the Project shall be performed in accordance with the Project Plans and the terms and conditions of this Agreement. There are no structural defects in the Project of which the Borrower has been advised or of which the Borrower has notice or knowledge. The Borrower has not received any notice claiming that, and the Borrower has no knowledge that, the Project Plans violate any Legal Requirement;

XX.no Person has performed any construction work or furnished any services in connection with any construction carried on or to be carried on at the Mortgaged Property who or which remains unpaid at the time of execution of this Agreement, except as indicated in the requisition submitted simultaneously herewith or otherwise expressly approved by the Lender;

YY.the Project Plans provide for the construction and renovation of all buildings and related improvements necessary, both legally and practically, for the proper and efficient construction of the Project and the operation of the Facility for its Primary Intended Use;

ZZ.upon the completion of construction of the Project, which shall be constructed in accordance with the Project Plans and the terms and provisions of this Agreement, the Facility shall be in compliance with (a) all Legal Requirements; (b) all Permits and Contracts and (c) all applicable by-laws, codes, rules, regulations and restrictions of the Board of Fire Underwriters or other insurance underwriters or similar bodies.

AAA.all Permits and Contracts required by or entered into with any Governmental Authority or quasi-governmental authority or agency for, or in connection with, the construction of the Project have been obtained or executed, as the case may be. All such Permits and Contracts are in full force and effect, are not subject to any unexpired appeal periods or any appeals or challenges which have not been conclusively resolved in favor of the Borrower, and do not contain any conditions or terms which have not been fully satisfied or which will not be fully satisfied by the completion of the construction of the Project (if constructed in accordance with the Plans and Specifications and the terms and provisions of this Agreement). There is no action pending, or, to the best knowledge and belief of the Borrower, recommended by the applicable Governmental Authority having jurisdiction thereof, either to revoke, repeal, cancel, modify, withdraw or suspend any such Permit or Contract relating to the construction of the Project, or any other action of any other type which would have a material adverse effect on the Project;

BBB.as of the date of the first advance to the Borrower pursuant to this Agreement, the amount of the money expended by the Borrower on account of the construction of the Project in accordance with the Project Plans and the items listed on Project Budget will not be less than the amount of such first advance.

3.BORROWER'S AGREEMENTS TO PERFORM CERTAIN OBLIGATIONS:

The Borrower agrees faithfully to perform, pay and observe all agreements, covenants, indebtedness, obligations and liabilities of the Borrower to the Lender, direct or indirect, absolute or contingent, due or to become due, existing or hereafter arising, including, without limitation, all of the Borrower's obligations under the Note, this Agreement, the Mortgage and all of the other Loan Documents. The payment of all obligations and the performance of all covenants of and agreements by the Borrower under the Loan Documents shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim the Borrower might otherwise have against the Lender, and the Borrower shall pay during the Loan Term all payments to be made as prescribed in the Note, this Agreement, the Mortgage and all of the other Loan Documents, free of any deductions and without abatement, diminution or set-off.

Except as may otherwise be specifically set forth herein or in any of the other Loan Documents, all payments to be made to the Lender hereunder or under any of the other Loan Documents, including, without limitation, all payments of principal, interest (including, without limitation, Additional Interest), the Prepayment Fee, Late Payment Charges, all other charges, costs, expenses and other amounts due hereunder or under any of the other Loan Documents, shall be made to the Lender at its address set forth in Section 24 hereof, in lawful money of the United States of America, not later than 12:00 Noon Eastern Standard Time on the date that such payment is due. All payments received by the Lender after such time shall be deemed to have been received by the Lender, for the purposes of computing interest and Late Payment Charges, as of the next Business Day. If any payment to be made to the Lender under any of the Loan Documents falls due on a day which is not a Business Day, the due date therefor shall be extended to the next succeeding Business Day. At the Lender's option and upon notice to the Borrower, all payments to be made under any of the Loan Documents to the Lender shall be made by wire transfer of immediately available Federal funds or the equivalent, to the Lender's bank and bank account, as specified in said notice.

If the Borrower named herein shall be more than one Person, all agreements, conditions, covenants, provisions, stipulations, powers of attorney, authorizations, waivers, releases, options, undertakings, rights and benefits made or given by the Borrower shall be joint and several, and shall bind and affect each and all Persons who are defined herein as the "Borrower" as fully as though all of them were specifically named herein wherever the term "Borrower" is used. The Borrower shall have only such rights of prepayment, if any, as are set forth in the Note, subject to the conditions and the payment of the Prepayment Fee as provided therein.

The Borrower further agree (A) to enforce all of Borrower's rights under the Loan Documents and any and all other Permits and Contracts relating to the Facility and (B) not to enter into, amend, modify or terminate any agreement of any kind with respect to the Mortgaged Property or the Facility, including without limitation, any Leases or Management Agreements, without in each case first obtaining the prior written consent of the Lender (which consent may be withheld in the Lender's sole and absolute discretion).

4.AGREEMENT TO LEND AND BORROW: Subject to all of the terms and conditions hereof, the Lender hereby agrees to lend to the Borrower, and the Borrower hereby agrees to borrow from the Lender, the principal amount of the Note in installments from time to time, pursuant to the terms of the Note, this Agreement and the other Loan Documents, and to pay interest on the amounts so borrowed at the applicable Interest Rate per annum set forth in the Note (as the same may from time to time be adjusted pursuant to the terms and conditions set forth therein); it being understood that the Borrower shall be liable for the payment of interest only on such sums as shall have been advanced from time to time under the Note, this Agreement and the other Loan Documents to the Borrower and which remain outstanding.

5.CONSTRUCTION LOAN ADVANCES:

A. Prior to the first advance, and as a condition of the Borrower's right to receive any of the proceeds of the Loan contemplated by this Agreement, there shall have been furnished to the Lender:

(i) A mortgagee's title insurance policy in form and substance satisfactory to the Lender in its sole and absolute discretion, issued by a title insurance company or companies satisfactory to the Lender with such endorsements, reinsurance and/or co-insurance as the Lender may require, insuring the first priority of the Lender's valid mortgage lien on the Borrower's fee title to the Mortgaged Property free from all liens and encumbrances and without exception for (i) filed or unfiled mechanics' liens, (ii) survey matters, (iii) rights of parties in possession, (iv) environmental liens and (v) any other matters of any kind or nature whatsoever other than the Permitted Encumbrances;

(ii) Such evidence as the Lender may require that the use contemplated for the Mortgaged Property (i.e., its Primary Intended
Use), and all of the improvements and construction contemplated by the Project Plans, comply with all applicable Legal Requirements, to the extent in force and applicable;

(iii) Insurance policies and/or Certificates of Insurance required pursuant to the terms and provisions of the Mortgage;

(iv) Such evidence as the Lender may require to determine that the Borrower has with its own funds constructed the Project to a point of completion from which, in the sole and absolute judgment of the Lender, the total cost of completion of the Project in all respects, as and when needed, including all related direct and indirect costs as previously approved by the Lender, will not
exceed [              DOLLARS ($           )], together with
satisfactory assurance that the Borrower has funds available to
contribute not less than [                          DOLLARS ($
    )] of equity to the Project;

(v) Such evidence as the Lender may require that the Borrower's representations and warranties contained herein and in all of the other Loan Documents are true and correct;
(vi) Such evidence as the Lender may require as to the satisfaction of such of the terms and conditions of the Commitment Letter, dated April 18, 1995, by and among the Lender, the Borrower and the Guarantor, this Agreement and of the other Loan Documents as may by their nature be satisfied prior to the making of such advance;

(vii) An updated Survey of the Mortgaged Property and a certificate substantially in the form of EXHIBIT K (the "Surveyor's Certificate"), prepared and signed by a surveyor licensed to do business in the state where the Mortgaged Property is located, with his or her seal affixed thereto;

(viii) True and correct copies of the Construction Contract, the Architect's Contract and all major subcontracts in effect with respect to the Project, as well as all receipted bills paid by the Borrower to the Contractor and the Architect for the Project prior to the date of such advance;

(ix)  True and correct copies of (i) the Project Budget and
(ii) the Project Plans, each of which shall be in form and content satisfactory to the Lender (in its sole and absolute discretion);

(x) A certificate from an engineer and/or architect, registered as such in the state where the Mortgaged Property is located, substantially in the form attached hereto as EXHIBIT L certifying as to the (i) compliance of the Mortgaged Property with all applicable Legal Requirements, (ii) the availability and adequacy of access/egress to and from the Mortgaged Property and (iii) the availability and adequacy of sewer, drainage, water, electric and other utility services to the lot line of the Mortgaged Property; together with such other assurances concerning the design of the Project as the Lender may require;

(xi) the Lender's receipt of opinions, in forms satisfactory to the Lender (in its sole and absolute discretion), from the Borrower's counsel and the Guarantor's counsel, prepared in accordance with the requirements set forth in EXHIBIT M
(collectively the "Opinions");

(xii)  Payment of the Construction Loan Commitment Fee and the
Permanent Loan Commitment Fee (subject, however, to the provisions of Article 12 hereof);

(xiii) True and correct copies of all Permits and Contracts relating to the construction and operation of the Project (including, without limitation, an unconditional building permit or a building permit which is subject only to such conditions as will be fully satisfied by the completion of the construction of the Project in accordance with the Project Plans and this Agreement); and

(xiv) Such evidence as the Lender may require that there has been no material adverse change in the financial condition and strength of the Borrower or the Guarantor, and that the Mortgaged Property shall have sustained no impairment, reduction, loss or damage which has not been fully restored and repaired, and that no condemnation proceedings or other governmental action is or shall be pending against or with respect thereto.

B.Without at any time waiving any of the Lender's rights hereunder, the Lender shall have the right to make the first advance hereunder without the satisfaction of each and every condition precedent to the Lender's obligation to make such advance, and the Borrower agrees to accept such advance as the Lender may elect to make. The making of any advance hereunder shall not constitute an approval or acceptance by the Lender of any work on the Project theretofore completed.

C.Advances against the Note and this Agreement shall be made not more than once each month and at least ten (10) Business Days before the date upon which an advance is requested, the Borrower shall give notice to the Lender, specifying the total advance which will be desired, accompanied by:

(i) Itemized requisitions for advances signed by the Borrower, the Architect and the General Contractor on A.I.A. Forms G702, G702A or G703 or such other form(s) as the Lender may reasonably require (together with copies of invoices or receipted bills relating to items covered by such requisitions when so requested by the Lender). All such requisitions shall include a joint and several indemnification of the Lender by the Architect, the General Contractor and the Borrower against any and all claims of any subcontractors, laborers and suppliers;

(ii) A certificate executed by the Borrower substantially in the form attached hereto as EXHIBIT N

(iii) A certificate executed by the General Contractor substantially in the form attached hereto as EXHIBIT O;

(iv) A certificate executed by the Architect substantially in the form attached hereto as EXHIBIT P.

(v) At the Lender's request, certificates executed by the Consultants in such form as the Lender may reasonably require;

(vi)  An endorsement of the title insurance policy referred to in
Section 5.A.(i) hereof, satisfactory in form and substance to the Lender, redating the policy to the date that the then current advance will be made, increasing the coverage afforded by such policy so that the same shall constitute insurance of the lien of the Mortgage in an amount equal to the aggregate amount advanced under this Agreement as of the date that the then current advance is made available to the Borrower and subject to no additional exceptions other than the Mortgage, the Assignment of Rents, one of the Financing Statements and the Permitted Encumbrances;

(vii) If and when requested by the Lender, satisfactory assurance that the construction of the Project has been performed in accordance with the requirements of the Construction Contract, the Project Plans, this Agreement and all of the other Loan Documents and has been inspected and found satisfactory by the parties hereto;

(viii) If and when requested by the Lender, an updated Surveyor's Certificate substantially in the form attached hereto as EXHIBIT K and/or updated Engineer's/Architect's Certificate substantially in the form attached hereto as EXHIBIT L;

(ix) If and when requested by the Lender, updated Opinions from the Borrower's counsel and the Guarantor's counsel (in form and substance satisfactory to the Lender in its sole and absolute discretion);

(x) If and when requested by the Lender, satisfactory evidence that the funds remaining unadvanced under this Agreement, together with undisbursed equity funds of the Borrower, are sufficient for the payment of all related direct and indirect costs for the completion of the Project in accordance with the terms and provisions hereof. If the evidence furnished shall not be satisfactory to the Lender, in its sole and absolute discretion, it shall be a condition to the making of any further advance hereunder that the Borrower will provide the Lender with such financial guaranties (whether in the form of a bond, cash deposit, letter of credit or otherwise) as are acceptable to the Lender, in its sole and absolute discretion, to assure the completion of the construction of the Project in accordance with the Project Plans and the terms and conditions of this Agreement. In the event that the Lender requires a cash deposit from the Borrower, the Borrower shall deposit with the Lender such funds, to be held in an interest bearing account with the interest accruing thereon to the benefit of the Borrower, which, together with such unadvanced funds of the Loan, shall be sufficient to pay all of the aforesaid costs. All funds so deposited with the Lender, along with the proceeds thereof, shall be disbursed prior to any further advance hereunder;

(xi) A certification of work completed by any major contractor working on the Project, together with a statement of the payment due therefor;

(xii) Partial lien waivers from the General Contractor, all other contractors and all subcontractors and suppliers for all work theretofore performed;

(xiii) If and when requested, the Borrower shall deliver to the Lender an updated Survey of the Mortgaged Property, acceptable to the Lender (in its sole and absolute discretion);
(xiv) Evidence satisfactory to the Lender (in its sole and absolute discretion) that all materials and other property furnished by any contractors, subcontractors, materialmen or other Persons, the cost of which will be paid with the proceeds of the advance to be made by the Lender, are free and clear of all liens and encumbrances, except (a) encumbrances, if any, (securing indebtedness due to Persons whose names, addresses and amounts due to them are identified to the Lender) that shall be discharged upon the disbursement of the funds then being requested, (b) the liens created by the Loan Documents and (c) the Permitted Encumbrances; and

(xv) Such evidence as the Lender may require that there has been no material adverse change in the financial condition and strength of the Borrower or the Guarantor, and that the Mortgaged Property shall have sustained no impairment, reduction, loss or damage which has not been fully restored and repaired and that no condemnation is or shall be pending against or with respect thereto.

The Borrower hereby designates
with authority to approve requisitions and to execute certificates to be delivered pursuant to Section 5.C.(ii) on behalf of the Borrower.

D.All advances hereunder shall be made by wire transfer of funds into a bank account in the Commonwealth of Massachusetts maintained by either the Borrower or an authorized agent of the Borrower.

E.The following shall be conditions precedent to all advances to be made against the Note and this Agreement:

(i) Advances hereunder shall be made solely for the payment of the costs and expenses incurred by the Borrower directly in connection with the financing and construction of the Project, consistent with the Project Budget, which are required to be paid out-of-pocket to all other Persons; except that no advances hereunder may be used to refund any part of expenditures from the Borrower's own resources on the Project. No funds advanced by the Lender shall be utilized for any purpose other than as specified herein and none of the proceeds of the Loan shall be paid over to officers, stockholders or employees of the Borrower, if a corporation, or, if the Borrower is an unincorporated entity, to any of the individuals collectively constituting the Borrower or those holding a beneficial interest in the entity, or any employee thereof, except to the extent funds are used to pay compensation to an employee for and with respect to activity of such employee in construction of the Project.

(ii) The amount of each requisition shall represent (i) the cost of the work completed on the Project as of the date of such requisition, (ii) the cost of all equipment, fixtures and furnishings included within the Project Budget, but not incorporated into any contract approved by the Lender, which have been delivered to the Mortgaged Property for incorporation into the Project; provided that, in the Lender's judgment, such materials are suitably stored, secured and insured and that the Borrower can furnish the Lender with evidence satisfactory to the Lender of the Borrower's unencumbered title thereto and
(iii) approved soft costs.

(iii) All requisitions shall be subject to a ten percent (10%) retainage for the completion of the Project. It is understood that such retainage is intended to provide a contingency fund to assure that the construction of the Project shall be fully completed in accordance with the Project Plans and the terms and provisions of this Agreement. All amounts so withheld shall be disbursed after
(i) construction of the Project has been fully completed in accordance with the Project Plans and the terms and provisions of this Agreement, (ii) all of the items set forth in Section 5.F. hereof have been delivered to the Lender and
(iii) the expiration of the period during which liens may be perfected with respect to any work performed or labor or materials supplied in connection with the construction of the Project or the receipt of such evidence as may be required to assure the Lender that no claim may thereafter arise with respect to any work performed or labor or materials supplied in connection with the construction of the Project.

(iv) At the time of each advance, no event which constitutes, or which, with notice or lapse of time, or both, could constitute, an Event of Default shall have occurred and be continuing.

(v) Without at any time waiving any of the Lender's rights under this Agreement, the Lender shall always have the right to make an advance hereunder without satisfaction of each and every condition upon the Lender's obligation to make an advance under this Agreement, and the Borrower agrees to accept any advance which the Lender may elect to make under this Agreement. Notwithstanding the foregoing, the Lender shall have the right, notwithstanding a waiver relative to the first advance or any subsequent advance hereunder, to refuse to make any and all subsequent advances under this Agreement until each and every condition set forth in this Section has been satisfied. The making of any advance hereunder shall not constitute an approval or acceptance by the Lender of any work on the Project theretofore completed.

(vi) If, while this Agreement is in effect, a claim is made that the Project does not comply with any Legal Requirement or an action is instituted before any Governmental Authority with jurisdiction over the Mortgaged Property or the Borrower in which a claim is made as to whether the Project does so comply, the Lender shall have the right to defer any advance which the Lender would otherwise be obligated to make until such time as any such claim is finally disposed of favorably to the position of the Borrower, without any obligation on the part of the Lender to make a determination of, or judgment on, the merits of any such claim.
For the purposes of the foregoing sentence, the term "claim" shall mean an assertion by any Governmental Authority or Person as to which, in each case, the Lender has made a good faith determination that the assertion may properly be made by the party asserting the same, that the assertion, on its face, is not without foundation and that the interests of the Lender require that the assertion be treated as presenting a bona fide risk of liability or adverse effect on the Project.

If any such proceeding is not favorably resolved within thirty (30) days after the commencement thereof, the Lender shall also have the right, at its option, to treat the commencement of such action as an Event of Default, for which the Lender shall have all rights herein specified for an Event of Default. As aforesaid, the Lender shall have no obligation to make a determination with reference to the merits of any such claim. No waiver of the foregoing right shall be implied from any forbearance by the Lender in making such election or any continuation by the Lender in making advances under the Loan.

In all events, the Borrower agrees to notify the Lender forthwith upon learning of the assertion of any such claim or the commencement of any such proceedings.

(vii) It is contemplated that all advances made by the Lender to the Borrower will be pursuant to this Agreement as amended from time to time; that the Note will evidence the debt of the Borrower to the Lender hereunder and that the Mortgage, Assignment of Leases, Permits Assignment, Assignment of Architect's Contract, Assignment of Construction Contract, Subordination Agreement, Guaranty, Pledge Agreement and Financing Statements will secure the repayment of all advances made hereunder. At the option of the Lender, the unpaid principal balance of the Note shall not be reduced to zero unless and until the Lender has no further obligation to advance funds with respect to the Project.

(viii) No inspections or any approvals of the Project during or after construction shall constitute a warranty or representation by the Lender or any of the Consultants as to the technical sufficiency, adequacy or safety of any structure or any of its component parts, including, without limitation, any fixtures, equipment or furnishings, or as to the subsoil conditions or any other physical condition or feature pertaining to the Mortgaged Property. All acts, including any failure to act, relating to the Mortgaged Property by any agent, representative or designee of the Lender (including, without limitation, the Consultants) are performed solely for the benefit of the Lender to assure the payment and performance of the Obligations and are not for the benefit of the Borrower or the benefit of any other Person.

F.Upon the completion of the construction of the Project in accordance with the Project Plans and the terms and provisions of this Agreement, the Borrower shall provide the Lender with (A) true, correct and complete copies of (i) a final unconditional Certificate of Occupancy (or its equivalent) issued by the appropriate governmental authorities, permitting the occupancy and use of the Project for its Primary Intended Use and (ii) all health-care Permits issued by the appropriate Governmental Authorities which are necessary in order to operate the Project as a fully-licensed nursing/rehabilitation facility, (B) a certification from the Architect or the Consultants stating that the Project was completed in accordance with the Project Plans, (C) an updated Survey of the Mortgaged Property, acceptable to the Lender (in its sole and absolute discretion), (D) updated Opinions and (E) such other items relating to the operation and/or construction of the Project as may be reasonably requested by the Lender.

6.AGREEMENT TO ASSIGN: Upon the request of the Lender, from time to time, the Borrower agrees to assign to the Lender (in such forms as the Lender may reasonably require), as collateral security for the Borrower's obligations under this Agreement: (A) the Leases,
(B) the Management Agreements, and (C) the Permits and Contracts; such assignments to provide that the Lender shall not be obligated thereby to perform any of the Borrower's obligations under any of the instruments or other items so assigned, unless the Lender elects so to do, and further to provide that the Lender shall not exercise the Borrower's rights thereunder until an Event of Default has occurred under any of the Loan Documents. To the extent that the Lender determines that the consent or approval of any other Person is required or advisable in connection with any such assignment, the Borrower shall provide evidence of such consent or approval to the Lender in such form as the Lender may require.

7.ADDITIONAL AFFIRMATIVE COVENANTS OF THE BORROWER: The Borrower hereby covenants and agrees as follows:

A.Maintenance of Existence: If the Borrower is a corporation, trust or partnership, during the entire time that this Agreement remains in full force and effect, the Borrower shall keep in effect its existence and rights as a corporation, trust or partnership under the laws of the state of its incorporation or formation and its right to own property and transact business in the state in which the Mortgaged Property is situated.

B.Participation in Third Party Payor Programs:  The Borrower s
 all continue its participation in all material Third Party Payor Programs, in accordance with all requirements thereof (including, without limitation, all applicable Provider Agreements), in which the Borrower currently participates and the Borrower shall continue to remain eligible to participate in all other Third Party Payor Programs as shall be necessary for the prudent operation of the Facility in the good faith exercise of commercially reasonable business judgment.

C.Warranties: All representations and warranties contained in this Agreement shall constitute continuing representations and warranties which shall remain true, correct and complete throughout the Loan Term.

D.Conduct of its Business : The Borrower will maintain, and cause any Lessee and Manager to maintain, experienced and competent professional senior management with respect to its business and with respect to the Mortgaged Property. The Borrower, any Lessee and any Manager shall conduct, in the ordinary course, the operation of the Facility and shall not enter into any other businesses or ventures; provided, however that any Manager may enter into agreements with other Persons relating to the management of health care facilities owned or leased by such Persons.

E.Address: The Borrower shall provide the Lender thirty (30) days' prior written notice of any change of its Principal Place of Business from its current Principal Place of Business. The
Borrower shall maintain records relating to its business and the Collateral at no location other than its Principal Place of Business and at the Mortgaged Property.

F.Insurance: Throughout the term of this Agreement, the Borrower shall maintain the insurance coverage required by the Lender pursuant to the terms and provisions of the Mortgage.

G.Compliance With Legal Requirements And Applicable Agreements: At all times throughout the Loan Term, the Mortgaged Property (including, without limitation, the Facility) and the Borrower, as the case may be, shall conform to and comply with (i) all applicable Legal Requirements, (ii) the provisions of all Permits and Contracts, (iii) all applicable by-laws, codes, restrictions and, to the best of the Borrower's knowledge, rules and regulations, of the Board of Fire Underwriters or other insurance underwriters or similar body, (iv) the provisions of the Loan Documents, and (v) the provisions of the Permitted Encumbrances.

H.Priority Of Mortgage: The Mortgaged Property shall at all times be free from any attachment, encumbrance, lis pendens, mechanic's or materialmen's lien or notice arising from the furnishing of materials or labor and, with the exception of the Permitted Encumbrances, all other liens and encumbrances of any kind, whether such liens or encumbrances shall be superior to or subordinate to the Mortgage except with respect to Permitted Financing. The Borrower shall not permit the recording of any notice of contract or mechanic's or materialmen's lien relating to the construction of the Project or otherwise affecting the Mortgaged Property. Notwithstanding the foregoing provisions of this Subsection 7I, the existence of an attachment or lis pendens for a period not in excess of thirty (30) days shall not be deemed to be a default hereunder provided that (i) there shall be no cessation of construction of the Project, (ii) an Event of Default has not occurred under any of the Loan Documents and (iii) the Borrower shall proceed promptly to cause such attachment or lis pendens to be removed, but the Lender shall not be obliged to make any further advance under this Agreement while such attachment or lis pendens remains outstanding.

J.Commencement of Construction: If construction of the Project has not already begun, the Borrower shall commence construction of the Project within thirty (30) days from the date hereof. The Borrower shall diligently and continuously cause the Project to be constructed and completed and made ready for occupancy and use in accordance with the Project Plans all in a manner satisfactory to the Lender on or before the Completion Date. Notwithstanding anything to the contrary contained herein, the Borrower shall be and shall remain unconditionally liable to the Lender for (a) the complete construction of the Project in accordance with the Project Plans on or before the Completion Date and whether or not proceeds of the Loan remaining to be disbursed hereunder, if any, are sufficient to cover all costs of construction and (b) the complete performance of all other obligations, covenants, agreements and liabilities of the Borrower hereunder.

K.Quality of Materials and Workmanship: The materials used in the Project shall be of the quality called for by the Project Plans, and the workmanship shall be in conformity with the Construction Contract and this Agreement, and both the quality of such materials and such workmanship shall be satisfactory to the Lender. The Borrower shall not make any changes in, and shall not permit the General Contractor or the Architect to make any changes in, the quality of such materials, the Project Plans or the Project Budget, whether by change order or otherwise, without the prior written consent of the Lender, in each instance (which consent may be withheld in the Lender's sole and absolute discretion); provided, however, that such consent shall not be required for any individual change (necessitated by job conditions) which has been approved by the Architect, which does not materially affect the structure or exterior of the Project, and the cost of which does not exceed TEN THOUSAND DOLLARS
( 10,000) or which changes, in the aggregate, do not exceed ONE HUNDRED THOUSAND DOLLARS ($100,000) in cost. Notwithstanding the foregoing, prior to making any change in Project Plans, copies of all change orders shall be submitted by the Borrower to the Lender and the Borrower shall also deliver to the Lender evidence satisfactory to the Lender, in its reasonable discretion, that all necessary Permits and/or Contracts required by any Governmental Authority in connection therewith have been obtained or entered into, as the case may be.

L.Project Budget: Upon the request of the Lender, the Borrower shall furnish the Lender with revisions to the Project Budget to reflect (a) any changes approved by the Lender to the Project Budget, (b) the total cost of the construction of the Project completed through any specific date and (c) the remaining cost to complete the construction of the Project in accordance with the Project Plans and the terms and provisions of this Agreement. M.Architect Certificates: The Borrower agrees to cause the Architect to furnish such statements and certificates as to progress of completion as the Lender may reasonably require from time to time during the term of this Agreement, all without expense to the Lender. The Borrower agrees to cause the Architect to make the Project Plans available to the Lender without expense to the Lender, and to agree that, in the event that the Lender shall take over the Project by reason of an occurrence of an Event of Default, the Lender shall be entitled to use said Project Plans without any compensation to the Architect.

N.Subcontractors: Prior to the closing of the Loan contemplated by this Agreement, the Borrower agrees to provide the Lender with a list of the major subcontractors working on the Project, including an identification by trade and the amount of each subcontract. The Lender reserves the right of reasonable approval of all major subcontractors. The Borrower further agrees that the Borrower shall not permit the major subcontractors working on the Project to change without the Lender's prior written consent, in each instance, which consent shall not be unreasonably withheld.

O.The Lender's Consultant: The Borrower agrees to pay the costs and expenses incurred by the Lender to retain the Consultants to perform various services to the Lender in connection with the Loan, including, without limitation, the following:

(i) to review and analyze the Project Plans and advise the Lender whether the same are satisfactory for the intended purposes thereof;

(ii) to make periodic inspections of the Mortgaged Property for the purpose of assuring that construction performed in connection with the Project prior to the date of such inspection has been completed in accordance with the Project Plans and this Agreement;

(iii) to review the Borrower's and the Guarantor's then current requisition to determine whether it is consistent with the obligations of the Borrower under this Agreement, and to advise the Lender of the anticipated costs of, and the time for, the completion of the Project in accordance with the Project Plans, and the adequacy of reserves and contingencies related thereto;

(iv)  to review and analyze any proposed changes to the Project
Plans and advise the Lender regarding the same;

(v) to review and analyze the Project Budget and advise the Lender as to the sufficiency thereof; and

(vi) to review and analyze the Architect's Contract, the Construction Contract and all subcontracts entered into by the Borrower or the General Contractor in connection with the construction of the Project and advise the Lender regarding the same.

The Borrower agrees promptly to make such changes or corrections in the construction of the Project as may be required by the Lender, based on the recommendation of any of the Consultants, unless the Borrower demonstrates to the Lender's satisfaction that such corrective work is inconsistent with the Project Plans.

P.The Borrower shall not suffer the use in connection with any construction relating to the Project of any materials, fixtures or equipment intended to become part of the Project which are purchased upon lease or conditional bill of sale or to which the Borrower does not have absolute and unencumbered title, and the Borrower covenants to cause to be paid punctually all sums becoming due for labor, materials, fixtures or equipment used or purchased in connection with any such construction.

Q.In order more fully to secure the Lender with reference to all advances made hereunder, the Borrower hereby conveys to the Lender all of the Borrower's right, title and interest in materials on the Mortgaged Property which are not at any relevant time incorporated into the Project and materials, wherever located, intended for incorporation into the Project. The Borrower agrees:

(i) that the Lender shall have all the rights, with reference to such security, as a secured party is entitled to hold with reference to any security interest under the Uniform Commercial
Code, as it is enacted in the State in which the Mortgaged Project is located;

(ii) that such security interest shall cover cash and non-cash proceeds of such materials;

(iii) that such materials will not be held for sale to others or disposed of by the Borrower without the prior written consent of the Lender and, if at any time located on the Mortgaged Property shall be suitably stored, secured and insured and furthermore, shall not be removed from the Mortgaged Property; and

(iv) that such security interest shall be prior to the rights of any other party.

The undertakings of the Borrower in this Section shall also be applicable to any personal property owned by the Borrower and used or to be used in connection with the Project, whether or not the purchase thereof was financed by advances made by the Lender.

The Borrower agrees to execute such instruments as the Lender may from time to time request to perfect the security interest of the Lender in any and all rights under this Agreement, and any and all property of the Borrower which, under applicable provisions of this Agreement, may or shall stand as security for advances under this Agreement.

R.The Borrower, the Plans and Specifications and the Mortgaged Property and all uses thereof shall comply with (a) all Legal Requirements, (b) all Permits and Contracts, (c) all applicable by-laws, codes, rules, regulations and restrictions of the Board of Fire Underwriters or other insurance underwriters or similar body and (d) the Loan Documents.

S.The Borrower shall cause to be kept and maintained, and shall permit the Lender and its representatives to inspect at all reasonable times, accurate books of accounts in which complete entries will be made in accordance with GAAP reflecting all financial transactions of the Borrower (showing, without limitation, all materials ordered and received and all disbursements, accounts payable and accounts receivable in connection with the construction of the Project and the operation of the Mortgaged Property). Such books and records must accurately reflect that all funds advanced hereunder for construction of the Project have been used solely for the payment of obligations and expenses properly incurred in connection with said construction.

T.The Lender and its representatives including, without limitation, the Consultants, shall, at all times during the Loan Term, have the right to enter the Mortgaged Property for the purpose of inspecting the Mortgaged Property and the progress of the work and materials thereon, and if any such inspection is not satisfactory to the Lender (in its sole and absolute discretion), then the Lender shall not be obligated to make any further advances under this Agreement to the Borrower.

U.The Borrower shall give to the Lender prompt written notice of any fire, explosion, accident, flood, storm, earthquake or other casualty or strike, lock out, act of God or interruption of the construction of the Project which may interfere with the ability of the Borrower to complete the Project by the Completion Date.

V.Performance, payment and lien bonds, in form and substance and guaranteed by sureties satisfactory to the Lender (in its sole and absolute discretion), shall be furnished to the Lender in connection with (a) the Construction Contract, (b) all other construction contracts in excess of ONE HUNDRED THOUSAND DOLLARS ( 100,000) and (c) all other construction contracts entered into with any contractor or subcontractor (or any of their respective affiliates), the aggregate amounts due under which is equal to or in excess of ONE HUNDRED THOUSAND DOLLARS ( 100,000); in amounts at least equivalent to the respective amounts of such contracts, naming the Lender as a dual obligee, shall be furnished to the Lender prior to the commencement of any work pursuant to the applicable contract.

W.The Borrower shall utilize all advances by the Lender pursuant to the terms of this Agreement only for those items for which requisitions are permitted under this Agreement or for reimbursement of expenditures already made for items for which requisitions are so permitted. The Borrower agrees to hold all advances by the Lender hereunder as a trust fund for the purpose of payment of the costs and expenses permitted under this Agreement.

X.During the construction of the Project and upon the request of the Lender, the Borrower shall erect a sign or add a legend to the Borrower's signs on the Mortgaged Property (in either case of such size and style, including such information and in such locations, as may be reasonably requested by the Lender) identifying the Lender as the source of the construction loan financing for the Project. Additionally, subject to the Lender's prior approval, the Borrower shall include in any public announcement or media release concerning the development or construction of the Project a statement that the Lender has provided the construction financing for the Project.

Y.The Borrower shall not permit any occupancy of the Project (other than such occupation as is required in connection with the construction thereof) prior to (a) the substantial completion of that portion of the Project being occupied and (b) the issuance by the appropriate Governmental Authorities of a Certificate of Occupancy (or its equivalent) permitting the occupation of the Facility for its Primary Intended Use.


8.ADDITIONAL NEGATIVE COVENANTS OF BORROWER: The Borrower covenants that as long as any of the Loan Documents shall remain in effect:

A.Restrictions: Except as otherwise provided in the Mortgage, the Borrower shall not, without the prior written consent of the Lender, in each instance, which consent may be withheld in the sole and absolute discretion of the Lender:

(i)convey, assign, hypothecate, transfer, lease (other than the Leases between Borrower and the Lessees existing as of the date hereof, as approved by Lender, it being agreed that a customary form of patient contract will not be considered a lease), dispose of or encumber, or permit the conveyance, assignment, transfer, hypothecation, disposal or encumbrance of all or any part of any legal or beneficial interest in the Mortgaged Property or the Facility or any of the real estate, personal property or fixtures included therein or used in connection therewith (including in such personal property, without limitation, Rents and other contractual claims) except with respect to Permitted Financing;

(ii) dispose of or delegate any right to manage or receive any of the Rents in violation of any of the Loan Documents;

(iii) (a) collect funds as consideration or deposit for the occupancy or leasing of any portion of the Mortgaged Property or collect any of the Rents in excess of one month's Rent, without forthwith depositing the same with the Lender in a special account or (b) withdraw or disburse any such funds;

(iv)permit the use of the Mortgaged Property or the Facility for any purpose other than the Primary Intended Use or to suffer any occupancy of the Facility (other than such occupation as is required in connection with the construction thereof) prior to (a) the substantial completion of that portion of the Facility being occupied and (b) the issuance by the appropriate governmental authorities of a Certificate of Occupancy (or its equivalent) permitting occupation of the Facility for its Primary Intended Use;

(v)repay sums borrowed (from anyone other than the Lender) for the purpose of financing the cost of the construction and/or operation of the Facility or the cost of any other undertaking of the Borrower (including, without limitation, the prepayment of long-term debt or any other costs and expenses not within the ordinary course of the Borrower's business), but nothing herein contained shall restrict the payment of debts, costs and expenses arising from the ordinary course of the Borrower's business or interest in connection with any borrowings which may otherwise be allowed hereunder or under any of the other Loan Documents, in accordance with the applicable terms of such borrowings, so long as an Event of Default has not occurred hereunder; or


(vi)liquidate or dissolve or merge or consolidate with any other Person or, except in the ordinary course of business, sell, convey, assign, hypothecate, lease or otherwise transfer (whether in one transaction or in a series of transactions) any material asset (whether now owned or hereafter acquired). As used in this clause, an asset shall be deemed material if the fair market value thereof equals or exceeds FIVE HUNDRED THOUSAND DOLLARS
( 500,000).

B.Agreement Not Assignable: The Borrower shall not suffer any attachment, whether by trustee process or otherwise, to be made or attempted against the Borrower's interest in, to or under this Agreement or any of the other Loan Documents or in or to any payment, advance or other sums hereunder or thereunder, and shall not, without the prior written consent of the Lender (in each instance, which consent may be withheld in the Lender's sole and absolute discretion), assign or transfer any of the same, or any interest therein. Any such assignment or transfer made without the Lender's consent shall be void and of no force or effect.

C.ERISA: The Borrower shall not establish or permit any Lessee to establish any new pension or defined benefit plan or modify any such existing plan for employees subject to ERISA, which plan provides any benefits based on past service without the advance consent of the Lender to the amount of the aggregate past service liability thereby created.

D.Forgiveness of Indebtedness: The Borrower will not waive, or permit any Lessee which is an Affiliate to waive, any debt or claim, except in the ordinary course of its business.

E. Relocation of Books and Records: The Borrower shall not remove from either the Mortgaged Property or its Principal Place of Business any books or records relating to any Collateral until after receipt of a certificate from the Lender, signed by an officer thereof, stating that the Lender has, to its satisfaction, obtained all documentation that it deems necessary or desirable to obtain, maintain, perfect and confirm the first priority security interests granted in the Loan Documents.

F.Relocation of Principal Place of Business: The Borrower shall not relocate its Principal Place of Business until after receipt of a certificate from the Lender, signed by an officer thereof, stating that the Lender has, to its satisfaction, obtained all documentation from the Borrower that the Lender deems necessary or desirable to obtain, maintain, perfect and confirm the first priority security interests granted in the Loan Documents.

G.Value of Assets: Except as disclosed in the financial statements provided to the Lender as of the date hereof, the Borrower will not write up (by creating an appraisal surplus or otherwise) the value of any assets of the Borrower above its cost to the Borrower, less the depreciation regularly allowable thereon.

H.Changes in Fiscal Year and Accounting Procedures: The Borrower shall not, without the prior written consent of the Lender, in each instance, which consent may be withheld in the Lender's sole and absolute discretion (i) change its fiscal year or capital structure or (ii) change, alter, amend or in any manner modify any of its current accounting procedures related to the method of revenue recognition, billing procedures or determinations of doubtful accounts or bad debt expenses nor will the Borrower permit any of its Subsidiaries to change its fiscal year or suffer or permit any circumstance to exist in which any Subsidiary is not wholly-owned, directly or indirectly, by the Borrower. Notwithstanding the foregoing, the Lender agrees to consent to any change in the Borrower's fiscal year, provided that (1) the Borrower shall have requested such consent not less than thirty (30) days prior to the proposed effective date of such change and shall have promptly furnished to the Lender all such financial information as the Lender may have reasonably requested in order to determine the impact of such change on the Borrower's financial statements, (2) no such change shall be permitted if its effect would be to enable the Borrower to satisfy any covenant contained in this Agreement which, absent such change, would not have been satisfied and (3) the Borrower shall have entered into any amendment to this Agreement which the Lender shall have reasonably requested in order to maintain the intended effect of the covenants contained in this Agreement.

9.LENDER'S RIGHT TO MAKE PAYMENTS AND TAKE OTHER ACTION: The Lender may, after five (5) business days' prior written notice to the Borrower of its intention so to do (except in an emergency when such shorter notice shall be given as is reasonable under the circumstances), pay any sums due or claimed to be due for labor or materials furnished in connection with the ownership, construction, development, maintenance, management, repair, use or operation of the Mortgaged Property and any other sums which in the reasonable opinion of the Lender, or its attorneys, it is expedient to pay, and may take such other and further action as it may deem advisable in order to secure (A) the protection and priority of the security interests granted to the Lender pursuant to the Loan Documents and
(B) the performance of all obligations under the Loan Documents. The Borrower agrees to repay to the Lender all such amounts not charged against advances due hereunder, notwithstanding that the aggregate indebtedness of the Borrower to the Lender hereunder may exceed the aggregate amount which the Lender is obligated to advance hereunder. Any amount expended by the Lender pursuant to the provisions of this Section and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees and expenses), with interest thereon at the Advances Rate shall be a demand obligation of the Borrower and, to the maximum extent permitted by law, shall be added to the Mortgaged Indebtedness and secured by the liens of the Mortgage and the other Loan Documents, as fully and effectively as every other obligation of the Borrower thereunder and hereunder.

10.EVENTS OF DEFAULT: Each of the following shall constitute an "Event of Default" hereunder and shall entitle the Lender to exercise its remedies hereunder and under any of the other Loan
Documents:

A.any failure of the Borrower to pay any amount due under or with respect to this Agreement within five (5) days following written notice that such payment was due (provided, however, that there shall be no such grace period if the Borrower has received notice of default for failure to make any payments hereunder more than twice in any twelve (12) month period);

B.any failure in the observance or performance of any other term, condition, obligation, covenant, promise or agreement provided herein, other than the payment of any monetary obligation or the performance of the obligations specified in subsections (C) through
(H) below (hereinafter referred to as a "Failure to Perform"), continuing for thirty (30) days after notice thereof, except as to matters not susceptible to cure within thirty (30) days, provided that with respect to such matters, (a) the Borrower commences the cure thereof within thirty (30) days after such notice, (b) the Borrower continuously and expeditiously prosecutes such cure to completion, (c) such cure is completed within ninety (90) days after such notice and (d) such Failure to Perform does not impair the Lender's rights with respect to the Mortgaged Property or otherwise impair or decrease the value of the security evidenced by the Loan Documents;

C.the occurrence of any default beyond the applicable notice or grace period, if any, under the Note, the Mortgage or any of the other Loan Documents;

D.if a default occurs in connection with the payment or performance of any other obligations of the Borrower with respect to the Facility and continues for a period of thirty (30) days after the Lender sends notice thereof, or for any shorter period if continuation of such default for such shorter period shall involve or result in the taking of possession of the Facility or any part thereof by any creditor or obligee of the Borrower or shall involve or result in the assertion of any other remedy by such creditor or obligee, which default, in the Lender's opinion, may impair the Borrower's ability punctually to perform all of its obligations under this Agreement or may threaten the Lender's security;

E.the occurrence of a default or breach of condition continuing beyond the expiration of any applicable grace period under the terms of any other agreement, document or instrument (including, without limitation, all leases and loan documents) evidencing any indebtedness, covenant, liability, obligation or undertaking due to, or made for the benefit of, the Lender (and/or any of its Affiliates) by (i) the Borrower, (ii) any Affiliate of the Borrower, (iii) any endorser, surety or guarantor of the Note, (iv) any Affiliate of any such endorser, surety or guarantor and/or (v) any entity owned, legally or beneficially, by the Borrower or any such endorser, surety or guarantor, whether such indebtedness, covenants, liabilities, obligations or undertakings are direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, point, several or joint and several, primary or secondary, now existing or hereafter arising, excepting any such indebtedness, covenant, liability, obligation or undertaking arising in connection with a loan or lease transaction which includes provisions for shared appreciation.

F.if any representation or warranty made by or for the Borrower herein or in any statement heretofore or hereafter furnished to the Lender by or on behalf of the Borrower shall prove to have been false in any material respect when made or furnished.;

G.INTENTIONALLY OMITTED;

H.except as a result of damage, destruction or a complete or partial condemnation or taking of the Mortgaged Property, if the Borrower ceases or allows the cessation of operations of the Facility, for a period in excess of thirty (30) days (referred to herein as a "Failure to Operate").

I.if a suspension of any work in connection with the construction of the Project occurs for a period in excess of ten (10) Business Days, irrespective of the cause thereof, provided that the Borrower shall not be deemed to be in default under this Subsection if such suspension is for circumstances not reasonably within its control, but only if the Lender, in its sole and absolute discretion, shall determine that such suspension shall not create any risk that the construction of the Project will not be completed (in accordance with the Plans and Specifications and the terms and conditions of this Agreement) on or before the Completion Date;

J.if construction of the Project shall not be completed in accordance with the Project Plans and this Agreement on or before the Completion Date;

11.LENDER'S REMEDIES IN EVENT OF DEFAULT: The Lender may at any time or times, after the occurrence of an Event of Default, declare the entire outstanding balance, together with all interest (including, without limitation, Additional Interest) to be immediately due and payable, whereupon the same, together with all Late Payment Charges and any and all costs, charges and other amounts payable by the Borrower to the Lender under the Loan Documents shall become due and payable, and upon such acceleration, all amounts due hereunder shall bear interest at the Advances Rate. All materials at that time on or near the Mortgaged Property which are the property of the Borrower and which are to be used in connection with the completion of the Project shall become the property of the Lender, without payment therefor and the Lender is authorized to charge all money expended for said completion against any payments hereunder and under the Note which have not already been advanced; and the Borrower agrees to pay the Lender all sums expended in good faith by the Lender in connection with the completion of the Project, even if the same shall be more than the amount agreed to be advanced hereunder and under the Note, and, in addition thereto, the Borrower agrees to pay to the Lender for services in connection with said completion such additional sums as shall reasonably compensate the Lender for the time and effort the Lender and its employees shall have expended in connection therewith. The Lender is authorized, but not obligated in any event, to do all such things in connection with the operation of the Facility as the Lender, in its sole and absolute discretion, may deem advisable, including, without limitation, the right to make any payments with respect to any obligation of the Borrower to the Lender or to any other Person in connection with the completion of construction of the Project and the operation of the Facility, to make additions and changes in the Project Plans, to employ contractors, subcontractors and agents and to take any and all such action, either in the Lender's own name or in the name of the Borrower, and the Borrower hereby grants the Lender an irrevocable power of attorney to act in its name in connection with the foregoing. This power of attorney, being coupled with an interest, shall be irrevocable until all of the obligations of the Borrower hereunder or under any of the other Loan Documents are fully paid and performed and shall not be affected by any disability or incapacity which the Borrower may suffer and shall survive the same. The power of attorney conferred on the Lender by the provisions of this Section 11 is provided solely to protect the interests of the Lender and shall not impose any duty on the Lender to exercise any such power and neither the Lender nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct. In the event that the Lender takes possession of the Mortgaged Property and assumes control of the Project and/or the Facility as aforesaid, it shall not be obligated to continue the operation of the Facility for any period of time longer than the Lender shall see fit (in its sole and absolute discretion), and the Lender may thereafter, at any time, abandon its efforts and refuse to make further payments for the account of the Borrower, whether or not the Project has been completed. For the purposes of determining Additional Interest upon the occurrence of an Event of Default for a Failure to Operate, it shall be deemed that the Additional Interest for such period where operations of the Facility had ceased would be equal to the highest annualized rate that Additional Interest accrued during the five (5) preceding calendar years or such shorter period of time as this Agreement is in force and effect.

Notwithstanding anything contained herein to the contrary, upon the occurrence of a default under Section 10.E, the Lender shall have the option of declaring the entire outstanding principal balance, together with all interest (including, without limitation, Additional Interest) to be due and payable, whereupon the same, together with the Prepayment Fee, all Late Payment Charges and any and all costs, charges and other amounts payable by the Borrower to the Lender under the Loan Documents shall become due and payable. If such option is exercised by the Lender (hereinafter referred to as the "Exercise Notice") and there shall be no other events of default under the Loan Documents at such time, then the Borrower shall have the right to repay the outstanding principal balance, together with all such interest, Additional Interest, Late Payment Charges and all such other costs, charges and other amounts payable under the Loan Documents within one hundred twenty (120) days after such Exercise Notice (hereinafter referred to as the "Refinancing Period") without a Prepayment Fee; provided, that the Borrower (A) notifies the Lender in writing of the Borrower's intent to so repay within twenty (20) days after the date of the Exercise Notice (hereinafter referred to as the "Borrower's Refinancing Notice"),
(B) promptly thereafter and at all times during the Refinancing Period the Borrower shall diligently and in good faith attempt to locate, negotiate and close on substitute financing and (C) at all times thereafter there shall be no other events of default under the Loan Documents other than an Event of Default under Section 10.E of this Agreement. If (A) the Borrower fails to notify the Lender within such twenty (20) days, or (B) the Borrower shall fail to promptly, and at all times during the Refinancing Period, to diligently and in good faith attempt to locate, negotiate and close on substitute financing, or (C) an Event of Default shall occur under the Loan Documents other than an Event of Default under
Section 10.E of this Agreement, or (D) if such outstanding principal balance, interest and all such other costs, charges and amounts payable by the Borrower under the Loan Documents are not repaid prior to the expiration of the Refinancing Period, the Lender shall be entitled to a Prepayment Fee in addition to all other rights and remedies for an event of default under the Loan Documents, at law or in equity. In addition, notwithstanding the Borrower's Refinancing Notice, the Borrower acknowledges and agrees that the Lender, at the Lender's option, shall have the right to proceed with all of the Lender's rights and remedies for an Event of Default under the Loan Documents, at law or in equity, but shall not consummate the same until the expiration of the Refinancing Period; provided, that at all times during the Refinancing Period the Borrower is honoring the foregoing terms and conditions to this paragraph.

12.LOAN FEES: The Borrower shall pay to the Lender (a) the Construction Loan Commitment Fee and the Permanent Loan Commitment Fee simultaneously with the execution of this Agreement; provided, however, that, at the Lender's option, such commitment fees shall be held in an escrow account established with a Person designated by the Lender pursuant to an escrow arrangement satisfactory to the Lender, with interest thereon benefiting the Lender. The Permanent Loan Commitment Fee and the Construction Loan Commitment Fee shall be disbursed from said escrow account only upon the joint instructions of the Borrower and the Lender (which instructions from the Borrower shall be immediately given upon the request of the Lender) and in no event shall the Permanent Loan Commitment Fee and the Construction Loan Commitment Fee be disbursed therefrom, in whole or in part, unless and until so requested by the Lender.

13.FINANCIAL COVENANTS: So long as the Note, this Agreement, the Mortgage and any of the other Loan Documents may remain in effect:

A.the Borrower shall not create, incur, assume or suffer to exist any liability for borrowed money except (i) indebtedness to the Lender under the Loan Documents, (ii) fully subordinated debt to Affiliates of the Borrower incurred in the ordinary course of business, (iii) normal trade debt incurred in the ordinary course of business, (iv) working capital loans, in an amount to be approved by the Lender used exclusively for the operation of the Facility, and (v) purchase money indebtedness (including capitalized equipment leases) for equipment to be used exclusively at the Facility, provided that with respect to each equipment lease or purchase money financing agreement the Borrower shall have obtained from the relevant equipment financer or lessor an agreement to the effect that (A) the Lender shall be given notice of and an opportunity (but will have no obligation) to cure each default by the Borrower under such equipment lease or equipment financing agreement and (B) in the event that the Lender or its designee takes possession of the Facility, the Lender will have the right (but not the obligation) to assume such equipment lease or equipment financing agreement;

B.the Borrower shall not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

C.the Facility shall maintain in the aggregate for each fiscal quarter a Debt Coverage Ratio equal to or greater than 1.3 to 1;

D.Life Care Centers of America, Inc. shall maintain a Tangible Net Worth of TWENTY MILLION DOLLARS ( 20,000,000); and

E.Life Care Centers of America, Inc. shall maintain at all times a ratio of Consolidated Current Assets to Consolidated Current
Liabilities equal to or greater than 1.1 to 1.

14.MISCELLANEOUS:

A.No suit at law or in equity shall be brought by the Borrower for any alleged breach of the terms of this Agreement unless notice in writing, particularly describing said alleged breach, shall have been given to the Lender and the Lender shall have failed to commence to cure such breach within thirty (30) days after such written notice. In no event shall the liability of the Lender to the Borrower for any breach hereof by the Lender exceed a sum equal to the amount which the Lender may have failed to advance in breach of this Agreement, together with interest thereon at the rate payable by the Borrower under the Note computed from the due date for the payment of such amount to the earlier of the date on which this Agreement is to be fully performed by the Borrower or the date on which such payment is made by the Lender, which sum when paid shall be deemed an advance under the Note.

B.Absent manifest error, all decisions and determinations of the Lender made in good faith on any question of fact or expediency hereunder or under any of the other Loan Documents shall be deemed to be prima facie correct as to the Borrower and every other Person who is a party to any of the Loan Documents.

15.FURTHER ASSURANCES: At any time and from time to time, upon request by the Lender, the Borrower shall promptly make, execute and deliver, or cause to be made, executed and delivered, to the Lender and, where appropriate, cause to be recorded and/or filed (and from time to time thereafter to be re-recorded and/or refiled) at such time and in such offices and places as shall be deemed desirable by the Lender (in its sole and absolute discretion), any and all such other and further amendments, assignments, instruments of further assurance, certificates and other documents as the Lender may, in its sole and absolute discretion, deem desirable (but which shall not create any further or additional obligation for the Borrower) to (A) enable the Lender to negotiate the Note and to assign the Loan Documents, and/or (B) effectuate, complete, or perfect, or to continue and preserve the obligations of the Borrower under the Note, the Mortgage, this Agreement and any of the other Loan Documents. Any failure by the Borrower to comply with any request pursuant to this Section 15 within twenty (20) days after such request is made by the Lender, shall be an Event of Default hereunder and upon such Event of Default, the Lender may make, execute, record, file, re-record and/or refile any and all such amendments, assignments, instruments, certificates, and documents for and in the name of the Borrower, and the Borrower hereby appoints the Lender as the Borrower's attorney-in-fact, with full power of substitution, to take such actions (on behalf of and in the name of the Borrower) as the Lender, in its sole and absolute discretion, may deem necessary or desirable to effectuate the intent of this Section 15. This power of attorney, being coupled with an interest, shall be irrevocable until all of the Mortgaged Indebtedness is fully paid and performed and shall not be affected by any disability or incapacity which the Borrower may suffer and shall survive the same. The power of attorney conferred on the Lender by the provisions of this Section 15 is provided solely to protect the interests of the Lender and shall not impose any duty on the Lender to exercise any such power and neither the Lender nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.

16.MANAGEMENT AGREEMENT: The Borrower hereby represents and warrants that there is no Management Agreement in force and effect as of the date hereof, except as previously approved in writing by the Lender. Throughout the term of this Agreement, neither the Borrower nor any Lessee shall enter into any Management Agreement without the prior written consent of the Lender, in each instance, which consent may be withheld in the Lender's sole and absolute discretion. There shall be no one or more sales, pledges or other transfers of an aggregate of twenty-five percent (25) or more of the capital stock, partnership interest or any other equity interest of any class of a manager (or any of its Affiliates) under any Management Agreement without the prior written consent of the Lender, in each instance, which consent may be withheld in the Lender's sole and absolute discretion. Every Management Agreement must be in writing and must provide that all fees payable thereunder are and shall be subordinated to the Mortgaged Indebtedness or in lieu thereof, the Borrower shall cause the manager to execute and deliver to the Lender a separate subordination instrument. The Borrower and/or any Lessee shall, at their sole cost and expense, promptly and fully perform or cause to be performed every covenant, condition, promise and obligation of the owner of the Mortgaged Property or such Lessee under any Management Agreement. The Borrower shall deliver or cause to be delivered to the Lender a true and correct copy of each Management Agreement within ten (10) days after the execution thereof. The Borrower and/or any Lessee shall not cancel, transfer, amend or assign any Management Agreement and/or consent to the cancellation, transfer, amendment or assignment of any Management Agreement by any party thereto, without the prior written consent of the Lender, in each instance, which consent may be withheld in the Lender's sole and absolute discretion.

The Borrower and/or any Lessee shall furnish to the Lender, within three (3) days after receipt thereof, or after the mailing or service thereof by the Borrower and/or any Lessee, as the case may be, a copy of each notice of default which the Borrower and/or any Lessee shall give to, or receive from any Person, based upon the occurrence, or alleged occurrence, of any default or defaults in the performance of any covenant, condition, promise or obligation under any Management Agreement.

Whenever and as often as the Borrower and/or any Lessee shall fail to perform, promptly and fully, at their sole cost and expense, any covenant, condition, promise or obligation on the part of the owner of the Mortgaged Property and/or a Lessee thereof under and pursuant to any Management Agreement, the Lender, or a lawfully appointed receiver of the Mortgaged Property, may, at their respective options (and without any obligation to do so), enter upon the Mortgaged Property and perform, or cause to be performed, such work, labor, services, acts or things, and take such other steps and do such other acts as they may deem advisable, to cure such defaulted covenant, condition, promise or obligation, and any amount so paid or advanced by the Lender and/or such receiver and all costs and expense incurred in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), with interest thereon at the Advances Rate, shall be a demand obligation of the Borrower to the Lender and/or such receiver, and, to the extent permitted by law, shall be added to the Mortgaged Indebtedness and shall be secured by the lien of the Deeds of Trust and the other Loan Documents as fully and effectively and with same priority as every other obligation thereunder and hereunder.

Without limiting the foregoing, all of the following payments, payable by the Borrower or any Lessee to (A) the Guarantor (or any of its Affiliates) or (B) any Affiliate of the Borrower and/or any Lessee, shall be subordinated to the Mortgaged Indebtedness: (i) management fees and all other fees of every kind and nature for services provided in connection with the operation of the Facility, including, without limitation, all allocations of any so-called corporate or central office costs, expenses and charges of any kind or nature and (ii) payments in connection with any loan or other extension of credit. Notwithstanding anything to the contrary contained herein, the Borrower shall not be prohibited from making any of the foregoing payments contained in this paragraph except if at the time any such payments are due or made an Event of Default shall exist under this Agreement or any of the Loan Documents or if the actual payment by the Borrower to any such Lessee, Guarantor or Affiliates would impair the Borrower's ability to honor its obligations, or cause an Event of Default, under this Agreement or any of the Loan Documents.

17.FINANCIAL STATEMENTS AND OTHER INFORMATION: The Borrower shall furnish and/or shall cause to be furnished to the Lender the following statements, information and other materials:

A.within one hundred twenty (120) days after the end of each of their fiscal years, (i) a copy of the Financial Statements for the Borrower and the Guarantor for the preceding fiscal year, certified and audited by independent certified public accountants acceptable to the Lender and certified as true and correct by the Borrower and the Guarantor, as the case may be (and, without limiting anything else contained herein, the Financial Statements for the Borrower shall contain a detailed balance sheet for the Mortgaged Property as of the last day of such fiscal year and a statement of earnings from the Mortgaged Property for such fiscal year showing, among other things, all rents and other income therefrom and all expenses paid or incurred in connection with the operation of the Mortgaged Property), (ii) a copy of the Financial Statements for each of the partners [shareholders] of the Borrower for the preceding year, certified as true and correct by such partners [shareholders], and
(iii) statements certified as true and correct by the Borrower, the Guarantor such partners [shareholders] and each such endorser, surety or guarantor stating that, to the best of the signer's knowledge and belief after making due inquiry, the Borrower, such partners, such Lessee and such Guarantor, as the case may be, is not in default in the performance or observance of any of the terms of any Lease, the Note, the Mortgage, the Guaranty, this Loan Agreement or any of the other Loan Documents or, if the Borrower, each of its partners or such Guarantor, as the case may be, shall be so in default to its knowledge, specifying all such defaults, the nature thereof and the steps being taken to immediately remedy the same;

B.Upon construction of the Project and within ninety (90) days after the end of each fiscal year of the Borrower, a statement certified as true and correct by the Borrower, setting forth all Leases of the Mortgaged Property as of the last day of such fiscal year, the respective areas demised thereunder, the names of the Lessees thereunder, the respective expiration dates of the Leases, the respective rentals provided for therein, and such other information pertaining to the Leases as may be reasonable requested by the Lender;

C.upon construction of the Project and within forty-five (45) days after the end of each calendar month thereafter, an income and expense report for the Facility which shall include an unaudited, but detailed, operating and income statement, occupancy statistics (including the actual number of patients, the number of beds available and total patient days for such month) and patient mix breakdowns for each patient day during such month (classifying patients by the type of care required and source of payment);

D.within forty-five (45) days after the end of each calendar month, unaudited Consolidated Financials for the Borrower compiled on a monthly and year-to-date basis;

E.upon construction of the Project and at least thirty (30) days prior to the end of the fiscal year for the Facility thereafter, the Borrower, any such Lessee and any manager under any Management Agreement shall submit a proposed annual budget for the Facility for the next fiscal year;

F.intentionally deleted;

G.upon the issuance or execution thereof, as the case may be, true and complete copies of all Permits and Contracts;

H.upon receipt thereof, true and complete copies of any notices, orders, consents and/or statements of any kind or nature relating to any of the Permits and Contracts, which may have a material adverse effect on the Facility;

I.upon receipt thereof, true and complete copies of all surveys, examinations, inspections, compliance certificates, permits, licenses, qualifications, accreditations and other reports, approvals, consents, statements and notices of any kind issued to the Borrower and/or any Lessee by any governmental agency or authority having jurisdiction over the construction, accreditation, regulation, rate setting, licensing or operation of the Facility, which may have a material adverse effect on the Facility;

J.upon execution thereof, true and complete copies of all provider agreements and reimbursement contracts material to the operation of the Facility;

K.upon completion and/or filing thereof, complete copies of all applications, notices, statements, annual reports, cost reports and other reports and/or filings of any kind provided by the Borrower and/or any Lessee to any governmental agency or authority having jurisdiction over any of the accreditation, regulation, rate setting, licensing or operation of the Facility;

L.upon receipt thereof, complete copies of any notices received by the Borrower and/or any Lessee from any federal, state, municipal or other governmental authority pursuant to any of the Environmental Laws or in connection with any other Legal Requirements, including, without limitation, any notices pertaining to any delinquency in or proposed revision of, the Borrower's obligations under the terms and conditions of any Permits and Contracts now or hereafter issued by or entered into with any governmental authorities having or claiming jurisdiction over the construction or operation of the Facility, which may have a material adverse effect on the Facility;

M.upon the completion and/or filing, mailing or other delivery thereof, complete copies of all financial statements, reports, notices and proxy statements, if any, sent by the Borrower to its shareholders and of all reports, if any, filed by the Borrower with any securities exchange or with the Securities Exchange Commission;

N.with reasonable promptness, such other information as the Lender may reasonably request from time to time respecting (i) the financial condition and affairs of the Borrower, the Guarantor, each Lessee and/or each endorser, surety and guarantor of the Note and (ii) the licensing of the operation of the Facility; including, without limitation, audited Financial Statements, certificates and consents from accountants and any other financial and licensing/operational information as may be required or requested by any governmental authority; and

O.with reasonable promptness, such information as the Lender may request relating to subcontractors and materialmen.

Any certificate to be provided to the Lender by the Borrower, the Guarantor any Lessee and such endorsers, sureties and guarantors of the Note shall be signed by any executive officer of the Borrower, the Guarantor any Lessee or any such endorser, surety or guarantor, as the case may be, in the event that any of the foregoing is not an individual.

The Lender shall make good faith efforts not to disclose any information received pursuant to this Section provided that the Borrower has identified the same as confidential or proprietary prior to the delivery of such information to the Lender, and, provided further, that the Lender shall have the unconditional right to disclose, as necessary and subject to any limitations imposed by federal or state laws and regulations, any such information in the event the Lender sells, transfers, conveys, participates, assigns or forecloses any of the Loan Documents. Without limiting the foregoing, the Lender may also utilize any information furnished to it pursuant to this Section 20 as and to the extent counsel to the Lender determines that such utilization is necessary pursuant to 15 U.S.C. 77a-77aa or 15 U.S.C. 78a-78jj and the rules and regulations promulgated thereunder, and/or if required or requested by any governmental authority. Notwithstanding anything contained herein to the contrary, the Lender shall make a good faith effort to notify the Borrower (orally or in writing) of any disclosure of such information, as permitted herein, prior to such disclosure.

18.REMEDIES CUMULATIVE; NO WAIVERS: The rights and remedies set forth in this Agreement are in addition to all other rights and remedies afforded to the Lender under any of the other Loan Documents or at law or in equity, by statute or otherwise, all of which are hereby reserved by the Lender, and this Agreement is made and accepted without prejudice to any such rights and remedies.
The exercise by the Lender of any of the rights and remedies granted to it in this Agreement shall not be considered a waiver of any default arising hereunder or under the Note or any of the other Loan Documents. All of the rights and remedies of the Lender under the Note, the Mortgage, this Agreement and all of the other Loan Documents shall be separate and cumulative and may be exercised concurrently or successively in the Lender's sole and absolute discretion. The exercise of any right and/or remedy by the Lender hereunder shall not be considered to be a waiver of any of the Lender's other rights or remedies hereunder or under the Note, the Mortgage or any of the other Loan Documents. No failure or delay on the part of the Lender to exercise any such right or remedy shall operate as a waiver thereof.

Any failure or delay by the Lender to insist upon the strict performance of or compliance with of any of the terms, conditions, covenants or provisions hereof shall not be deemed to be a waiver of any of the terms, conditions, covenants and provisions hereof, and the Lender, notwithstanding any such failure or delay, shall have the right thereafter to insist upon the strict performance of or compliance with any and all of the terms, conditions, covenants and provisions hereof. No waiver at any time of any of the terms, conditions, covenants or provisions of this Agreement shall be construed as a waiver of any other term, condition, covenant or provision of this Agreement, nor shall such a waiver in any one instance or circumstance be construed as a waiver of the same term, condition, covenant or provision in any subsequent instance or circumstance. The Lender shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights and/or remedies hereunder or under any of the other Loan Documents unless such waiver is in writing and signed by the Lender, and then, only to the extent specifically set forth therein.

Whether or not for consideration paid or payable to the Lender and, except as may otherwise be specifically agreed to by the Lender, no forbearance on the part of the Lender or extension of the time for the payment of the whole or any part of the Mortgaged Indebtedness or other indulgence given by the Lender to the Borrower or any other Person, shall operate to release or in any manner affect the original liability of the Borrower or such other Persons, or the priority of the Mortgage or to limit, prejudice or impair any right of the Lender, including, without limitation, the right to realize upon the security, or any part thereof, for any of the obligations evidenced and/or secured by the Loan Documents, notice of any such extension, forbearance or indulgence being hereby waived by the Borrower and all those claiming by, through or under the Borrower.

19.USURY: In the event that fulfillment of any provision of any of the Loan Documents, at the time performance of such provision shall be due and as a result of any circumstance, shall involve transcending the limit of validity presently or hereinafter prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under any of the Loan Documents that is in excess of the limit of such validity. In no event shall the Borrower be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the maximum rate, if any, permitted by law to be charged by the Lender; the right to demand any such excess being hereby expressly waived by the Lender.

20.PARTICIPANTS: The Lender reserves the right from time to time during the Loan Term, to (A) enter into participation arrangements with respect to the Loan or (B) assign, directly or as collateral, all or any portion of the obligations evidenced and/or secured by the Loan Documents and any or all of the Lender's rights therein; and the Borrower, any Lessee and the Guarantor shall each cooperate with the Lender in connection with the sale of any such participations and/or the transfer of any such assignments. Such cooperation shall include without limitation: (i) supplying financial statements of the Borrower, any Lessee, the Guarantor and the Facility; (ii) providing estoppel certificates (1) consenting to such participations and/or assignments, (2) confirming the Borrower's, the Guarantor's and any Lessee's respective obligations under the Loan Documents, (3) confirming the amount of the then outstanding principal balance of the Loan and the amounts of any tax and/or insurance escrow deposits held by the Lender, (4) stating whether the Borrower, the Guarantor and/or any Lessee have any defenses, offsets or credits against the payment of any amounts due or the performance of any obligations under the Loan Documents and
(5) stating whether any default or any state of facts which, with the passing of time or the giving of notice or both, could constitute a default, exists under the Loan Documents;
(iii) making such modifications or alterations to the Loan Documents as the Lender may reasonably request; (iv) providing such other documentation relating to the Loan and the Facility as the Lender may reasonably request and (v) making the Mortgaged Property available for inspection upon reasonable notice from the Lender. The Lender shall have the right to provide potential participants and/or assignees with any and all financial, licensing and other information provided to the Lender pursuant to the Loan Documents. The terms and conditions upon which participations of the Loan are sold and/or any assignment of the Lender's rights under the Loan Documents are made shall be determined by the Lender in its sole and absolute discretion.

21.SUCCESSORS AND ASSIGNS: The provisions of this Agreement shall be binding on the Borrower and the Borrower's heirs, executors, administrators, legal representatives, successors and assigns and this Agreement and all of the covenants herein contained shall inure to the benefit of the Lender and the Lender's successors and assigns.

22.NO THIRD PARTY BENEFICIARIES: This Agreement is solely for the benefit of the Lender, its successors, assigns and participants (if any) and the Borrower, and nothing contained herein shall confer upon anyone other than the Borrower or the Lender, its successors, assigns and participants, any right to insist upon or to enforce the performance or observance of any of the obligations contained herein. All conditions to the obligations of the Lender to advance the proceeds of the Loan are imposed solely and exclusively for the benefit of the Lender, its successors, assigns and participants.
No other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Person shall, under any circumstances, be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Lender at any time, if, in the Lender's sole and absolute discretion, the Lender deems it advisable or desirable to do so.

23.GOVERNING LAW: This Agreement shall be construed, and the rights and obligations of the Borrower and the Lender shall be determined, in accordance with the laws of the Commonwealth of Massachusetts, except (i) to the extent necessary for the Lender to perfect, protect or enforce the rights and remedies set forth in the Loan Documents with respect to the Mortgaged Property and (ii) for procedural requirements which must be governed by the law of the state in which the Mortgaged Property is located. To the maximum extent permitted by applicable law, the Borrower hereby submits to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of, or with respect to this Agreement and expressly waives any and all objections the Borrower may have as to venue in any of such courts.

24.NOTICES: Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

If to the Borrower: Subsidiary of Geriatric and Medical  Services,
Inc.]

Geriatric & Medical Centers, Inc.
5601 Chestnut Street
Philadelphia, Pennsylvania  19139
Attention:  Daniel Veloric

With copies to:Geriatric & Medical Centers, Inc.
5601 Chestnut Street
Philadelphia, Pennsylvania  19139
Attention:  Daniel Veloric

If to the Lender:Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, Massachusetts  02194
Attn:  David F. Benson, President

With copies to:Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, Massachusetts  02194
Attn:  Michael S. Benjamin, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky
 and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attn:  Andrew R. Urban, Esq.

or at such other place as either party may from time to time hereafter designate to the other in writing. Any notice given to the Borrower by the Lender at any time shall not imply that such notice or any further or similar notice was or is required.

25.CAPTIONS AND HEADINGS: The captions and headings set forth in this Agreement are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify and/or add to the interpretation, construction or meaning of, or the scope or intent of, this Agreement or any part hereof.

26.AMENDMENTS, WAIVERS AND MODIFICATIONS: This Agreement and the other Loan Documents set forth the entire agreement of the parties with respect to the subject matter hereof and none of the terms or provisions of this Agreement may be amended, modified, revised, waived or terminated, except by an agreement, in writing, signed by the party against whom enforcement is sought. The provisions of this Agreement shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, revisions, consolidations and modifications of the Loan Documents and any and all references herein to the Loan Documents shall be deemed to include any such renewals, replacements, amendments, substitutions, revisions, extensions, consolidations or modifications thereof. 27.INVALIDITY: If any provision of this Agreement or the application thereof to any Person or circumstance, for any reason and to any extent, shall be held to be invalid or unenforceable, neither the remainder of this Agreement nor the application of such provision to any other Person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

28.RULES OF CONSTRUCTION: References in this Agreement to "herein", "hereof" and "hereunder" shall be deemed to refer to this Agreement and shall not be limited to the particular text or
Section in which such words appear. References in this Agreement to the Lender's attorneys shall be deemed to include, without limitation, special counsel and local counsel for the Lender. References in this Agreement to attorneys' fees and expenses shall be deemed to mean reasonable fees and expenses and shall include all costs for administrative, paralegal and support staff. References in this Agreement to the Mortgaged Property shall be deemed to include references to all of the Mortgaged Property and references to any portion thereof. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require. In the event of any conflict between the terms of this Agreement and the other Loan Documents, the provisions of this Agreement shall control.

29.LIMITATION OF LIABILITY: The Declaration of Trust establishing the sole shareholder of the Lender, Meditrust, a Massachusetts business trust (referred to herein as "Meditrust"), dated August 6, 1985 (referred to herein as the "Declaration"), a copy of which, together with all amendments thereto, is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the trustees under the Declaration collectively as trustees, but not individually or personally; and that no trustee, officer, shareholder, employee or agent of Meditrust or its Subsidiaries shall be held to any personal liability, jointly, or severally, for any obligation of, or claim against Meditrust or any of its Subsidiaries. All Persons dealing with Meditrust or the Lender, in any way, shall look only to the assets of Meditrust or the Lender for the payment of any sum or the performance of any obligation. Furthermore, in no event shall the Lender or Meditrust ever be liable to the Borrower or any other Person for any indirect or consequential damages incurred by the Borrower, or any such Person resulting from any cause whatsoever. Notwithstanding the foregoing, the Borrower hereby acknowledges and agrees that Meditrust is not a party to this Agreement and that the Borrower shall look only to the assets of the Lender for the payment of any sum or performance of any obligation due by or from the Lender pursuant to the terms and provisions hereof.

30.NO JOINT VENTURE OR PARTNERSHIP: Neither anything contained herein, in the Note or in any of the other Loan Documents, nor the acts of the parties hereto shall be construed to create a partnership or joint venture between the Borrower and the Lender. The Borrower is not the agent or representative of the Lender, and nothing contained herein or in any of the other Loan Documents shall be construed to make the Lender liable to any Person for goods delivered or services performed with respect to the Mortgaged Property or for debts or claims accruing against the Lender. The Borrower's obligations hereunder or under any of the other Loan Documents are not for the benefit of or enforceable by any other person.

31.ESTOPPEL CERTIFICATE: Within ten (10) days after written request of the other, either party hereto shall furnish a certificate or affidavit, duly acknowledged, stating the amount then due or outstanding under the Loan Documents, whether there are any defaults under the Loan Documents and whether or not any offsets or defenses exist against the Mortgaged Indebtedness, and if so, specifying such offsets and defenses. Within ten (10) days following the written request of the Lender, the Borrower shall furnish a certificate or affidavit, duly acknowledged, stating the amount then due under any other documents evidencing any Indebtedness of the Borrower secured by a lien relating to the Mortgaged Property, whether there are any defaults under such documents and whether or not any offsets or defenses exist against the amount due thereunder and if so, specifying such offsets and defenses.

32.COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which taken together shall constitute an original and all of which shall constitute one and the same instrument.

33.TIME OF THE ESSENCE: Time is of the essence of each and every term, condition, obligation and argument set forth herein.

EXECUTED as a sealed instrument as of the day and year first above mentioned.


WITNESS:
LENDER:

MEDITRUST MORTGAGE INVESTMENTS,
INC., a Delaware corporation


                         By:
Name:        Name:
     Title:
WITNESS:
BORROWER:

[                                ]

By:

Name:

Title:

Name:



T3/547718.1

EXHIBIT A

Description Of Land








T3/547718.1

EXHIBIT B

Project Plans and Specifications






T3/547718.1

EXHIBIT C

Construction Schedule
EXHIBIT D

Project Budget
EXHIBIT E

List of Provider Agreements






T3/547718.1

EXHIBIT F

List of National Accounts and Local Discount Agreements









T3/547718.1

EXHIBIT G

Restrictions or Limitations on Rates








T3/547718.1

EXHIBIT H

Rates






T3/547718.1

EXHIBIT I

General Cost Reports







T3/547718.1

EXHIBIT J

Percentage of Beds Requirements





T3/547718.1

EXHIBIT K

Surveyor's Certificate
EXHIBIT L

Architect's Certificate
EXHIBIT M

Opinions
EXHIBIT N

Borrower's Requisition Certificate
EXHIBIT O

General Contractor's Requisition Certificate
EXHIBIT P

Architect's Requisition Certificate
SCHEDULE 2.F

ACTIONS, SUITS, INVESTIGATIONS OR PROCEEDINGS



T3/547718.1

SCHEDULE 2.G

DELINQUENT OBLIGATIONS




T3/547718.1

SCHEDULE 2.H

LIABILITIES FOR BORROWED MONEY
FROM AFFILIATES



T3/547718.1

SCHEDULE 2.II

ADDITIONAL MATERIAL LIABILITIES

SCHEDULE 2.JJ

ADDITIONAL REQUIRED PERMITS AND CONTRACTS

THIRD AGREEMENT AMENDING LOAN DOCUMENTS


THIS AGREEMENT AMENDING LOAN DOCUMENTS made as of the ___ day of May, 1995, by and between Geriatric and Medical Services, Inc., a New Jersey corporation ("Services"), Crestview Convalescent Home, Inc., a Pennsylvania corporation, Burlington Woods Convalescent Center, Inc., a New Jersey corporation, Geriatric & Medical Companies, Inc., a Delaware corporation ("Companies"), and Crestview North, Inc., a Pennsylvania corporation, each having its principal place of business care of Geriatric & Medical Companies, Inc., 5601 Chestnut Street, Philadelphia, Pennsylvania 19139 (hereinafter collectively referred to as the "Borrowers"), and Meditrust Mortgage Investments, Inc., a Delaware corporation, having its place of business at 197 First Avenue, Needham, Massachusetts 02194 (hereinafter referred to as the "Lender").

W I T N E S S E T H:


WHEREAS, the Borrowers and the Lender have entered into a certain Loan Agreement dated as of April 23, 1992, as amended by that certain Agreement Amending Loan Documents dated as of August 31, 1992 and First (sic.) Amendment to Loan Agreement dated as of April 18, 1995 (as so amended, the "Loan Agreement");

WHEREAS, all capitalized terms used herein and not expressly defined herein shall have the meaning ascribed to them in the Loan Agreement;

WHEREAS, the Borrowers and the Lender wish to modify the provisions of the Loan Documents as hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Borrowers agree with each other as follows:

1.  The Loan Agreement is hereby amended as follows:

a. References to the Deposit Pledge Agreement shall be deemed to be references thereto as amended by this Agreement;

b. References to the Guaranty shall be deemed to be references thereto as amended by this Agreement;

c. References to the other Loan Documents, singly and collectively, shall be deemed to be references thereto as amended by this Agreement;

d. The definition of "Stated Amount" is deleted and the following is substituted in its place: "TWO MILLION SIX HUNDRED TWENTY TWO THOUSAND FIVE HUNDRED EIGHTY ONE DOLLARS ($2,622,581.41) (subject to adjustment as provided in the Deposit Pledge Agreement");
e. The following definition shall be added in Section 1:

Norristown Loan Documents : That certain loan agreement dated as of May 31, 1995 by and between the Lender to Norristown Nursing and Rehabilitation Center, Associates, L.P. regarding a loan in the amount of SIX MILLION NINE HUNDRED THIRTY NINE THOUSAND DOLLARS ($6,939,000) evidenced by that certain Promissory Note dated as of May 31, 1995 and the documents executed and delivered in connection therewith; and

f.The following is added to the end of subsection K. of Section 10:
"(including, without limitation, the Norristown Loan Documents)".

g.The definition of Tangible Net Worth in Section 1 is amended by deleting therefrom the words: "as of the date of this Agreement".

2.The Note is hereby amended as follows:

a. References to the Loan Documents, singly and collectively, shall be deemed to be references thereto as amended by this Agreement;

b. The following text is added to the end of the penultimate paragraph of Section 3:

and (d) the Borrowers shall have a single opportunity to prepay an amount equal to the lesser of (i) eighty two percent (82%) of the appraised value of the Rittenhouse Facility (which appraisal shall be accomplished in conformity with the Lender's customary requirements and shall have been conducted no earlier than 60 days prior the proposed date of prepayment) and (ii) THREE MILLION NINE HUNDRED TWENTY SIX THOUSAND FOUR HUNDRED DOLLARS ($3,926,400) without payment of the Prepayment Fee whereupon the Lender shall release the lien of the mortgage encumbering the Rittenhouse Facility, provided that the Borrowers give the Lender at least thirty (30) days' (but no more than 60 days') prior written notice of its intent to prepay, which notice once given may not be revoked and provided, further, that simultaneously with such prepayment, all right, title and interest in the Rittenhouse Facility is conveyed to a Person which is not an Affiliate of the Borrowers.

3.The Deposit Pledge Agreement is hereby amended as follows:

a. The words "FIVE MILLION TWO HUNDRED FORTY-FIVE THOUSAND ONE HUNDRED SIXTY-TWO DOLLARS ($5,245,162.82)" are deleted therefrom where ever they appear and the following is substituted in their place: "TWO MILLION SIX HUNDRED TWENTY TWO THOUSAND FIVE HUNDRED EIGHTY ONE DOLLARS ($2,622,581.41) (provided, however that if the Facilities' Debt Coverage Ratio in the aggregate shall be less than
1.4 for any one (1) fiscal quarter, or (ii) an Event of Default has occurred (but without, in any way, limiting any other right or remedy the Lender may have upon the occurrence of an Event of Default), the Borrowers shall, within sixty (60) days after the expiration of such fiscal quarter or occurrence of an Event of Default, pay to the Lender such amounts as are required to increase the foregoing amount to FIVE MILLION TWO HUNDRED FORTY-FIVE THOUSAND ONE HUNDRED SIXTY-TWO DOLLARS ($5,245,162.82))";

5.The Guaranty is hereby amended so that references to the Loan
Documents, singly and collectively, shall be deemed to be references thereto as amended by this Agreement;

6. Each of the other Loan Documents is hereby amended so that references therein to the Loan Documents, singly and collectively, shall be deemed to be references thereto as amended by this Agreement;

7. Companies acknowledges that it executes and delivers this Agreement in its capacity as guarantor under the Guaranty as well as in its capacity as one of the Borrowers.

8. The Borrowers each confirm and ratify their continued liabilities and obligations under the Loan Documents as amended hereby.

9. This Agreement shall be construed, and the rights and obligations of the Borrowers and the Lender shall be determined, in accordance with the laws of the Commonwealth of Massachusetts, except that the laws of the Commonwealth of Pennsylvania shall govern (A) this Agreement to the extent necessary for the Lender to perfect, protect or enforce the rights and remedies granted to it in this Agreement and to obtain the benefit of the rights and remedies set forth herein with respect to the Mortgaged Property therein located and (B) procedural requirements which must be governed by the law of the state in which the Mortgaged Property is located.

To the maximum extent permitted by applicable law, the Borrower hereby submits to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of, or with respect to this Agreement or any of the other Loan Documents and expressly waives any and all objections the Borrowers may have as to venue in any of such courts.

EXECUTED as a sealed instrument as of the day and year first above written.

ATTEST: LENDER:

        MEDITRUST MORTGAGE INVESTMENTS, INC., a Delaware
        Corporation
By:

Name:                  Name:
Title:                 Title:

ATTEST:   BORROWERS:

         GERIATRIC AND MEDICAL SERVICES, INC., a New Jersey corporation


By:
Name:                    Name:
Title                         Title:


ATTEST: CRESTVIEW CONVALESCENT HOME,  INC., a Pennsylvania
        corporation
By:  Name:     Name:
     Title:    Title:

ATTEST: BURLINGTON WOODS CONVALESCENT
        CENTER, INC., a New Jersey
        corporation

By:

Name:        Name:
Title:       Title:

ATTEST:  GERIATRIC & MEDICAL COMPANIES,
         INC., a Delaware corporation,
         as Borrower and Guarantor
By:

Name:      Name:
Title:     Title:

ATTEST:  CRESTVIEW NORTH, INC., a Pennsylvania corporation
By:
Name:      Name:
Title:     Title:

DEPOSIT PLEDGE AGREEMENT


THIS AGREEMENT is made as of the 31st day of May, 1995 Norristown Nursing and Rehabilitation Center Associates, L.P., a Pennsylvania limited partnership, having its principal place of business care of Geriatric & Medical Companies, Inc., 5601 Chestnut Street, Philadelphia, Pennsylvania 19101 (hereinafter referred to as the "Pledgor") and Meditrust Mortgage Investments, Inc., a Delaware corporation, having its principal address at 197 First Avenue, Needham, Massachusetts 02194 (hereinafter referred to as the "Lender").


W I T N E S S E T H


WHEREAS, the Lender has loaned to the Pledgor the sum of SIX MILLION NINE HUNDRED THIRTY-NINE THOUSAND DOLLARS ($6,939,000), evidenced by a promissory note of even date and delivery herewith made by the Pledgor to the order of the Lender (hereinafter referred to as the "Note"); and

WHEREAS, the Note is referred to in that certain Construction Loan Agreement of even date herewith by and between the Pledgor and the Lender (the "Loan Agreement") and is in all respects subject to the provisions thereof;

WHEREAS, payment of the indebtedness evidenced by the Note is secured, in part, by a certain Mortgage and Security Agreement of even date (referred to herein as the "Mortgage"), granted by the Pledgor, as mortgagor, to the Lender, as mortgagee, relating to a certain parcel of land described on EXHIBIT A attached hereto and incorporated by reference (the parcel of land described on EXHIBIT A is more particularly described in the Mortgage, and, together with the improvements to be located thereon, are hereinafter collectively referred to as the "Mortgaged Property" and the facility to be located on said parcel of land is hereinafter referred to as the "Facility") all as more particularly described therein, to be recorded with the applicable recording office;

WHEREAS, the Note, the Loan Agreement, the Mortgage, this Agreement and all other documents and instruments evidencing or securing the repayment of, or otherwise pertaining to and executed and delivered in connection with, the loan evidenced by the Note are hereinafter collectively referred to as the "Loan Documents". Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement; and WHEREAS, the Lender has required a pledge of and a security interest in the Collateral (as hereinafter defined) as additional security for the complete payment of all indebtedness and the performance, observance and fulfillment of all other covenants, terms, conditions, obligations, warranties and agreements (hereinafter collectively referred to as the "Mortgaged Indebtedness") contained in:

(i)the Loan Documents including, without limitation, the payment of the principal indebtedness and accrued and unpaid interest due under the Note (including, without limitation, Additional Interest, any applicable Prepayment Fee due under the Note, any Late Payment Charges due under the Note and all other charges, costs, advances and other monetary obligations due under the Loan Documents; and

(ii)all other agreements, documents and instruments (including, without limitation, all leases and loan documents) evidencing any indebtedness, covenant, liability, obligation or undertaking due to, or made for the benefit of, the Lender (or any of its Affiliates, as hereinafter defined) by: (a) the Pledgor, (b any Affiliate of the Pledgor, (c) the Guarantor or any endorser, surety or other guarantor of the Note or (d) any Affiliate of the Guarantor or any such endorser, surety or other guarantor; whether such indebtedness, covenants, liabilities, obligations, agreements or undertakings are direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, joint, several or joint and several, primary or secondary, now existing or hereafter arising, including, without limitation, all indebtedness, covenants, liabilities, obligations, agreements and undertakings set forth under the agreements listed on EXHIBIT B attached hereto and incorporated herein by reference.

NOW, THEREFORE, in order to induce the Lender to accept the Note and in consideration therefor, and for One Dollar (1.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and in consideration of the mutual covenants set forth herein, the parties hereto hereby agree as follows:

1.Collateral. A. As security for the Mortgaged Indebtedness, subject to the terms of this Agreement, the Pledgor hereby pledges, assigns, transfers and grants to the Lender a security interest in and exclusive control over the following property (hereinafter collectively referred to herein as the "Collateral"), such pledge, assignment, transfer and grant to be effective as of the Conversion
Date: (a) TWO HUNDRED THOUSAND TWO HUNDRED EIGHTY DOLLARS AND 83/100 ($200,280.83); (b) the "Cash Collateral Account" to be established hereunder; (c) all interest or income now or hereafter earned therefrom and all investments now or hereafter made thereof; and (d) all proceeds and products of any one or more of the foregoing whether now existing or arising at any time in the future. The Pledgor hereby acknowledges, agrees and confirms that upon and after delivery of the Collateral to the Lender on or before the Conversion Date, the Collateral shall remain in full and complete control of the Lender for the duration of this Agreement and shall constitute continuing collateral security for the full payment and performance of the Mortgaged Indebtedness.

B. Pledgor agrees that the TWO HUNDRED THOUSAND TWO HUNDRED EIGHTY DOLLARS AND 83/100 (200,280.83) (the "Stated Amount") to be paid and deposited with the Lender shall be held by the Lender in a "Cash Collateral Account" as security for the Mortgaged Indebtedness and the obligations of the Pledgor hereunder.
Payments to the Cash Collateral Account shall be deposited by the Lender in a bank account in the name of the Lender at such bank (the "Bank") as the Lender may, from time to time, select and such account shall be subject to withdrawal by order of such officers and agents of Lender as Lender may designate from time to time for use in accordance with the provisions of, and for the purposes stated in, this Agreement. Subject to the provisions of Section 21 hereof, the Lender may, at its election from time to time exercised, invest the such funds in one or more of the investment vehicles described on EXHIBIT C attached hereto and incorporated by reference. Pledgor shall pay, or there shall be deducted from the Cash Collateral Account or the income therefrom, all regular service fees, maintenance fees and transaction charges related thereto. The Lender shall not be responsible for any decline in value of any such investment nor for any loss thereon as a result of a disposition thereof prior to payment by the issuer or obligor. The Cash Collateral Account shall be held by the Lender until the Pledgor is entitled to a release of all or some portion thereof as provided in this Agreement; provided, however, the Lender may at its sole discretion from time to time, and notwithstanding any waiver in any prior instance, make payment of sums out of the Cash Collateral Account, to the extent that collected funds are available therefor, for any one or more of the following purposes:
(i) to pay any cost related to construction aspects of the Facility which remain unpaid on the due date thereof, or (ii) upon an Event of Default, to pay all or any portion of the Mortgaged Indebtedness. All income earned on the Cash Collateral Account and all proceeds thereof shall be added thereto and all taxes payable thereon shall be paid by the Pledgor. So long as no Event of Default, or fact or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default, either hereunder or under any of the other Loan Documents, exists the income earned on the Cash Collateral Account, net of any such service fees, maintenance fees or transaction charges, shall be paid over to the Pledgor not more often than semi-annually, upon the written request of the Pledgor giving from time to time. The Pledgor hereby agrees:

(i)that, if the Pledgor should obtain possession of any portion of the Collateral while this Agreement remains in force and effect, the Pledgor shall receive the same as trustee for the Lender and shall forthwith deliver the same to the Lender, in kind, together with any endorsements thereon as may be required by the Lender;

(ii)that so long as any of the Mortgaged Indebtedness remains outstanding, no action of any kind whatsoever may be taken by the Pledgor or any other Person with respect to all or any portion of the Collateral without the Lender's prior written consent, in each instance, which consent may be withheld in the Lender's sole and absolute discretion; and

(iii)at the request of the Lender, to execute and deliver to the Bank a "Notice and Acknowledgment of Assignment of Deposits" with respect to such Collateral in form and substance satisfactory to the Lender.

2.Waivers by Pledgor. The Pledgor waives notice of acceptance hereof, notice of any action taken or omitted by the Lender in reliance hereon, notice of default with respect to any of the Mortgaged Indebtedness, presentment, demands for performance, notice of any indulgences, notices of extensions or renewals relating to the Mortgaged Indebtedness, any suretyship defenses and any and all other notices of every kind and description in connection with the Mortgaged Indebtedness, this Agreement or the Collateral to which it might otherwise be entitled. The Pledgor hereby assents to any indulgences, postponements, compromises, extensions or renewals in connection with the Mortgaged Indebtedness and to any discharge, termination, substitution, exchange, increase, release or surrender of the Collateral or any other collateral securing the Mortgaged Indebtedness or any Person primarily or secondarily liable to the Lender for the Mortgaged Indebtedness. The Lender shall not be required:

(i)to make demand upon or pursue or exhaust the Lender's rights or remedies against any Person with respect to the Mortgaged
Indebtedness;

(ii)to pursue or exhaust any of the Lender's rights or remedies with respect to any present or future collateral which the Lender may hold as security for the Mortgaged Indebtedness; or

(iii)to marshall such security or resort to any such security in any particular order.

3.Pledge Unconditional. No invalidity, irregularity or unenforceability of all or any part of the Mortgaged Indebtedness or of any security therefor shall affect, impair or be a defense to this Agreement, and this Agreement is the direct, unconditional, absolute and primary obligation of the Pledgor. This Agreement and the Collateral are given to secure payment, and not collection merely, of the Mortgaged Indebtedness. The Lender shall not be required to seek to enforce any of its rights under any of the other Loan Documents as a condition to exercise or enforcement of its rights under this Agreement, nor shall any failure to seek to enforce the same affect, impair or be a defense to the Lender's rights under this Agreement.

4.Default. Any default beyond the expiration of applicable notice and grace periods, if any, under any of the other Loan Documents shall constitute a default hereunder, whereupon the Lender may apply any or all of Collateral toward the satisfaction of any or all of the Mortgaged Indebtedness and pursue any additional rights or remedies available to it under this Agreement, any of the other Loan Documents or applicable law. The Lender shall have at all times, with respect to the Collateral, all of the rights, remedies and powers of a secured party under the Uniform Commercial Code as enacted in Massachusetts.

5.Lender Appointed Attorney-in-Fact; Indemnity.   The Lender is
hereby appointed the Pledgor's attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, including, without limitation, signing and delivering such documents, endorsements and instruments and taking all such other actions in the name of the Pledgor as the Lender may deem necessary or advisable to perfect or preserve its security interest in and lien on the Collateral. This power of attorney, being coupled with an interest, shall be irrevocable until all of the Mortgaged Indebtedness has been fully paid and performed and shall not be affected by any disability or incapacity which the Pledgor may suffer and shall survive the same.

The power of attorney conferred on the Lender pursuant to the provisions of this Section5 is provided solely to protect the interests of the Lender and shall not impose any duty on the Lender to exercise any such power, and neither the Lender nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct. The Pledgor shall and hereby agrees to indemnify and save harmless Lender from and against any liability or damage which it may incur, in good faith and without negligence, in the exercise and performance of any of Lender's powers and duties specifically set forth herein.

The aforesaid indemnification agreement shall survive the complete payment and performance of the Mortgaged Indebtedness and the foreclosure of the Mortgage.

6.Representations and Warranties. The Pledgor hereby warrants and represents to the Lender and covenants and agrees with the Lender as follows:

(i)the Pledgor is the owner of the Collateral, free and clear of all claims, liens, security interests, attachments and encumbrances;

(ii)the Pledgor has the full power, right and authority to execute, deliver and perform the pledge, assignment, transfer and grant of a security interest set forth herein;

(iii)the Pledgor shall warrant and defend the title and interests of the Lender in and to the Collateral against the claims and demands of all Persons;

(iv)the Pledgor shall not, without the Lender's prior written consent (in each instance, which consent may be withheld in the Lender's sole and absolute discretion), encumber, sell, assign, pledge, transfer or grant a security interest in or otherwise dispose of all or any part of the Collateral or any interest therein;

(v)without the prior written consent of the Lender in each instance (which consent may be withheld in the Lender's sole and absolute discretion), the Pledgor shall have no right to reach the Collateral or to withdraw any part thereof from the possession of the Bank or to in any way control the Lender regarding the disposition of the Collateral; and

(vi)the Bank now has, and shall have as long as this agreement remains in force and effect, no defense, offset, claim or counterclaim to the Collateral.

7.No Waiver. No failure on the part of the Lender to exercise, and no delay on the part of the Lender in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy hereunder preclude any other or further right, power or remedy. The remedies herein provided are separate and cumulative and are not exclusive of any remedies provided to the Lender at law, in equity or by any other agreement.

8.Custody and Care of the Collateral. Any duty of reasonable care with respect to the Lender's custody and care of the Collateral in its possession shall be satisfied merely if the Collateral is kept at the Lender's principal place of business or any other premises that are locked or guarded at night. The Pledgor hereby authorizes the Lender to exercise its discretion in the payment of all reasonable expenses that the Lender may deem necessary or desirable for the storage, custody and preservation of the Collateral. The Pledgor agrees to reimburse the Lender upon demand for all such expenses incurred by the Lender. The Lender shall have no obligation to preserve rights against prior parties. Beyond use of ordinary care in the custody of the Collateral in its possession, the Lender shall be under no duty or liability with respect to the collection of any obligation due under the Collateral or of any income thereon nor with respect to the protection or preservation of any rights pertaining thereto. With respect to any portion of the Collateral now or hereafter in the possession of the Bank, the Bank shall be deemed the bailee and agent of the Lender and not of the Pledgor and the Bank shall be irrevocably authorized to comply with all instructions and directions of the Lender with respect to the Collateral.

9.Application of Proceeds. Any amounts collected by the Lender hereunder shall be applied by the Lender, without marshalling of assets, towards payment of the Mortgaged Indebtedness in such order as the Lender, in its sole and absolute discretion, shall determine.

10.Indemnification. The Pledgor shall and hereby agrees to indemnify and hold the Lender harmless from and against all obligations, liabilities, losses, costs, claims, expenses, fines, penalties and damages (including, without limitation, attorneys' fees and expenses and court costs) which the Lender may incur by reason of this Agreement and any actions the Lender may take to preserve or enforce its rights and remedies hereunder. The foregoing indemnification agreement shall also include all costs incurred by the Lender in connection with the enforcement of said indemnification agreement.

Any amounts owed to the Lender under this Section10 shall bear interest at the Advances Rate, and to the extent permissible under applicable law, shall be added to the Mortgaged Indebtedness and shall be secured hereby as fully and effectively and with the same priority as every other obligation of the Pledgor hereunder. The provisions of this Section10 shall survive the complete payment and performance of the Mortgaged Indebtedness and the foreclosure of the Mortgage.

11.Termination of Pledge. This Agreement shall remain in effect until the earlier to occur of (i) the determination by the Lender, in its sole and absolute discretion and based upon the Lender's review of the financial and operating statements to be submitted to the Lender pursuant to the terms and provisions of the Loan Documents, that the financial performance of the Facility has reached such a level that the Lender no longer requires the additional security of the Collateral or (ii) the complete payment and full performance of the Mortgaged Indebtedness; after which, the Lender shall forthwith terminate its security interest in the Collateral and shall provide notice thereof to the Bank.

The Pledgor hereby agrees that any affidavit, certificate, letter or statement of any officer, agent or attorney of the Lender indicating (a) that any part of the Mortgaged Indebtedness remains outstanding shall be deemed conclusive evidence of the validity, effectiveness and continuing force of this Agreement or (b) that there is a default under the Deposit Pledge Agreement (this Agreement) shall be deemed conclusive evidence thereof; and any Person, including, without limitation, the Bank, is hereby authorized to rely thereon.

12.Governing Law. This Agreement shall in all respects be construed and interpreted in accordance with and governed by the laws of the Commonwealth of Massachusetts, except that the laws of the Commonwealth of Pennsylvania shall govern (i) this Agreement to the extent necessary for the Lender to perfect, protect or enforce the rights and remedies granted to it in this Agreement to obtain the benefit of the rights and remedies set forth in the Loan Documents with respect to the Mortgaged Property and (ii)procedural requirements which must be governed by the law of the state in which the Mortgaged Property is located.

13.Notices. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provision for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

If to the Pledgor:Norristown Nursing and Rehabilitation Center,
Associates, L.P.
 Geriatric & Medical Companies, Inc.
5601 Chestnut Street
Philadelphia, Pennsylvania 19101
Attention: President

With a copy to:Mesirov, Gelman, Jaffe, Cramer & Jamieson
1735 Market Street
Philadelphia, Pennsylvania 19103-7598
Attn:  Robert P. Krauss, Esq.

If to the Lender:Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, Massachusetts  02194
Attention: President

With copies to:Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, MA  02194
Attention: General Counsel


Mintz, Levin, Cohn, Ferris Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attn:  Andrew R. Urban, Esq.

or at such other place as either the Pledgor or the Lender may from time to time hereafter designate to the other in writing. Any notice given to the Pledgor by the Lender at any time shall not imply that such notice or any further or similar notice was or is required.

 14.Amendments and Modifications. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and none of the terms, conditions, covenants or warranties set forth herein may be renewed, replaced, amended, modified, extended, substituted, revised, waived, consolidated or terminated except by an agreement in writing signed by the Person against whom enforcement is sought. The provisions of this Agreement shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, revisions, consolidations and modifications of the Loan Documents and the Collateral; and all references herein to the Loan Documents and the Collateral shall be deemed to include any such renewals, replacements, amendments, substitutions, revisions, extensions, consolidations or modifications thereof.

Notwithstanding the foregoing, any reference contained herein, whether express or implied, to any renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents or the Collateral is not intended to constitute an agreement or consent by the Lender to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents or the Collateral; but, rather as a reference only to those instances where the Lender may give consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification, as the same may be required pursuant to the terms, covenants or conditions of the Loan Documents.

15.Invalidity. If any provision of this Agreement or the application thereof to any Person or circumstance, for any reason and to any extent, shall be held to be invalid or unenforceable, neither the remainder of this Agreement nor the application of such provision to any other Person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

Notwithstanding the foregoing, it is the intention of the Pledgor and the Lender that if any provision of any of this Agreement is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

16.Successors and Assigns; Joint and Several Liability. This Agreement shall (i) be binding on the Pledgor and the Pledgor's respective heirs, executors, administrators, legal representatives and permitted successors and assigns and (ii) inure to the benefit of the Lender, any other Person who may now or hereafter hold any interest in the Loan and their respective successors and assigns. Where more than one Person shall execute this Agreement on behalf of the Pledgor, then each such Person shall be fully liable for all of the obligations of the Pledgor hereunder and all such obligations shall be joint and several.

17.Rules of Construction. References in this Agreement to "herein," "hereof" and "hereunder" shall be deemed to refer to this Agreement and shall not be limited to the particular text or
Section in which such words appear. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require. References in this Agreement to the Lender's attorneys shall be deemed to include, without limitation, special counsel and local counsel for the Lender. References in this Agreement to attorneys' fees and expenses shall be deemed to include all costs for administrative, paralegal and other support staff.

The word "foreclosure" as used herein shall be deemed to include the acquisition of the Mortgaged Property by voluntary deed or assignment in lieu of foreclosure. As used herein, the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all items or matters that could reasonably fall within the broader scope of the general statement.

As used herein the term "Person" shall include all individuals and all entities of every kind and nature, including, without limitation, corporations, general and limited partnerships, stock companies or associations, joint ventures, unincorporated associations, companies, trusts, banks, trust companies, land trusts, business trusts, and agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures, or offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.

As used in this Agreement, the term "Affiliate" shall mean (i) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person; (ii) any other Person that owns, beneficially, directly or indirectly, five percent (5) or more of the outstanding capital stock, shares or equity interests of such Person; or (iii) any officer, director, employee, general partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of such definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

18.Captions and Headings. The captions and headings set forth in this Agreement are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of, or the scope or intent of, this Agreement or any part hereof.

19.Time of the Essence. Time is of the essence of each and every term, condition, covenant and warranty set forth herein.

20.Limitation of Liability. The Declaration of Trust establishing the sole shareholder of the Lender, Meditrust, a Massachusetts business trust ("Meditrust"), dated August6, 1985 (the "Declaration"), a copy of which, together with all amendments thereto, is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the trustees under the Declaration collectively as trustees, but not individually or personally; and that no trustee, officer, shareholder, employee or agent of Meditrust or its subsidiaries shall be held to any personal liability, jointly, or severally, for any obligation of, or claim against Meditrust or any of its subsidiaries. All Persons dealing with Meditrust or the Lender, in any way, shall look only to the assets of Meditrust or the Lender for the payment of any sum or the performance of any obligations. Furthermore, in no event shall the Lender or Meditrust ever be liable to the Pledgor for any indirect or consequential damages suffered by the Pledgor resulting from any cause whatsoever. Notwithstanding the foregoing, the Pledgor hereby acknowledges and agrees that Meditrust is not a party to this Agreement and that the Pledgor shall look only to the assets of the Lender for the payment of any sum or performance of any obligations due by or from the Lender pursuant to the terms and provisions hereof.

21.Letters of Credit. At any time and from time to time but in no event more than once in any twelve month period and provided that no Event of Default shall have occurred under the Loan Documents and or an event has occurred which, with the passage of time or the giving of notice, or both, would constitute an Event of Default, at the Pledgor's option and upon at least thirty (30) days' prior written notice to the Lender, (i) an unconditional irrevocable letter of credit (the "Letter of Credit") in favor of the Lender in an amount equal to the Stated Amount (and satisfactory to the Lender in all respects) may be substituted for the Stated Amount of cash as additional security for the Loan or (ii) in the event that the Letter of Credit or the Additional Letter of Credit (as hereinafter defined) is outstanding, the Pledgor may substitute for the Letter of Credit or the Additional Letter of Credit cash in the amount of the Stated Amount to be deposited in the Cash Collateral Account. Without limiting the foregoing, the Letter of Credit must provide that it shall inure to the benefit of the Lender's successors and assigns and may be successively transferred, and must be issued by an institutional lender continuously satisfactory to the Lender in its sole and absolute discretion. The Letter of Credit and the Additional Letter of Credit shall serve as additional security for the Loan may be drawn upon by the Lender upon the occurrence of an Event of Default.

The Letter of Credit shall also provide that the Pledgor and the Lender shall receive ninety (90) days' prior written notice of the termination or expiration of the same (or any successor thereto) by the issuer thereof and that if such notice is not provided, the Letter of Credit (or any successor thereto) shall automatically be extended for one year. Within forty-five (45) days after such notice, the Pledgor shall provide the Lender with a substitute letter of credit, in form substantially similar to the Letter of Credit, to replace the Letter of Credit ("Additional Letter of Credit").

The Pledgor shall pay all costs and expenses incurred by the Lender in connection with the substitution of the Letter of Credit for cash in the Stated Amount or vice versa, including, without limitation, the Lender's cost of corporate overhead, of which the Lender shall provide the Pledgor with an accounting.

If the financial strength of a bank or other financial institution which has issued the Letter of Credit or the Additional Letter of Credit, subsequently shall materially diminish as determined by the Lender in its sole and absolute discretion, then the Lender shall have the right to require the Pledgor to replace the Letter of Credit or Additional Letter of Credit, as the case may be, with one from another bank or other financial institution acceptable to the Lender. From time to time at the request of the Lender, the Pledgor shall deliver to the Lender the most recent available financial statements of, and such other materials relating to, such banks or other financial institutions issuing the Letter of Credit or the Additional Letter of Credit, as the Lender may request.

In the event the Pledgor shall fail to replace the Letter of Credit or the Additional Letter of Credit, as the case may be, as required pursuant to this Section 21, without limiting the exercise of any other rights and remedies it may have, the Lender may draw upon the Letter of Credit and hold the proceeds thereof in the Cash Collateral Account.

IN WITNESS WHEREOF, the Pledgor and the Lender have caused this Agreement to be duly executed under seal and delivered as of the date first above written.

WITNESS:Pledgor:


NORRISTOWN NURSING AND REHABILITATION CENTER ASSOCIATES, L.P.

By:GMC-LTC MANAGEMENT, INC., a Pennsylvania corporation, its general partner



By:
Name:
Name:
Title:


WITNESS:
LENDER:

MEDITRUST MORTGAGE INVESTMENTS, INC., a Delaware Corporation



By:
Name:
Name:
Title:

EXHIBIT A


REAL PROPERTY DESCRIPTION

All that certain piece of land located in Block 82 in the Borough of Norristown, Montgomery County, Pennsylvania, situated between Pine and Locust Streets and West Logan Streets, described as Lot 2 on the subdivision plan for Rittenhouse Nursing Center made by Geriatric and Medical Companies,Inc., and prepared by NTH Consultants, Ltd., Exton, Pennsylvania, dated January 25, 1994 and last revised March 8, 1994, and approved by the Borough Council of the Borough of Norristown on April 5, 1994 and duly recorded with the Recorded of Deeds of Montgomery County, Pennsylvania, being more fully described as follows:

From the intersection of Pine Street and West Roberts Street, proceeding from a point, marked by an iron pin, on the northwest corner of Block 82 in an easterly direction parallel to Pine Street, a distance of 314.71 feet along a bearing of North 60 degrees 52 minutes 16 second East to the point of beginning; thence, in an easterly direction along the same bearing, a distance of 232.24 feet to a point, marked by an iron pin, on the northeast corner of Block 82 at the intersection of Pine Street and West Logan Street; thence, in a southerly direction paralleling West Logan Street, a distance of 300.63 feet along a bearing of South 29 degrees 04 minutes 19 seconds East to a point, marked by an iron pin; thence, in a westerly direction paralleling Locust Street a distance of 232.61 feet along a bearing South 61 degrees 00 minutes 00 seconds West to a point; thence, in a northerly direction along the common boundary with Lot 1, a distance of 300.11 feet along a bearing of North 29 degrees 00 minutes 00 seconds West to the point and place of beginning.

The above premises being the same land shown as Lot 2 on Plan of Survey for Rittenhouse Nursing Center by Nave, Newell & Stampfel,
Ltd., dated May 6, 1995.

TOGETHER WITH the benefit of rights and easements set forth in that certain Declaration of Reciprocal Easement Agreement made by Geriatric and Medical Services, Inc., dated June , 1995 and recorded in Deed Book page .

BEING THE SAME PREMISES WHICH Rittenhouse Partners by Indenture dated 5/11/1987 and recorded 5/18/1987 at Norristown in the Office for the Recording of deeds, in and for the County of Montgomery in Deed Book 4837 page 2319 granted and conveyed unto Geriatric and Medical Services, Inc., its successors and assigns, in fee.

EXHIBIT B


THE LOAN DOCUMENTS.

EXHIBIT C


1.Certificates of deposit in a bank with (i) capitalization or total equity in excess of ONE HUNDRED MILLION DOLLARS (100,000,000) or (ii) a Moody's rating of "A" or better.

2. AAA rated bonds or A-1, P-1 commercial paper.

3. United States Treasury securities which mature in one year or less.

4. Deposit accounts with Fleet Bank, N.A.

5.Such other investments as may be mutually agreed upon by the Pledgor and the Lender.

PLEDGE AGREEMENT


THIS AGREEMENT is made as of the 31st day of May, 1995 by and among Geriatric and Medical Services, Inc. ("Services"), a New Jersey corporation, having a principal address at c/o Geriatric & Medical Companies, Inc., 5601 Chestnut Street, Philadelphia, Pennsylvania 19139, GMC-LTC Management, Inc. ("GMC-LTC"), a Pennsylvania corporation, having a principal address at c/o Geriatric & Medical Companies, Inc., 5601 Chestnut Street, Philadelphia, Pennsylvania 19139 (each a "Pledgor" and collectively the "Pledgors") and Meditrust Mortgage Investments, Inc., a Delaware corporation, having a principal address at 197 First Avenue, Needham, Massachusetts 02194 (the "Lender").

WITNESSETH :


WHEREAS, Norristown Nursing and Rehabilitation Center, Associates, L.P., a Pennsylvania limited partnership (the "Borrower"), has executed and delivered to the Lender a Promissory Note of even date in the maximum original principal amount of SIX MILLION NINE HUNDRED THIRTY-NINE THOUSAND DOLLARS ($6,939,000) made by the Borrower to the order of the Lender (the "Note");

WHEREAS, the Note is referred to in that certain Construction Loan Agreement of even date herewith by and between the Borrower and the Lender (the "Loan Agreement") and is in all respects subject to the provisions thereof;

WHEREAS, the payment of the indebtedness evidenced by the Note is secured, in part, by a Mortgage and Security Agreement of even date, granted by the Borrower, as mortgagor, to the Lender, as mortgagee (the "Mortgage") relating to the premises more particularly described therein;

WHEREAS, the Note, the Loan Agreement the Mortgage, this Agreement and all other instruments and documents evidencing or securing the repayment of, or otherwise pertaining to and executed and delivered in connection with, the loan evidenced by the Note are hereinafter collectively referred to as the "Loan Documents. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement;

WHEREAS, all of the terms, conditions, covenants, warranties, agreements and undertakings contained in the following agreements, documents and instruments shall hereinafter collectively be referred to as the "Mortgaged Indebtedness":

(i)the Loan Documents including, without limitation, the payment of the principal indebtedness and accrued and unpaid interest due under the Note, any applicable Prepayment Fee due under the Note, any Late Payment Charges due under the Note and all other charges, costs, advances and other monetary obligations (including, without limitation, Additional Interest) due under the Loan Documents; and

(ii)all other agreements, documents and instruments (including, without limitation, all leases and loan documents) evidencing any indebtedness, covenant, liability, obligation or undertaking due to, or made for the benefit of, the Lender (or any of its Affiliates) by (a) the Borrower; (b) the Pledgors; (c)any Affiliate of the Borrower or the Pledgors; (d)the Guarantor or any surety or other guarantor of the Note or (e)any Affiliate of the Guarantor or any such surety or other guarantor; whether such indebtedness, covenants, liabilities, obligations, agreements or undertakings are direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, joint, several or joint and several, primary or secondary, now existing or hereafter arising;

WHEREAS, GMC-LTC, being the sole general partner, and Services, being the sole limited partner, of the Borrower, shall receive a direct benefit from the consummation of the loan transaction evidenced by the Loan Documents;

WHEREAS, it is a condition precedent to the willingness of the Lender to accept the Note from the Borrower that the Pledgors shall simultaneously execute and deliver this Agreement to and with the Lender.

NOW, THEREFORE, in order to induce the Lender to accept the Note and in consideration therefor, and for One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and in consideration of the mutual covenants set forth herein, the parties hereto hereby agree as follows:

Pledge. Each of the Pledgors hereby pledges, grants a security interest in, mortgages, assigns, transfers, delivers, sets over and confirms unto the Lender, its successors and assigns, all of such Pledgor's right, title and interest in and to such Pledgor's entire partnership interest in the Borrower, including, without limitation, the right to receive all distributions of whatever nature from time to time made to the Pledgors by the Borrower in respect of or in exchange for all or any part of the interests of the Pledgors in the Borrower (the "Pledged Collateral"), as security for the Borrower' full and prompt performance under the Loan Documents and for the complete payment and performance of the Mortgaged Indebtedness.

2.Representations and Warranties. Each Pledgor jointly and severally represents and warrants:
(i)that there are no restrictions upon the transfer of the Pledged Collateral and that the Pledgor has good and valid title to the Pledged Collateral free and clear of any liens, charges or encumbrances thereon or affecting the title thereto;

(ii)that the Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction and has the power and holds all licenses necessary to carry on its business as it is being conducted;

(iii)that the Pledgors have full power, authority and legal right and any approval required by law to enter into and carry out the terms,provisions and agreements hereof and to make the representations and warranties contained herein;

 (iv)that the execution, delivery and performance of this Agreement by the Pledgors and the delivery of the Pledged Collateral by the Pledgors do not contravene and will not result in the breach of any of the terms and provisions of, or constitute a default under the partnership agreement of the Borrower or, any note, indenture, mortgage, deed of trust, agreement, commitment, contract, or other instrument, obligation or restriction affecting the Borrower, the Pledgors or any property thereof, or violate, any existing statute, ordinance, by-law, code, rule, ruling, regulation, restriction, order, judgment, decree, writ, or judicial or administrative interpretations, injunction of any government, governmental instrumentality, agency or body, arbitration tribunal, or court, domestic or foreign, having jurisdiction over the Borrower, the Pledgors or property owned by the Borrower or the Pledgors;

(v)that this Agreement and the delivery of the Pledged Collateral to the Lender creates a duly perfected first and prior possessory security interest in the Pledged Collateral in the Lender's favor;

(vi)that this Agreement represents the legal, valid and binding obligation of the Pledgors enforceable against them in accordance with its terms; and

(vii)that GMC-LTC is the sole general partner of the Borrower and Services is the sole limited partner of the Borrower.

3.Covenants.  The Pledgors each covenant that the Pledgors:

(i)shall not sell, assign, exchange, or otherwise transfer or grant any option with respect to any of the Pledgor's rights to the Pledged Collateral;

(ii)shall not create or suffer to exist any lien, security interest or other charge or encumbrance against, in or with respect to the Pledged Collateral, except for the pledge hereunder and the security interest created hereby;

(iii)shall warrant and defend the title to the Pledged Collateral and the lien thereon conveyed to the Lender by this Agreement against the claims of all Persons; and

(iv)shall not knowingly take any action which would in any manner impair the value of the Pledged Collateral.

4.Intentionally Deleted.

5.Voting Power, Distributions, Etc.   Unless and until an Event of
Default (as hereinafter defined in Section 8) the Pledgors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral, and the Pledgors shall be entitled to receive and retain any distributions made in respect of or in exchange for all or any part of the Pledged Collateral; provided, however, that no vote shall be cast or consent given which would be inconsistent with or violate any of the provisions of this Agreement or any of the Loan Documents.

If any Event of Default shall have occurred, then and whether or not the Lender exercises any available option to declare the Borrower in default under any of the other Loan Documents or seeks or pursues any other relief or remedy available to the Lender under this Agreement or any of the other Loan Documents:

(i)upon written notice from the Lender to the Pledgor, the Pledgor shall vote and exercise all consensual and other powers of ownership pertaining to the Pledged Collateral in such manner as the Lender in its sole and absolute discretion may direct and, if the Lender shall so request in writing, the Pledgor agrees to execute and deliver to the Lender such additional powers, authorizations, distributions and such other documents as the Lender may request to secure to the Lender the rights, powers and authorities intended to be conferred upon the Lender by this
Section 5; and

(ii)all distributions made in respect of or in exchange for all or any part of the Pledged Collateral shall be paid directly to the Lender and be retained by it as part of the Pledged Collateral, subject to the terms of this Agreement, and, if the Lender shall so request in writing, the Pledgor agrees to execute and deliver to the Lender appropriate additional distribution and other orders and documents to that end.

6.Sale of Pledged Collateral After an Event of Default. Ifany Event of Default shall have occurred, then, at the Lender's option, in addition to any rights andremedies the Lender may otherwise have, and without further demand, advertisement or notice, and in any manner necessary to comply with the applicable requirements of the Internal Revenue Code concerning real estate investment trusts, except as expressly provided for in subsection (i) of this Section 6, the Lender may apply the cash, if any, then held by it as collateral hereunder, for the purposes and in the manner provided in Section 7 hereof, or if there shall be no such cash or the cash so applied shall beinsufficient to make in full all payments provided in subsections (i) and (ii) of Section 7 hereof, the Lender may:

(i)elect to sell the Pledged Collateral, or any part thereof, in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Lender, at the Lender's place of business or elsewhere, for cash or on credit, and at such reasonable price or prices as the Lender shall determine, and the Lender may be the purchaser of any or all of the Pledged Collateral so sold. The Lender may, in its reasonable discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Lender that they are purchasing the Pledged Collateral for their account, for investment, and not with a view to the distribution or resale of any thereof. Upon any such sale the Lender shall have the right to deliver, assign and transfer the Pledged Collateral so sold directly to the purchaser thereof. Each purchaser (including the Lender) at any such sale shall hold the Pledged Collateral so sold, absolutely free from any claim or right of whatever kind, including, without limitation, any equity or right of redemption, of the Pledgors, which each of the Pledgors hereby specifically waives, to the extent the Pledgors may lawfully do so, and all rights of redemption, stay or appraisal which the Pledgors have or may have under any rule of law or statute now existing or hereafter adopted. The Lender shall give the Pledgors at least ten (10) days' written notice (which shall constitute reasonable notice) of any public or private sale and shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours as the Lender shall fix in the notice of such sale. At any such sale the Pledged Collateral may be sold in one lot as an entirety or in separate lots. The Lender shall not be obligated to make any sale pursuant to any such notice. The Lender, without notice or publication, may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, or any adjournment thereof, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. In case of any sale of all or any part of the Pledged Collateral on credit, the Pledged Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Collateral so sold, and in case of any such failure, such Pledged Collateral may again be sold under and pursuant to the provisions hereof; or

(ii)proceed by a suit or suits at law or in equity to foreclose upon this Agreement and sell the Pledged Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

The Lender, as attorney-in-fact pursuant to Section 10 hereof may, in the name and stead of the Pledgors, make and execute all conveyances, assignments and transfers of the Pledged Collateral sold pursuant to subsection (i) or (ii) of this Section 6. If so requested by the Lender, the Pledgors shall ratify and confirm any sale or sales by executing and delivering to the Lender or to such purchaser or purchasers, all such instruments as may, in the judgment of the Lender, be reasonably necessary or appropriate for such purpose.

The receipt of the Lender for the purchase money paid at any such sale made by it shall be a sufficient discharge therefor to any purchaser of the Pledged Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or his or its representatives or assigns), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or inany manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, orany part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

The curing of any Event of Default shall not divest the Lender of its rights under this Section 6 or any other provision of this Agreement unless and until the Lender waives said rights in writing.

7.Application of Proceeds. The proceeds of any sale, or of collection, of all or any part of the Pledged Collateral shall be applied by the Lender, without any marshalling of assets, towards payment of the items immediately set forth below, in the following order:

(i)all costs and expenses of such sale, including, without limitation, reasonable compensation to the Lender and its agents, attorneys and counsel, and all other reasonable expenses, liabilities and advances made or incurred by the Lender in connection therewith; and

(ii)the Mortgaged Indebtedness (in such order as the Lender, in its sole and absolute discretion shall determine);

after which, any surplus from such proceeds shall be paid to the Pledgors and the Pledgors' successors assigns, heirs, executors or administrators, or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

8.Events of Default. For purposes of this Agreement, an Event of Default shall mean the occurrence of any one of the following events:
(i)any default by the Pledgors in the due observance or performance of any covenant or agreement of the Pledgors contained herein orany breach by the Pledgors of any representation or warranty herein contained, and, in each case, failure by the defaulting party or parties to cure such default within fifteen (15) days after the date such party or parties first become aware of such default or receive notice of such default from Lender, whichever shall first occur; or

(ii)any Event of Default under any of the other Loan Documents pursuant to the terms and provisions thereof.

9.Obligations with Respect to Pledged Collateral. The Lender shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody thereof. The Lender may exercise its rights with respect to the Pledged Collateral without resorting or regard to other security or sources of reimbursement.

10.Holder Appointed Attorney-in-Fact; Indemnity.   The Lender, is
hereby appointed the attorney-in-fact, with full power of substitution, of each of the Pledgors for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof. The power of attorney conferred on the Lender pursuant to the provisions of this Section 10, being coupled with an interest, shall be irrevocable until all of the Pledgors' and the Borrower's obligations under the Loan Documents have been fully paid and performed and shall not be affected by any disability or incapacity which the Pledgors may suffer and shall survive the same. Such power of attorney is provided solely to protect the interests of the Lender and shall not impose any duty on the Lender to exercise any such power, and neither the Lender nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.

Each of the Pledgors shall and hereby agrees to indemnify and save harmless Lender from and against any liability or damage which it may incur, in good faith and without negligence, in the exercise and performance of any of Lender's powers and duties specifically set forth herein and in connection with the enforcement of this indemnity agreement. The indemnity provisions of this Section 10 shall survive the complete payment and performance of the Mortgaged Indebtedness and the foreclosure of the Mortgage. As used in this
Section 10, the word foreclosure shall include any acquisition of the Mortgaged Property by voluntary deed or assignment in lieu of foreclosure.

11.No Waiver. No failure on the part of the Lender to exercise, and no delay on the part of the Lender in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy hereunder preclude any other or further right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

12.Termination of Pledge. This pledge shall remain in effect until all terms and conditions of all of the other Loan Documents have been satisfied in full and the other Loan Documents shall have expired by their terms. The Lender shall forthwith assign, transfer and deliver to the Pledgors without representation, warranty or recourse, against appropriate receipts, all the Pledged Collateral, if any, then held by it in pledge hereunder.

13.Governing Law. This Agreement shall in all respects be construed and interpreted in accordance with and governed by the laws of the Commonwealth of Massachusetts.

To the maximum extent permitted by applicable law, the Pledgors hereby submit to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of, or with respect to any of the Loan Documents and expressly waive any and all objections the Pledgors may have as to venue in any of such courts.

14.Further Assurances. At any time and from time to time, upon request by the Lender, the Pledgors shall promptly make, execute and deliver, or cause to be made, executed and delivered, to the Lender and, where appropriate, cause to be recorded or filed (and from time to time thereafter to be re-recorded or refiled) at such time and in such offices and places as shall be deemed desirable by the Lender (in its sole and absolute discretion), any such other and further amendments, assignments, instruments of further assurance, certificates and other documents as the Lender may, in its sole and absolute discretion, deem desirable to: (i) enable the Lender to negotiate the Note and to assign the Loan Documents; (ii) enable the Lender to execute participation agreements with respect to all or any portion of the Mortgaged Indebtedness or (iii) effectuate, complete, or perfect, or to continue and preserve the obligations of the Pledgors under this Agreement; provided, however, that no such additional document or other instrument requested by the Lender hereunder shall increase the Mortgaged Indebtedness (except as to the costs and expenses of the Lender in connection therewith).

Any failure by the Pledgors to comply with any request pursuant to this Section 14 within twenty (20) days after such request is made by the Lender, shall be an Event of Default hereunder and upon such Event of Default, the Lender may make, execute, record, file, re-record or refile any and all such amendments, assignments, instruments, certificates, and documents for and in the name of the Pledgors, and the Pledgors each hereby appoint the Lender as their attorney-in-fact, with full power of substitution, to take such actions (on their behalf and in their name) as the Lender, in its sole and absolute discretion, may deem necessary or desirable to effectuate the intent of this Section 14.

The power of attorney conferred on the Lender pursuant to the provisions of this Section 14, being coupled with an interest, shall be irrevocable until all of the Mortgaged Indebtedness is fully paid and performed and shall not be affected by any disability or incapacity which the Pledgors may suffer and shall survive the same. Such power of attorney is provided solely to protect the interest of the Lender and shall not impose any duty on the Lender to exercise any such power, and neither the Lender nor such attorney in fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.

15.Notices. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:



If to the Pledgors:Geriatric and Medical Services, Inc.
Geriatric & Medical Companies, Inc.
5601 Chestnut Street
Philadelphia, Pennsylvania 19139
Attention: President

GMC-LTC Management, Inc.
Geriatric & Medical Companies, Inc.
5601 Chestnut Street
Philadelphia, Pennsylvania 19139
Attention: President

With a copy to:Mesirov, Gelman, Jaffe, Cramer & Jamieson
1735 Market Street
Philadelphia, Pennsylvania 19103-7598
Attn:  Robert P. Krauss, Esq.

If to the Lender:Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, Massachusetts  02194
Attn: President

With copies to:Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, Massachusetts  02194
Attn: General Counsel

Mintz, Levin, Cohn, Ferris
Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attn:  Andrew R. Urban, Esq.

or at such other place as any of the parties hereto may from time to time hereafter designate to the others in writing. Any notice given to the Pledgors from the Lender shall not imply that such notice or any further or similar notice was or is required.

16.Amendments and Modifications. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and may not be amended, modified, revised or terminated except by an agreement in writing signed by the party against whom enforcement is sought. The provisions of this Agreement shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, revisions, consolidations and modifications of the Loan Documents and any and all references herein to the Loan Documents shall be deemed to include any such renewals, replacements, amendments, substitutions, revisions, extensions, consolidations or modifications thereof.

Notwithstanding the foregoing, any reference contained herein, whether express or implied, to any renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents is not intended to constitute an agreement or consent by the Lender to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents but, rather as a reference only to those instances where the Lender may give consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification, as the same may be required pursuant to the terms, covenants or conditions of the Loan Documents.

17.Invalidity. If any provision of this Agreement or the application thereof to any Person or circumstance, for any reason and to any extent, shall be held to be invalid or unenforceable, neither the remainder of this Agreement nor the application of such provision to any other Person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

Notwithstanding the foregoing, it is the intention of the Pledgors and the Lender that if any provision of any of the Loan Documents is capable of two (2) constructions, one of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.
18.Successors and Assigns; Joint and Several Liability. This Agreement shall be (i) binding on the Pledgors and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns and (ii) inure to the benefit of the Lender, any other Person who may now or hereafter hold any interest in the Loan and their respective successors and assigns. Notwithstanding the foregoing, the Pledgors may not assign or otherwise transfer this Agreement or any of their respective rights or obligations hereunder without the express written consent of the Lender, in each instance, which consent may be withheld in the Lender's sole and absolute discretion. Where more than one Person shall execute this Agreement on behalf of the Pledgors, then each such Person shall be fully liable for all of the obligations of the Pledgors hereunder and all such obligations shall be joint and several.

19.Rules of Construction. References in this Agreement to "herein," "hereof" and "hereunder" shall be deemed to refer to this Agreement and shall not be limited to the particular text or
Section in which such words appear. References in this Agreement to the Lender's attorneys shall be deemed to include, without limitation, special counsel and local counsel for the Lender. References in this Agreement to attorneys' fees and expenses shall be deemed to include all costs for administrative, paralegal and other support staff. References in this Agreement to the Mortgaged Property shall be deemed to include references to all of the Mortgaged Property and references to any portion thereof. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require.

As used herein, the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all items or matters that could reasonably fall within the broader scope of the general statement.

All capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth for such terms under the Loan Agreement.

20.Captions and Headings. The captions and headings set forth in this Agreement are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of, or the scope or intent of, this Agreement or any part hereof.

20.Time of the Essence. Time is of the essence of each and every term, condition, covenant and warranty set forth herein.

21. Limitation of Liability. The Declaration of Trust establishing the sole shareholder of the Lender, Meditrust, a Massachusetts business trust ("Meditrust"), dated August6, 1985 (the "Declaration"), a copy of which, together with all amendments thereto, is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the trustees under the Declaration collectively as trustees, but not individually or personally; and that no trustee, officer, shareholder, employee or agent of Meditrust or its subsidiaries shall be held to any personal liability, jointly, or severally, for any obligation of, or claim against Meditrust or any of its subsidiaries. All persons dealing with Meditrust or the Lender, in any way, shall look only to the assets of Meditrust or the Lender for the payment of any sum or the performance of any obligations. Furthermore, in no event shall the Lender or Meditrust ever be liable to the Pledgors for any indirect or consequential damages suffered by the Pledgors resulting from any cause whatsoever. Notwithstanding the foregoing, the parties hereto acknowledge and agree that Meditrust is not a party to this Agreement. The Pledgors shall look only to the Lender for the payment of any sum or performance of any obligation due by or from the Lender pursuant to the terms and provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the day and year first above written.


WITNESS:
PLEDGORS

GERIATRIC AND MEDICAL SERVICES, INC., a New Jersey corporation



By:
Name:
Name:
Title:


GMC-LTC MANAGEMENT, INC., a Pennsylvania corporation



By:
Name:
Name:
Title:


WITNESS:
LENDER

MEDITRUST MORTGAGE INVESTMENTS, INC., a Delaware corporation



By:
Name
Name:
Title:

ASSIGNMENT OF LEASES AND RENTS


THIS ASSIGNMENT is made as of the           day of May, 1995, by
Norristown Nursing and Rehabilitation Center, Associates, L.P., a Pennsylvania limited partnership, having its principal place of business at c/o Geriatric & Medical Companies, Inc., 5601 Chestnut Street, Philadelphia, Pennsylvania 19139 (hereinafter referred to as the "Assignor") to Meditrust Mortgage Investments, Inc., a Delaware corporation, having its principal address at 197 First Avenue, Needham, Massachusetts 02194 (hereinafter referred to as the "Assignee").

W I T N E S S E T H

WHEREAS, the Assignee has loaned to the Assignor the sum of SIX MILLION NINE HUNDRED THIRTY-NINE THOUSAND DOLLARS ($6,939,000), evidenced by a promissory note of even date and delivery herewith made by the Assignor to the order of the Assignee (hereinafter referred to as the "Note"); and

WHEREAS, the Note is referred to in that certain construction loan agreement of even date herewith by and between the Assignor and the Assignee (the "Loan Agreement") and is in all respects subject to the provisions thereof;

WHEREAS, the payment of the indebtedness evidenced by the Note is secured, in part, by a mortgage and security agreement (hereinafter referred to as the "Mortgage") of even date and record herewith, executed by the Assignor in favor of the Assignee, encumbering a certain parcel of land described on EXHIBIT A attached hereto and incorporated by reference (the parcel of land described on EXHIBIT A are more particularly described in the Mortgage and, together with the improvements to be located thereon, are hereinafter collectively referred to as the "Mortgaged Property" and the facility to be located on said parcel of land is hereinafter referred to as the "Facility");

WHEREAS, the Note, the Loan Agreement, the Mortgage, this Assignment and all other documents and instruments evidencing or securing repayment of, or otherwise pertaining to and executed and delivered in connection with, the loan evidenced by the Note are hereinafter collectively referred to as the "Loan Documents". Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement;

WHEREAS, the Assignee has required an assignment of leases as additional security for the complete payment of all indebtedness and the performance, observance and fulfillment of all of the indebtedness, covenants, obligations, conditions, warranties, agreements and undertakings (hereinafter collectively referred to as the "Mortgaged Indebtedness") contained in:

(i)the Loan Documents including, without limitation, the payment of the principal indebtedness and accrued and unpaid interest due under the Note, any applicable Prepayment Fee due under the Note, any Late Payment Charges due under the Note and all other charges, costs, advances and other monetary obligations (including, without limitation, Additional Interest) due under the Loan Documents; and

(ii)all other agreements, documents and instruments evidencing any indebtedness, covenant, obligation, agreement or undertaking due to, or made for the benefit of, the Assignee (or any of its Affiliates) by: (a)the Assignor, (b)any Affiliate of the Assignor,
(c)the Guarantor or any endorser, surety or other guarantor of the Note or (d)any Affiliate of the Guarantor or any such endorser, surety or other guarantor; whether such indebtedness, covenants, liabilities, obligations, agreements or undertakings are direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, joint, several or joint and several, primary or secondary, now existing or hereafter arising, including, without limitation, all indebtedness, covenants, liabilities, obligations, agreements and undertakings set forth under the agreements listed on EXHIBITB attached hereto and incorporated herein by reference;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby transfer, assign, deliver and grant a security interest to the Assignee as follows:

I.  ASSIGNMENT

1.1.Assignment of Leases. The Assignor hereby presently and irrevocably assigns and transfers to the Assignee all of the Assignor's right, title, and interest in and to all leases, license agreements, concession agreements, tenancy at will agreements and other occupancy agreements of every kind and nature, whether oral or in writing, now in existence or subsequently entered into by the Assignor, encumbering or affecting all or any portion of the Mortgaged Property (hereinafter collectively referred to as the "Leases," which term as here and hereinafter used shall be construed to include the singular and plural thereof if the context so requires), including, but not limited to, the Leases listed on the EXHIBITC attached hereto and incorporated herein by reference (hereinafter referred to as the "Schedule of Leases"), together with all extensions, renewals, modifications and replacements thereof, and together with any and all guaranties (hereinafter collectively referred to as the "Guaranties") of the obligations of the lessees, licensees, concessionaires and occupants (hereinafter collectively referred to as the "Lessees") under the Leases.
1.2.Assignment Absolute. This Assignment shall be a present, absolute and unconditional assignment, and immediately upon the execution and delivery hereof, this Assignment shall give the Assignee the right to collect all rents, revenues, royalties, issues, profits, insurance proceeds, condemnation awards, license fees, concession fees and all other income and security of every kind and nature due by virtue of the Leases and the Guaranties (hereinafter collectively referred to as the "Rents").

1.3.Assignment of Security Deposit. If any of the Leases provide for a security deposit to be paid by any Lessee to the Assignor, the Assignor hereby assigns its right, title and interest in and to such security deposit to the Assignee. Notwithstanding the foregoing, the Assignor shall have the right to retain such security deposits provided there has been no Event of Default (hereinafter defined in Section 4.1 hereof) hereunder or under any of the other Loan Documents and the Assignee shall not be obligated to any Lessee to account for any such security deposit unless and until the Assignee obtains actual possession or control of such security deposit after an Event of Default.

II. LICENSE TO COLLECT

The Assignee hereby grants to the Assignor a license to collect the Rents as such Rents respectively become due and to enforce the Leases and the Guaranties, so long as there is no Event of Default hereunder or under any of the other Loan Documents. The Assignor shall hold the Rents, or such portion of the Rents as is sufficient to discharge all sums currently due under the Loan Documents, in trust for use in satisfaction of the Mortgaged Indebtedness. The Assignor hereby irrevocably authorizes and directs each of the Lessees under the Leases and the guarantors under the Guaranties, upon receipt of a written notice from the Assignee so demanding, to pay all Rents due or which become due under the Leases or the Guaranties to the Assignee and to continue to do so until otherwise notified by the Assignee. Neither the Lessees, nor any of the guarantors under the Guaranties shall have any obligation to determine whether or not an Event of Default hereunder does in fact exist.

Notwithstanding anything contained herein to the contrary, the Assignor agrees that the Assignee, and not the Assignor, shall be and is deemed to be the creditor of each Lessee under each Lease and each guarantor under each Guaranty with respect to any and all of the Rents which may be payable by any Lessee under any Lease and by any guarantor under any of the Guaranties on account of a default by the Lessee under such Lease, including, without limitation, any damages or further rentals payable by such Lessee or such guarantor on account of or after such default, and in respect of all assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting any Lessee under any Lease or any guarantor under any of the Guaranties (without any obligation on the part of the Assignee, however, to file or make timely filings of claims in such proceedings or otherwise to pursue creditor's rights thereon), and the Assignee shall have the option to apply any money received or receivable by the Assignee as such creditor in reduction of the Mortgaged Indebtedness, whether or not an Event of Default under any of the Loan Documents shall then exist.

III. WARRANTIES AND COVENANTS

3.1.Warranties of Assignor. The Assignor hereby warrants and represents the following:

(i)the Assignor is the sole holder of the landlord's or owner's interest in and under the Leases and the Guaranties and has good right to sell, assign, transfer and set over the Leases, the Guaranties and the Rents to the Assignee;

(ii)the Assignor has made no assignment currently outstanding
(other than this Assignment) of any of the Assignor's rights in any of the Leases, the Guaranties or the Rents;

(iii)there is no default by the Assignor or any Lessee under any of the Leases or by any guarantor under any of the Guaranties, or any state of facts which, with the passing of time or the giving of notice or both, would constitute a default by the Assignor or any Lessee under any of the Leases or by any guarantor under any of the Guaranties;

(iv)all of the Leases provide for Rents to be paid monthly in advance, all of the Rents due to date have been collected and no Rents have been collected more than one (1) month in advance;

(v)no Lessee under any of the Leases nor any guarantor under any of the Guaranties has any defense, setoff or counterclaim against the Assignor;

(vi)the Schedule of Leases attached as EXHIBIT C hereto lists all of the Leases currently in effect for the Mortgaged Property and true and correct copies thereof have been provided to the Assignee;


(vii)the Assignor has provided the Assignee with true and correct copies of all of the Guaranties currently in effect;

(viii)each of the Leases and the Guaranties (including any amendments and modifications thereof) submitted by the Assignor to the Assignee constitutes the entire agreement between the parties thereto, and there are no agreements, amendments, modifications, undertakings, representations or warranties, either oral or written, which have not been submitted to the Assignee;

(ix)each of the Leases and the Guaranties is valid, in full force and effect, and enforceable in accordance with its terms;
(x)neither the Assignor, nor any Lessee has commenced any action or given or served any notice for the purpose of terminating any Lease; and

(xi)no rental concession in the form of any period of free Rent or any other waiver, release, reduction, discount or other alteration of the Rents due or to become due has been granted to any Lessee under the Leases or any guarantor under the Guaranties for any period subsequent to the effective date of this Assignment.

3.2.Covenants of the Assignor. The Assignor hereby covenants and agrees that the Assignor:

(i)shall fulfill, perform and observe (or cause to be fulfilled, observed and performed) all of the duties, covenants and obligations of landlord under the Leases;

(ii)shall give prompt written notice to the Assignee of any default or claim of default by the Assignor or any Lessee under any of the Leases or by any guarantor under any of the Guaranties, along with a complete copy of any written notice of such default or claim of default;

(iii)shall enforce (in a manner satisfactory to the Assignee and short of termination of either the Leases or the Guaranties), the performance by the Lessees and the guarantors under the Guaranties of all of their duties, covenants and obligations under the Leases and the Guaranties, as the case may be;

(iv)shall appear in and defend any action or proceeding arising under or in any manner connected with (a)any of the Leases, (b)the obligations and undertakings of the landlord or any Lessee under the Leases and (c)the obligations and undertakings of the guarantors under the Guaranties;

(v)shall not alter, modify, amend, release, replace, terminate or cancel any of the Leases or any of the Guaranties, nor accept a surrender of any of the Leases, nor waive any term or condition of any of the Leases or any of the Guaranties without the prior written consent of Assignee, in each instance, which consent may be withheld in the Assignee's sole and absolute discretion;

(vi)shall not collect nor accept any Rents more than one (1)month in advance of the time any such Rents becomes due;

(vii)shall not execute any future Leases, nor consent to the assignment of any Lessee's interest under any of the Leases, nor consent to any subletting thereunder, without the prior written consent of the Assignee, in each instance, which consent may be withheld in the Assignee's sole and absolute discretion;

(viii)shall not consent to the assignment of the guarantors' obligations under any of the Guaranties without prior written consent of the Assignee, in each instance, which consent may be withheld in the Assignee's sole and absolute discretion;

(ix)shall not execute any assignment of the landlord's interest under any of the Leases, nor any assignment of the Rents or any interest therein and shall not suffer or permit any such assignment to occur by operation of law;

(x)shall not subordinate any Lease to any lien other than the lien of the Mortgage, nor permit, consent or agree to any such subordination;

(xi)shall not take any action which may cause or permit the estate of any of the Lessees under the Leases to merge with the Assignor's interest in the Mortgaged Property;

(xii)shall not take any action (or allow any action to be taken) that may impair the security of the Leases;

(xiii)shall not commit or suffer any violation of law in connection with the Leases, including, without limitation, any violation of the provisions of the Commonwealth of Pennsylvania; and

(xiv)shall not allow the premises demised under any Lease to be abandoned or vacated.

3.3.Covenant of the Assignee. Upon the complete payment and performance of the Mortgaged Indebtedness other than Related Party Obligations and provided that no event of default or event which with the passage of time, the giving of notice or both would constitute an event of default has occurred with respect to the Related Party Obligations, this Assignment shall be deemed terminated and released by the Assignee without further action and shall thereupon be of no further force or effect. The Assignor agrees that an affidavit, certificate, letter or statement of any officer, agent or attorney of the Assignee indicating that any part of the Mortgaged Indebtedness remains outstanding shall be deemed conclusive evidence of the validity, effectiveness and continuing force of this Assignment and any Person, including, without limitation, any Lessee or any guarantor under any of the Guaranties may and is hereby authorized to rely thereon. Notwithstanding the foregoing, the recording with the applicable recording office of a duly authorized and executed discharge of mortgage discharging the Mortgage shall likewise discharge this Assignment.

ARTICLE IV. DEFAULTS; ASSIGNEE'S REMEDIES

4.1.Events of Default. Each of the following shall constitute an Event of Default hereunder:

(i)the occurrence of an Event of Default under any of the Loan
Documents;
(ii)any breach by the Assignor of any covenant, agreement, duty, obligation or condition of this Assignment; and

(iii)if any representation or warranty by the Assignor contained in this Assignment proves to be false or misleading in any material respect.

4.2.Remedies. Upon an Event of Default hereunder and at any time thereafter (without in any way waiving such Event of Default), at the Assignee's option and without notice or demand of any kind, and without regard to the adequacy of security for the complete payment and performance of the Mortgaged Indebtedness, the Assignee may exercise any or all of the following remedies, either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court:

(i)declare all of the Mortgaged Indebtedness immediately due and payable;

(ii)take physical possession of the Mortgaged Property and of all books, records, documents and accounts relating to the Mortgaged Property and the Assignor's business thereon, and (at the Assignor's sole cost and expense) hold, complete the construction of, lease, manage, maintain and operate the Mortgaged Property and the Assignor's business thereon (on such terms and for such period of time as the Assignee, in its sole and absolute discretion, may deem proper) without any interference whatsoever from the Assignor;


(iii)with or without taking possession of the Mortgaged Property, collect the Rents (including those past due and unpaid) and any other sums owing under any of the Leases and Guaranties and, in the Assignee's sole and absolute discretion, apply such Rents to the payment of (a) all expenses of managing the Mortgaged Property, including, without limitation, the salaries, fees and wages of a managing agent and such other employees as the Assignee, in its sole and absolute discretion, may deem necessary or desirable, and all expenses of operating and maintaining the Mortgaged Property, including, without limitation, all taxes, charges, claims, assessments, water rents, sewer rents and any other liens, and premiums for all insurance which the Assignee, in its sole and absolute discretion, may deem necessary or desirable, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Mortgaged Property and (b) the Mortgaged Indebtedness;

(iv)institute any legal or equitable action (in either the Assignor's or the Assignee's name) which the Assignee, in its sole and absolute discretion, deems desirable to collect any or all of the Rents;

(v)perform any or all obligations of the Assignor under any of the Leases or this Assignment and to take such actions as the Assignee deems appropriate to protect its security, including, without limitation:

(a) appearing in any action or proceeding affecting any of the Leases, any of the Guaranties or the Mortgaged Property;
(b) executing new Leases, and modifying, terminating or cancelling existing Leases or Guaranties;

(c) collecting, modifying and compromising any Rents payable under the Leases and the Guaranties; and

(d) enforcing any of the Leases and the Guaranties, including, if necessary, evicting any Lessees; and

(vi)exercise any other rights and remedies permitted to the Assignee under applicable law.

All costs and expenses incurred by the Assignee in connection with any actions taken pursuant to this Section 4.2, including, without limitation, attorneys' fees and expenses and court costs, shall be a demand obligation of the Assignor to the Assignee, shall bear interest at the Advances Rate and shall be secured hereby and by the Mortgage as fully and effectively and with the same priority as every other obligation of the Assignor hereunder.

The foregoing rights and remedies are in addition to all other rights and remedies afforded to the Assignee under any of the other Loan Documents or at law or in equity, by statute or otherwise, all of which are hereby reserved by the Assignee, and this Assignment is made and accepted without prejudice to any such rights and remedies. The exercise by the Assignee of any of the rights or remedies granted to it in this Assignment, including, without limitation, the collection of the Rents and the application thereof as herein provided, shall not be considered a waiver of any default hereunder or under any of the Loan Documents. All of the rights and remedies of the Assignee under the Loan Documents shall be separate and cumulative and may be exercised concurrently or successively in the Assignee's sole and absolute discretion. The exercise of any right or remedy by the Assignee hereunder shall not be considered to be a waiver of any of the Assignee's other rights or remedies hereunder or under any of the other Loan Documents; in particular, but without limitation, the Assignee's exercise of its rights to collect and receive Rents shall not preclude the Assignee from simultaneously or subsequently electing to take possession of the Mortgaged Property, nor shall the Assignee's exercise of its rights or remedies with respect to any particular Lease, any of the Guaranties or any portion of the Mortgaged Property (which exercise shall be expressly permitted, at the Assignee's option) preclude the Assignee from simultaneously or subsequently electing to exercise any of its rights or remedies with respect to any other Lease, any of the Guaranties or any other portion of the Mortgaged Property subject hereto. No failure or delay on the part of the Assignee to exercise any such right or remedy shall operate as a waiver thereof. Notwithstanding the foregoing, nothing contained in this Assignment and no entry by the Assignee upon the Mortgaged Property as herein provided shall be construed so that the Assignee shall be deemed to be a mortgagee in possession.

Any failure or delay by the Assignee to insist upon the strict performance of or compliance with any of the terms, conditions, covenants or warranties hereof shall not be deemed to be a waiver of any of the terms, conditions, covenants and provisions hereof, and the Assignee, notwithstanding any such failure or delay, shall have the right thereafter to insist upon the strict performance of and compliance with any and all of the terms and provisions hereof. No waiver at any time of any of the terms, conditions, covenants or provisions of this Assignment shall be construed as a waiver of any other term, condition, covenant or provision of this Assignment; nor shall such a waiver in any one instance be construed as a waiver of the same term, condition, covenant or provision in any subsequent instance or circumstance. The Assignee shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder or under any of the other Loan Documents unless such waiver is in writing and signed by the Assignee, and then, only to the extent specifically set forth therein.

The Assignor does hereby make, constitute and appoint the Assignee or any officer or agent designated by the Assignee, the Assignor's true and lawful attorney-in-fact, with power of substitution, at any time after an Event of Default, to

(i) endorse the name of the Assignor upon any notes, checks, drafts, money orders, or other instruments of payment with respect to the Leases and Guaranties and with respect to all Rents in connection therewith;

(ii) give such notice and directions, in writing or otherwise, to the United States Post Office as may be necessary to effect delivery to the Assignee or any of its designated agents of all mail addressed to the Assignor; and

(iii) take possession of the Mortgaged Property, and to have, hold, complete the construction of, manage, lease and operate the same; hereby granting unto the Assignor's said attorney full power to do any and all things necessary to be done in and about the Mortgaged Property as fully and effectually as the Assignor might or could do, and hereby ratifying all that said attorney shall do or cause to be done by virtue hereof.

The power of attorney conferred on the Assignee pursuant to the provisions of this Section4.2, being coupled with an interest, shall be irrevocable until all of the Mortgaged Indebtedness is fully paid and performed and shall not be affected by any disability or incapacity which the Assignor may suffer and shall survive the same. Such power of attorney is provided solely to protect the interests of the Assignee and shall not impose any duty on the Assignee to exercise any such power, and neither the Assignee nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.

4.3.Application of Proceeds. Any amounts collected by the Assignee hereunder shall be applied by the Assignee, without marshalling of assets, towards the payment of the Mortgaged Indebtedness in such order as the Assignee shall determine in its sole and absolute discretion.

ARTICLE V. NO LIABILITY, INDEMNIFICATION

5.1.No Liability. Nothing in this Assignment shall be construed to impose any obligation on or responsibility from the Assignee to the Assignor, nor from the Assignee to any Lessee under any of the Leases, any guarantor under any of the Guaranties or any other third party, for:

(i) the control, care, management, construction or repair of the Mortgaged Property;

(ii) the performance of any of the landlord's obligations under any of the Leases;

(iii)  for any waste committed on the Mortgaged Property;

(iv) for any dangerous or defective condition on or under the Mortgaged Property;

(v) the Assignee's failure to let the Mortgaged Property after an Event of Default hereunder or from any other act or omission of the Assignee in managing the Mortgaged Property after an Event of Default hereunder; or

(vi) for any negligence in the management, upkeep, construction, repair or control of the Mortgaged Property resulting in loss or injury or death to any Lessee, licensee, employee or other party.


5.2.Indemnification. The Assignor shall indemnify and hold the Assignee harmless from and against all obligations, liabilities, losses, costs, claims, expenses, fines, penalties and damages (including, without limitation, attorneys' fees and expenses and court costs) which the Assignee may incur:

(i) by reason of this Assignment including without limitation the exercise of any right or remedy hereunder;

(ii) in connection with any of the Leases (including, without limitation, all claims and demands which may be asserted against the Assignee by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease); and

(iii)  with regard to the Mortgaged Property.

The Assignor shall defend the Assignee against any claim or litigation involving the Assignee for the same unless solely resulting from the Assignee's gross negligence or willful misconduct, with counsel approved by the Assignee, and should the Assignee incur any such obligation, liability, loss, cost, expense, fine, penalty or damage, then the Assignor shall reimburse the Assignee for such amounts upon demand, and upon the failure of the Assignor so to do, the Assignee may, at its option, declare the entire Mortgaged Indebtedness immediately due and payable. Notwithstanding anything to the contrary contained herein, the Assignee shall have the option of conducting its own defense with counsel of the Assignee's selection, but at the expense of the Assignor. The foregoing indemnification agreement shall also include all costs incurred by the Assignee in connection with the enforcement of said indemnification agreement.

Any amounts owed to the Assignee under this Section 5.2 shall be a demand obligation, shall bear interest at the Advances Rate and, to the extent permitted by law, shall be added to the Mortgaged Indebtedness and shall be secured by the lien of this Assignment as fully and effectively and with the same priority as every other obligation of the Assignor secured hereby. The provisions of this
Section 5.2 shall survive the complete payment and performance of the Mortgaged Indebtedness and the foreclosure of the Mortgage.

ARTICLE VI.  MISCELLANEOUS

6.1.Modifications, Etc. The Assignor hereby consents and agrees that, at any time and from time to time, without notice to or further consent from the Assignor and either with or without consideration, the Assignee may surrender any property or other security of any kind or nature whatsoever held by the Assignee or by any Person on the Assignee's behalf or for the Assignee's account, securing the Mortgaged Indebtedness; substitute for any collateral so held by the Assignee, other collateral of like kind, or of any kind; agree to modification of the terms of the or any of the Loan Documents; extend or renew Loan Documents (for any period and upon such terms and conditions as the Assignee, in its sole and absolute discretion, may deem desirable); grant releases, compromises and indulgences with respect to any of the Loan Documents to any person now or hereafter liable thereunder or hereunder; release any guarantor or endorser of any of the Loan Documents; or take or fail to take any action of any type whatsoever; and no such action which the Assignee shall take or fail to take in connection with any of the Loan Documents, or any security for the payment and performance of the Mortgaged Indebtedness, nor any course of dealing with the Assignor or any other person, shall release the Assignor's obligations hereunder, affect this Assignment in any way or afford the Assignor any recourse against the Assignee.

6.2.Successors and Assigns; Joint and Several Liability. This Assignment shall (i) be binding on the Assignor and the Assignor's heirs, executors, administrators, legal representatives, and permitted successors and assigns and (ii) inure to the benefit of the Assignee, any other Person who may now or hereafter hold any interest in the Loan and their respective successors and assigns. Where more than one Person shall execute this Assignment, then each such Person shall be fully liable for all of the obligations of the Assignor hereunder and all such obligations shall be joint and several.

6.3.Notices. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:


If to the Assignor:Norristown Nursing and Rehabilitation Center,
Associates, L.P.
Geriatric & Medical Companies, Inc.
5601 Chestnut Street
Philadelphia, Pennsylvania  19139
Attention: President

With a copy to:Mesirov, Gelman, Jaffe, Cramer &  Jamieson
1735 Market Street
Philadelphia, Pennsylvania 19103-7598
Attn:  Robert P. Krauss, Esq.

If to the Assignee:Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, Massachusetts  02194
Attn:  President

With copies to:Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, Massachusetts  02194
Attn: General Counsel

Mintz, Levin, Cohn, Ferris
Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attn:  Andrew R. Urban, Esq.

or at such other place as the Assignor or Assignee may from time to time hereafter designate to the other in writing. Any notice given to the Assignor by the Assignee at any time shall not imply that such notice or any further or similar notice was or is required.

6.4.Governing Law. This Assignment shall be construed, and the rights and obligations of the Assignee and the Assignor shall be determined, in accordance with the laws of the Commonwealth of Massachusetts, except that the laws of the Commonwealth of Pennsylvania shall govern (i) this Assignment to the extent necessary for the Assignee to perfect, protect or enforce the lien hereof and to obtain the benefit of the rights and remedies set forth herein with respect to the Mortgaged Property and (ii) procedural requirements which must be governed by the law of the state in which the Mortgaged Property is located.

6.5.Captions and Headings. The captions and headings set forth in this Assignment are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of, or the scope or intent of, this Assignment or any part hereof.

6.6.Amendments, Waivers and Modifications. This Assignment and the other Loan Documents set forth the entire agreement of the Assignor and the Assignee with respect to the subject matter hereof and none of the terms, covenants, conditions, warranties or representations contained in this Assignment may be renewed, replaced, amended, modified, extended, substituted, revised, waived or terminated, except by an agreement, in writing, signed by the Person against whom enforcement is sought. The terms or provisions of this Assignment shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, revisions, consolidations and modifications of the Loan Documents, the Leases and the Guaranties; and all references herein to the Loan Documents, the Leases or the Guaranties shall be deemed to include any such renewals, replacements, amendments, extensions, substitutions, revisions, consolidations or modifications thereof.

Notwithstanding the foregoing, any reference contained herein, whether express or implied, to any renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents or of any Lease or Guaranty is not intended to constitute an agreement or consent by the Lender to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents or any Lease or Guaranty; but, rather as a reference only to those instances where the Lender may give consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification, as the same may be required pursuant to the terms, covenants or conditions of the Loan Documents. 6.7Invalidity. If any provision of this Assignment or the application thereof to any person or circumstance, for any reason and to any extent, shall be held to be invalid or unenforceable, neither the remainder of this Assignment nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law. Notwithstanding the foregoing, if such provision provides for the payment of principal or interest with respect to the Mortgaged Indebtedness, Additional Interest, any Prepayment Fee, the Advance Rate, any administrative fees, or the Construction Loan Commitment Fee or the Permanent Loan Commitment Fee, the Assignee, in its sole and absolute discretion, may declare the entire Mortgaged Indebtedness due and payable upon sixty (60) days' prior written notice to the Assignor. In the event of any such acceleration of the Mortgaged Indebtedness, provided that an Event of Default has not occurred under the terms of this Assignment or under any of the other Loan Documents, the Assignor shall not be required to pay the Assignee a Prepayment Fee (as defined under the Note).

Notwithstanding the foregoing, it is the intention of the Assignor and the Assignee that if any provision of any of this Assignment is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

6.8Time of the Essence. Time is of the essence of each and every term, condition, covenant and warranty set forth herein.

6.9Rules of Construction. References in this Assignment to "herein", "hereof" and "hereunder" shall be deemed to refer to this Assignment and shall not be limited to the particular text or
Section in which such words appear. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require. References in this Assignment to the Assignee's attorneys shall be deemed to include, without limitation, special counsel and local counsel for the Assignee. References in this Assignment to attorneys' fees and expenses shall be deemed to include all costs for administrative, paralegal and other support staff.

References in this Assignment to the Mortgaged Property shall be deemed to include references to all of the Mortgaged Property and references to any portion thereof. The word "foreclosure" as used herein shall be deemed to include the acquisition of the Mortgaged Property by voluntary deed or assignment in lieu of foreclosure.

As used in any of the Loan Documents, the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all items or matters that could reasonably fall within the broader scope of the general statement.

All capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth for such terms under the Loan Agreement.

IN WITNESS WHEREOF, the Assignor has duly executed this Assignment as a sealed instrument as of the day and year first above written.



WITNESS:
ASSIGNOR

NORRISTOWN NURSING AND REHABILITATION CENTER, ASSOCIATES, L.P., a
Pennsylvania limited partnership

By:GMC-LTC Management, Inc., a Pennsylvania corporation, its general partner



By:
Name:
Name:
Title:



COMMONWEALTH OF MASSACHUSETTS

May , 1995


Then personally appeared the above-named
who swore that he/she is the of              GMC-LTC Management,
Inc., the general partner of Norristown Nursing and Rehabilitation Center Associates, L.P., the above-named assignor, and acknowledged the foregoing to be his/her/the free act and deed of
        , before me,






T3/547889.1

EXHIBIT A

Mortgaged Property Description


All that certain piece of land located in Block 82 in the Borough of Norristown, Montgomery County, Pennsylvania, situated between Pine and Locust Streets and West Logan Streets, described as Lot 2 on the subdivision plan for Rittenhouse Nursing Center made by Geriatric and Medical Companies,Inc., and prepared by NTH Consultants, Ltd., Exton, Pennsylvania, dated January 25, 1994 and last revised March 8, 1994, and approved by the Borough Council of the Borough of Norristown on April 5, 1994 and duly recorded with the Recorded of Deeds of Montgomery County, Pennsylvania, being more fully described as follows:

From the intersection of Pine Street and West Roberts Street, proceeding from a point, marked by an iron pin, on the northwest corner of Block 82 in an easterly direction parallel to Pine Street, a distance of 314.71 feet along a bearing of North 60 degrees 52 minutes 16 second East to the point of beginning; thence, in an easterly direction along the same bearing, a distance of 232.24 feet to a point, marked by an iron pin, on the northeast corner of Block 82 at the intersection of Pine Street and West Logan Street; thence, in a southerly direction paralleling West Logan Street, a distance of 300.63 feet along a bearing of South 29 degrees 04 minutes 19 seconds East to a point, marked by an iron pin; thence, in a westerly direction paralleling Locust Street a distance of 232.61 feet along a bearing South 61 degrees 00 minutes 00 seconds West to a point; thence, in a northerly direction along the common boundary with Lot 1, a distance of 300.11 feet along a bearing of North 29 degrees 00 minutes 00 seconds West to the point and place of beginning.

The above premises being the same land shown as Lot 2 on Plan of Survey for Rittenhouse Nursing Center by Nave, Newell & Stampfel,
Ltd., dated May 6, 1995.

TOGETHER WITH the benefit of rights and easements set forth in that certain Declaration of Reciprocal Easement Agreement made by Geriatric and Medical Services, Inc., dated June , 1995 and recorded in Deed Book page .

BEING THE SAME PREMISES WHICH Rittenhouse Partners by Indenture dated 5/11/1987 and recorded 5/18/1987 at Norristown in the Office for the Recording of deeds, in and for the County of Montgomery in Deed Book 4837 page 2319 granted and conveyed unto Geriatric and Medical Services, Inc., its successors and assigns, in fee.

EXHIBIT B


The Loan Documents.

EXHIBIT C

Schedule of Leases


None.



ENVIRONMENTAL INDEMNITY AGREEMENT


THIS AGREEMENT is made as of the 31st day of May, 1995, by and between Norristown Nursing and Rehabilitation Center Associates, L.P., a Pennsylvania limited partnership, having its principal place of business at c/o Geriatric & Medical Companies, Inc., 5601 Chestnut Street, Philadelphia, Pennsylvania 19139 (hereinafter referred to as the "Borrower"); Geriatric & Medical Companies, Inc., a Pennsylvania corporation, having its principal place of business at 5601 Chestnut Street, Philadelphia, Pennsylvania 19139, and Geriatric and Medical Services, a New Jersey corporation, having its principal place of business at c/o Geriatric & Medical Companies, Inc., 5601 Chestnut Street, Philadelphia, Pennsylvania 19139 (hereinafter collectively referred to as the "Guarantors") and Meditrust Mortgage Investments, Inc., a Delaware corporation, having its principal address at 197 First Avenue, Needham, Massachusetts 021954 (hereinafter referred to as the "Lender").


W I T N E S S E T H


WHEREAS, the Lender has agreed to lend to the Borrower the maximum original principal amount of SIX MILLION NINE HUNDRED THIRTY-NINE THOUSAND DOLLARS ($6,939,000) (hereinafter referred to as the "Loan") evidenced by a Promissory Note of even date and delivery herewith, made by the Borrower to the order of the Lender (hereinafter referred to as the "Note");

WHEREAS, the Note is referred to in that certain Construction Loan Agreement of even date herewith by and between the Borrower and the Lender (hereinafter referred to as the "Loan Agreement") and is in all respect subject to the provisions thereof. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement;

WHEREAS, payment of the indebtedness evidenced by the Note is secured, in part, by a Mortgage and Security Agreement (hereinafter referred to as the "Mortgage") of even date herewith, granted by the Borrower in favor of the Lender, encumbering a certain parcel of land described on EXHIBIT A attached hereto and incorporated by reference (the parcel of land described on EXHIBIT A is more particularly described in the Mortgage and, together with the improvements to be located thereon, are hereinafter collectively referred to as the "Mortgaged Property"; and the facility located on said parcel of land are hereinafter referred to as the "Facility");

WHEREAS, the Guarantors, having ownership interests in the Borrower, directly and indirectly, shall derive substantial benefits from the consummation of the Loan;

WHEREAS, the payment of the indebtedness evidenced by the Note and the performance of all other obligations set forth under the Loan Documents are unconditionally guaranteed by the Guarantors pursuant to that certain Guaranty of even date from the Guarantors to the Lender (hereinafter referred to as the "Guaranty");

WHEREAS, the Note, the Mortgage, the Guaranty, this Agreement and all other documents and instruments evidencing or securing the repayment of, or otherwise pertaining to and executed and delivered in connection with, the Loan are hereinafter collectively referred to as the "Loan Documents" and all of the indebtedness and other terms, conditions, covenants and warranties evidenced by or contained in the Loan Documents are hereinafter collectively referred to as the "Mortgaged Indebtedness");

WHEREAS, the Borrower and the Guarantors are hereinafter collectively referred to as the "Indemnitors";

WHEREAS, the Lender has required that the Indemnitors execute and deliver this Agreement as a condition of the Lender's agreeing to make the loan evidenced by the Note and accepting delivery of the other Loan Documents; and

WHEREAS, as a material inducement to the Lender to consummate the Loan, the Indemnitors have agreed to enter into this Agreement, acknowledging that the Lender intends to rely upon the representations, warranties, covenants and indemnifications contained herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:


1.DEFINITIONS: For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section have the meaning assigned to them in this Section:

Accreditation Body:  As defined in the Loan Agreement.

Advances Rate:  As defined in the Loan Agreement.

Affiliate:  As defined in the Loan Agreement.

Borrower:  As defined in the preamble of this Agreement.

Collateral:  As defined in the Loan Agreement.

Contracts:  As defined in the Loan Agreement.

Environmental Enforcement Actions: Collectively, all actions or orders instituted, threatened, required or completed by any Governmental Authority and all claims made or threatened by any Person against any of the Indemnitors or the Mortgaged Property (or any other occupant, prior occupant or prior owner thereof), arising out of or in connection with any of the Environmental Laws or the assessment, monitoring, clean-up, containment, remediation or removal of, or damages caused or alleged to be caused by, any Hazardous Substances (i) located on or under the Mortgaged Property, (ii) emanating from the Mortgaged Property or (iii) generated, stored, transported, utilized, disposed of, managed or released by any of the Indemnitors (whether or not on, under or from the Mortgaged Property).

Environmental Laws: Collectively, all Legal Requirements applicable to (i) environmental conditions on, under or emanating from the Mortgaged Property including, without limitation, the Pennsylvania Air Pollution Control Act, as amended, 35 P.S. Sections 4001-4106, the Pennsylvania Clean Streams Law, as amended, 35 P.S. Sections 691.1-691.1001, Pennsylvania Solid Waste Management Act, as amended, 35 P.S. Sections 6018.1003, Pennsylvania Radiation Protection Act, 35 P.S. Sections 7110.101-7110.703, the Low-Level Radioactive Waste Disposal Act, as amended, 35 P.S. Sections 7130.101-7130.906, and the Storage Tank and Spill Prevention Act, as amended, 35 P.S. Sections 6021.101-6021.2101, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act and the Federal Clean Air Act and (ii) the generation, storage, transportation, utilization, disposal, management or release (whether or not on, under or from the Mortgaged Property) of Hazardous Substances by any of the Indemnitors.

Environmental Reports: As defined in EXHIBIT B attached hereto and incorporated by reference.

Facility:  As defined in the preamble of this Agreement.

Governmental Authority: All agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.

Guarantors:  As defined in the preamble of this Agreement.

Guaranty:  As defined in the preamble of this Agreement.

Hazardous Substances: Collectively, (i) any "hazardous material," "hazardous substance," "hazardous waste," "oil," "regulated substance," "toxic substance," "restricted hazardous waste", "special waste" or words of similar import as defined under any of the Environmental Laws; (ii) asbestos in any form; (iii) urea formaldehyde foam insulation; (iii) polychlorinated biphenyls; (iv) radon gas; (v) flammable explosives; (vi) radioactive materials;
(vii) any chemical, contaminant, solvent, material, pollutant or substance that may be dangerous or detrimental to the Mortgaged Property, the environment, or the health and safety of the patients and other occupants of the Mortgaged Property or of the owners or occupants of any other real property nearby the Mortgaged Property and (vii) any substance, the generation, storage, transportation, utilization, disposal, management, release or location of which, on, under or from the Mortgaged Property is prohibited or otherwise regulated pursuant to any of the Environmental Laws.

Notwithstanding the foregoing, the term Hazardous Substances as defined herein shall not include pharmaceuticals, cleaning agents and similar materials of the types and in the quantities and concentrations normally stocked by health care providers similar to the Facility that are used, stored, transported and disposed of in accordance with all Legal Requirements.

Indemnitors:  As defined in the preamble of this Agreement.

Legal Requirements: All statutes, ordinances, by-laws, codes, rules, rulings, regulations, restrictions, orders, judgments, decrees, writs, judicial or administrative interpretations and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision and other land use and health-care licensing statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any Governmental Authority affecting any of the Indemnitors or the Mortgaged Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof, including, without limitation, any of the foregoing which may (i)require repairs, modifications or alterations in or to the Mortgaged Property,
(ii)in any way affect (adversely or otherwise) the construction, use and enjoyment of the Mortgaged Property or (iii)require the assessment, monitoring, clean-up, containment or removal of any Hazardous Substances on, under or from the Mortgaged Property. Without limiting the foregoing, the term Legal Requirements includes all Environmental Laws and shall also include all Permitted Encumbrances and all Permits and Contracts issued by or entered into with any Governmental Authority or Accreditation Body.

Lender:  As defined in the preamble of this Agreement.

Loan Documents:  As defined in the preamble of this Agreement.

Meditrust:  As defined in Section22 of this Agreement.

Mortgage:  As defined in the preamble of this Agreement.

Mortgaged Indebtedness: As defined in the preamble of this Agreement.

Mortgaged Property:  As defined in the preamble of this Agreement.

Note:  As defined in the preamble of this Agreement.

Permits:  As defined in the Loan Agreement.

Permitted Encumbrances:  As defined in the Mortgage.

Person: All individuals, corporations, general partnerships, limited partnerships, joint ventures, stock companies or associations, companies, banks, trusts, trust companies, land trusts, business trusts, unincorporated organizations, Governmental Authorities and other entities of any kind or nature whatsoever.

Purchaser: Any Person to whom title to the Mortgaged Property is transferred by reason of the Lender's exercise of rights granted under any of the Loan Documents, including, without limitation, the exercise of the power of sale under the Mortgage, any other foreclosure of the Mortgage or any other proceedings brought to enforce the rights of the holder of the Mortgage, by deed in lieu of foreclosure or by any other method.

Surrounding Property: Any real property that is located within a one-half (1/2) mile radius of the Mortgaged Property.

2.REPRESENTATIONS AND WARRANTIES: The Indemnitors each represent and warrant to the Lender, the same to be true as of the date hereof and throughout the period that any of the Loan Documents shall remain in force and effect, that:

(i)no Hazardous Substance has been or is currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from the Mortgaged Property (whether or not in reportable quantities), or in any manner introduced onto the Mortgaged Property, including, without limitation, the septic, sewage or other waste disposal systems serving the Mortgaged Property;

(ii)none of the Indemnitors has any knowledge of any threat of release of any Hazardous Substance on, under or from the Mortgaged Property;

(iii)none of the Indemnitors has received any notice from the Pennsylvania Department of Environmental Resources, the Air Management Services Bureau of the Philadelphia County Department of Health, the United States Environmental Protection Agency or any other Governmental Authority claiming that (a)the Mortgaged Property or any use thereof violates any of the Environmental Laws or (b)any of the Indemnitors or any of their respective employees or agents have violated any of the Environmental Laws;

(iv)none of the Indemnitors has incurred any liability to the Commonwealth of Pennsylvania, the United States of America or any other Governmental Authority under any of the Environmental Laws;

(v)no lien against the Mortgaged Property has arisen under or related to any of the Environmental Laws;

(vi)there are no Environmental Enforcement Actions pending, or to the best of the Indemnitors' information, knowledge and belief, threatened;

(vii)none of the Indemnitors has any knowledge that any Hazardous Substance has been or is currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from any Surrounding Property in violation of, or allegedly in violation of any of, the Environmental Laws;

(viii)none of the Indemnitors has any knowledge of any threat of release of any Hazardous Substance on, under or from any Surrounding Property;

(ix)none of the Indemnitors has any knowledge of any action or order instituted or threatened against any Person by any Governmental Authority arising out of or in connection with the Environmental Laws involving the assessment, monitoring, clean-up, containment, remediation or removal of or damages caused or alleged to be caused by (a) any Hazardous Substances generated, stored, transported, utilized, disposed of, managed, released or located on, under or from any Surrounding Property or (b) the threat of release of any Hazardous Substance on, under or from any Surrounding Property; and

(x) there are no underground storage tanks on or under the Mortgaged Property,except as disclosed to the Lender by the Environmental Reports.

As used in this Agreement, the terms "generated," "stored," "transported," "utilized," "disposed," "managed," "released" and "threat of release" (and all conjugates thereof) shall have the meanings and definitions set forth in the Environmental Laws.

3.MAINTENANCE OF MORTGAGED PROPERTY: The Indemnitors each covenant that, as long as any of the Loan Documents shall remain in force and effect, none of the Indemnitors shall:

(i)generate, store, transport, utilize, dispose of, manage, release or locate, or permit the generation, storage, transportation, utilization, disposal, management, release or threat of release, or location of any Hazardous Substances on, under or from the Mortgaged Property; or

(ii)permit any lien arising under or related to any of the Environmental Laws to attach to the Mortgaged Property.

In addition to all other covenants contained herein, the Indemnitors agree that the Mortgaged Property shall be maintained in compliance with the Environmental Laws.

4.NOTICE OF ENVIRONMENTAL CONDITIONS: The Indemnitors shall provide the Lender with immediate written notice: (i)upon any of the Indemnitors becoming aware of (a)the presence of, any release or any threat of release of any Hazardous Substances on, under or from the Mortgaged Property (whether or not caused by any of the Indemnitors), (b)any Environmental Enforcement Action instituted or threatened, (c)any enforcement, assessment, monitoring, clean-up, containment, removal, remediation, restoration or other action or order instituted, threatened, required or completed by any Governmental Authority pursuant to any of the Environmental Laws with respect to any Surrounding Property and (d)any condition or occurrence on any Surrounding Property that may constitute a violation of any of the Environmental Laws and (ii)the receipt by any of the Indemnitors of any notice relating to the Mortgaged Property or any Hazardous Substance allegedly originating on, under or from the Mortgaged Property, from any Governmental Authority pursuant to any of the Environmental Laws.

5.INDEMNITORS' AGREEMENT TO TAKE REMEDIAL ACTIONS: Upon any of the Indemnitors becoming aware of the presence of, any release, or any threat of release of any Hazardous Substances on, under or from the Mortgaged Property or any Surrounding Property (whether or not caused by any of the Indemnitors), the Indemnitors shall immediately take all such actions to arrange for the assessment, monitoring, clean-up, containment, removal, remediation or restoration of the Mortgaged Property and the Surrounding Property, to the extent that the presence of any Hazardous Substances on the Surrounding Property originated on, under or from the Mortgaged Property as (i)are required pursuant to any of the Environmental Laws or by any Governmental Authority and (ii)may otherwise be advisable and requested by the Lender.

The Indemnitors shall provide the Lender, within thirty (30) days after a demand by the Lender, with a bond, letter of credit or other similar financial assurance, in form and substance satisfactory to the Lender (in its sole and absolute discretion) evidencing to the Lender's satisfaction that the necessary financial resources are available to pay all costs associated with the aforementioned actions, the release of any lien against the Mortgaged Property, the release or other satisfaction of the liability, if any, of any of the Indemnitors arising under or related to any of the Environmental Laws and the satisfaction of any applicable Environmental Enforcement Actions.
Further, in the event the Indemnitors have not commenced the clean-up, removal and remediation of the Mortgaged Property and the Surrounding Property, as required by the first paragraph of this
Section 5, within thirty (30) days after the Indemnitors' first becoming aware of such Hazardous Substances, or do not thereafter diligently prosecute the same or do not in any event complete the same to the reasonable satisfaction of the Lender within one hundred fifty (150) days after the commencement of clean-up, removal and/or remediation, then, at the option of the Lender exercised by written notice to the Indemnitors, the Indemnitors shall pay to the Lender the sum equal to the then outstanding balance of the Loan as the Purchase Price for the Mortgaged Property, and the Lender shall thereafter cause the Mortgaged Property to be released from the lien of the Loan Documents. The Indemnitors shall pay such amount to the Lender not later than thirty (30) days after the receipt of the Lender's notice exercising the option described in the preceding sentence.

6.LENDER'S RIGHTS TO INSPECT THE PROPERTY AND TAKE REMEDIAL
ACTIONS: So long as any of the Loan Documents shall remain in force and effect, the Lender shall have the right, but not the obligation, to enter upon the Mortgaged Property, and may expend funds to:

(i)if the Lender in good faith believes that circumstances may exist which would warrant the same, cause one or more environmental assessments of the Mortgaged Property to be undertaken. Such environmental assessments may include, without limitation, (a) detailed visual inspections of the Mortgaged Property, including, without limitation, all storage areas, storage tanks, drains, dry wells and leaching areas, (b) the taking of soil and surface water samples, (c) the performances of soil and ground water analyses and
(d) the performance of such other investigations or analyses as are necessary or appropriate and consistent with sound professional environmental engineering practice in order for the Lender to obtain a complete assessment of the compliance of Mortgaged Property and the use thereof with all Environmental Laws and to make a determination as to whether there is any risk of contamination (x) to the Mortgaged Property resulting from Hazardous Substances originating on, under or from any Surrounding Property or (y) to any Surrounding Property resulting from Hazardous Substances originating on, under or from the Mortgaged Property;

(ii)cure any breach of the representations, warranties, conditions and covenants of this Agreement including, without limitation, any violation by any of the Indemnitors or the Mortgaged Property (or any other occupant, prior occupant or prior owner thereof) of any of the Environmental Laws;

(iii)take any actions as are necessary to (a) prevent the migration of Hazardous Substances on, under or from the Mortgaged Property to any other property; (b) clean-up, contain, remediate or remove any Hazardous Substances on, under or from any other property, which Hazardous Substances originated on, under or from the Mortgaged Property or (c)prevent the migration of any Hazardous Substances on, under or from any other property to the Mortgaged Property; and

(iv)comply with, settle or otherwise satisfy any Environmental
Enforcement Action (including, without limitation, the payment of any fines or penalties imposed by any Governmental Authority).

Any amounts paid or advanced by the Lender and all costs and expenses incurred in connection with any action taken pursuant to the terms of this Section6 (including, without limitation, environmental consultants' and experts' fees and expenses, attorneys' fees and expenses, court costs and all costs of assessment, monitoring, clean-up, containment, remediation, removal and restoration), with interest thereon at the Advances Rate, shall be a demand obligation of the Indemnitors to the Lender, and, to the extent permitted by law, shall be added to the Mortgaged Indebtedness and shall be secured by the lien of the Mortgage and the other Loan Documents as fully and effectively and with the same priority as every other obligation secured thereby.

The exercise by the Lender of any of the rights and remedies set forth in this Section6 shall not operate or be deemed (a) to place upon the Lender any responsibility for the construction, operation, control, care, service, management, maintenance or repair of the Mortgaged Property or (b) to make the Lender the "owner" or "operator" of the Mortgaged Property or a "responsible party" within the meaning of any of the Environmental Laws. Furthermore, the Lender, by making any such payment or incurring any such costs, shall be subrogated to all rights of each of the Indemnitors or any other occupant of the Mortgaged Property to seek reimbursement from any Person, including, without limitation, any predecessor to the Borrower's fee title to the Mortgaged Property, who may be a "responsible party" under any of the Environmental Laws, in connection with the presence of Hazardous Substances on, under or from the Mortgaged Property.

Without limiting the generality of the provisions of Section12 hereof, any partial exercise by the Lender of any of the rights and remedies set forth in this Section6, including, without limitation, any partial undertaking on the part of the Lender to cure any failure by any of the Indemnitors or the Mortgaged Property (or any other occupant, prior occupant or prior owner thereof) to comply with any of the Environmental Laws, shall not obligate the Lender to complete such actions taken or require the Lender to expend further sums to cure such non-compliance, provided, however, that in the event the Lender shall commence such actions and shall curtail the same, the Lender shall not leave the Mortgaged Property in a dangerous condition resulting from such actions taken by the Lender.

7.INDEMNIFICATION: Each of the Indemnitors shall and hereby agrees to indemnify, exonerate, defend (with counsel acceptable to the Lender) and hold the Lender harmless from and against any claim, liability, loss, cost, damage or expense (including, without limitation, environmental consultants' and experts' fees and expenses, attorneys' fees and expenses, court costs and all costs of assessment, monitoring, clean-up, containment, removal, remediation and restoration) arising out of or in connection with
(i)any breach of any of the representations, warranties, conditions and covenants of this Agreement (whether any such matters arise before or after foreclosure proceedings are commenced or entry for the purpose of foreclosure is made or foreclosure of the Mortgage is completed), (ii)the Lender's exercise of any of its rights and remedies hereunder or (iii)the enforcement of the aforesaid indemnification agreement. Notwithstanding the foregoing, the Lender shall have the option of conducting its defense with counsel of the Lender's choice, but at the expense of the Indemnitors as aforesaid.

The matters covered by the foregoing indemnity with respect to any property other than the Mortgaged Property shall not include any costs incurred as a result of the clean-up, containment, remediation or removal of Hazardous Substances on, under or from such other property or the restoration thereof if such Hazardous Substances did not originate on, under or from the Mortgaged Property, unless the clean-up, containment, remediation or removal thereof or the restoration of such other property is either required in connection with any Environmental Enforcement Action or is necessary to prevent the migration of Hazardous Substances from such other property to the Mortgaged Property. The Indemnitors each acknowledges and agrees that its obligations pursuant to the provisions hereof are in addition to any and all other legal liabilities and responsibilities (at law or in equity) that any of the Indemnitors may otherwise have as an "owner" or "operator" of the Mortgaged Property or a "responsible party" within the meaning of any of the Environmental Laws, as the case may be.

The indemnity provisions of this Section7 shall survive the payment and performance of the Mortgaged Indebtedness and the foreclosure of the Mortgage.

8.JOINT AND SEVERAL LIABILITY: All obligations of the Indemnitors under this Agreement shall be joint and several.

9.NOTICES: Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

If to the Borrower:
Norristown Nursing and Rehabilitation Center, Associates, L.P.
Geriatric & Medical Companies, Inc.
5601 Chestnut Street
Philadelphia, Pennsylvania 19139
Attention: President

With a copy to:Mesirov, Gelman, Jaffe, Cramer & Jamieson
1735 Market Street
Philadelphia, Pennsylvania 19103-7598
Attn:  Robert P. Krauss, Esq.


If to the Guarantors:

Geriatric & Medical Companies, Inc.
5601 Chestnut Street
Philadelphia, Pennsylvania 19139
Attention: President

Geriatric and Medical Services, Inc.
5601 Chestnut Street
Philadelphia, Pennsylvania 19139
Attention: President

With a copy to:Mesirov, Gelman, Jaffe, Cramer  & Jamieson
1735 Market Street
Philadelphia, Pennsylvania 19103-7598
Attn:  Robert P. Krauss, Esq.

If to the Lender:Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, Massachusetts  02194
Attn: President

With copies to:Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, Massachusetts  02194
Attn: General Counsel

Mintz, Levin, Cohn, Ferris
Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attn:  Andrew R. Urban, Esq.

or at such other place as any of parties hereto may from time to time hereafter designate to the others in writing. Any notice given to any of the Indemnitors by the Lender at any time shall not imply that such notice or any further or similar notice was or is required.

10.GOVERNING LAW. This Agreement shall be construed, and the rights and obligations of each of the Indemnitors and the Lender shall be determined, in accordance with the laws of the Commonwealth of Massachusetts, except that the laws of the Commonwealth of Pennsylvania shall govern (i) this Agreement to the extent necessary for the Lender to perfect, protect or enforce the rights and remedies granted to the Lender in this Agreement and to obtain the benefit of the rights and remedies set forth herein with respect to the Mortgaged Property and (ii) procedural requirements which must be governed by the law of the state in which the Mortgaged Property is located.

To the maximum extent permitted by applicable law, the Indemnitors hereby submit to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of, or with respect to this Agreement and expressly waive all objections the Indemnitors may have as to venue in any of such courts.

11.REMEDIES CUMULATIVE; NO WAIVERS: The rights and remedies set forth under this Agreement are in addition to all other rights and remedies afforded to the Lender under any of the other Loan Documents or at law or in equity, all of which are hereby reserved by the Lender, and this Agreement is made and accepted without prejudice to any such rights and remedies. All of the rights and remedies of the Lender under each of the Loan Documents shall be separate and cumulative and may be exercised concurrently or successively in the Lender's sole and absolute discretion.

The Lender shall not by any act, delay, omission or otherwise (including, without limitation, the exercise of any right or remedy hereunder) be deemed to have waived any of its rights or remedies hereunder or under any of the other Loan Documents unless such waiver is in writing and signed by the Lender, and then, only to the extent specifically set forth therein. Without limiting the foregoing, notwithstanding any failure or delay by the Lender to insist upon the strict performance of, or compliance with, any of the terms, conditions, covenants or warranties set forth in this Agreement or in any of the other Loan Documents, the Lender shall have the right thereafter to insist upon the strict performance of, and compliance with, any and all of the terms, conditions,covenants and warranties contained herein or in any of the other Loan Documents. No waiver at any time of any of the terms, conditions, covenants or warranties of this Agreement or any of the other Loan Documents shall be construed as a waiver of any other term, condition, covenant or warranty set forth under any of the Loan Documents, nor shall such a waiver in any one instance or circumstance be construed as a waiver of the same term, condition, covenant or warranty in any subsequent instance or circumstance.
No such failure, delay or waiver shall be construed as creating a requirement that the Lender must thereafter, as a result of such failure, delay or waiver, give notice to the Indemnitors or any other Person that the Lender does not intend to give a further waiver or to refrain from insisting upon the strict performance of the terms, conditions, covenants and warranties set forth herein or in any of the other Loan Documents before the Lender can exercise any of its rights or remedies hereunder or under any of the other Loan Documents or before any Event of Default under any of the Loan Documents can occur or as establishing a course of dealing for interpreting the conduct of and agreements between the Lender and the Indemnitors or any other Person.

12.FORBEARANCE AND OTHER ACTS OF THE LENDER: Whether or not for consideration paid or payable to the Lender and, except as may be otherwise specifically agreed to by the Lender, no forbearance on the part of the Lender or extension of the time for the payment of the whole or any part of the Mortgaged Indebtedness, or any other indulgence given by the Lender to any of the Indemnitors or any other Person, shall operate to release or in any manner affect the original liability of the Indemnitors or any other Person, or the priority of the Mortgage or to limit, prejudice or impair any right of the Lender, including, without limitation, the right to realize upon the Collateral, or any part thereof, for any of the obligations evidenced or secured by the Loan Documents, except as may be expressly agreed to in writing by the Lender; notice of any such extension, forbearance or indulgence being hereby waived by the Indemnitors and all those claiming by, through or under the Indemnitors.

Without limiting the foregoing, the liability of each of the Indemnitors under this Agreement shall in no way be limited or impaired by (i)any amendment, modification or waiver of the provisions of any of the Loan Documents and each of the Indemnitors hereby consents to and agrees to be bound by any such amendment, modification or waiver, (ii) any sale, assignment or other transfer of, or foreclosure under, any of the Loan Documents or any portion of the Lender's interest therein, (iii)any sale or other transfer of the Mortgaged Property, (iv)any exculpatory provision in any of the Loan Documents limiting the Lender's recourse to the Mortgaged Property or to any other Collateral, (v)the release of any Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, the Lender's voluntary act or otherwise, (vi)the release or substitution in whole or in part of the Collateral or any portion thereof, (vii)the Lender's failure to record the Mortgage or file any UCC financing statements (or the improper recording or filing thereof by any Person on behalf of the Lender) or otherwise to perfect, protect, secure or insure any security interest or lien given as security for the Mortgaged Indebtedness or (viii)the invalidity or unenforceability, in whole or in part, of any of the Loan Documents; and, in any such case, whether with or without notice to any of the Indemnitors and with or without consideration.

13.MARSHALLING OF ASSETS: Each of the Indemnitors waives any right or claim of right to cause a marshalling of any of the Indemnitors' assets or to cause the Lender to proceed against any of the security for the Mortgaged Indebtedness before proceeding under this Agreement against any of the Indemnitors or to proceed against any of the Indemnitors in any particular order. Furthermore, each of the Indemnitors also waives and relinquishes all other rights and remedies accorded by applicable law to indemnitors, guarantors and sureties.

14.INVALIDITY: If any provision of this Agreement or the application thereof to any Person or circumstance, for any reason and to any extent, shall be held to be invalid or unenforceable, neither the remainder of this Agreement nor the application of such provision to any other Person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

Notwithstanding the foregoing, it is the intention of the Indemnitors and the Lender that if any provision of this Agreement is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

15.AMENDMENTS, WAIVERS AND MODIFICATIONS: This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and none of the terms, covenants, conditions, warranties or representations contained herein may be renewed, replaced, amended, extended, substituted, revised, waived, consolidated, modified or terminated except by an agreement in writing signed by the Person against whom enforcement is sought. The provisions of this Agreement shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, revisions, consolidations and modifications of the each of the Loan Documents, the Permits and the Contracts; and all references herein to any of the Loan Documents, the Permits or the Contracts shall be deemed to include any such renewals, replacements, amendments, substitutions, revisions, extensions, consolidations or modifications thereof.

Notwithstanding the foregoing, any reference, whether express or implied, to any renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents, the Permits or the Contracts is not intended to constitute a consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents, the Permits or the Contracts but as a reference only to those instances where the Lender may give consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents, the Permits or the Contracts, as the same may be required pursuant to the terms, covenants and conditions of any of the Loan Documents.

16.PARTICIPANTS: The Lender reserves the right, from time to time during the period that any of the Loan Documents may remain in force and effect without the consent of the Indemnitors, to (i) enter into participation agreements with respect to the loan transaction evidenced by the Loan Documents or (ii) assign, directly or as collateral, all or any portion of the obligations evidenced or secured by the Loan Documents and any or all of the Lender's rights therein; and each of the Indemnitors shall cooperate with the Lender in connection with the execution of any such participation agreements or the transfer of any such assignments.

Such cooperation shall include without limitation:

(a)supplying financial statements of the Indemnitors and the Facility;

(b)providing estoppel certificates (1)consenting to such participations or assignments, (2)confirming the Indemnitors' respective obligations under the Loan Documents, (3)confirming the amount of the then outstanding principal balance of the Loan and the amounts of any tax or insurance escrow deposits held by the Lender, (4)stating whether any of the Indemnitors have any defenses, offsets or credits against the payment of any amounts due or the performance of any obligations under the Loan Documents and
(5)stating whether any default or any state of facts which, with the passing of time or the giving of notice or both, could constitute a default, exists under the Loan Documents;

(c)making such modifications or alterations to the Loan Documents as the Lender may reasonably request, provided, however, that the making of such modifications or alterations shall be at no cost to the Borrower and shall not result in changes that materially and adversely affect the Borrower;

(d)providing such other documentation relating to the Loan and the Facility as the Lender may reasonably request; and

(e)making the Mortgaged Property available for inspection upon reasonable notice from the Lender.

The Lender shall have the right to provide potential participants and assignees with any and all financial, licensing and other information provided to the Lender pursuant to the Loan Documents. Except as expressly provided in this Section 16, the terms and conditions of any participation agreements with respect to the Loan or any assignment of all or any of the obligations evidenced or secured by the Loan Documents and the Lender's rights and remedies therein shall be determined by the Lender in its sole and absolute discretion.

17.FURTHER ASSURANCES: Upon request of the Lender, at any time and from time to time, each of the Indemnitors shall promptly make, execute and deliver, or cause to be made, executed and delivered, to the Lender and, where appropriate, cause to be recorded or filed and from time to time thereafter to be re-recorded or refiled at such time and in such offices and places as shall be deemed necessary or desirable by the Lender (in its sole and absolute discretion), any such other or further amendments, assignments, instruments of further assurance, certificates and other documents as shall be deemed necessary or desirable by the Lender (in the Lender's sole and absolute discretion) to: (i)enable the Lender to negotiate the Note or any portion thereof and to assign the Mortgage or any portion thereof and all or any of the other Loan Documents; (ii)enable the Lender to enter into participation agreements in connection with the loan transaction evidenced by the Loan Documents or (iii)effectuate, complete or perfect, or to continue and preserve the obligations of the Indemnitors under this Agreement or any of the other Loan Documents; provided, however, that no such additional document or other instrument requested by the Lender hereunder shall increase the Mortgaged Indebtedness (except as to the costs and expenses of the Lender in connection therewith).

In the event of any failure by any of the Indemnitors to comply with any request pursuant to this Section17 within twenty (20) days after such request is made by the Lender, the Lender may make, execute, record, file, re-record or refile any and all such amendments, assignments, instruments, certificates and documents for and in the name of such Indemnitor, and each of Indemnitors hereby appoints the Lender as the Indemnitors' attorney-in-fact, with full power of substitution, to take such actions (on behalf of and in the name of each of the Indemnitors) as the Lender, in its sole and absolute discretion, may deem necessary or desirable to effectuate the intent of this Section 17.

The power of attorney conferred on the Lender pursuant to the provisions of this Section17 being coupled with an interest, shall be irrevocable until all of the obligations hereunder shall have been fully paid and performed, including without limitation, the indemnity obligations set forth in Section 7 hereof, and shall not be affected by any disability or incapacity which any of the Indemnitors may suffer and shall survive the same. Such power of attorney, is provided solely to protect the interests of the Lender and shall not impose any duty on the Lender to exercise any such power, and neither the Lender nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.

18.SUCCESSORS AND ASSIGNS: This Agreement shall (i)be binding on each of the Indemnitors and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns and (ii)inure to the benefit of the Lender, any other Person who may now or hereafter hold any interest in the Loan and their respective successors and assigns, including, without limitation, any Purchaser which is an Affiliate of (a)the Lender,
(b)any other Person who may now or hereafter hold any interest in the Loan or (c)any of their respective successors and assigns. Notwithstanding the foregoing, none of the Indemnitors shall assign or otherwise transfer this Agreement or any of their rights or obligations hereunder without the express written consent of the Lender, in each instance, which consent may be withheld in the Lender's sole and absolute discretion.

19.TIME OF THE ESSENCE: Time is of the essence of each and every term, condition, covenant and warranty set forth herein.

20.RULES OF CONSTRUCTION: References in this Agreement to "herein", "hereof" and "hereunder" shall be deemed to refer to this Agreement and shall not be limited to the particular text or
Section in which such words appear. References in this Agreement to the Lender's attorneys shall be deemed to include, without limitation, special counsel and local counsel for the Lender. References in this Agreement to attorneys' fees and expenses shall be deemed to include all costs for administrative, paralegal and other support staff.

References in this Agreement to the Mortgaged Property shall be deemed to include references to all of the Mortgaged Property and references to any portion thereof. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require. The words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of the Mortgaged Property or by voluntary deed or assignment in lieu of foreclosure.

As used herein, the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all items or matters that could reasonably fall within the broader scope of the general statement.

21.CAPTIONS AND HEADINGS: The captions and headings set forth in this Agreement are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of, or the scope or intent of, this Agreement or any part hereof.

22.LIMITATION OF LIABILITY: The Declaration of Trust establishing the sole shareholder of the Lender, Meditrust, a Massachusetts business trust (referred to herein as "Meditrust"), dated August6, 1985 (hereinafter referred to as the "Declaration"), a copy of which, together with all amendments thereto, is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the trustees under the Declaration collectively as trustees, but not individually or personally; and that no trustee, officer, shareholder, employee or agent of Meditrust or its Subsidiaries shall be held to any personal liability, jointly, or severally, for any obligation of, or claim against Meditrust or any of its Subsidiaries. All Persons dealing with Meditrust or the Lender, in any way, shall look only to the assets of Meditrust or the Lender, respectively, for the payment of any sum or the performance of any obligation. Furthermore, in no event shall the Lender or Meditrust ever be liable to the Indemnitors for any indirect or consequential damages suffered by the Indemnitors resulting from any cause whatsoever. Notwithstanding the foregoing, the Indemnitors hereby acknowledge and agree that Meditrust is not a party to this Agreement and that the Indemnitors shall look only to the assets of the Lender for the payment of any sum or performance of any obligation due by or from the Lender pursuant to the terms and provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument on the date first above-mentioned.

WITNESS:
BORROWER

NORRISTOWN NURSING AND REHABILITATION CENTER ASSOCIATES, L.P., a
Pennsylvania limited partnership

By:GMC-LTC MANAGMENT, INC., a Pennsylvania corporation, its general partner.

Name:
Title:

WITNESS:
Guarantors:

GERIATRIC AND MEDICAL SERVICES, INC., a New Jersey corporation



By:
Name:
Name:


Title:

GERIATRIC & MEDICAL COMPANIES, INC., a Delaware corporation



By:
Name:
Name:
Title:

WITNESS:
LENDER

MEDITRUST MORTGAGE INVESTMENTS, INC., a Delaware corporation



By:
Name:
Name:
Title:
T3/547886.1
                           EXHIBIT A

MORTGAGED PROPERTY DESCRIPTION


All that certain piece of land located in Block 82 in the Borough of Norristown, Montgomery County, Pennsylvania, situated between Pine and Locust Streets and West Logan Streets, described as Lot 2 on the subdivision plan for Rittenhouse Nursing Center made by Geriatric and Medical Companies,Inc., and prepared by NTH Consultants, Ltd., Exton, Pennsylvania, dated January 25, 1994 and last revised March 8, 1994, and approved by the Borough Council of the Borough of Norristown on April 5, 1994 and duly recorded with the Recorded of Deeds of Montgomery County, Pennsylvania, being more fully described as follows:

From the intersection of Pine Street and West Roberts Street, proceeding from a point, marked by an iron pin, on the northwest corner of Block 82 in an easterly direction parallel to Pine Street, a distance of 314.71 feet along a bearing of North 60 degrees 52 minutes 16 second East to the point of beginning; thence, in an easterly direction along the same bearing, a distance of 232.24 feet to a point, marked by an iron pin, on the northeast corner of Block 82 at the intersection of Pine Street and West Logan Street; thence, in a southerly direction paralleling West Logan Street, a distance of 300.63 feet along a bearing of South 29 degrees 04 minutes 19 seconds East to a point, marked by an iron pin; thence, in a westerly direction paralleling Locust Street a distance of 232.61 feet along a bearing South 61 degrees 00 minutes 00 seconds West to a point; thence, in a northerly direction along the common boundary with Lot 1, a distance of 300.11 feet along a bearing of North 29 degrees 00 minutes 00 seconds West to the point and place of beginning.

The above premises being the same land shown as Lot 2 on Plan of Survey for Rittenhouse Nursing Center by Nave, Newell & Stampfel,
Ltd., dated May 6, 1995.

TOGETHER WITH the benefit of rights and easements set forth in that certain Declaration of Reciprocal Easement Agreement made by
Geriatric and Medical Services, Inc., dated June , 1995 and
recorded in Deed Book    page  .

BEING THE SAME PREMISES WHICH Rittenhouse Partners by Indenture dated 5/11/1987 and recorded 5/18/1987 at Norristown in the Office for the Recording of deeds, in and for the County of Montgomery in Deed Book 4837 page 2319 granted and conveyed unto Geriatric and Medical Services, Inc., its successors and assigns, in fee.

EXHIBIT B

List of Reports Relied Upon by Lender


1.Phase 1 Environmental Site Assessment, dated May 19, 1995, prepared by ATEC Associates, Inc.

COLLATERAL ASSIGNMENT OF PERMITS,
LICENSES, APPROVALS AND CONTRACTS


THIS ASSIGNMENT is made as of the 31st day of May, 1995, by Norristown Nursing and Rehabilitation Center, Associates, L.P., a Pennsylvania limited partnership (the "Borrower"), and Geriatric and Medical Services, Inc., a Pennsylvania corporation, each having its principal place of business at c/o Geriatric & Medical Companies, Inc., 5601 Chestnut Street, Philadelphia, Pennsylvania 19139 (hereinafter collectively referred to as the "Assignor") to Meditrust Mortgage Investments, Inc., a Delaware corporation, having its principal address at 197 First Avenue, Needham, Massachusetts 02194 (hereinafter referred to as the "Assignee").


W I T N E S S E T H

WHEREAS, the Assignee has loaned to the Borrower the maximum sum of SIX MILLION NINE HUNDRED THIRTY-NINE THOUSAND DOLLARS (6,939,000), evidenced by a promissory note of even date and delivery herewith (hereinafter referred to as the "Note"), made by the Borrower to the order of the Assignee;

WHEREAS, the Note is referred to in that certain Construction Loan Agreement of even date herewith by and between the Borrower and the Assignee (hereinafter referred to as the "Loan Agreement") and is in all respects subject to the provisions thereof;

WHEREAS, payment of the indebtedness evidenced by the Note is secured, in part, by a Mortgage and Security Agreement (hereinafter referred to as the "Mortgage") of even date herewith, granted by the Borrower in favor of the Assignee, encumbering a certain parcel of land described on EXHIBIT A attached hereto and incorporated by reference (the parcel of land described on EXHIBIT A is more particularly described in the Mortgage and, together with the improvements to be located thereon, are hereinafter collectively referred to as the "Mortgaged Property" and the facility to be located on said parcel of land is hereinafter referred to as the "Facility");

WHEREAS, the Note, the Loan Agreement, the Mortgage, this Assignment and all other documents evidencing or securing repayment of, or otherwise pertaining to and executed and delivered in connection with, the loan evidenced by the Note are hereinafter collectively referred to as the "Loan Documents". Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement;

WHEREAS, the Assignee has required an assignment of and a security interest in all of the Assignor's right, title and interest in and to all (i) licenses, approvals, qualifications, variances, permissive uses, certificates of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations (including, without limitation, building permits, subdivision approvals and subdivision plans) (hereinafter collectively referred to as the "Permits") and (ii) agreements including, without limitation, all Provider Agreements and Patient Admission Agreements, contracts (including, without limitation, construction contracts, subcontracts and architects' contracts), contract rights, warranties and representations, franchises, and records and books of account (hereinafter collectively referred to as the Contracts"); benefiting, relating to or affecting the Mortgaged Property and the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services at or in conjunction with the Facility and all renewals, replacements and substitutions therefor, now or hereafter issued by or entered into with any Governmental Authority or maintained or used by the Assignor or entered into by the Assignor or with any third Person, including, without limitation, the Permits and Contracts set forth on EXHIBIT B attached hereto and incorporated herein by reference, as additional security for the complete payment of all indebtedness and performance, observance and fulfillment of all of the covenants, terms, conditions and warranties (hereinafter collectively referred to as the "Mortgaged Indebtedness") contained in:

(i)the Loan Documents, including, without limitation, the payment of the principal indebtedness and accrued and unpaid interest due under the Note, any applicable Prepayment Fee due under the Note, any Late Payment Charges due under the Note and all other charges, costs, advances and other monetary obligations (including, without limitation, Additional Interest) due under the Loan Documents; and

(ii)all other agreements, documents and instruments evidencing any indebtedness, covenant, liability, obligation, warranty or undertaking due to, or made for the benefit of, the Assignee (or any of its Affiliates) by (a)the Assignor or any of its Affiliates;
(b)the Guarantor or any endorser, surety or other guarantor of the Note or (c)any Affiliate of the Guarantor or any such endorser, surety or other guarantor; whether such indebtedness, covenants, liabilities, obligations, warranties or undertakings are direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, joint, several or joint and several, primary or secondary, now existing or hereafter arising, including, without limitation, all indebtedness, covenants, liabilities, obligations, warranties and undertakings set forth under the Related Party Agreements; and

WHEREAS, the Assignor is willing to so secure the Mortgaged
Indebtedness.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby transfer, assign, deliver and grant a security interest to the Assignee as follows:

1.Assignment of the Permits. As security for the due and punctual payment and performance of all of the Assignor's obligations under the Loan Documents, the Assignor hereby assigns, transfers and sets over unto the Assignee, subject expressly to all applicable Legal Requirements, including, without limitation, any duly enacted "Patients' Bill of Rights" or similar legislation, including such limitations as may be necessary to preserve the confidentiality of the facility-patient relationship and the physician-patient privilege, all of the Assignor's right, title and interest in and to the Permits and Contracts.

2.Term. This Assignment shall remain in full force and effect so long as the Mortgaged Indebtedness remains undischarged or unsatisfied in any respect.

3.Representation, Warranties, Covenants and Agreements of the Assignor. The Assignor represents and warrants to the Assignee (which representations and warranties shall remain true and correct throughout the term of this Assignment) and covenants and agrees with the Assignee as follows:

(i)the Assignor is and shall be the sole owner of the interest in each of the Permits and Contracts being assigned hereunder;

(ii)no obligation or liability has been incurred in connection with any of the Permits and Contracts which is not set forth on the face thereof or otherwise required by Legal Requirements;

(iii) there are no existing defaults by the Assignor under any of the Permits and Contracts and there exists no state of facts, which with the giving of notice or the passage of time, or both, would constitute such a default;

(iv)there is no action pending, or to the best knowledge and belief of the Assignor threatened to revoke, repeal, suspend, terminate, modify, restrict, limit, withdraw any Permit or Contract;

(v)all conditions precedent to the effectiveness of each of the Permits and Contracts have been or shall be satisfied by the operation of the Mortgaged Property in accordance with its Primary Intended Use;

(vi)the Assignor has not executed or granted and will not execute or grant any modification, extension or waiver whatsoever with respect to any of the Permits and Contracts other than in the ordinary course of business without the prior written consent of the Assignee, in each instance, which consent the Assignee may withhold in its sole and absolute discretion;

(vii) each of the Permits and Contracts is validly issued, binding and in full force and effect and is not subject to any unexpired appeal periods on any appeals or challenges which have not been conclusively resolved in favor of the Assignor;

(viii) the Assignor has not executed any prior assignment of or granted any other security interest in any of the Permits and Contracts which remains outstanding, nor has the Assignor performed any act or executed any other instrument which might prevent the Assignee from exercising its rights with respect to the Permits and Contracts as set forth under the terms of this Assignment; and

(ix)all payments required to be made by the Assignor under each of the Permits and Contracts have been made in full and the Assignor shall continue to make all payments necessary in the ordinary course of business to maintain the effectiveness and validity of all Permits and Contracts.

Notwithstanding anything to the contrary contained herein, the provisions of the Loan Agreement shall control with respect to any matter set forth in this Section 3 to the extent addressed therein and nothing contained herein shall derogate from the provisions of the Loan Agreement.

4.Certification. Without charge and within ten (10) days after any request therefor by the Assignee, the Assignor shall execute, acknowledge, and deliver to the Assignee its certification with respect to any or all of the Permits and Contracts, which certification shall include a copy of the applicable Permits or Contracts and contain the following information:

(i)the date of issuance of each of the Permits and Contracts or the anticipated date thereof, the effective date of each of the Permits and Contracts (if a different date from the date of issuance), and the respective amounts and payment dates of all sums due or to become due under each of the Permits and Contracts;

(ii)a statement that each of the Permits and Contracts is unmodified and in full force and effect; or, if there have been any modifications (which modifications shall not be effective without the prior written consent of the Assignee pursuant to the provisions hereof), a statement that each of the Permits and Contracts is in full force and effect as modified and stating the modifications and the dates thereof;

(iii) a statement that there are no defenses against the enforcement of any of the terms or conditions of any of the Permits or Contracts upon the part of the relevant issuer thereof; and

(iv)the date of expiration of the term of any Permit or Contract.

5.Limitations on Right of the Assignor to Deal with the Permits or Contracts. The following are additional conditions of this
Assignment:

(i)the Assignor shall not amend, cancel, abridge, surrender, terminate, change, alter, revise, replace, rescind or otherwise modify any of the Permits or Contracts or release any of the issuers thereof or parties thereto from liability or withhold payment of charges, or make any assignment of its interest in, to or under any of the Permits and Contracts, or consent to any assignment thereof or subletting thereunder, except in the ordinary course of business, without the prior written consent of the Assignee, in each instance, which consent the Assignee may withhold in its absolute and sole discretion;

(ii)the Assignor shall not execute any other assignment of any of the Permits or Contracts assigned hereby. The Assignor shall not grant or suffer any lien, charge, encumbrance or judgment, whether voluntary or involuntary, against all or any part of the interest of the Assignor in any of the Permits or Contracts;

(iii) the Assignor shall perform all of its covenants and agreements under each of the Permits and Contracts. The Assignor shall give prompt notice to the Assignee of any notice alleging the Assignor's default received from any issuer or from any other
Person and furnish the Assignee with complete copies of said notice; and

(iv)if requested by the Assignee, the Assignor shall enforce each Permit and Contract and all rights and remedies available to the Assignor against the issuer or party to any Permit or Contract in the event that the Assignee determines, in the Assignee's sole and absolute discretion, that any action taken by the issuer or party to any Permit or Contract threatens the validity or effectiveness thereof.

6.Effect of Assignment. This Assignment constitutes the granting by the Assignor of a security interest under the Uniform Commercial Code as enacted in the state where the Mortgaged Property is located of the right, title, and interest of the Assignor in and to the Permits and Contracts. Notwithstanding the foregoing, to the extent the Assignee is not permitted by law to take a security interest in any of the Permits and Contracts, the Assignor hereby agrees to execute any and all other documents deemed necessary or advisable by the Assignee to give the Assignee such interest in such Permit or Contract as is allowed or allowable under law. In addition to and not in limitation of the other rights of the Assignee hereunder, in the event of any default continuing beyond the expiration of applicable notice and grace periods, if any, under any of the Loan Documents, the Assignee shall have, with respect to the right, title and interest of the Assignor in the Permits and Contracts, all of the rights of a secured party under the Uniform Commercial Code as enacted in the state where the Mortgaged Property is located, including, without limitation, a right to sell the same at public or private sale. The Assignee shall give the Assignor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended dispositions thereof is to be made. The requirement of reasonable notice shall be met if such notice is mailed to the Assignor at the mailing address of the Assignor set forth in Section14 hereof, by certified mail, postage prepaid, return receipt requested, at least ten (10) days before the time of the sale or disposition.

7.Events of Default. Each of the following shall constitute an Event of Default hereunder:

(i)the occurrence of any default or breach of condition continuing beyond the expiration of applicable notice and grace periods, if any, under any of the Loan Documents;

(ii)any breach by the Assignor of any covenant, agreement, duty, obligation or condition of this Assignment continuing for thirty
(30) days after the giving of notice by the Assignor; and

(iii) if any representation or warranty by the Assignor contained in this Assignment proves to be false or misleading in any material respect.

8.Rights of Assignee Upon Default. Upon the occurrence of any Event of Default and at any time thereafter (without in any way waiving such Event of Default), at the Assignee's option and without notice or demand of any kind, and without regard to the adequacy of security for the complete payment or performance of the Mortgaged Indebtedness, the Assignee may exercise any or all of the following remedies, either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court:

(i)declare all of the Mortgaged Indebtedness immediately due and payable;

(ii)with or without taking possession of the Mortgaged Property exercise any and all rights or privileges granted by or permitted under, and enjoy all benefits of, the Permits and Contracts and to otherwise exercise any and all rights assigned to the Assignee hereunder;

(iii) institute any legal or equitable action (in either the Assignor's or the Assignee's name) which the Assignee, in its sole and absolute discretion, deems desirable to collect any income or proceeds from any of the Permits or Contracts; and

(iv)exercise any other rights and remedies permitted to the Assignee under applicable law.

Any amounts advanced by the Assignee in connection with the Permits and Contracts and all costs and expenses, including, without limitation, attorneys' fees and expenses and court costs incurred in connection therewith, shall be a demand obligation, shall bear interest at the Advances Rate and, to the extent permissible under applicable law, shall be added to the Mortgaged Indebtedness and shall be secured hereby as fully and effectively and with the same priority as every other obligation of the Assignor secured hereby. Notwithstanding the foregoing, so long as there shall exist no Event of Default hereunder, the Assignor shall have the right, subject to the terms and conditions of this Assignment, to exercise any and all rights and privileges granted by or permitted under, and enjoy all benefits of, the Permits and Contracts.

9.Effect of Notice. A written notice made upon the issuer of or any party to any Permit or Contract by the Assignee stating that an Event of Default exists hereunder and that the Assignee has succeeded to all of the Assignor's right, title and interest in and to such Permit or Contract shall be sufficient notice to such issuer or other party of such circumstances without the necessity for any consent by the Assignor. The Assignor hereby waives any claim whatsoever against any such issuer or contracting party for any action taken by any such issuer or contracting party at the written request of Assignee pursuant to the terms of this Assignment.

10.Liability. This Assignment shall not operate to place responsibility upon the Assignee for the care, control, construction, maintenance, management, operation or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any of the Permits or Contracts unless such responsibility is specifically assumed by the Assignee in writing; nor shall it operate to make the Assignee responsible or liable for any waste committed on or at the Mortgaged Property, any dangerous or defective condition of or relating to the Mortgaged Property, or for any negligence in the construction, management, upkeep, repair or control of the Mortgaged Property resulting in loss, injury or death to any licensee, employee or any other Person, whether or not such Person is connected with the Mortgaged Property. Nothing herein contained shall be construed to bind the Assignee to the performance of any of the terms and provisions contained in any of the Permits or Contracts or to otherwise impose any obligation whatsoever on the Assignee.

11.Application of Proceeds. Any amounts collected by the Assignee hereunder shall be applied by the Assignee, without marshalling of assets, towards payment of the Mortgaged Indebtedness in such order as the Assignee, in its sole and absolute discretion, shall determine.

12.Indemnification. The Assignor shall and hereby agrees to indemnify and hold the Assignee harmless from and against all obligations, liabilities, losses, costs, claims, expenses, fines, penalties and damages (including, without limitation, attorneys' fees and expenses and court costs) which the Assignee may incur (i) by reason of this Assignment, including, without limitation, the exercise of any right or remedy hereunder; (ii) in connection with any of the Permits and Contracts (including, without limitation, all claims and demands which may be asserted against the Assignee by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained in any Permit or Contract) and (iii) with regard to the Mortgaged Property.

The Assignor shall defend the Assignee against any claim or litigation involving the Assignee for the same unless solely resulting from the Assignee's gross negligence or willful misconduct, with counsel approved by the Assignee, and should the Assignee incur any such obligation, liability, loss, cost, expense, fine, penalty or damage, then the Assignor shall reimburse the Assignee for such amounts upon demand, and upon the failure of the Assignor so to do, the Assignee may, at its option, declare the entire Mortgaged Indebtedness immediately due and payable. Notwithstanding anything to the contrary contained herein, the Assignee shall have the option of conducting its own defense with counsel of the Assignee's selection, but at the expense of the Assignor.

The foregoing indemnification agreement shall also include all costs incurred by the Assignee in connection with the enforcement of said indemnification agreement. Any amounts owed to the Assignee under this Section12 shall bear interest at the Advances Rate and, to the extent permissible under applicable law, shall be added to the Mortgaged Indebtedness and shall be secured hereby as fully and effectively and with the same priority as every other obligation of the Assignor secured hereby. The provisions of this Section12 shall survive payment of the Mortgaged Indebtedness and the foreclosure of the Mortgage.

13.Successors and Assigns; Joint and Several Liability. This Assignment shall (i)be binding on the Assignor and the Assignor's heirs, executors, administrators, legal representatives, and permitted successors and assigns and (ii)inure to the benefit of the Assignee, any other Person who may now or hereafter hold any interest in the Loan and their respective successors and assigns. Notwithstanding the foregoing, the Assignor shall not assign or otherwise transfer this Assignment or any of its rights or obligations hereunder without the express written consent of the Assignee, in each instance, which consent may be withheld in the Assignee's sole and absolute discretion. Where more than one Person shall execute this Assignment, then each such Person shall be fully liable for all of the obligations of the Assignor hereunder and all such obligations shall be joint and several.

14.Notices. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

If to the Assignor:Norristown Nursing and Rehabilitation Center,
Associates, L.P.
Geriatric & Medical Companies, Inc.
5601 Chestnut Street
Philadelphia, Pennsylvania 19139
Attention: President

With a copy to: Mesirov, Gelman, Jaffe, Cramer &Jamieson
1735 Market Street
Philadelphia, Pennsylvania 19103-7598
Attn:  Robert P. Krauss, Esq.


If to the Assignee:

Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, Massachusetts  02194
Attn: President

With copies to:Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, Massachusetts  02194
Attn: General Counsel

Mintz, Levin, Cohn, Ferris
Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attn:  Andrew R. Urban, Esq.

or at such other place as the Assignor or Assignee may from time to time hereafter designate to the other in writing. Any notice given to the Assignor by the Assignee at any time shall not imply that such notice or any further or similar notice was or is required.

15.Governing Law. This Assignment shall be construed, and the rights and obligations of the Assignee and the Assignor shall be determined, in accordance with the laws of the Commonwealth of Massachusetts, except that the laws of the Commonwealth of Pennsylvania, shall govern (i)this Assignment to the extent necessary for the Assignee to perfect, protect or enforce the rights and remedies granted to it in this Assignment and to obtain the benefit of the rights and remedies set forth herein with respect to the Mortgaged Property and (ii)procedural requirements which must be governed by the law of the state in which the Mortgaged Property is located.

16.Captions and Headings. The captions and headings set forth in this Assignment are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of, or the scope or intent of, this Assignment or any part hereof.

17.Amendments, Waivers and Modifications. This Assignment and the other Loan Documents set forth the entire agreement of the Assignor and the Assignee with respect to the subject matter hereof and none of the terms, conditions, covenants, warranties or representations set forth in this Assignment may be renewed, replaced, amended, modified, extended, substituted, revised, waived, consolidated or terminated except by an agreement in writing signed by the Person against whom enforcement is sought. The provisions of this Assignment shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, consolidations and modifications of the Loan Documents, the Permits and the Contracts; and all references herein to the Loan Documents, the Permits or the Contracts shall be deemed to include any such renewals, replacements, amendments, extensions, substitutions, consolidations or modifications thereof.

Notwithstanding the foregoing, any reference contained herein, whether express or implied, to any renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents or of any Permit or Contract is not intended to constitute an agreement or consent by the Lender to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents or any Permit or Contract; but, rather as a reference only to those instances where the Lender may give consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification, as the same may be required pursuant to the terms, covenants or conditions of any of the Loan Documents.

18.Invalidity. If any provision of this Assignment or the application thereof to any Person or circumstance, for any reason and to any extent, shall be held to be invalid or unenforceable, neither the remainder of this Assignment nor the application of such provision to any other Person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law. Notwithstanding the foregoing, if such provision which provides for the payment of principal or interest with respect to the Mortgage Indebtedness, Additional Interest, any Prepayment Fee, the Advances Rate or any administrative fees, the Construction Loan Prepayment Fee or the Permanent Loan Commitment Fee, the Assignee, in its sole and absolute discretion, may declare the entire Mortgaged Indebtedness due and payable upon sixty (60) days' prior written notice to the Assignor. In the event of any such acceleration of the Mortgaged Indebtedness, provided that an Event of Default has not occurred under any of the Loan Documents, the Assignor shall not be required to pay the Assignee a Prepayment Fee.

Notwithstanding the foregoing, it is the intention of the Assignor and Assignee that if any provision hereof is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

19.Covenant of the Assignee. Upon the complete payment and performance of the Mortgaged Indebtedness other than Related Party Obligations and provided no event of default or event which with the passage of time or the giving of notice or both would constitute an event of default shall have occurred with respect to the Related Party Obligations, this Assignment shall be deemed terminated and released by the Assignee without further action and shall thereupon be of no further force or effect. The Assignor agrees that an affidavit, certificate, letter or statement of any officer, agent or attorney of the Assignee indicating that any part of the Mortgaged Indebtedness remains outstanding shall be deemed conclusive evidence of the validity, effectiveness and continuing force of this Assignment and any Person may and is hereby authorized to rely thereon. Notwithstanding the foregoing, the recording with the applicable recording office of a duly authorized and executed discharge of mortgage discharging the Mortgage shall likewise discharge this Assignment.

20.Rules of Construction. References in this Assignment to "herein", "hereof" and "hereunder" shall be deemed to refer to this Assignment and shall not be limited to the particular text or
Section in which such words appear. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require. References in this Assignment to the Assignee's attorneys shall be deemed to include, without limitation, special counsel and local counsel for the Assignee. References in this Assignment to attorneys' fees and expenses shall be deemed to include all costs for administrative, paralegal and other support staff.

References in this Assignment to the term Mortgaged Property shall be deemed to include references to all of the Mortgaged Property and references to any portion thereof. The word "foreclosure" as used herein shall be deemed to include the acquisition of the Mortgaged Property by voluntary deed or assignment in lieu of foreclosure.
As used herein, the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all items or matters that could reasonably fall within the broader scope of the general statement.

All capitalized terms used herein and not otherwise defined herein shall have the same meaning as set forth under the Loan Agreement.

IN WITNESS WHEREOF, the Assignor has duly executed this Assignment as a sealed instrument as of the day and year first above written.



WITNESS:
ASSIGNOR

NORRISTOWN NURSING AND REHABILITATION CENTER ASSOCIATES, L.P., a
Pennsylvania limited partnership

By: GMC-LTC MANAGEMENT, INC., a Pennsylvania corporation, its general partner



By:
Name:
Name:
Title:


GERIATRIC AND MEDICAL SERVICES, INC., a New Jersey corporation



By:
Name:
Name:
Title:


T3/547890.1

EXHIBIT A

Mortgaged Property Description


All that certain piece of land located in Block 82 in the Borough of Norristown, Montgomery County, Pennsylvania, situated between Pine and Locust Streets and West Logan Streets, described as Lot 2 on the subdivision plan for Rittenhouse Nursing Center made by Geriatric and Medical Companies,Inc., and prepared by NTH Consultants, Ltd., Exton, Pennsylvania, dated January 25, 1994 and last revised March 8, 1994, and approved by the Borough Council of the Borough of Norristown on April 5, 1994 and duly recorded with the Recorded of Deeds of Montgomery County, Pennsylvania, being more fully described as follows:

From the intersection of Pine Street and West Roberts Street, proceeding from a point, marked by an iron pin, on the northwest corner of Block 82 in an easterly direction parallel to Pine Street, a distance of 314.71 feet along a bearing of North 60 degrees 52 minutes 16 second East to the point of beginning; thence, in an easterly direction along the same bearing, a distance of 232.24 feet to a point, marked by an iron pin, on the northeast corner of Block 82 at the intersection of Pine Street and West Logan Street; thence, in a southerly direction paralleling West Logan Street, a distance of 300.63 feet along a bearing of South 29 degrees 04 minutes 19 seconds East to a point, marked by an iron pin; thence, in a westerly direction paralleling Locust Street a distance of 232.61 feet along a bearing South 61 degrees 00 minutes 00 seconds West to a point; thence, in a northerly direction along the common boundary with Lot 1, a distance of 300.11 feet along a bearing of North 29 degrees 00 minutes 00 seconds West to the point and place of beginning.

The above premises being the same land shown as Lot 2 on Plan of Survey for Rittenhouse Nursing Center by Nave, Newell & Stampfel,
Ltd., dated May 6, 1995.

TOGETHER WITH the benefit of rights and easements set forth in that certain Declaration of Reciprocal Easement Agreement made by Geriatric and Medical Services, Inc., dated June , 1995 and recorded in Deed Book page .

BEING THE SAME PREMISES WHICH Rittenhouse Partners by Indenture dated 5/11/1987 and recorded 5/18/1987 at Norristown in the Office for the Recording of deeds, in and for the County of Montgomery in Deed Book 4837 page 2319 granted and conveyed unto Geriatric and Medical Services, Inc., its successors and assigns, in fee.

EXHIBIT B

Permits and Contracts


All Permits and Contracts as referenced in the Loan Documents or otherwise used in connection with the construction or operation of the Project.

GUARANTY



TO:MEDITRUST MORTGAGE INVESTMENTS, INC.

1.Guaranty of Payment and Performance of Obligations. For value received and hereby acknowledged and as an inducement to Meditrust Mortgage Investments, Inc., a Delaware corporation, having its principal office at 197 First Avenue, Needham, Massachusetts, 02194 (hereinafter referred to as the "Lender") to: (a) enter into that certain loan transaction with Norristown Nursing and Rehabilitation Center, Associates, L.P., a Pennsylvania limited partnership, having its principal place of business at care of Geriatric & Medical Companies, Inc., 5601 Chestnut Street, Philadelphia, Pennsylvania 19139 (hereinafter referred to as the "Borrower"), which loan transaction is evidenced by a Promissory Note of even date made by the Borrower to the order of the Lender, in the original principal amount of SIX MILLION NINE HUNDRED THIRTY-NINE THOUSAND DOLLARS ($6,939,000) (hereinafter referred to as the "Note") and is secured, in part, by a certain Mortgage and Security Agreement, (hereinafter referred to as the "Mortgage"), of even date, granted by the Borrower, in favor of the Lender encumbering a certain parcel of land described on EXHIBIT A attached hereto and incorporated by reference (the parcel of land described on EXHIBIT A is more particularly described in the Mortgage and, together with the 120-bed nursing/rehabilitation facility (the "Facility") and other improvements to be constructed thereon, including, without limitation, accessory parking and landscaping [collectively with the Facility, the "Project"], are hereinafter collectively referred to as the "Mortgaged Property") the real property and all of the improvements now or hereafter located thereon, (the Note, the Mortgage, this Guaranty, that certain Construction Loan Agreement of even date by and between the Borrower and the Lender (hereinafter referred to as the "Loan Agreement") and all other documents and instruments evidencing or securing repayment of, or otherwise pertaining to and executed and delivered in connection with, the loan evidenced by the Note are hereinafter collectively referred to as the "Loan Documents"; capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement) and (b) make present and future loans, advances andextensions of credit to, for the account of or on behalf of the Borrower; the undersigned, Geriatric & Medical Companies, Inc. ("Companies"), a Delaware corporation, and Geriatric and Medical Services, Inc. ("Services"), a New Jersey corporation, each having its principal place of business at c/o Geriatric & Medical Companies, Inc., 5601 Chestnut Street, Philadelphia, Pennsylvania 19139 (hereinafter collectively referred to as the "Guarantor"), Services being the sole limited partner and Companies being the sole shareholder of Services, respectively, of the Borrower and, as such, deriving a substantial benefit from the consummation of the loan transaction evidenced by the Loan Documents, hereby unconditionally guarantees to the Lender:

(i) the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all monetary obligations of the Borrower now or hereafter existing under the Loan Documents, whether for principal, interest (including, without limitation, Additional Interest), any applicable Prepayment Fee due under the Note (as defined therein), all Late Payment Charges due under the Note (as defined therein), other charges, costs, advances, fees, expenses or otherwise;

(ii)the performance, fulfillment and observance of all other terms, conditions, warranties and covenants in the Loan Documents by the Borrower or any Related Party; and

(iii) the payment and performance as and when due of all indebtedness, obligations, agreements and liabilities of every kind, nature and description, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, liquid or non-liquid, voluntary or involuntary, whether or not otherwise guaranteed or secured and however arising, owed to the Lender by the Borrower;

all whether now owed or hereafter owing or incurred, and whether recovery upon such indebtedness, obligations, agreements and liabilities may be or hereafter become barred by any statute of limitations, or whether such indebtedness, obligations, agreements and liabilities may be or hereafter become otherwise unenforceable, including, without limitation, all costs and expenses incurred by the Lender in collecting or enforcing or attempting to collect or enforce any of the foregoing (hereinafter collectively referred to as the "Obligations" and individually referred to as an "Obligation").

This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not merely of their collectability and is in no way conditioned upon any requirement that the Lender first collect or attempt to collect the Obligations or any portion thereof from the Borrower or from any endorser, surety or other guarantor of any of the same or resort to any security or other means of obtaining payment of any of the Obligations which the Lender now has or may acquire after the date hereof, or upon any other contingency whatsoever. Upon any default in the full and punctual payment and performance of the Obligations, the Obligations and all liabilities and obligations of the Guarantor to the Lender, hereunder or otherwise, shall, at the option of the Lender, become immediately due and payable to the Lender without further demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Lender on any number of occasions. This Guaranty shall continue in full force and effect until the complete payment and performance of all of the Obligations.

All payments hereunder received by the Lender shall be applied by the Lender, without any marshalling of assets, towards payment of the Obligations and any other indebtedness of the Guarantor hereunder in such order as the Lender, in its sole and absolute discretion, may determine.

2.Guarantor's Further Agreements to Pay. The Guarantor further agrees, as the principal obligor and not as a guarantor, to pay to the Lender forthwith upon demand, in funds immediately available to the Lender, all reasonable costs and expenses, including without limitation, court costs and attorneys' fees and expenses and court costs, incurred or expended by the Lender in connection with the collection or enforcement of the Obligations and the enforcement hereof. Any amounts owed to the Lender under this Section2 shall bear interest at the Advances Rate. The provisions of this Section2 shall survive the complete payment and performance of the Obligations and the foreclosure of the Mortgage.

3.Liability of Guarantor. This Guaranty is unlimited and each of the Guarantors shall be jointly and severally liable with each other and with every endorser, surety or other guarantor of any or all of the Obligations and the continuation of this Guaranty shall not be affected by the termination, discontinuance, release or modification of any agreement from any such endorser, surety or guarantor of any of the Obligations to the Lender. Nothing contained herein or otherwise shall require the Lender to make demand upon or join the Borrower or any such endorser, surety or guarantor or other party in any suit brought upon this Guaranty; and the Guarantor hereby waives any right to require marshalling or exhaustion of any remedy against any collateral, other property, or any other Person primarily or secondarily liable.

4.Lender's Freedom to Deal with Borrower and Other Parties. The Lender shall be at liberty, without giving notice to or obtaining the assent of the Guarantor and without relieving the Guarantor of any liability hereunder, to deal with the Borrower and with each other Person who now is or after the date hereof becomes liable in any manner for any of the Obligations in such manner as the Lender, in its sole and absolute discretion, deems fit. The Lender has full authority (in its sole and absolute discretion) to do any or all of the following things, none of which shall discharge or affect the Guarantor's liability hereunder:

(a)extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Lender may approve;

(b)modify, amend, vary the terms and grant extensions or renewals of any present or future indebtedness or of the Obligations or any instrument relating to or securing the same, and without limitation, this Guaranty shall survive payment of the Note;

(c)grant time, waivers and other indulgences in respect of the Obligations;

(d)vary, exchange, release or discharge, wholly or partially, or delay or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Lender now has or acquires after the date hereof;

(e)take or omit to take any of the actions referred to in any instrument evidencing, securing or relating to any of the Obligations or any actions under this Guaranty;

(f)fail, omit or delay to enforce, assert or exercise any right, power or remedy conferred on the Lender in this Guaranty or in any other instrument evidencing, securing or relating to any of the Obligations or take or refrain from taking any other action;

(g)accept partial payments from the Borrower or any other Person;

(h)release or discharge, wholly or partially, the Borrower, or any endorser, surety or other guarantor of the Obligations (or any portion thereof) or accept additional collateral for the payment of any Obligations;

(i)compromise or make any settlement or other arrangement with the Borrower or any such other Person in respect of the Obligations;
and

(j)consent to and participate in the proceeds of any assignment, trust or mortgage for the benefit of creditors.

5.Unenforceability of Obligations; Invalidity of Security or Other Guaranties. The Obligations of the Guarantor hereunder shall not be affected by any change in the beneficial ownership of the Borrower, by reason of any disability of the Borrower or by any other circumstance which might constitute a defense available to, or a discharge of, the Borrower in respect of any of the Obligations. If for any reason now or hereafter the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor and the Guarantor shall remain unconditionally liable for the complete payment and performance of the Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made. The Guarantor covenants to cause the Borrower to maintain and preserve the enforceability of any instruments now or hereafter executed in favor of the Lender, and to take no action of any kind which might be the basis for a claim that the Guarantor has any defense hereunder other than the complete payment and performance of the Obligations.

It shall not be necessary for the Lender to inquire into the power of the Borrower or anyone acting or purporting to act on its behalf, and any Obligation made or created in reliance upon the professed exercise of such powers shall be guarantied hereunder. The Guarantor represents that the Borrower is the bona fide borrower and that the Borrower has not been formed or availed of to evade or circumvent the applicable usury laws of any state or states concerned therewith, and the Guarantor hereby indemnifies the Lender and agrees to save it harmless against any damages or expenses suffered by the Lender should this representation or any other representation contained herein proves untrue. The aforesaid indemnification agreement shall include, without limitation, attorneys' fees and expenses and court costs incurred by the Lender should any such representation prove untrue and in connection with the enforcement of said indemnification.

The indemnity provisions of this Section5 shall survive the complete payment and performance of the Obligations and the foreclosure of the Mortgage.

6.Representations, Warranties and Covenants . The Guarantor hereby warrants and represents to, and covenants and agrees with, the Lender that:

(a)if the Guarantor is a corporation or partnership, during the entire time that this Guaranty remains in full force and effect, the Guarantor shall keep in effect its existence and rights as a corporation or partnership under the laws of the state of its incorporation or formation;

(b)if the Guarantor shall be the trustees of a trust, the trustees hereby certify, pursuant to the provisions of said trust, that said trust is in full force and effect; that none of the trustees have resigned or been removed as such a trustee; that said trust has not been altered, amended, modified, revoked or terminated and remains in full force and effect; and that they are the sole trustees of said trust;

(c)the Guarantor is duly authorized to carry on its business as presently conducted and to make and deliver this Guaranty. This
Guaranty has been duly executed and delivered by the Guarantor and is a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms;

(d)the execution, delivery and performance of this Guaranty shall not result in any breach of, or constitute a default under, or result in the acceleration of any obligation of the Guarantor under, any contract, mortgage, lien, lease, agreement, instrument, arbitration award, judgment, decree, bank loan or credit agreement, trust indenture or other instrument to which Guarantor is a party or by which the Guarantor may be bound or affected and do not violate or contravene any law, order, decree, rule or regulation to which the Guarantor is subject; nor do any such instruments impose or contemplate any obligations which are or may be inconsistent with any other obligations imposed on the Guarantor under any other instruments (i) heretofore or hereafter delivered by the Guarantor or (ii) to which the Guarantor is now or hereafter subject;

(e)the Guarantor is financially solvent and there are no actions, suits or proceedings including, without limitation, outstanding federal or state tax liens, garnishments, or insolvency and bankruptcy proceedings, pending or threatened, against or affecting the Guarantor, which may involve or affect the validity or enforceability of this Guaranty;

(f)except as set forth in Exhibit A attached hereto and hereby made a part hereof, the Guarantor has filed all tax returns which are required to be filed, as to which extensions are not currently in effect, and has paid all taxes (including interest and penalties) which have become due pursuant to such returns or pursuant to any assessment or notice of tax claim or deficiency received by the Guarantor. No tax liability has been asserted by the Internal Revenue Service or any other federal, state or local taxing authority for taxes (or interest or penalties thereon) in excess of those already paid;

(g)no consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person and no waiver of any right by any Person is required to authorize or permit, or is otherwise required in connection with, the execution, delivery and performance of this Guaranty;

(h)the financial statements of the Guarantor given to the Lender in connection with the making of the loan evidenced by the Loan Documents were true and accurate as of the date thereof and disclosed all liabilities, including, without limitation, contingent liabilities, of the Guarantor, and there has been no material adverse change since such date with respect to the tangible net worth of the Guarantor or any other matters contained or referred to therein and no additional material liabilities, including, without limitation, contingent liabilities of the Guarantor, have arisen or been incurred since such date;

(i)there are no actions, proceedings or investigations pending or, to the best knowledge of the Guarantor, threatened against the Guarantor, before or by any court, arbitrator, administrative agency or other governmental authority which are expected, in the reasonable judgment of the Guarantor, to materially and adversely affect the financial condition or operations of the Guarantor, or its ability to carry out the terms and provisions of this Guaranty;

(j)neither this Guaranty, nor any certificate, statement or other document, including, without limitation, any financial statements concerning the financial condition of the Guarantor furnished to or to be furnished to the Lender by or on behalf of the Guarantor, in connection with the loan evidenced by the Note, contains or will contain any untrue statements of a material fact or omits or will omit to state a material fact necessary in order to prevent the statements contained herein or therein from being misleading;

(k)all of the representations and warranties made in any of the Loan Documents with respect to the Guarantor are true and correct as of the date hereof; and

(l)the Guarantor shall be bound by all terms, conditions, covenants and agreements contained in any of the Loan Documents with respect to the Guarantor. Without limiting the foregoing, the Guarantor agrees that pursuant to the Affiliated Party Subordination Agreement executed contemporaneously herewith, all of the following payments, payable by the Borrower or any Lessee to the Guarantor or any of its Affiliates shall be subordinate to the Obligations: (i) management fees and all other fees of every kind and nature for services provided in connection with the operation of the Mortgaged Property, including, without limitation, all allocations of any so-called corporate or central office costs, expenses any charges of any kind or nature and (ii) payments in connection with any extension of credit. The Guarantor shall deliver or cause to be delivered to the Lender any instrument requested by the Lender to implement the intent of the foregoing provisions.

7.Line of Credit. The Guarantor acknowledges that the occurrence of any default or breach of condition continuing beyond the expiration of applicable notice and grace periods, if any, under any credit agreement, loan agreement or other agreement establishing a major line of credit (or any documents executed in connection with such lines of credit) by, or on behalf of the Guarantor, if the applicable creditor has elected to (a) declare a default thereunder or (b) commence any action (i) constituting an acceleration of the loan or (ii) in order to realize on its security thereunder, shall a be default hereunder. The Guarantor hereby agrees to provide the Lender with prompt written notice of any default or claim of default by any party to any such credit agreement, loan agreement or other agreement, along with a complete copy of any such written notice of such default or claim of default. For the purposes of this provision, a major line of credit shall mean and include any line of credit established in an amount equal to or greater than ONE MILLION DOLLARS ($1,000,000).

8.No Contest with Lender. No set-off, counterclaim, reduction or diminution of any obligation, or any claim or defense of any kind or nature which the Guarantor has or may have against the Borrower or the Lender shall be available hereunder to the Guarantor. The Guarantor shall not assert and hereby waives any right whatsoever that the Guarantor may have at law or in equity, including, without limitation, any right of subrogation or to seek contribution, indemnification or any other form of reimbursement from the Borrower, any other endorser, surety or guarantor of any of the Obligations or any other Person now or hereafter primarily or secondarily liable for any of the Obligations. The Guarantor shall not, in any proceedings under the Bankruptcy Code or insolvency proceedings of any nature, prove in competition with the Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any Obligation which, now or hereafter, the Guarantor may hold in competition with the Lender.

9.Financial Statements and Covenants. The Guarantor hereby agrees to be bound by and to comply with the terms and conditions contained in the Loan Agreement, as the same may be applicable to the Grantor. Without in any way limiting the foregoing:

(a) the Guarantor further covenants and agrees with the Lender that during such time as this Guaranty is in effect the Guarantor shall furnish to the Lender the Consolidated Financials and all other information required with respect to the Guarantor under Section 16 of the Loan Agreement. The Consolidated Financials hereinafter submitted to the Lender shall show a Tangible Net Worth of the Guarantor of not less than NINE MILLION DOLLARS (9,000,000).

(b) the Guarantor hereby agrees that the Guarantor shall not, without having first obtained the Lender's written consent, in each instance, which consent may be withheld in the Lender's sole and absolute discretion, convey, assign, donate, sell, mortgage or pledge any real or personal property which would cause the Tangible Net Worth of the Guarantor to be reduced to less than NINE MILLION DOLLARS (9,000,000).

(c) the Guarantor shall not create, incur, assume or suffer to exist any liability for borrowed money which is secured by an interest in personal property at any of the Mortgaged Property or pertains to a lease of personal property at any of the Mortgaged Property except (i) indebtedness to the Lender under the Loan Documents, (ii) unsecured normal trade debt incurred upon customary terms in the ordinary course of business and (iii) any other indebtedness that may be expressly allowed under the Loan Documents; or

(d) The Guarantor shall not liquidate, dissolve or terminate its existence or merge with any other Person other than a merger in which the Guarantor is the surviving entity and continues to meet the financial covenants set forth in this Guaranty and the other Loan Documents.

10.Set-off. In addition to any rights now or hereafter granted under any agreement or applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default under any of the Loan Documents or any failure or default by the Guarantor hereunder, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Guarantor or to any other Person, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Lender (or any subsidiary or affiliate of the Lender) to or for the credit or the account of the Guarantor against and on account of the obligations and liabilities of the Guarantor to the Lender under this Guaranty or otherwise, irrespective of whether or not the Lender shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, may then be contingent or unmatured and without regard to the availability or adequacy of other collateral. The Guarantor also grants to the Lender a security interest in all of the Guarantor's deposits, securities and other property at any time and from time to time, in the possession of the Lender (or any subsidiary or affiliate of the Lender) and, upon the occurrence of any Event of Default under any of Loan Documents or any such failure or default by the Guarantor, the Lender may exercise all rights and remedies of a secured party under the Massachusetts Uniform Commercial Code. The Lender shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

The Guarantor hereby agrees that all collateral now or hereafter granted as security for any indebtedness of the Guarantor to the Lender shall be deemed to be additional collateral securing the Obligations.

11.Non-Competition. The Guarantor acknowledges that the Borrower has established a substantial reputation and good will in the Facility and the Mortgaged Property created over a long period of time and the expenditure of substantial effort and sums of money, the Guarantor has derived substantial benefit from such reputation and good will, the Guarantor further acknowledges that any competition by the Guarantor with any Purchaser upon the transfer of title to the Mortgaged Property to such Purchaser by reason of the Lender's exercise of rights granted under any of the Loan Documents, including without limitation, the exercise of the power of sale under the Mortgage, any other foreclosure of the Mortgage or any other proceeding brought to enforce the rights of the holder of the Mortgage, by deed in lieu of foreclosure or by any other method, would cause irreparable harm to the Lender and the Purchaser. To induce the Lender to fund the Loan and to accept this Guaranty, the Guarantor agrees that, from and after the date of any such transfer of title to the Mortgaged Property to the Purchaser until the fifth anniversary thereof, the Guarantor, shall not thereafter, directly or indirectly, become involved in any capacity in or lend any of its name to or engage in any capacity in any nursing home facility, center, unit or program (or in any partnership, firm, company, corporation or other entity engaged in any such activity or any related activity competitive therewith), whether such competitive activity shall be as an officer, director, owner, employee, agent, advisor, independent contractor, developer, lender, sponsor, venture capitalist, administrator, manager, investor, partner, joint venturer, consultant or other participant in any capacity whatsoever within a fifty (50) mile radius of the Mortgaged Property except for any such nursing home facility, center, unit or program which (a) is owned by the Guarantor and for which a Certificate of Need has been issued or (b) is subject to acquisition by the Guarantor pursuant to a bona fide arms-length purchase and sale agreement calling for settlement within twelve months from the date thereof.

The Guarantor hereby acknowledges and agrees that none of the time span, scope or area covered by the foregoing restrictive covenants is or are unreasonable and that it is the specific intent of the Guarantor that each and all of the restrictive covenants set forth hereinabove shall be valid and enforceable as specifically set forth herein. The Guarantor further agrees that these restrictions are special, unique, extraordinary and reasonably necessary for the protection of the Lender and any Purchaser and that the violation of any such covenant by the Guarantor would cause irreparable damage to the Lender and any Purchaser, for which a legal remedy alone would not be sufficient to fully protect such parties.

Therefore, in addition to and without limiting any other remedies available at law or hereunder, in the event that the Guarantor breaches any of its restrictive covenants hereunder or shall threaten breach of any of such covenants, then the Lender and any Purchaser shall be entitled to obtain equitable remedies, including specific performance and injunctive relief, to prevent or otherwise restrain a breach of this Section10 (without the necessity of posting a bond) and to recover any and all costs and expenses (including, without limitation, attorneys' fees and expenses and court costs), incurred in enforcing the provisions of this Section10 against the Guarantor. The existence of any claim or cause of action of the Guarantor against the Lender or any Purchaser, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Lender or any Purchaser of the foregoing restrictive covenants and the Guarantor shall not defend on the basis that there is an adequate remedy at law.

Without limiting any other provision of this Guaranty, the Guarantor and the Lender acknowledge that the foregoing restrictive covenants are severable and separate. If at any time any of the foregoing restrictive covenants shall be deemed invalid or unenforceable by a court having jurisdiction over this Guaranty, by reason of being vague or unreasonable as to duration, or geographic scope or scope of activities restricted, or for any other reason, such covenants shall be considered divisible as to such portion and such covenants shall be immediately amended and reformed to include only such covenants as are deemed reasonable and enforceable by the court having jurisdiction over this Guaranty to the full duration, geographic scope and scope of restrictive activities deemed reasonable and thus enforceable by said court; and the parties agree that such covenants as so amended and reformed, shall be valid and binding as through the invalid or unenforceable portion has not been included therein.

The provisions of this Section11 shall survive the early termination of the Loan Term by reason of a transfer of title to the Mortgaged Property as described in the first paragraph of this Section and any satisfaction of the Mortgaged Indebtedness in connection therewith or subsequent thereto. The Guarantor agrees that any Purchaser may enforce the provisions of this Section11 as a third-party beneficiary.

12.Remedies Cumulative; Waivers. The Guarantor hereby waives notice of acceptance hereof and reliance hereon, notice of any action taken or omitted by the Lender in reliance hereon, suretyship defenses, presentment, demand, protest, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, giving notice of any default by the Borrower under any of the Loan Documents or asserting any other right of the Lender hereunder, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment and performance of this Guaranty and the other Loan Documents.

The rights and remedies set forth in this Guaranty are in addition to all other rights and remedies afforded to the Lender under any of the other Loan Documents or at law or in equity, all of which are hereby reserved by the Lender, and this Guaranty is made and accepted without prejudice to any such rights and remedies. All of the rights and remedies of the Lender under this Guaranty and all of the other Loan Documents shall be separate and cumulative and may be exercised concurrently or successively in the Lender's sole and absolute discretion.

The Lender shall not by any act, delay, omission or otherwise (including, without limitation, the exercise of any right or remedy hereunder) be deemed to waive any of its rights or remedies hereunder or under any of the other Loan Documents unless such waiver is in writing and signed by the Lender, and then only to the extent specifically set forth therein. No waiver at any time of any of the terms, conditions, covenants or provisions of this Guaranty shall be construed as a waiver of any other term, condition, covenant or provision of this Guaranty, nor shall such a waiver in any one instance or circumstance be construed as a waiver of the same term, condition, covenant or provision in any subsequent instance or circumstance. The acceptance by the Lender of any payment that is less than payment in full of all amounts due under this Guaranty (or any of the other Loan Documents) at the time of the making of such payment shall not: (i)constitute a waiver of the right to exercise any of Lender's remedies at that time or at any subsequent time; (ii)constitute an accord and satisfaction or (iii)nullify any prior exercise of any remedy, without the express written consent of Lender.

Whether or not for consideration paid or payable to the Lender and, except as may be otherwise specifically agreed to by the Lender, no forbearance on the part of the Lender or extension of the time for the payment of the whole or any part of the Obligations, or any other indulgence given by the Lender to the Borrower or any other Person, shall operate to release or in any manner affect the original liability of the Borrower or any other Person (including, without limitation, the Guarantor) or the priority of the Mortgage or to limit, prejudice or impair any right of the Lender, including, without limitation, the right to realize upon the Collateral, or any part thereof, for any of the obligations evidenced or secured by the Loan Documents, except as may be expressly agreed to in writing by the Lender; notice of any such extension, forbearance or indulgence being hereby waived by the Guarantor.

Any failure by the Lender to accelerate the indebtedness due under this Guaranty or any of the other Loan Documents by reason of a default hereunder or thereunder, acceptance of a past due installment, or indulgences granted from time to time shall not be construed (x)as a novation of this Guaranty or any of the other Loan Documents or as a reinstatement of the indebtedness evidenced thereby or as a waiver of such right of acceleration or of the right of the Lender thereafter to insist upon strict compliance with the terms of this Guaranty or any of the other Loan Documents or (y) to prevent the exercise of such right of acceleration or any other right granted hereunder or under applicable law; and, to the maximum extent permitted by law, the Guarantor hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

To the maximum extent permitted by law, the Guarantor hereby waives and renounces for itself, its heirs, executors, administrators, legal representatives, successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the Obligations. The Guarantor hereby transfers, conveys and assigns to the Lender a sufficient amount of such homestead or exemption as may be set apart in bankruptcy, to pay the obligations of the Guarantor under this Guaranty in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to the Lender a sufficient amount of property or money set apart as exempt to pay the obligations of the Guarantor hereunder, and does hereby appoint the Lender the attorney-in-fact for the Guarantor, with full power of substitution, to claim any and all homestead exemptions allowed by law.

The power of attorney conferred on the Lender pursuant to the provisions of this Section 11 being coupled with an interest, shall be irrevocable until all of the Obligations have been fully paid and performed, shall not be affected by any disability or incapacity which the Guarantor may suffer and shall survive the same. Such power of attorney, is provided solely to protect the interests of the Lender and shall not impose any duty on the Lender to exercise any such power, and neither the Lender nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.

TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THE GUARANTOR MAY NOW OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY. The Guarantor hereby certifies that neither the Lender, nor any of the Lender's representatives, agents or counsel has represented, expressly or otherwise, that the Lender would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of the right to trial by jury, and acknowledge that the Lender has been induced by this waiver (among other things) to enter into the loan transaction evidenced by the Note, and further acknowledges that the Guarantor (1)has read the provisions of this Guaranty and in particular, the paragraph containing this waiver; (2)has consulted legal counsel;
(3)understands the rights that it is granting in this Guaranty and the rights that it is waiving in this paragraph in particular and
(4)makes the waivers set forth herein knowingly, voluntarily and intentionally.

13.Indemnification: With the exception of any claim arising out of an action brought by (a) the Borrower or (b) any endorser, surety or other guarantor of the Obligations (or any portion thereof), against the Lender, in which a final decision is issued by a court in favor of any such party and all appeal periods having lapsed or been exhausted, the Guarantor, shall and hereby agrees to indemnify, defend and hold the Lender harmless against any claim brought or threatened against the Lender by (i)the Borrower;
(ii)any endorser, surety or other guarantor of the Obligations (or any portion thereof) or (iii)by any other Person; on account of the Lender's relationship with the Borrower, or any such endorser, surety or other guarantor (each of which may be defended, compromised, settled, or pursued by the Lender with counsel of the Lender's selection, but at the expense of the Guarantor).

The aforesaid indemnification agreement shall include, without limitation, attorneys' fees and expenses and court costs incurred by the Lender in connection with any such claims and with the enforcement of said indemnification. The provisions of this Section13 shall survive the complete payment and performance of the Obligations and the foreclosure of the Mortgage.

14.Usury. In the event that fulfillment of any provision of this Guaranty or any of the other Loan Documents, at the time performance of such provision shall be due and as a result of any circumstance, shall involve transcending the limit of validity presently or hereinafter prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Guaranty that is in excess of the limit of such validity. In no event shall the Borrower or the Guarantor be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the maximum rate, if any, permitted by law to be charged by Lender; the right to demand any such excess being hereby expressly waived by the Lender.

15.Participants. The Lender reserves the right, at any time and from time to time while the Obligations remain outstanding, to (a) enter into participation agreements with respect to the loan transaction evidenced by the Loan Documents, (except that with respect to participation agreements with any entity engaged in activities directly competitive with the services provided at the Facility, or with any entity with the general reputation of acquiring and liquidating distressed property or Mellon Bank, N.A., Foothill Capital Corporation and Marine Midland Bank or any of their affiliates, the Lender shall first obtain the Borrower's consent, which consent shall not be unreasonably withheld or delayed) or (b) assign, directly or as collateral, all or all portion of the obligations evidenced or secured by the Loan Documents and any or all of the Lender's rights therein, and the Guarantor hereby agrees to cooperate with the Lender in connection with the execution of any such participation agreements and the transfer of all such assignments. Such cooperation shall include without limitation:
(i)supplying financial statements of the Guarantor;

(ii)providing estoppel certificates (1)consenting to such participations or assignments, (2)confirming the Guarantor's obligations under this Guaranty, (3)confirming the amount of the then outstanding principal balance of the Loan and the amounts of any tax and insurance escrow deposits held by the Lender,
(4)stating whether the Borrower or the Guarantor have any defenses, offsets or credits against the payment of any amounts due or the performance of any obligations under the Loan Documents and
(5)stating whether any default or any state of facts which, with the passing of time or the giving of notice or both, would constitute a default, exists under the Loan Documents;

(iii)making such modifications or alterations to this Guaranty as are reasonably requested by the Lender, provided, however, that the making of such modifications or alterations shall be at no cost to the Guarantor and shall not result in changes that materially and adversely affect the Guarantor;

(iv)consenting to such modifications or alterations to the other
Loan Documents as are reasonably requested by the Lender
(notwithstanding that any modifications or alterations to the other Loan Documents may be made without the Guarantor's consent and shall not affect the Guarantor's obligations hereunder); and

(v)providing such other documentation relating to the loan transaction evidenced by the Loan Documents as the Lender may reasonably request.

The Lender shall have the right to provide potential participants and assignees with any and all information provided to the Lender pursuant to the Loan Documents. Subject to the provisions of this
Section 15, The terms and conditions upon which any participation agreements with respect to the loan transaction evidenced by the Loan Documents are sold or any assignments of all or any of the obligations evidenced or secured by the Loan Documents and the Lender's rights and remedies under the Loan Documents are made shall be determined by the Lender in its sole and absolute discretion.

16.Successors and Assigns. This Guaranty shall be (i) binding on the Guarantor and the Guarantor's heirs, executors, administrators, legal representatives and permitted successors and assigns and (ii) inure to the benefit of Lender, any Person who may now or hereafter hold any interest in the Loan and their respective successors and assigns. Notwithstanding the foregoing, the Guarantor shall not assign any of its rights or obligations hereunder without the prior consent of the Lender, in each instance, which consent may be withheld in the Lender's sole and absolute discretion.

17.Notices. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

If to the Guarantor:Geriatric and Medical Services, Inc.
Geriatric & Medical Centers, Inc.
5601 Chestnut Street
Philadelphia, Pennsylvania 19139
Attention: President

Geriatric & Medical Companies, Inc.
5601 Chestnut Street
Philadelphia, Pennsylvania 19139
Attention: President

With a copy to: Mesirov, Gelman, Jaffe, Cramer& Jamieson
1735 Market Street
Philadelphia, Pennsylvania 19103-7598
Attn:  Robert P. Krauss, Esq.

If to the Lender:Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, Massachusetts  02194
Attn:  President

With copies to:Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, Massachusetts  021954
Attn: General Counsel

Mintz, Levin, Cohn, Ferris
Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attn:  Andrew R. Urban, Esq.

or at such other place as either the Lender or the Guarantor may from time to time hereafter designate to the other in writing. Any notice given to the Guarantor by the Lender at any time shall not imply that such notice or any further or similar notice was or is required.

18.Governing Law. This Guaranty shall be construed, and the rights and obligations of the Lender and the Guarantor shall be determined, in accordance with the laws of the Commonwealth of Massachusetts, except that the laws of the Commonwealth of Pennsylvania shall govern (i) this Guaranty to the extent necessary for the Lender to perfect, protect or enforce the rights and remedies granted to it in this Guaranty and to obtain the benefit of the rights and remedies set forth in the Loan Documents with respect to the Mortgaged Property and (ii) procedural requirements which must be governed by the law of the state in which the Mortgaged Property is located.

To the maximum extent permitted by applicable law, the Guarantor hereby irrevocably submits to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of, or with respect to this Guaranty or any of the other Loan Documents and expressly waives any and all objections the Guarantor may have as to venue in any of such courts. The Guarantor agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Guarantor in one of the manners specified in
Section 18 hereof or as otherwise permitted by law.

19.Captions and Headings. The captions and headings set forth in this Guaranty are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of, or the scope or intent of, this Guaranty or any part hereof.

20.Amendments, Waivers and Modifications. This Guaranty and the other Loan Documents set forth the entire agreement of the Lender and the Guarantor with respect to the subject matter hereof and none of the terms, conditions, warranties, covenants or representations hereof may be renewed, replaced, revised, amended, extended, consolidated, modified, substituted, waived or terminated, except by an agreement, in writing, signed by the Person against whom enforcement is sought. The provisions of this Guaranty shall extend and be applicable to all renewals, replacements, revisions, amendments, extensions, consolidations and modifications of the Loan Documents and all references herein to the Loan Documents shall be deemed to include any such renewals, replacements, revisions, amendments, extensions, substitutions, revisions, consolidations or modifications thereof.

Notwithstanding the foregoing, any reference contained herein, whether express or implied, to any renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents or is not intended to constitute an agreement or consent by the Lender to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents; but, rather as a reference only to those instances where the Lender may give consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification, as the same may be required pursuant to the terms, covenants or conditions of the Loan Documents.

21.Further Assurances. Upon request of the Lender, at any time and from time to time, the Guarantor shall promptly make, execute and deliver, or cause to be made, executed and delivered, to the Lender and, where appropriate, cause to be recorded or filed and from time to time thereafter to be re-recorded or refiled at such time and in such offices and places as shall be deemed necessary or desirable by the Lender (in its sole and absolute discretion), any such other or further amendments, assignments, instruments of further assurance, certificates and other documents as shall be deemed necessary or desirable by the Lender (in the Lender's sole and absolute discretion) to: (a)enable the Lender to negotiate the Note or any portion thereof and to assign the Mortgage or any portion thereof and all or any of the other Loan Documents;
(b)enable the Lender to enter into participation agreements in connection with the loan transaction evidenced by the Loan Documents or (c)effectuate, complete, or perfect, or to continue and preserve the obligations of the Guarantor under this Guaranty; provided, however, that no such additional document or other instrument requested by the Lender hereunder shall increase the Obligations (except as to the costs and expenses of the Lender in connection therewith).

In the event of any failure by the Guarantor to comply with any request pursuant to this Section21 within twenty (20) days after such request is made by the Lender, the Lender may make, execute, record, file, re-record or refile any and all such amendments, assignments, instruments, certificates, and documents for and in the name of the Guarantor, and the Guarantor hereby appoints the Lender as the Guarantor's attorney-in-fact, with full power of substitution, to take such actions (on behalf of and in the name of the Guarantor) as the Lender, in its sole and absolute discretion, may deem necessary or desirable to effectuate the intent of this
Section 21.

The power of attorney conferred on the Lender pursuant to the provisions of this Section21 being coupled with an interest, shall be irrevocable until all of the Obligations have been fully paid and performed, and shall not be affected by any disability or incapacity which the Guarantor may suffer and shall survive the same. Such power of attorney, is provided solely to protect the interests of the Lender and shall not impose any duty on the Lender to exercise any such power, and neither the Lender nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.

22.Invalidity. If any provision of this Guaranty or the application thereof to any Person or circumstance, for any reason and to any extent, shall be held to be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

Notwithstanding the foregoing, it is the intention of the Guarantor and the Lender that if any provision of the Guaranty is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

23.Time of the Essence. Time is of the essence of each and every term, condition, warranty and covenant set forth herein.

24.Rules of Construction. References in this Guaranty to "herein", "hereof" and "hereunder" shall be deemed to refer to this Guaranty and shall not be limited to the particular text or Section in which such words appear. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require. References in this Guaranty to the Lender's attorneys shall be deemed to include, without limitation, special counsel and local counsel for the Lender. References in this Guaranty to attorneys' fees and expenses shall be deemed to include all costs for administrative, paralegal and other support staff. References in this Guaranty to the term "Mortgaged Property" shall be deemed to include references to all of the Mortgaged Property and references to any portion thereof. The word "foreclosure" as used herein shall be deemed to include the acquisition of the Mortgaged Property by voluntary deed or assignment in lieu of foreclosure.

25.Certificate of Need. Services shall use its best efforts to cause the transfer of the Certificate of Need to the Borrower as soon as practicable. Services covenants and agrees that upon the occurrence of an Event of Default and in the event the Certificate of Need has not been transferred at the request of the Lender Services shall enter into a lease of the Facility for purposes of allowing the operation of the Facility under the Certificate of Need.

As used herein, the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all items or matters that could reasonably fall within the broader scope of the general statement.

All capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth for such terms under the Loan Agreement.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as an
instrument under seal as of the      day of May, 1995.


WITNESS
GUARANTOR:

GERIATRIC AND MEDICAL SERVICES, INC., a New Jersey corporation



By:
Name:
Name:
Title:



GERIATRIC & MEDICAL COMPANIES, INC.
a Delaware corporation



By:
Name
Name:
Title:




T3/547891.1

EXHIBIT A


Real Property Description


All that certain piece of land located in Block 82 in the Borough of Norristown, Montgomery County, Pennsylvania, situated between Pine and Locust Streets and West Logan Streets, described as Lot 2 on the subdivision plan for Rittenhouse Nursing Center made by Geriatric and Medical Companies,Inc., and prepared by NTH Consultants, Ltd., Exton, Pennsylvania, dated January 25, 1994 and last revised March 8, 1994, and approved by the Borough Council of the Borough of Norristown on April 5, 1994 and duly recorded with the Recorded of Deeds of Montgomery County, Pennsylvania, being more fully described as follows:

From the intersection of Pine Street and West Roberts Street, proceeding from a point, marked by an iron pin, on the northwest corner of Block 82 in an easterly direction parallel to Pine Street, a distance of 314.71 feet along a bearing of North 60 degrees 52 minutes 16 second East to the point of beginning; thence, in an easterly direction along the same bearing, a distance of 232.24 feet to a point, marked by an iron pin, on the northeast corner of Block 82 at the intersection of Pine Street and West Logan Street; thence, in a southerly direction paralleling West Logan Street, a distance of 300.63 feet along a bearing of South 29 degrees 04 minutes 19 seconds East to a point, marked by an iron pin; thence, in a westerly direction paralleling Locust Street a distance of 232.61 feet along a bearing South 61 degrees 00 minutes 00 seconds West to a point; thence, in a northerly direction along the common boundary with Lot 1, a distance of 300.11 feet along a bearing of North 29 degrees 00 minutes 00 seconds West to the point and place of beginning.

The above premises being the same land shown as Lot 2 on Plan of Survey for Rittenhouse Nursing Center by Nave, Newell & Stampfel,
Ltd., dated May 6, 1995.

TOGETHER WITH the benefit of rights and easements set forth in that certain Declaration of Reciprocal Easement Agreement made by Geriatric and Medical Services, Inc., dated June 1995 and recorded in Deed Book page .

BEING THE SAME PREMISES WHICH Rittenhouse Partners by Indenture dated 5/11/1987 and recorded 5/18/1987 at Norristown in the Office for the Recording of deeds, in and for the County of Montgomery in Deed Book 4837 page 2319 granted and conveyed unto Geriatric and Medical Services, Inc., its successors and assigns, in fee.

MORTGAGE AND SECURITY AGREEMENT

from

Norristown Nursing and Rehabilitation
Center Associates, L.P., as Mortgagor
to

Meditrust Mortgage Investments, Inc.,
as Mortgagee

RECORD AND RETURN TO:

Mintz, Levin, Cohn, Ferris
Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attn:  Andrew R. Urban, Esq.

Prepared By:_____________________
   Joshua Davis, Esq.
MORTGAGE AND SECURITY AGREEMENT

TABLE OF CONTENTS
Section                             Page


1.Definitions                        10

2.Payment of Indebtedness           14

3.Covenants of Title                14

4.Usury                             15

5.Impositions 15

6.Tax Deposits 17

7.Change in Taxes 18

8.Insurance 19

9.Insurance Deposits 23

10.Restoration Following Fire and Other Casualty or Condemnation
   25

11.Disposition of Condemnation
or Insurance Proceeds          30

12.Fire and Other Casualty;
Self-Help                     31

13.Rent Loss and/or Business
Interruption Insurance Proceeds 32

14.Repair; Use; Compliance
With Law; Alterations; Waste    33

15.Independence of
Mortgaged Property              36

16.Sidewalks, Municipal Charges 37

17 No Other Liens              37

18.Assignment of Leases        38

19.Future Actions With Respect
to the Lease                    39

20.Leases; Foreclosure         39

21.Events of Default           40

22.Remedies Upon Default       41

23.No Obligation to Marshall
Assets                      43

24.Additional Collateral       43
25.Security Interest           45

26.Right of Entry              46

27.Rights Cumulative, No Waiver 46

28.Mortgage Extension          47

29.
Indemnification 48

30.Advance Money Mortgage 48

31. Administrative Fees 48

32. Notices 48

33. Applicable Law 49

34. Invalidity 50

35. Captions and Headings 51

36.Amendments, Waivers and Modifications 51

37.Successors and Assigns 52

38.Further Assurances 52

39.No Partnership or Joint Venture 53

40.Time of the Essence 53

41.Rule of Construction 54



EXHIBITS :

EXHIBIT A - Real Property Description

EXHIBIT B - Schedule of Leases

EXHIBIT C - Permitted Encumbrances

MORTGAGE AND SECURITY AGREEMENT



THIS MORTGAGE AND SECURITY AGREEMENT is made as of the        day
of May, 1995, by Norristown Nursing and Rehabilitation Center Associates, L.P., a Pennsylvania limited partnership, having its principal place of business at c/o Geriatric & Medical Companies, Inc., 5601 Chestnut Street, Philadelphia, Pennsylvania 19139 (hereinafter referred to as the "Mortgagor") to Meditrust Mortgage Investments, Inc., a Delaware corporation, having its principal address at 197 First Avenue, Needham, Massachusetts 02194 (hereinafter referred to as the "Mortgagee").

WITNESSETH:

THAT, to secure the payment, observance, fulfillment and performance of the following terms, conditions, covenants and warranties (hereinafter collectively referred to as the "Mortgaged Indebtedness"):

(i) the payment to the Mortgagee of the principal indebtedness of SIX MILLION NINE HUNDRED THIRTY-NINE THOUSAND DOLLARS (6,939,000), together with interest thereon and other charges, all as evidenced by that certain promissory note (hereinafter referred to as the "Note") of even date and delivery herewith, made by the Mortgagor to the order of the Mortgagee, in and by which Note the Mortgagor promises to pay the said principal indebtedness and interest at the rate and in the installments as provided in the Note;

(ii)the performance, observance and fulfillment of all of the terms, conditions, covenants and warranties set forth in this Mortgage;

(iii) the performance, observance and fulfillment of all of the terms, conditions, covenants and warranties set forth in the Loan
Documents (as hereinafter defined); and

(iv)the payment, observance and performance of all other indebtedness, covenants, conditions, obligations, warranties, agreements and undertakings (hereinafter collectively referred to as the "Related Party Obligations") due to, or made for the benefit of, the Mortgagee (or any of its Affiliates) by (a)the Mortgagor (or any of its Affiliates) or (b)the Guarantor, any endorser, surety or other guarantor of the Note (or any Affiliate of the Guarantor or any such endorser, surety or other guarantor), whether such indebtedness, covenants, conditions, obligations, warranties or undertakings are direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, joint, several or joint and several, primary or secondary, now existing or hereafter arising ;

the Mortgagor does hereby mortgage, grant, bargain, sell, transfer and convey unto the Mortgagee and to the Mortgagee's successors and assigns forever, with MORTGAGE COVENANTS, all of the following described land, improvements and property and all of the Mortgagor's estate, right, title and interest therein (hereinafter collectively referred to as the "Mortgaged Property"):

The land described in EXHIBITA attached hereto and incorporated herein by reference as if fully set forth herein, situate, lying and being in the City/Town of Norristown, County of Montgomery, and State of Pennsylvania (hereinafter referred to as the "Land");

TOGETHER with the 120-bed nursing home/rehabilitation facility (the "Facility") to be constructed thereon, together and all other buildings and other improvements now or hereafter located on the Land or any part thereof (hereinafter referred to as the "Improvements");

TOGETHER with all of the Mortgagor's right, title and interest in and to the land lying in the bed of any street, way, road, highway or avenue in front of or adjoining the Land;

TOGETHER with all easements now or hereafter located on or appurtenant to the Land and/or Improvements on, under or above the same or any part thereof, and all rights-of-way, licenses, and privileges, belonging or in any way appertaining to the Land and/or Improvements;

TOGETHER with any and all awards hereafter to be made by any governmental authority (municipal, state or federal) to the present and all subsequent owners of the Mortgaged Property for the taking of all or any portion of the Mortgaged Property by power of eminent domain, including, without limitation, awards for damage to the remainder of the Mortgaged Property and any awards for any change or changes of grade of streets affecting the Mortgaged Property; which said proceeds, premiums and awards are hereby assigned to the Mortgagee, and the Mortgagee, at its option, is hereby authorized, directed and empowered to adjust, compromise, collect and receive the proceeds of any insurance judgments or settlements made in lieu thereof and such premiums and the proceeds of any such awards from the authorities making the same and to give proper receipts and acquittances therefor, and to apply the same toward the repair, rebuilding or restoration of the Mortgaged Property or toward payment of the Mortgaged Indebtedness, notwithstanding the fact that such amount may not then be due; and the Mortgagor hereby covenants and agrees to and with the Mortgagee, upon request by the Mortgagee, to make, execute and deliver, at the Mortgagor's sole cost and expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid proceeds, premiums and awards to the Mortgagee, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever (all of the foregoing Land, Improvements, rights, easements, rights-of-way, licenses, privileges and awards, hereinafter collectively referred to as the "Real Property");

TOGETHER with all articles, appliances, chattels, fixtures, furniture, furnishings, machinery, equipment, goods and every other article of personal property, tangible or intangible, now or hereafter attached to or used in connection with the Real Property, or placed on any part thereof, whether or not attached thereto, appertaining or adapted to the use, management, operation or improvement of the Real Property, regardless of whether hereafter removed from the Real Property, all insofar as the same and any reversionary right thereto may now or hereafter be owned or acquired by the Mortgagor (hereinafter referred to as the "Personal Property"), including, without limitation: all partitions and portable or sectional buildings; screens; awnings; shades; blinds; storm and other detachable windows and doors; floor coverings; mantels, built-in cases, counters, closets, chests of drawers and mirrors; patient room furnishings, equipment for the treatment of patients, kitchen and dining room equipment and furnishings and inventories of linen, dishware and cooking utensils; hall and lobby equipment; heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevator, escalator, air conditioning and communication plants, apparatus and/or equipment with appurtenant fixtures; garbage incinerators and receptacles; boilers; stoves; tanks; motors; vacuum cleaning systems; call systems; door bell and alarm systems; sprinkler systems, smoke detectors and other fire prevention and extinguishing apparatus and materials; all equipment, manual, mechanical and motorized, for the construction, maintenance, repair and cleaning of, and removal of snow from, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; and all other machinery, pipes, poles, appliances, equipment, wiring, fittings, panels and fixtures; and any proceeds therefrom, any replacements thereof or additions or accessions thereto; and all building materials, equipment, supplies and other property delivered to the Real Property for incorporation into the Improvements thereon, all of which are declared to be a part of the Real Property and covered by the lien hereof, but said lien shall not cover any fixture, machinery, equipment or article of personal property which is owned by a Lessee and not required for the operation or maintenance of the Real Property, provided said fixture, machinery, equipment or article of personal property is not permanently affixed to the Real Property and may be removed without material damage thereto and is not a replacement of any item which shall have been subject to the lien hereof;

TOGETHER with the right to use, in perpetuity, in connection with the operation of the Mortgaged Property, the common name of the Facility and the goodwill of the Mortgagor with respect thereto;

TOGETHER with all of the Mortgagor's right, title and interest in and to any and all leases, subleases, licenses agreements, concession agreements, tenancy at will agreements and other occupancy agreements of every kind and nature, whether oral or in writing, now in existence or subsequently entered into by the Mortgagor, encumbering or affecting all or any portion of the Mortgaged Property (including, but not limited to, the leases listed on EXHIBITB attached hereto and incorporated herein by reference as a material part hereof), together with all extensions, renewals, modifications and replacements thereof (hereinafter collectively referred as the "Leases"), together with any and all guaranties (hereinafter collectively referred to as the "Lease Guaranties") of the obligations of the lessees, licensees, concessionaires and other occupants under the Leases (hereinafter collectively referred to as the "Lessees") and all extensions, renewals, modifications and replacements of the Lease Guaranties and all rents, revenues, royalties, issues, profits, insurance proceeds, condemnation awards, license fees, concession fees and all other income and security of every kind and nature due by virtue of the Leases and the Lease Guaranties (hereinafter collectively referred to as the "Rents");

TOGETHER with all of the Mortgagor's right, title and interest in and to all (i) licenses, approvals, qualifications, variances, permissive uses, certificates of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations (including, without limitation, building permits, subdivision approvals and subdivision plans) to the extent the same are assignable as or matter of law (hereinafter collectively referred to as the "Permits") and (ii) agreements, including, without limitation, all Provider Agreements (as hereinafter defined) and Patient Admission Agreements (as hereinafter defined), contracts (including, without limitation, construction contracts, subcontracts and architects' contracts), contract rights, warranties and representations, franchises, and records and books of account (hereinafter collectively referred to as the "Contracts") benefiting, relating to or affecting the Mortgaged Property and the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services in conjunction with the Facility and all renewals, replacements and substitutions therefor, now or hereafter issued by or entered into with any Governmental
Authority (as hereinafter defined), Accreditation Body (as hereinafter defined) or Third Party Payor
(as hereinafter defined) or maintained or used by the Mortgagor or entered into by the Mortgagor with any third Person (as hereinafter defined);

TOGETHER with all of the Mortgagor's right, title and interest in, to and under any and all Instruments, Accounts, Proceeds, General Intangibles, Intangibles and Equipment whether now existing or hereafter acquired or arising (as those foregoing capitalized terms are defined in the Uniform Commercial Code as adopted in Massachusetts);

TOGETHER with any and all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right, at the Mortgagee's option, to adjust, compromise, collect, receive and apply the proceeds of any insurance judgments or settlements made in lieu thereof for damage to the Mortgaged Property or toward payment of the Mortgaged Indebtedness, notwithstanding the fact that such amount may not then be due;

TOGETHER with all of the right, title and interest of the Mortgagor in and to all and singular the tenements, hereditaments and appurtenances belonging to or in any way pertaining to the Mortgaged Property; all the estate, right, title and claim whatsoever of the Mortgagor, either at law or in equity, in and to the Mortgaged Property; and any and all other, further or additional title, estate, interest or right which may at any time be acquired by the Mortgagor in or to the Mortgaged Property; and if the Mortgagor shall at any time acquire any further estate or interest in or to the Mortgaged Property, the lien of this Mortgage shall attach, extend to, cover and be a lien upon such further estate or interest, and the Mortgagor, upon request of the Mortgagee, shall execute such instrument or instruments as shall reasonably be requested by the Mortgagee to confirm such lien, and the Mortgagor hereby appoints the Mortgagee as the Mortgagor's attorney-in-fact, with full power of substitution, to execute all such instruments if the Mortgagor shall fail to do so within ten
(10) days after demand (which power of attorney, being coupled with an interest, shall be irrevocable until all of the Mortgaged Indebtedness is fully paid and performed, and shall not be affected by any disability or incapacity which the Mortgagor may suffer and shall survive the same; the power of attorney conferred on the Mortgagee pursuant to the foregoing provisions is provided solely to protect the interests of the Mortgagee and shall not impose any duty on the Mortgagee to exercise any such power, and neither the Mortgagee nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct);

TO HAVE AND TO HOLD the Mortgaged Property, and each and every part thereof, unto the Mortgagee and its successors and assigns forever, for the purposes and uses herein set forth;

Provided, however, that if the Mortgagor shall pay to the Mortgagee the Mortgage Indebtedness other than Related Obligations and provided that no event of default or event which with the passage of time, the giving of notice, or both, would constitute an event of default has occurred with respect to any of the Related Party Obligations, and if the Mortgagor shall keep and perform each of its other covenants, conditions and agreements set forth herein and in the other Loan Documents, then, upon termination of all obligations, duties and commitments of the Mortgagor hereunder and under the other Loan Documents, the estate hereby granted and conveyed shall become null and void.

AND, the Mortgagor hereby further covenants, agrees and warrants as follows:

1.Definitions. For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires, (i)the terms defined in this Section have the meaning assigned to them in this Section and include the plural as well as the singular, (ii)all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally acceptable accounting principles as at the time applicable and
(iii)all references in this Mortgage to "Sections" and other subdivisions are to designated Sections and other subdivisions of this Mortgage:

Accreditation Body:  As defined in the Loan Agreement.

Accounts: As defined in the Uniform Commercial Code as adopted in Massachusetts.

Additional Interest:  As defined in the Loan Agreement.

Advances Rate:  As defined in the Loan Agreement.

Affiliate:  As defined in the Loan Agreement.

Collection and Foreclosure Costs:  As defined in Section 22.

Completion Date:  As defined in Section 12.

Condemnation:  As defined in Section 10.

Construction Loan Commitment Fee:  As defined in the Loan
Agreement.

Contract:  As defined in the granting clause of this Mortgage.

Event of Default:  As defined in Section 21.
Environmental Laws:  As defined in the Loan Agreement.

Equipment: As defined in the Uniform Commercial Code as adopted in Massachusetts.

Facility:  As defined in the granting clause of this Mortgage.

Failure to Perform:  As defined in Section 21.

General Intangibles: As defined in the Uniform Commercial Code as adopted in Massachusetts.

Governmental Authority: All agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures or offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.

Gross Revenues:  As defined in the Loan Agreement.

Guarantor:  As defined in the Loan Agreement.

Guaranty:  As defined in the Loan Agreement.

Hazardous Substances:  As defined in the Loan Agreement.

Impositions:  As defined in Section 5.

Improvements:  As defined in the granting clause of this Mortgage.

Instruments: As defined in the Uniform Commercial Code as adopted in Massachusetts.

Insurance Requirements: All terms and provisions of any and all insurance policies required pursuant to the provisions of Sections8 and 10 and all requirements of the issuers of such policies.

Intangibles: As defined in the Uniform Commercial Code as adopted in Massachusetts.

Land:  As defined in the granting clause of this Mortgage.

Late Payment Charges:  As defined in the Note.

Lease Guaranties: As defined in the granting clause of this Mortgage.

Leases:  As defined in the granting clause of this Mortgage.

Legal Requirements: All statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees, writs, administrative or judicial interpretations, and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision and other land use and health-care licensing statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any Governmental Authority, Accreditation Body or Third Party Payor affecting the Mortgagor or the Mortgaged Property or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof, including, without limitation, any of the foregoing which may (i)require repairs, modifications or alterations in or to the Mortgaged Property, (ii)in any way affect (adversely or otherwise) the use and enjoyment of the Mortgaged Property or (iii)require the assessment, monitoring, clean-up, containment or removal of any Hazardous Substances on, under or from the Mortgaged Property. Without limiting the foregoing, the term Legal Requirements shall also include all Permitted Encumbrances, all Permits or Contracts issued or entered into by any Governmental Authority or Accreditation Body.

Lessee:  As defined in the granting clause of this Mortgage.

Loan:   The loan in the original maximum principal amount of SIX
MILLION NINE HUNDRED THIRTY-NINE THOUSAND DOLLARS (6,939,000) from the Mortgagee to the Mortgagor evidenced by the Loan Agreement and Note and secured, in part, by this Mortgage.

Loan Agreement: That certain Construction Loan Agreement of even date herewith by and between the Mortgagor and the Mortgagee.

Loan Documents:  As defined in the Loan Agreement.

Loan Term:  As defined in the Note.

Manager:  As defined in the Loan Agreement.

Monthly Insurance Deposit Date:  As defined in Section 9.

Monthly Tax Deposit Date:  As defined in Section 6.

Mortgaged Indebtedness: As defined in the granting clause of this Mortgage.

Mortgaged Property: As defined in the granting clause of this Mortgage.

Mortgagee:  As defined in the granting clause of this Mortgage.

Mortgagor:  As defined in the granting clause of this Mortgage.

Note:  As defined in the granting clause of this Mortgage.

Patient Admission Agreements:  As defined in the Loan Agreement.

Permits:  As defined in the granting clause of this Mortgage.

Permanent Loan Commitment Fee:  As defined in the Loan Agreement.

Permitted Encumbrances:  As defined in Section 3.

Person: All individuals, corporations, general partnerships, limited partnerships, joint ventures, stock companies or associations, companies, banks, trusts, trust companies, land trusts, business trusts, unincorporated organizations, Governmental Authorities or other entities.

Personal Property: As defined in the granting clause of this Mortgage.

Plans and Specifications:  As defined in Section 10.

Prepayment Fee:  As defined in the Note.

Primary Intended Use: The use of the Facility as a nursing home/rehabilitation facility, with the number of licensed beds described in the recitals of this Mortgage.

Proceeds: As defined in the Uniform Commercial Code as adopted in Massachusetts.

Project:  As defined in the Loan Agreement.

Provider Agreements:  As defined in the Loan Agreement.

Real Property:  As defined in the granting clause of this Mortgage.

Related Party Agreements: As defined in the granting clause of this Mortgage.

Related Party Obligations: As defined in the granting clause of this Mortgage.

Rent Insurance Proceeds:  As defined in Section 13.

Rents:  As defined in the granting clause of this Mortgage.

Retainage:  As defined in Section 10.

Third Party Payor:  As defined in the Loan Agreement.

UCC: Uniform Commercial Code as adopted in the state where the Mortgaged Property is located.

Work:  As defined in Section 10.

2.Payment of Indebtedness. The Mortgagor shall pay all of the obligations due under the Loan Documents in accordance with the provisions thereof, including, without limitation, the principal indebtedness and interest due under the Note, the Prepayment Fee, if any due under the Note, all Late Payment Charges due under the Note and any and all other charges, costs and amounts (including, without limitation, Additional Interest) due under the Loan Documents, and shall perform, fulfill and observe all of the other terms, covenants, conditions and warranties under this Mortgage and all of the other Loan Documents; all in the manner herein or therein set forth. The payment of all obligations and the performance, fulfillment and observance of all terms, conditions, covenants and warranties under the Loan Documents shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim the Mortgagor might otherwise have against the Mortgagee, and the Mortgagor shall pay absolutely net during the Loan Term all payments to be made as prescribed in this Mortgage and all of the other Loan Documents, free of any deductions and without abatement, diminution or set-off.

If the Mortgagor named herein shall be more than one Person, all agreements, conditions, covenants, provisions, stipulations, powers of attorney, authorizations, waivers, releases, options, undertakings, rights and benefits made or given by the Mortgagor shall be joint and several, and shall bind and affect all Persons who are defined as "Mortgagor" as fully as though all of them were specifically named herein wherever the word "Mortgagor" is used. The Mortgagor shall have only such rights of prepayment, if any, as are set forth in the Note, subject to the conditions and the payment of the Prepayment Fee as provided therein.

3.Covenants of Title. The Mortgagor hereby warrants and represents that the Mortgagor has good and indefeasible title to the entire Real Property in fee simple, has absolute unencumbered title to the Personal Property, and has good right and full power to assign, grant, bargain, sell, mortgage, transfer and convey the same. The Mortgagor further warrants and represents that the Mortgaged Property is free and clear of agreements, covenants, easements, restrictions, liens, Leases and other encumbrances, except those agreements, covenants, easements, restrictions, liens, Leases and encumbrances to which this Mortgage is expressly subject, whether presently existing, as listed on EXHIBITC attached hereto and incorporated herein by reference, or which may hereafter be created in accordance with the terms hereof (collectively referred to herein as the "Permitted Encumbrances"); and the Mortgagor shall warrant and defend title to the Mortgaged Property against any and all claims and demands of every kind and nature whatsoever. The Mortgagee shall have the right, at its option and at such time or times as the Mortgagee (in its sole and absolute discretion) shall deem necessary or desirable to take whatever action the Mortgagee (in its sole and absolute discretion) may deem necessary or desirable to defend or uphold the lien or the rights of the Mortgagee hereunder or otherwise enforce any obligation secured hereby, including, without limitation, the right to institute appropriate legal proceedings for such purposes, and all costs and expenses incurred by the Mortgagee in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), with interest thereon at the Advances Rate, shall be a demand obligation of the Mortgagor to the Mortgagee, and to the extent permitted by law, shall be added to the Mortgaged Indebtedness and shall be secured by the lien of this Mortgage as fully and effectively and with the same priority as every other obligation of the Mortgagor secured hereby.

4.Usury. In the event that the fulfillment of any provision of any of the Loan Documents, at the time performance of such provision shall be due and as a result of any circumstance whatsoever, shall involve transcending the limit of validity presently or hereafter prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Mortgage or any of the other Loan Documents that is in excess of the limit of such validity. In no event shall the Mortgagor be bound to pay for the use, forbearance or detention of the money loaned pursuant to the Loan Documents, interest of more than the maximum amount, if any, permitted by law to be charged by the Mortgagee; the right to demand any such excess being hereby expressly waived by the Mortgagee.

5.Impositions. The Mortgagor shall pay, or cause to be paid, without deduction (except such discount as may be permitted by law), defalcation or abatement, not later than ten (10) business days before the last day on which the same may be paid without penalty or interest, all real estate taxes, ground rents, sewer rents, water charges and all other municipal and governmental assessments, fees (including, without limitation, license, permit, inspection, authorization and similar fees), taxes, rates, charges, impositions, levies, liabilities, obligations, special assessments and liens of every kind and nature (hereinafter collectively referred to as the "Impositions") that now or hereafter may be imposed, suffered, placed, assessed, levied or filed at any time, upon (i)the Mortgagor, (ii)or the Mortgagor's interest in the Mortgaged Property, (iii)the Mortgaged Property or any Rent therefrom or any estate, right, title or interest therein and
(iv)any occupancy, leasing, operation, use or possession of, sales from, or activity conducted on, or in connection with, the Mortgaged Property, or which by any Legal Requirement may have priority over the indebtedness secured either in lien or in distribution out of the proceeds of any judicial sale (without regard to any law heretofore or hereafter enacted imposing payment in whole or in part upon the Mortgagee). Furthermore, if any such Imposition is of record, the same shall be promptly satisfied and discharged of record and evidence of such discharge of record (satisfactory to the Mortgagee) shall be forwarded to the Mortgagee on or before the date required hereunder for payment of such Imposition. If any Imposition is not paid within the time hereinabove specified, the Mortgagee shall have the right, but not the obligation, to pay the same, together with any penalty and interest thereon, and any amount so paid or advanced by the Mortgagee and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), with interest thereon at the Advances Rate, shall be a demand obligation of the Mortgagor to the Mortgagee, and to the extent permitted by law, shall be added to the Mortgaged Indebtedness and shall be secured by the lien of this Mortgage as fully and effectively and with the same priority as every other obligation of the Mortgagor secured hereby.

Notwithstanding the foregoing, the Mortgagor, in good faith and at the Mortgagor's sole cost and expense, may contest by proper legal proceedings the validity or amount of any Imposition, provided that
(i)the Mortgagor shall deposit with the Mortgagee, as security for the payment of such contested item, an amount equal to the contested item plus all penalties and interest which would be payable if the Mortgagor is ultimately required to pay such contested item and (ii)no amount so contested may remain unpaid for such length of time as shall permit the Mortgaged Property, or the lien thereon created by the item being contested, to be sold for the nonpayment thereof, or as shall permit any action, either of foreclosure or otherwise, to be commenced by the holder of any such lien.

The Mortgagor hereby assigns to the Mortgagee all rights of the Mortgagor now or hereafter arising in and to the refund of any Imposition and any interest thereon. If, at the time of receipt of any such refund by the Mortgagee, a default has occurred hereunder or any of the other Loan Documents, then the Mortgagee may apply said refund in reduction of the Mortgaged Indebtedness; otherwise, the Mortgagee shall promptly forward any such refund to the Mortgagor upon demand.

6.Tax Deposits. At the option of the Mortgagee, the Mortgagor shall deposit with the Mortgagee, on the first day of the calendar month immediately following the date of this Mortgage and on the first day of each calendar month thereafter (each of which dates is hereinafter referred to as a "Monthly Tax Deposit Date") until the payment in full of the Mortgaged Indebtedness, a sum equal to one-twelfth (1/12) of the Impositions to be levied, charged, filed, assessed or imposed upon or against the Mortgaged Property within one (1) year after said Monthly Tax Deposit Date. If the amount of the Impositions to be levied, charged, assessed or imposed within the ensuing one (1) year period shall not be fixed upon any Monthly Tax Date, such amount for the purpose of computing the tax deposit to be made by the Mortgagor hereunder shall be estimated by the Mortgagee, with an appropriate adjustment to be promptly made between the Mortgagor and the Mortgagee as soon as the fixed amount of such Impositions is determinable.

The sums deposited by the Mortgagor under this Section6 shall be held by the Mortgagee and shall be applied in payment of the Impositions when due. No trust shall be created by such deposits and any such deposits may be commingled with other assets of the Mortgagee, and in the discretion of the Mortgagee, invested by the Mortgagee for its account, without any obligation to pay the income from such investment, or interest on such deposit, to the Mortgagor, or to account to the Mortgagor for such income in any way. The Mortgagor shall give thirty (30) days' prior written notice to the Mortgagee in each instance when an Imposition is due, specifying the Imposition to be paid and the amount thereof, the place of payment and the last day on which the same may be paid in order to be within the time limit specified above in Section5 of this Mortgage.

If for any reason the sums on deposit with the Mortgagee under this Section6 shall not be sufficient to pay an Imposition within the time specified in Section5 hereof, then, within ten (10) days after demand by the Mortgagee, the Mortgagor shall deposit sufficient sums so that the Mortgagee may pay such Imposition in full, together with any penalty and interest thereon. The Mortgagee may change its estimate of any Imposition for any period on the basis of a change in an assessment or tax rate or on the basis of a prior miscalculation or for any other reason; in which event, within ten
(10) days after demand by the Mortgagee, the Mortgagor shall deposit with the Mortgagee the amount in excess of the sums actually deposited which would theretofore have been payable under the revised estimate.

If any Imposition shall be levied, charged, filed, assessed or imposed upon or against the Mortgaged Property and if such Imposition shall also be a levy, charge, assessment or imposition upon or for any other real or personal property not covered by the lien of this Mortgage, then the computation of the amounts to be deposited under this Section6 shall be based upon the entire amount of such Imposition and the Mortgagor shall not have the right to apportion any deposit with respect to such Imposition.

Upon an assignment of this Mortgage by the Mortgagee, the Mortgagee shall have the right to transfer all amounts deposited pursuant to the provisions of this Section6 and still in its possession to such assignee (as the subsequent holder of this Mortgage) and the original Mortgagee named herein shall thereupon be completely released from all liability with respect to such tax deposits and the Mortgagor shall look solely to said assignee (as the subsequent holder of this Mortgage) in reference thereto.

All amounts deposited with the Mortgagee pursuant to the provisions of this Section6 shall be held by the Mortgagee as additional security for the sums secured by this Mortgage and upon the occurrence of any Event of Default hereunder the Mortgagee may, in its sole and absolute discretion, apply said amounts toward payment of the Mortgaged Indebtedness. Upon the complete payment and performance of the Mortgaged Indebtedness, any sums then held by the Mortgagee under this Section6 shall be refunded to the Mortgagor.

The Mortgagor shall deliver to the Mortgagee copies of all notices, demands, claims, bills and receipts in relation to the Impositions immediately upon the receipt thereof by the Mortgagor.

7.Change in Taxes. In the event any tax shall be due or become due and payable to any Governmental Authority with respect to the execution and delivery or recordation of any of the Loan Documents or the interest of the Mortgagee in the Mortgaged Property, the Mortgagor shall pay such tax at the time and in the manner required by applicable law (without regard to whether any such tax is imposed in whole or in part on the Mortgagee) and the Mortgagor shall hold harmless, defend (with counsel acceptable to the Mortgagee) and hereby agrees to indemnify the Mortgagee against any liability of any nature whatsoever as a result of the imposition of any such tax. Notwithstanding the foregoing, the Mortgagee shall have the option of conducting its own defense with counsel of its own choice. Furthermore, the aforesaid indemnification agreement shall include, without limitation, attorneys' fees and expenses and court costs incurred by the Mortgagee in connection with the imposition of any such taxes and the enforcement of said indemnification agreement. The Mortgagor shall not claim any credit on, or make any deduction from, the Mortgaged Indebtedness by reason of the payment of any such tax.

If any Legal Requirement becomes effective after the date hereof changing (in any manner) any of the present Legal Requirements as to the taxation of notes or debts secured by mortgages, for federal, state, or local purposes, or the manner of collection of any Impositions, so as to affect any of the Loan Documents, then, upon demand, the Mortgagor shall make such payments to the Mortgagee and take such other steps as may be necessary or desirable in the Mortgagee's sole and absolute discretion, to place the Mortgagee in the same financial position as it was in prior to any such enactment; failing which, at the option of the Mortgagee and upon demand, the Mortgaged Indebtedness shall immediately become due and payable. In the event of any such acceleration of the Mortgaged Indebtedness, provided that an Event of Default has not occurred under this Mortgage, the Mortgagor shall not be required to pay the Mortgagee a Prepayment Fee.

The indemnity provisions of this Section 7 shall survive the complete payment and performance of the Mortgaged Indebtedness and the foreclosure of this Mortgage.

8.Insurance. At all times until the Mortgaged Indebtedness is fully paid and performed, the Mortgagor shall keep the Mortgaged Property insured (with a joint loss endorsement) against loss or damage by fire, vandalism, malicious mischief, extended coverage, sprinkler leakage and all physical loss perils commonly known as "All Risk" for its full replacement cost, with an agreed amount endorsement (which cost shall be reset once a year at the Mortgagee's option) or in such amount which is economically feasible and which is acceptable to the Mortgagee. The term "full replacement cost" as used herein shall mean the actual replacement cost of the Mortgaged Property, including coverage for (a) increased cost of construction, (b) cost of demolition and (c) contingent liability from the operation of building laws, less exclusions provided in the normal "All Risk" insurance policy. At all times during the construction of the Facility, such insurance shall be in builder's risk completed value non-reporting form (including all risk and extended coverage, collapse and value of undamaged portion of the improvements protection). As long as this Mortgage shall remain in effect, the Mortgagor shall also maintain:

(i)flood insurance (if the Mortgaged Property or any portion thereof is situated in an area which is considered a flood risk area by the U.S. Department of Housing and Urban Development);

(ii)boiler and machinery insurance with a joint loss endorsement and including related electrical apparatus and components (under a standard comprehensive form, providing coverage against loss or damage caused by explosion of steam boilers, pressure vessels or similar vessels, now or hereafter installed on the Mortgaged Property);

(iii) earthquake insurance (if deemed necessary by the Mortgagee);

(iv)environmental impairment liability insurance (if available);

(v)rent loss and/or business interruption insurance in an amount sufficient to cover the total of all Rents and other income accruing from the Mortgaged Property for a one year period;

(vi)commercial general public liability insurance including coverages commonly found in the Broad Form Commercial Liability Endorsements with amounts not less than FIVE MILLION DOLLARS ($5,000,000) per occurrence with respect to bodily injury, death property damage and personal injury;

(vii) malpractice insurance in an amount not less than TEN MILLION DOLLARS ($10,000,000) for each medical incident; and

(viii) increased cost of construction and demolition insurance;

(ix) such other insurance as the Mortgagee from time to time may reasonably require (to the extent permissible under applicable
Legal Requirements) and also, as may from time to time be required by applicable Legal Requirements.

All such insurance shall be maintained in such amounts and shall be issued by such companies (licensed to do business in the state where the Mortgaged Property is located and which, according to the rating system established by the A.M. Best Company, have a Best's Rating and Financial Size Category of not less than A:XII) as shall be approved by the Mortgagee, with a deductible not to exceed TEN THOUSAND DOLLARS ($10,000).

In addition to the insurance policies described above, the Mortgagor shall maintain or cause any Lessee to maintain Workers' Compensation and Employers Liability Insurance providing protection against all claims arising out of injuries to all employees of the Mortgagor or Lessee (employed on the Mortgaged Property or any portion thereof) in amounts equal for Workers' Compensation, to the statutory benefits payable to employees in the state in which the Mortgaged Property is located and for Employers Liability, to limits of not less than ONE HUNDRED THOUSAND DOLLARS ($100,000) for injury by accident, ONE HUNDRED THOUSAND DOLLARS ($100,000) per employee for disease and FIVE HUNDRED THOUSAND DOLLARS ($500,000) disease policy limit.

Furthermore, the Mortgagor shall and hereby agrees to indemnify, defend (with counsel acceptable to the Mortgagee) and hold the Mortgagee harmless from and against all losses, costs, damages, claims, fines, penalties and expenses (including, without limitation, all attorneys' fees and expenses and court costs), incurred by the Mortgagee in connection with any injury claims by any Persons employed upon the Mortgaged Property and in the enforcement of this indemnification agreement. Notwithstanding anything to the contrary contained herein, the Mortgagee shall have the option of conducting its own defense with counsel of its own choice. The aforesaid indemnification agreement shall survive the payment and performance of the Mortgaged Indebtedness and the foreclosure of this Mortgage.

Every policy of insurance from time to time required hereunder shall name the Mortgagee as mortgagee, loss payee and an additional insured. Each such policy:

(a)shall include an agreed amount endorsement and a mortgagee and loss payee endorsement, in forms acceptable to the Mortgagee, in its sole and absolute discretion;

(b)shall provide that the same may not be cancelled, not renewed or modified except upon thirty (30) days' prior written notice to the Mortgagee;

(c)shall be payable to the Mortgagee notwithstanding any defense or claim against the Mortgagor (or any other Person holding any other interest in the Mortgaged Property) that the insurer may have to the payment of the same to the Mortgagee (or any other Person holding any other interest in the Mortgaged Property);

(d)shall be endorsed with standard noncontributory mortgagee clauses in favor of and in form acceptable to the Mortgagee; and

(e)shall otherwise be in such forms as shall be acceptable to the Mortgagee, in its sole and absolute discretion reasonably exercised.

The Mortgagor shall promptly provide to the Mortgagee copies of any and all notices (including notice of non-renewal), claims and demands which the Mortgagor receives from insurers of the Mortgaged Property. At least ten (10) days prior to the expiration of any insurance policy required hereunder, the Mortgagor shall deliver to the Mortgagee a certificate of insurance relating to all renewals and replacements thereof (together with evidence, satisfactory to the Mortgagee, of payment of the premiums thereon). The Mortgagor shall deliver to the Mortgagee true and correct copies of all insurance policies required hereunder within ten (10) days after receipt thereof by the Mortgagor. If any insurance policy required hereunder, or any part thereof, shall expire or be cancelled or become void or voidable by reason of the Mortgagor's breach of any condition thereof, or if the Mortgagee determines that such insurance coverage is unsatisfactory by reason of the failure or impairment of the capital of any insurance company which wrote any such policy, upon demand by the Mortgagee, the Mortgagor shall promptly obtain new or additional insurance coverage on the Mortgaged Property satisfactory to the Mortgagee.

If the Mortgagor shall fail to obtain any insurance policy required hereunder by the Mortgagee, or shall fail to deliver the certificate of insurance relating to any such policy to the Mortgagee, then the Mortgagee may obtain such insurance and pay the premium or premiums therefor, in which event any amount so paid or advanced by the Mortgagee and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), with interest thereon at the Advances Rate, shall be a demand obligation of the Mortgagor to the Mortgagee, and, to the extent permitted by law, shall be added to the Mortgaged Indebtedness and shall be secured by the lien of this Mortgage as fully and effectively and with the same priority as every other obligation of the Mortgagor secured hereby.
 All insurance policies required hereunder (except for general public liability and workers' compensation and employers liability insurance) shall provide that in the event of loss, injury or damage, all proceeds shall be paid to the Mortgagee alone (rather than jointly to the Mortgagor and the Mortgagee). No such loss or damage shall itself reduce the Mortgaged Indebtedness. The Mortgagee is hereby authorized to adjust and compromise any such loss without the consent of the Mortgagor and to collect and receive such proceeds in the name of the Mortgagee and the Mortgagor, and the Mortgagor appoints the Mortgagee as the Mortgagor's attorney-in-fact with full power of substitution, to endorse the Mortgagor's name upon any check in payment thereof. Subject to the provisions of Sections10, 11 and 12 hereof, such insurance proceeds shall be applied first toward reimbursement of all costs and expenses of the Mortgagee in collecting said insurance proceeds, then toward payment of the Mortgaged Indebtedness or any portion thereof, whether or not then due and payable, or the Mortgagee, at its option, may apply said insurance proceeds in whole or in part toward restoration of the Mortgaged Property for which such insurance proceeds shall have been paid.

The power of attorney conferred on the Mortgagee pursuant to the provisions of this Section8, being coupled with an interest, shall be irrevocable until all of the Mortgaged Indebtedness is fully paid and performed, and shall not be affected by any disability or incapacity which the Mortgagor may suffer and shall survive the same. Such power of attorney, is provided solely to protect the interests of the Mortgagee and shall not impose any duty on the Mortgagee to exercise any such power, and neither the Mortgagee nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.

Notwithstanding anything to the contrary contained herein, the Mortgagor's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by the Mortgagor; provided, however, that the coverage afforded to the Mortgagee shall not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Mortgage by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Section8 are otherwise satisfied.

The Mortgagor shall not, on the Mortgagor's own initiative or pursuant to the request or requirement of any other Person, take out separate insurance concurrent in form or contributing in the event of loss with the insurance required pursuant to this Section8 to be furnished by the Mortgagor, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including the Mortgagee, are included therein as additional insureds and the loss is payable under said insurance in the same manner as losses are required to be payable under this Mortgage. The Mortgagor shall immediately notify the Mortgagee of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional insurance policy or policies.

The Mortgagor hereby assigns to the Mortgagee all rights of the Mortgagor in and to any unearned premiums on any insurance policy required hereunder to be furnished by the Mortgagor which may become payable or are refundable after the occurrence of an Event of Default hereunder. In the event that the Mortgagee becomes the owner of the Mortgaged Property by foreclosure or otherwise, the insurance policies required to be maintained hereunder, including all right, title and interest of the Mortgagor thereunder, shall become the absolute property of the Mortgagee.

9.Insurance Deposits. At the option of the Mortgagee, the Mortgagor shall deposit with the Mortgagee, on the first day of the calendar month immediately following the date of this Mortgage and on the first day of each calendar month thereafter (each of which dates is hereinafter referred to as a "Monthly Insurance Deposit Date") until the complete payment and performance of the Mortgaged Indebtedness, a sum equal to one-twelfth (1/12) of the premiums of the insurance policies required hereunder which are payable within one (1) year after said Monthly Insurance Deposit Date. If the total amount of the insurance premiums to be paid within the ensuing one (1) year period are not fixed upon any Monthly Insurance Deposit Date, such amount for the purpose of computing the insurance deposit to be made by the Mortgagor pursuant to this Section9 shall be estimated by the Mortgagee, with an appropriate adjustment to be promptly made between the Mortgagor and the Mortgagee as soon as the total amount of the insurance premiums is determinable.

The sums deposited by the Mortgagor under this Section9 shall be held by the Mortgagee and shall be applied in payment of the insurance premiums when due. No trust shall be created by such deposits and any such deposits may be commingled with other assets of the Mortgagee, and in the discretion of the Mortgagee, invested by the Mortgagee for its account, without any obligation to pay the income from such investment, or interest on such deposit, to the Mortgagor, or to account to the Mortgagor for such income in any way. The Mortgagor shall give thirty (30) days' prior written notice to the Mortgagee in each instance when an insurance policy premium is due, specifying the premium to be paid and the amount thereof, the place of payment and the last day on which the same may be paid.

If for any reason the sums on deposit with the Mortgagee under this Section9 shall not be sufficient to pay any insurance policy premium, then, within ten (10) days after demand by the Mortgagee, the Mortgagor shall deposit sufficient sums so that the Mortgagee may pay such insurance policy premium in full, together with any penalty and interest thereon. The Mortgagee may change its estimate of any insurance premiums for any period on the basis of a change in any premium rates, a change in the type or amount of coverage required hereunder, a prior miscalculation or for any other reason; in which event, within ten (10) days after demand by the Mortgagee, the Mortgagor shall deposit with the Mortgagee the amount in excess of the sums actually deposited which would theretofore have been payable under the revised estimate.

Upon an assignment of this Mortgage by the Mortgagee, the Mortgagee shall have the right to transfer all amounts deposited pursuant to the provisions of this Section9 and still in its possession to such assignee (as the subsequent holder of this Mortgage) and the original Mortgagee named herein shall thereupon be completely released from all liability with respect to such insurance deposits and the Mortgagor shall look solely to said assignee (as the subsequent holder of this Mortgage) in reference thereto.

All amounts deposited with the Mortgagee pursuant to the provisions of this Section9 shall be held by the Mortgagee as additional security for the sums secured by this Mortgage and upon the occurrence of any Event of Default hereunder the Mortgagee may, in its sole and absolute discretion, apply said amounts toward payment of the Mortgaged Indebtedness. Upon the complete payment and performance of the Mortgaged Indebtedness, any sums then held by the Mortgagee under this Section 9 shall be refunded to the Mortgagor.

10.Restoration Following Fire and Other Casualty or Condemnation. In the event of any damage or destruction to the Mortgaged Property by reason of fire or other hazard or casualty, the Mortgagor shall give immediate written notice thereof to the Mortgagee and, if required hereunder by the Mortgagee pursuant to the terms of Section11 hereof, the Mortgagor shall and hereby agrees to proceed with reasonable diligence (in full compliance with all applicable Legal Requirements) to perform such repairs, replacement and rebuilding work (hereinafter referred to as the "Work") to restore the Mortgaged Property to the condition it was in immediately prior to such damage or destruction. In the event of a taking by power of eminent domain or conveyance in lieu thereof of all or any portion of the Mortgaged Property (hereinafter referred to as a "Condemnation") and, if restoration is required by the Mortgagee pursuant to Section11 hereof, the Mortgagor shall and hereby agrees to proceed with reasonable diligence to perform such restoration (also hereinafter referred to as the "Work").

In the event that such casualty results in non-structural damage to the Mortgaged Property in excess of ONE HUNDRED THOUSAND DOLLARS ($100,000), or in any structural damage to the Mortgaged Property regardless of the extent of such structural damage, or in the event of any Condemnation, prior to commencing the Work, the Mortgagor shall comply with the following requirements:

(i)the Mortgagor shall furnish to the Mortgagee complete plans and specifications for the Work (hereinafter referred to as the "Plans and Specifications"), for the Mortgagee's approval, in each instance, which approval may be withheld in the Mortgagee's reasonable discretion. The Plans and Specifications shall bear the signed approval thereof by an architect (licensed to do business in the state where the Mortgaged Property is located) satisfactory to the Mortgagee and shall be accompanied by a written estimate from the architect (bearing the architect's seal) of the entire cost of completing the Work, and to the extent feasible, the Plans and Specifications shall provide for Work of such nature, quality and extent, that, upon the completion thereof, the Mortgaged Property shall be at least equal in value and general utility to its value and general utility prior to the damage or destruction or Condemnation;

(ii)the Mortgagor shall furnish to the Mortgagee certified or photostatic copies of all Permits and Contracts required by all applicable Legal Requirements in connection with the commencement and conduct of the Work;

(iii) the Mortgagor shall furnish to the Mortgagee

(a)a surety bond for the Work or a guaranty of completion of and payment for the Work, which bond or guaranty shall be in form satisfactory to the Mortgagee in its sole and absolute discretion and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who have been approved by the Mortgagee, in each instance, which approval may be withheld in the Mortgagee's sole and absolute discretion, or

(b)a cash deposit sufficient to guaranty completion of and payment for the Work;

in an amount not less than the architect's estimate of the entire cost of completing the Work, less the amount of insurance proceeds or Condemnation award, if any, then held by the Mortgagee and which the Mortgagee shall have elected or shall be required to apply toward restoration of the Mortgaged Property as provided in Section11 hereof; and

(iv)the Mortgagor shall furnish to the Mortgagee such insurance (in addition to the insurance required under Section8 hereof) in such amounts and in such forms as is required by the Mortgagee (in its reasonable discretion).

The Mortgagor shall not commence any of the Work until the Mortgagor shall have complied with the requirements set forth in subsections(i)-(iv) immediately above, and thereafter the Mortgagor shall perform the Work diligently, in a good and workmanlike fashion and in good faith in accordance with (1)the Plans and Specifications referred to in subsection(i) immediately above,
(2)the Permits and Contracts referred to in subsection(ii) immediately above and (3)all applicable Legal Requirements.

If, as provided in Section11 hereof, the Mortgagee shall have elected or is required to apply any insurance proceeds or Condemnation awards toward repair or restoration of the Mortgaged Property, then as long as the Work is being diligently performed by the Mortgagor in accordance with the terms and conditions of this Mortgage, the Mortgagee shall disburse such insurance proceeds or Condemnation awards to the Mortgagor from time to time during the course of the Work in accordance with the following provisions.
The Mortgagee shall not be required to make disbursements more often than at thirty (30) day intervals. The Mortgagor shall submit a written request for each disbursement at least ten (10) business days in advance and shall comply with the following requirements in connection with each disbursement:

A.Prior to the commencement of any Work, the Mortgagor shall have received the Mortgagee's written approval of the Plans and Specifications and the Work shall be supervised by an experienced construction manager with the consultation of an architect or engineer (qualified and licensed to do business in the state where the Mortgaged Property is located);

B.Each request for payment shall be accompanied by (a)a certificate of the architect or engineer (bearing the architect's or engineer's seal) and (b)a certificate of the general contractor (qualified and licensed to do business in the state where the Mortgaged Property is located) performing the Work, each dated not more than ten (10) days prior to the application for withdrawal of funds, and each stating:

(i)that all of the Work performed as of the date of the certificates has been completed in compliance with the approved
Plans and Specifications and all applicable Legal Requirements;

(ii)that the sum then requested to be withdrawn has been paid by the Mortgagor or is justly due to contractors, subcontractors, materialmen, engineers, architects or other Persons (whose names and addresses shall be stated therein) who have rendered or furnished certain services or materials for the Work, and the certificate shall also include a brief description of such services and materials and the principal subdivisions or categories thereof and the respective amounts so paid or due to each of said Persons in respect thereof and stating the progress of the Work up to the date of said certificate;

(iii) that the sum then requested to be withdrawn, plus all sums previously withdrawn, do not exceed the cost of the Work insofar as actually accomplished up to the date of such certificate;

(iv)that the remainder of the moneys, guarantees or suretys held by the Mortgagee will be sufficient to pay for the full completion of the Work in accordance with the Plans and Specifications;

(v)that no part of the cost of the services and materials described in the foregoing subparagraph(i) of this ClauseB has been or is being made the basis of the withdrawal of any funds in any previous or then pending application; and

(vi)that, except for the amounts, if any, specified in the foregoing subsection(ii) of this ParagraphB to be due for services or materials, there is no outstanding indebtedness known (after due inquiry) which is then due and payable for work, labor, services or materials in connection with the Work which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or other similar lien upon the Mortgaged Property;

C.the Mortgagor shall deliver to the Mortgagee satisfactory evidence that the Mortgaged Property and all materials and all property described in the certificate furnished pursuant to subsection(ii) of the foregoing ParagraphB are free and clear of all mortgages, liens, charges or encumbrances, except
(a)encumbrances, if any, securing indebtedness due to Persons (whose names and addresses and the several amounts due them shall be stated therein) specified in said certificate furnished pursuant to subsection(i) of the foregoing ParagraphB, which encumbrances shall be discharged upon disbursement of the funds then being requested, (b) this Mortgage and (c) the Permitted Encumbrances. The Mortgagee shall accept as satisfactory evidence under this ParagraphC lien waivers in customary form from the general contractor and all subcontractors performing the Work, together with, if deemed appropriate by the Lender in its reasonable judgment, an endorsement of a title insurance company acceptable to the Mortgagee, dated as of the date of the making of the disbursement, confirming the foregoing;

D.prior to the making of the final advance, the Mortgagor shall deliver to the Mortgagee, upon the request of the Mortgagee, an "as-built" survey of the Real Property dated as of a date within ten (10) days prior to the making of the advance (or revised to a date within ten (10) days prior to the advance) showing no encroachments other than those, if any, acceptable to the Mortgagee;

E.prior to the making of the initial advance, the Mortgagor shall deliver to the Mortgagee an opinion of counsel (satisfactory to the Mortgagee both as to counsel and as to the form of opinion) that the Mortgaged Property, if repaired, replaced or rebuilt in accordance with the approved Plans and Specifications, shall comply with all applicable Legal Requirements; and

F.there shall be no Event of Default hereunder or under any of the Loan Documents or any state of facts existing which, with the giving of notice or passage of time, or both, would constitute any such Event of Default.

The Mortgagee, at its option, may waive any of the foregoing requirements.

Upon compliance by the Mortgagor with the foregoing ClausesA, B, C, D, E and F (except for such requirements, if any, as the Mortgagee may have expressly elected to waive), and to the extent of (i) the insurance proceeds or Condemnation awards, if any, which the Mortgagee shall have elected or shall be required to apply to restoration of the Mortgaged Property pursuant to the provisions of this Mortgage and (ii) all other cash deposits made by the Mortgagor, the Mortgagor shall pay or cause to be paid to the Persons named in the certificate furnished to the Mortgagee pursuant to the foregoing Clause B, the respective amounts stated in said certificate to be due and the Mortgagee shall pay to the Mortgagor ninety percent (90%) of the amounts stated in said certificate to have been paid by the Mortgagor on account of labor and materials for such Work (the remaining ten percent (10%) hereinafter referred to as the "Retainage"), and one hundred percent (100%) of the amounts stated in said certificate to have been paid by the Mortgagor on account of costs other than for labor and materials for such Work. It is understood that the Retainage is intended to provide a contingency fund to assure the Mortgagee that the Work shall be fully completed in accordance with the Plans and Specifications.

Upon completion of the Work, in addition to the requirements set forth in ClausesA, B, C, D, E and F immediately above, the Mortgagor shall promptly deliver to the Mortgagee:

(i)a written certificate of the architect or engineer (bearing the architect's or engineer's seal) and the general contractor certifying that the Work has been fully completed in a good and workmanlike manner in accordance with the Plans and Specifications;

(ii)a written report and policy of a title insurance company acceptable to the Mortgagee insuring the Mortgaged Property against all mechanic's and materialman's liens accompanied by the final lien waivers from the general contractor and all subcontractors;

(iii) a certificate by the Mortgagor in form and substance satisfactory to the Mortgagee, listing all costs and expenses in connection with the completion of the Work and the amount paid by the Mortgagor with respect to the Work; and

(iv)a temporary certificate of occupancy and all other applicable Permits and Contracts issued by or entered into with any Governmental Authority with respect to the Mortgaged Property and its Primary Intended Use and by the appropriate Board of Fire Underwriters or other similar bodies acting in and for the locality in which the Mortgaged Property is situated; provided that within thirty (30) days after completion of the Work, the Mortgagor shall obtain and deliver to Mortgagee a permanent certificate of occupancy for the Mortgaged Property.

Upon completion of the Work and delivery of the documents required pursuant to the provisions of this Section 10 the Mortgagee shall pay over the Retainage to the Mortgagor, and if there shall be insurance proceeds, Condemnation awards or cash deposits, other than the Retainage, held by the Mortgagee in excess of the amounts withdrawn pursuant to the foregoing provisions, then the Mortgagee, at the Mortgagee's option, may either retain such proceeds, awards or cash deposits and apply the same in reduction of the Mortgaged Indebtedness, or the Mortgagee may pay over such proceeds, awards or cash deposits to the Mortgagor.

No inspections or any approvals of the Work during or after construction shall constitute a warranty or representation by the Mortgagee (or any of its agents) as to the technical sufficiency, adequacy or safety of any structure or any of its component parts, including, without limitation, any fixtures, equipment or furnishings, or as to the subsoil conditions or any other physical condition or feature pertaining to the Mortgaged Property. All acts, including any failure to act, relating to the Mortgaged Property by any agent, representative or designee of the Mortgagee are performed solely for the benefit of the Mortgagee to assure the payment and performance of the Mortgaged Indebtedness and are not for the benefit of the Mortgagor or the benefit of any other Person.

11.Disposition of Condemnation or Insurance Proceeds. In the event of any damage, destruction or Condemnation of the Mortgaged Property, the Mortgagee, in its sole and absolute discretion, may decide whether and to what extent, if any, proceeds of insurance policies or Condemnation awards shall be made available to the Mortgagor for repair or restoration of the Mortgaged Property. Notwithstanding the foregoing, the Mortgagee hereby agrees to make insurance proceeds or Condemnation awards available to the Mortgagor for repair or restoration provided that:

(i)not more than twenty-five percent (25%) of the fair market value of the Facility is damaged or taken;

(ii) there does not then exist an Event of Default hereunder or under any of the other Loan Documents or any state of facts existing which, with the giving of notice or passage of time, or both, would constitute such an Event of Default;

(iii)the Mortgagor can demonstrate to the Mortgagee's satisfaction that the Mortgagor has the financial ability to satisfy its obligations under the Loan Documents during such repair or restoration;

(iv)no Lease affecting the Mortgaged Property immediately prior to such damage or taking shall have been cancelled or terminated, nor contain any still exercisable right to cancel or terminate, due to such damage or taking;

(v)such damage or taking occurs prior to the seventh anniversary date of this Mortgage; and

(vi)the proceeds or awards are released under the escrow/construction funding arrangements specified in Section 10 hereof.

If the Mortgagee elects or is required to make the insurance proceeds or Condemnation awards available for the repair and restoration of the Mortgaged Property and the amount of such proceeds or awards actually available is not sufficient to pay the total cost for the repair and restoration of the Mortgaged Property, then the Mortgagor shall be obligated and hereby agrees to repair and restore the Mortgaged Property pursuant to the terms and provisions hereof, notwithstanding any such deficiency, and the Mortgagor shall pay the remaining cost of such repair and restoration in excess of the amounts of the insurance proceeds or Condemnation awards actually made available.

If the Mortgagee elects not to make the insurance proceeds or Condemnation awards available for repair or restoration of the Mortgaged Property, then such proceeds or awards shall be applied to reduce the Mortgaged Indebtedness, in which event the Mortgagor shall not be obligated to repair or restore the Mortgaged Property. Any application of such proceeds or awards toward payment of the Mortgaged Indebtedness shall be at par without any Prepayment Fee and the monthly payments due under the Note shall be adjusted accordingly; provided, however, that if there exists any Event of Default hereunder, the Prepayment Fee shall also be due.

Furthermore, if the Mortgagee elects not to make the insurance proceeds or Condemnation awards available for the repair and restoration of the Mortgaged Property, in addition to applying such proceeds or awards to the Mortgaged Indebtedness and if, upon such application, (a) the outstanding principal balance of the Mortgaged Indebtedness is less than FIFTY MILLION DOLLARS ($50,000,000), (b) the Loan Amount exceeds eighty percent (80) of the aggregate fair market value of the Mortgaged Property or (c) the Debt Coverage Ratio shall be less than 1.5, the Mortgagee, at its option and in its sole and absolute discretion, may elect to declare the Mortgaged Indebtedness due and payable upon sixty (60) days' prior written notice to the Mortgagor. Upon such acceleration, provided that an Event of Default has not occurred hereunder, the Mortgagor shall not be required to pay a Prepayment Fee to the Mortgagee.

12.Fire and Other Casualty; Self-Help. If within one hundred twenty (120) days after the occurrence of any non-structural damage to the Mortgaged Property in excess of TWENTY-FIVE THOUSAND DOLLARS ($25,000), any structural damage to the Mortgaged Property regardless of the extent of such structural damage, or any Condemnation, the Mortgagor shall not have submitted to the Mortgagee and received the Mortgagee's approval of the Plans and Specifications for the repair, replacement or rebuilding of the Mortgaged Property or shall not have obtained approval of such Plans and Specifications from all Governmental Authorities whose approval is required pursuant to applicable Legal Requirements, or if, after the date upon which such Plans and Specifications are approved by the Mortgagee and all such Governmental Authorities (such date is referred to herein as the "Completion Date"), the Mortgagor shall fail to commence promptly such repair, replacement or rebuilding, or if the Mortgagor fails to complete such repair, replacement or rebuilding within one hundred twenty (120) days following the Completion Date or, in the event of delays resulting from reasons beyond the reasonable control of the Mortgagor such longer period reasonably required but in no event more than one hundred eighty (180) days following the Completion Date, or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such work, or, in the case of any non-structural loss or damage not in excess of TWENTY-FIVE THOUSAND DOLLARS ($25,000), if the Mortgagor shall fail to promptly repair, replace or rebuild the Mortgaged Property, then, in addition to all other rights herein set forth, the Mortgagee, or any lawfully appointed receiver of the Mortgaged Property, may at their respective options, perform or cause to be performed such repair, replacement or rebuilding, and may take such other steps as they deem advisable to perform such repair, replacement or rebuilding, and may enter upon the Mortgaged Property for any of the foregoing purposes, and the Mortgagor hereby waives, for the Mortgagor and all others holding under the Mortgagor, any claim against the Mortgagee or such receiver arising out of anything done by the Mortgagee or such receiver pursuant to this Section12, and the Mortgagee may apply insurance proceeds (without the need to fulfill the requirements of Section10 hereof) to reimburse the Mortgagee or such receiver for all amounts expended or incurred by them, respectively, in connection with the performance of such work, and any excess costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), with interest thereon at the Advances Rate, shall be a demand obligation of the Mortgagor to the Mortgagee or such receiver, and, to the extent permitted by law, shall be added to the Mortgaged Indebtedness and shall be secured by the lien of this Mortgage as fully and effectively and with the same priority as every other obligation of the Mortgagor secured hereby.

13.Rent Loss and/or Business Interruption Insurance Proceeds. If the Mortgagor shall promptly and diligently commence to perform its obligations hereunder with respect to the repair, replacement and restoration of any damage occurring to the Mortgaged Property, and no Event of Default has occurred under this Mortgage and no state of facts exists which, with the giving of notice or passage of time, or both, would constitute an Event of Default hereunder, then the Mortgagee shall each month pay to the Mortgagor out of the rent loss and/or business interruption insurance proceeds actually received by the Mortgagee (hereinafter referred to as the "Rent Insurance Proceeds") a sum equal to that amount, if any, of the Rent Insurance Proceeds paid by the insurer which is allocable to the rental loss and/or business interruption for the preceding month. At its option, the Mortgagee may waive any of the foregoing conditions to the payment of Rent Insurance Proceeds. If the Mortgagor does not fulfill the foregoing conditions entitling the Mortgagor to monthly disbursements of Rent Insurance Proceeds, then such Rent Insurance Proceeds may be applied by the Mortgagee, at the Mortgagee's option, toward payment of the Mortgaged Indebtedness and/or to the payment of the cost of such repair, replacement or restoration of the Mortgaged Property, and/or to the payment of any Imposition required to be paid by the Mortgagor (the nonpayment of which is an Event of Default under this Mortgage), and/or to the payment of any monthly tax deposit, any monthly insurance deposit or other amount required to be paid by the Mortgagor under the provisions of this Mortgage and the nonpayment of which is a default hereunder.

14.Repair; Use; Compliance With Law; Alterations; Waste. At all times until the Mortgaged Indebtedness is fully paid and performed, the Mortgaged Property shall be maintained in good order, repair and condition (damage from casualty expressly not excepted), and the Mortgagor expressly agrees that it will neither permit nor suffer any waste upon the Mortgaged Property, nor cause or permit any nuisance thereon, nor do any act whereby the Mortgaged Property may become less valuable or the lien hereof may be impaired. No additional Improvement (other than the Project) may be constructed on the Land, nor may any Improvement on the Land be altered, removed or demolished without the prior written consent of the Mortgagee in each instance, which consent may be withheld in the Mortgagee's sole and absolute discretion. Without limiting any of the Mortgagee's other rights of entry pursuant to the terms of this Mortgage or any of the other Loan Documents, the Mortgagor shall permit the Mortgagee to enter the Mortgaged Property at any reasonable time to determine whether the Mortgagor and the Mortgaged Property are in compliance with the provisions of this
Section 14.

The Mortgagor covenants that the Mortgaged Property shall be continuously operated in accordance with its Primary Intended Use and for such other uses as may be necessary in connection with or incidental to such Primary Intended Use. The Mortgagor shall not allow the Mortgaged Property to be used for any use other than its Primary Intended Use without the prior written consent of the Mortgagee in each instance, which consent may be withheld in the Mortgagee's sole and absolute discretion.

The Mortgagor further covenants that the operation of the Facility shall be conducted in a manner consistent with the highest standards and practices recognized in the health care industry as those customarily utilized by first class business operations. Subject to any applicable Legal Requirements, the Mortgagor, any Lessee and any Manager shall use their best efforts to maximize the Facility's Gross Revenues, and to that end (i)a full staff of employees shall be maintained at the Facility and (ii)a maximum amount of space in the Facility shall be devoted to patient care and only such part thereof shall be devoted for storage, office and other ancillary purposes as shall be reasonably necessary.

No use shall be made or permitted to be made of the Mortgaged Property and no acts shall be done which will cause the cancellation of any insurance policy required pursuant to the terms of this Mortgage, nor shall the Mortgagor, any Lessee or any Manager sell or otherwise provide to patients therein, or permit to be kept, used or sold in or about the Mortgaged Property any article which may be prohibited by any Legal Requirement or by the standard form of fire insurance policies, any other insurance policies required to be carried hereunder or fire underwriters' regulations.

The Mortgagor and any Lessee, at their sole cost and expense, at all times throughout the term of this Mortgage, shall (a)fully comply with all Legal Requirements and Insurance Requirements whether or not compliance therewith shall require any structural change of the Mortgaged Property or interfere with the use and enjoyment of the Mortgaged Property and (b)procure, maintain and comply with all Permits, accreditations, qualifications, Provider Agreements, Contracts and other authorizations required for any use of the Mortgaged Property for the Primary Intended Use or other permitted uses then being made, and for the proper erection, installation, operation and maintenance of the Mortgaged Property, and shall not violate or permit the violation or breach of any Permits, accreditations, Contracts and Legal Requirements.

All utilities necessary for the use and operation of the Facility are available to the lot lines of the Mortgaged Property:

(x)in sufficient supply and capacity;

(y)through validly created and existing easements of record appurtenant to or encumbering the Mortgaged Property (which easements shall not impede or restrict the construction of the Project or the operation of the Facility); and

(z)without need for any Permits and Contracts required to be issued by or entered into with any Governmental Authority, except as already obtained or executed, as the case may be, or as otherwise shown, to the satisfaction of the Mortgagee, to be readily obtainable.

Unless there is a Event of Default under this Mortgage or under any of the other Loan Documents, or any state of facts existing which, with the giving of notice or passage of time, or both, would constitute an Event of Default, upon prior written notice to the Mortgagee, the Mortgagor, any Lessee or any Manager may contest the legality or applicability of any Legal Requirement or the decision of any Third Party Payor or Accreditation Body related to the operation of the Mortgaged Property for the Primary Intended Use or other uses conducted thereon which are permitted by the Mortgagee (pursuant to the terms and provisions of this Mortgage), provided that the Mortgagor, the Lessee or the Manager maintains such action in good faith, with due diligence, without prejudice to the Mortgagee's rights hereunder, and at the Mortgagor's, the Lessee's and the Manager's sole cost and expense. If, by the terms of any Legal Requirement or the decision of any Third Party Payor or Accreditation Body, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the occurrence of any lien, charge or liability of any kind against the Mortgaged Property and without subjecting the Mortgagee, the Mortgagor, the Lessee or the Manager to any liability, civil or criminal, for failure so to comply therewith, the Mortgagor, the Lessee or the Manager may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, the Mortgagor, the Lessee or the Manager, on obtaining the prior written consent of the Mortgagee (in each instance, which consent may be withheld in the Mortgagee's sole and absolute discretion), may nonetheless contest as aforesaid any delay as aforesaid provided that (1)such delay would not subject the Mortgagee, the Mortgagor, the Lessee or the Manager to criminal liability, (2) the Mortgagor, the Lessee or the Manager provides the Mortgagee with security (reasonably satisfactory to the Mortgagee) against any loss or injury by reason of such contest or delay and (3)prosecutes the contest with due diligence and in good faith until the resolution thereof.

If the Mortgagor fails to observe or cause to be observed any of the provisions of this Section14, the Mortgagee or a lawfully appointed receiver of the Mortgaged Property, at their respective options, from time to time may perform, or cause to be performed, any and all repairs and such other work as they deem necessary to bring the Mortgaged Property into compliance with the provisions of this Section14 and may enter upon the Mortgaged Property for any of the foregoing purposes, and the Mortgagor hereby waives any claim against the Mortgagee or such receiver arising out of such entry or out of any other act carried out pursuant to this Section14. All amounts so expended or incurred by the Mortgagee and by such receiver and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), with interest thereon at the Advances Rate, shall be a demand obligation of the Mortgagor to the Mortgagee or such receiver, and, to the extent permitted by law, shall be added to the Mortgaged Indebtedness and shall be secured by the lien of this Mortgage as fully and effectively and with the same priority as every other obligation of the Mortgagor secured hereby.

The Mortgagor covenants that the Mortgagor shall not initiate, join in or consent to any zoning changes affecting the Mortgaged Property nor initiate, join in or consent to any private restrictive covenant or other public or private restriction upon the use of the Mortgaged Property without the Mortgagee's prior written consent, in each instance, which consent may be withheld in the Mortgagee's sole and absolute discretion.

Upon the request of the Mortgagee, at any time and from time to time while this Mortgage remains in full force and effect and in the event the Mortgagee shall determine that the same is warranted, the Mortgagor shall engage independent professional consultants, engineers and inspectors (qualified to do business in the state where the Mortgaged Property is located and acceptable to the Mortgagee) to perform any environmental and structural investigations and other inspections of the Mortgaged Property and the Facility as the Mortgagee may reasonably request in order to detect (A)any structural deficiencies in the Mortgaged Property or the utilities servicing the Mortgaged Property or (B)the presence of any condition that may be harmful to the environment or present a health hazard to the patients and other occupants of the Facility. In the event that the Mortgagee determines that the results of such investigations and inspections are unsatisfactory, within thirty (30) days of notice from the Mortgagee, the Mortgagor shall undertake such appropriate remedial actions as may be reasonably requested by and acceptable to the Mortgagee to correct any such unsatisfactory conditions, and shall thereafter diligently and continuously prosecute such remedial actions to completion.

15.Independence of Mortgaged Property. The Mortgagor shall not, by act or omission, permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Mortgaged Property or any interest therein to fulfill any applicable Legal Requirement, and the Mortgagor hereby assigns to the Mortgagee any and all rights to give consent for all or any portion of the Mortgaged Property or any interest therein to be so used. Similarly, no portion of the Mortgaged Property shall rely on any premises not subject to the lien of this Mortgage (or any interest therein) in order to operate the Facility in a reasonable and businesslike manner or to fulfill any applicable Legal Requirement. The Mortgagor shall not, by act or omission, impair the integrity of the Real Property as a single zoning lot separate and apart from all other premises. Any act or omission by the Mortgagor which would result in a violation of any of the provisions of this Section15 shall be void and shall be an Event of Default hereunder.

16.Sidewalks, Municipal Charges. The Mortgagor shall promptly pay and discharge any and all license fees and similar charges, with penalties and interest thereon, which may be imposed by the municipality in which the Mortgaged Property is situated, for the use of vaults, chutes, areas and other space beyond the lot line and under or abutting the public sidewalks in front of or adjoining the Mortgaged Property, and the Mortgagor shall promptly cure any violation of law and comply with any order of such municipality respecting the repair, replacement or condition of the sidewalk or curb in front of or adjoining the Mortgaged Property. In the event that the Mortgagor fails to comply with the provisions of this Section16, upon five (5) days notice to the Mortgagor, the Mortgagee may pay any and all such license fees or similar charges, with penalties and interest thereon, and the charges of the municipality for such repair or replacement, and any amount so paid or advanced by the Mortgagee and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), with interest thereon at the Advances Rate, shall be a demand obligation of the Mortgagor to the Mortgagee, and, to the extent permitted by law, shall be added to the Mortgaged Indebtedness and shall be secured by the lien of this Mortgage as fully and effectively as every other obligation of the Mortgagor secured hereby.

17.No Other Liens. Except as otherwise specifically provided herein, the Mortgagor shall not create, consent to, agree to, permit or suffer to exist any mortgage, security interest, attachment, lis pendens, mechanic's or materialman's lien or other lien or encumbrance upon or affecting the Mortgaged Property, whether superior or inferior to the lien of this Mortgage (including, without limitation, the filing of a notice of federal or state tax lien at any location at which by law such notice must be filed in order to be effective against the Mortgaged Property, whether or not such lien applies, by its terms, to the Mortgaged Property), except as granted in this Mortgage and any other lien or security interest granted to the Mortgagee.

If this Mortgage, by its terms, is now, or at any time hereafter, subject or subordinate to a prior mortgage, the Mortgagor shall not, without the prior written consent of the Mortgagee, in each instance, which consent may be withheld in the Mortgagee's sole and absolute discretion, agree at any time to any waiver, revision, modification, amendment, indulgence, suspension or extension of or any addition to any of the provisions, terms, conditions or payments of such prior mortgage.

The Mortgagor shall promptly pay and discharge any and all amounts which are now or hereafter become liens against the Mortgaged Property, except for such liens, if any, otherwise specifically permitted pursuant to the provisions of this Mortgage, and in default thereof, the Mortgagee, upon five (5) days' notice to the Mortgagor, may pay and discharge the same, and any amount so paid or advanced by the Mortgagee and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees and expenses and court costs), with interest thereon at the Advances Rate, shall be a demand obligation of the Mortgagor to the Mortgagee, and to the extent permitted by law, shall be added to the Mortgaged Indebtedness and shall be secured by the lien of this Mortgage as fully and effectively and with the same priority as every other obligation of the Mortgagor secured hereby.

The covenants of this Section17 shall survive any foreclosure of the Mortgaged Property with respect to any such liens in existence as of the date of transfer of title.

18.Assignment of Leases. As additional security for the payment and performance of the Mortgaged Indebtedness, the Mortgagor hereby grants, transfers and assigns to the Mortgagee all of its right, title and interest in and to any and all Leases and Lease Guaranties. The Mortgagee shall not be deemed by virtue of this assignment to have assumed any of the lessor's obligations, duties or liabilities under or in connection with the Leases or Lease Guaranties, which obligations the Mortgagor covenants and agrees to perform and observe as if this assignment had not been made. In addition to the remedies hereinafter set forth in this Mortgage, after the occurrence of an Event of Default hereunder, the Mortgagee shall be entitled, either with or without taking possession of the Mortgaged Property, to demand, sue for or otherwise collect and receive all of the Rents, including those past due and unpaid, reserved to the lessor under the terms of the Leases and upon receipt thereof, the Mortgagee shall apply said amounts collected to the indebtedness secured hereby. The Mortgagor hereby authorizes all Lessees and guarantors under the Lease Guaranties, upon receipt of written notice from the Mortgagee that an Event of Default has occurred hereunder, to pay over all Rent at any time owed under the Leases to the Mortgagee in lieu of the Mortgagor. The Mortgagor shall and does hereby agree to defend, with counsel acceptable to the Mortgagee, indemnify and hold the Mortgagee harmless from any and all claims, demands, losses, damages, liabilities, costs and expenses of every kind and nature, including, without limitation, attorneys' fees and expenses and court costs, which the Mortgagee shall sustain or incur arising out of or in connection with the Leases or the enforcement of this indemnification unless solely resulting from the Mortgagee's gross negligence or willful misconduct. Any Lessee (and any guarantor of such Lessee's obligations under the applicable Lease) shall be deemed by virtue of said Lessee's occupancy of the Mortgaged Property, to have agreed to the terms of this assignment and shall be entitled to rely conclusively on any written notice from the Mortgagee of the existence of an Event of Default under this Mortgage. Upon receipt of such written notice, each Lessee (or guarantor of the obligations of such Lessees under the applicable Lease) shall pay over to the Mortgagee, on the dates set forth under the applicable Lease (except as to those amounts past due and unpaid, which amounts shall be payable immediately to the Mortgagee upon receipt of such written notice), all Rent required to be made to the lessor pursuant to such Lease.

The indemnification provisions of this Section18 shall survive the complete payment and performance of the Mortgaged Indebtedness and the foreclosure of the Mortgage.

19.Future Actions With Respect to the Leases. The Mortgagor shall furnish to the Mortgagee a true and complete copy of each Lease hereafter made by the Mortgagor within ten (10) days after execution and delivery of each such Lease by the parties thereto. Upon the request of the Mortgagee, the Mortgagor shall also furnish to the Mortgagee an original mortgagee attornment agreement executed by each Lessee under any Lease and an original estoppel certificate, all in form and substance satisfactory to the Mortgagee, addressed to the Mortgagee, from each Lessee under any Lease.

The Mortgagor shall, from time to time, upon request of the Mortgagee, confirm in writing the assignment to the Mortgagee of any or all of the Leases, and such written confirmation shall be in such form as the Mortgagee shall require and as shall be necessary to make the same recordable.

20.Leases; Foreclosure. Any proceedings or other steps taken by the Mortgagee to foreclose this Mortgage, or otherwise to protect the interests of the Mortgagee hereunder, shall not operate to terminate the rights of any present or future Lessee under the Leases, notwithstanding that said rights may be subject and subordinate to the lien of this Mortgage, unless the Mortgagee specifically elects otherwise in the case of any particular Lessee. The failure to make any such Lessee a defendant in any such foreclosure proceeding and to foreclose such Lessee's rights shall not be asserted by the Mortgagor or any other defendant in such foreclosure proceeding as a defense to any proceeding instituted by the Mortgagee to foreclose this Mortgage or otherwise to protect the interests of the Mortgagee hereunder.

In addition, the Mortgagee shall have the right to subordinate this Mortgage and its rights hereunder to any Lease which is subject and subordinate to this Mortgage, except that the Mortgagee shall be entitled to expressly exclude from such subordination the Mortgagee's rights to insurance proceeds and Condemnation awards as set forth herein.

21.Events of Default. Each of the following shall constitute an "Event of Default" hereunder and shall entitle the Mortgagee to exercise its remedies hereunder and under any of the other Loan
Documents:

(i)any failure of the Mortgagor to pay any amount due under any of the Loan Documents within ten (10) days following the date when such payment was due (provided, however, that there shall be no such grace period if the Mortgagor is late in making any payment due under the Loan Documents more than twice in any twelve (12) month period);

(ii) any failure in the observance, fulfillment or performance of any other covenant, term, condition or warranty under any of the Loan Documents, other than the payment of any monetary obligation and other than as specified in subsections (iii) through (vi) below (hereinafter referred to as a "Failure to Perform"), continuing for thirty (30) days after the giving of notice by the Mortgagee to the Mortgagor specifying the nature of the Failure to Perform, except as to matters not susceptible to cure within thirty (30) days, provided that with respect to such matters, (a) the Mortgagor commences the cure thereof within thirty (30) days after the giving of such notice by the Mortgagee to the Mortgagor, (b) the Mortgagor continuously prosecutes such cure to completion, (c) such cure is completed within ninety (90) days after the giving of such notice by the Mortgagee to the Mortgagor and (d) such Failure to Perform does not impair the Mortgagee's rights with respect to the Mortgaged Property or otherwise impair the security evidenced hereby;

(iii) if, without the prior written consent of the Mortgagee, in each instance, which consent may be withheld by the Mortgagee in its sole and absolute discretion all or any part of the Mortgaged Property shall be, directly or indirectly, mortgaged (whether or not junior to this Mortgage), encumbered (by any voluntary or involuntary lien other than the Permitted Encumbrances), leased, subleased, sold, assigned, hypothecated or otherwise transferred;

(iv)the occurrence of any default or breach of condition continuing beyond the expiration of applicable notice and grace periods, if any, under any of the other Loan Documents;

(v)the occurrence of a default or breach of condition continuing beyond the expiration of the applicable notice and grace periods, if any, under the terms of any other agreement, document or instrument evidencing any Related Party Obligation, including, without limitation, any Related Party Agreement;

(vi)except as a result of damage, destruction or a partial or complete Condemnation, if the operation of the Facility ceases for a period in excess of thirty (30) days;

(vii)any failure to maintain the insurance required pursuant to
Section 8 of this Mortgage in force and effect at all times until the Mortgaged Indebtedness shall be fully paid and performed; and

(viii)a default or breach of condition continuing beyond the expiration of any notice or grace periods, if any, under any prior mortgage which may be included in the definition of Permitted Encumbrances and to which this Mortgage is now, or at any time hereafter, subject or subordinate.

22.Remedies Upon Default. Immediately upon the occurrence of any Event of Default referred to above in Section 21 or elsewhere in this Mortgage, the Mortgagee shall have the option, in addition to and not in lieu of or substitution for the other rights and remedies provided in this Mortgage and the other Loan Documents and as may be provided by applicable law, and is hereby authorized and empowered by the Mortgagor, to do any or all of the following:

(i)declare the entire unpaid amount of the Mortgaged Indebtedness, including, without limitation, the outstanding principal balance of the Note and all accrued and unpaid interest due under the Note, the Prepayment Fee, all Late Payment Charges and any and all costs, charges and other amounts (including, without limitation, Additional Interest) payable by the Mortgagor to the Mortgagee pursuant to the Loan Documents, immediately due and payable and, at the Mortgagee's option, (a)bring suit therefor, or (b)bring suit for any delinquent payment of, or bring suit upon, the Mortgaged Indebtedness or (c)take any and all steps and institute any and all other proceedings that the Mortgagee deems necessary or desirable to enforce the payment and performance of the Mortgaged Indebtedness and to protect the lien of this Mortgage;

(ii)commence foreclosure proceedings against all or any part of the Mortgaged Property through judicial proceedings, by advertisement or as otherwise provided by law, at the option of the Mortgagee, and to sell all or any portion of the Mortgaged Property or to cause the same to be sold at public sale, and to convey the same to a purchaser, as provided by the law, in a single parcel or in several parcels at the option of the Mortgagee;

(iii)cause to be brought down to date an abstract or abstracts of title and tax histories of the Mortgaged Property, procure title insurance or title reports and, if necessary, procure new abstracts and tax histories;

(iv)enter upon and take possession of and operate all or any portion of the Mortgaged Property (with or without bringing any action or proceeding in any court);

(v)have a receiver appointed to manage the Mortgaged Property with all such powers as the court making such appointment shall confer;

(vi)demand and receive payment of all Rents, benefits, income and profits from the Mortgaged Property, including those past due and unpaid (whether or not the Mortgagee has taken possession of the Mortgaged Property);

(vii)in the event of any sale of the Mortgaged Property by foreclosure, through judicial proceedings, by advertisement or otherwise, retain one percent (1%) of the proceeds of any such sale and then apply the remaining proceeds of any such sale towards payment of the items immediately set forth below in the following order:

(a)all expenses incurred for the collection and enforcement of the Mortgaged Indebtedness and the foreclosure of this Mortgage, including, without limitation, attorneys' fees and expenses, court costs, publication and advertising expenses, auctioneers' fees, appraisal fees and expenses for environmental site audit reports (hereinafter collectively referred to as the "Collection and Foreclosure Costs"), or such Collection and Foreclosure Costs as are permitted by law;

(b)all sums expended or incurred by the Mortgagee directly or indirectly in connection with the enforcement of terms, conditions, covenants and warranties contained in the Loan Documents and all other agreements evidencing or securing the Mortgaged Indebtedness, together with interest thereon as therein provided;

(c)all accrued and unpaid interest (including, without limitation, Additional Interest) upon the Mortgaged Indebtedness;

(d)the Prepayment Fee;

(e)the unpaid principal amount of the Mortgaged Indebtedness (in the inverse order of maturity); and

(f)the surplus, if any, unless prohibited by law or a court of competent jurisdiction decrees otherwise, to the Mortgagor or any other Person lawfully entitled thereto or as any court of competent jurisdiction may direct; and

(viii)set off or apply, without notice to or demand on the Mortgagor, all deposits or other sums at any time credited by or due from the Mortgagee to the Mortgagor, and all cash, securities, instruments or other property of the Mortgagor in possession of the Mortgagee (whether for safekeeping or otherwise), which shall at all times constitute security for the obligations contained in the Loan Documents.

Failure to exercise any option to accelerate the Mortgage Indebtedness upon the occurrence of an Event of Default hereunder or other circumstance permitting the exercise of such option, shall not constitute a waiver of the default or of the right to exercise such option at a later time, or a waiver of the right to exercise such option upon the occurrence of any other Event of Default or circumstance specified above.

23.No Obligation to Marshall Assets. Notice is hereby given that neither the Mortgagor, nor any holder of any mortgage, lien or other encumbrance affecting all or part of the Mortgaged Property which is inferior to the lien of this Mortgage shall have any right to require the Mortgagee to marshall assets.

24.Additional Collateral. The Mortgagor hereby covenants and agrees that all collateral now or hereafter granted as security for any of the Mortgaged Indebtedness (now existing or hereafter arising) shall be deemed to be additional collateral securing the complete payment, performance, observance and fulfillment of all of the terms, covenants, conditions and warranties secured by this Mortgage.

To the extent that the Mortgagor is not the primary obligor of any of the terms, covenants, conditions or warranties included within the definition of the Mortgaged Indebtedness, the Mortgagor also hereby guarantees to the Mortgagee (and its Affiliates) the complete payment, performance, observance and fulfillment of such terms, covenants, conditions and warranties included within the definition of the Mortgaged Indebtedness; provided, however, that (except as provided below) recourse against the Mortgagor for the performance of this guaranty shall be limited to the Mortgagor's interest the Mortgaged Property. Notwithstanding the foregoing, it is expressly understood and agreed that the provisions of this guaranty shall in no way limit or otherwise affect: (i)any other provision of this Mortgage or (ii)any other term, condition, covenant or warranty set forth under any agreement made by the Mortgagor to, and for the benefit of, the Mortgagee, whether such agreement is now existing or hereafter entered into, including, without limitation, the Note and the Guaranty, as to which the Mortgagee shall have full recourse to the Mortgagor.

The Mortgagor hereby waives any right to require the Mortgagee to:
(a)proceed against any other primary obligor or guarantor of any of the indebtedness, liabilities, covenants, obligations or agreements included within the definition of the Mortgaged Indebtedness or
(b)pursue any other remedy in the Mortgagee's power whatsoever.
The Mortgagor waives any defense arising by reason of any disability or other defense of any such Person or by reason of the cessation from any cause whatsoever of the liability of any such Person. The Mortgagor shall not assert, and hereby waives, any right or claim whatsoever including without limitation, any right of subrogation, arising against such Persons in connection with the Mortgagor's performance of the obligations, covenants and agreements as set forth in this Section 24 and the Mortgagee's enforcement of any rights and remedies hereunder.

Furthermore, the Mortgagor also hereby waives any right to enforce any remedy which the Mortgagee now has or may hereafter have against any such Person, and hereby waives any benefit of rights to participate in any security now or hereafter held by the Mortgagee. The Mortgagor hereby waives notice of acceptance hereof and reliance hereon, notice of any action taken or omitted by the Mortgagee in reliance hereon, suretyship defenses, presentment, demand, protest, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and giving notice of:

(1)any default by any such Person under any of the applicable agreements between any such Person and the Mortgagee or the assertion of any right of the Mortgagee thereunder or hereunder;

(2)all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment and performance of such agreements; and

(3)notices of the existence, creation or incurring of new or additional indebtedness, liabilities, covenants, obligations or agreements which shall be included in the Mortgaged Indebtedness.

     The Mortgagor shall take no action of any kind which might be the basis for a claim that the Mortgagor has any defense hereunder other than the complete payment and performance of the Mortgaged Indebtedness. The Mortgagor hereby agrees to hold harmless and indemnify and shall indemnify the Mortgagee against any claim, injury, loss, cost, damage, liability and expense, including, without limitation, attorneys' fees and expenses and court costs, arising out of or in connection with the assertion by any such Person of any defense to any of its obligations to the Mortgagee or resulting from the attempted assertion by the Mortgagor of any defense hereunder based upon such action or inaction of any such Person. The aforesaid indemnification agreement shall also include all costs and expenses incurred by the Mortgagee in connection with the enforcement thereof. The Mortgagor hereby waives any right or claim of right to cause a marshalling of the assets of any such Person. No delay on the part of the Mortgagee in the exercise of any right, power or privilege under any documentation with any such Person or hereunder shall operate as a waiver of any such privilege, power or right.

The indemnity provisions of this Section 24 shall survive the complete payment and performance of the Mortgaged Indebtedness and the foreclosure of the Mortgage.

25.Security Interest. As to any fixtures, equipment and other Personal Property included in the Mortgaged Property, all Instruments, General Intangibles of the Mortgagor (other than Accounts) and the Permits and Contracts, this Mortgage shall be deemed to constitute a security agreement and the Mortgagor, as debtor, hereby grants to the Mortgagee, as secured party, a security interest therein pursuant to the Uniform Commercial Code as enacted in the state where the Mortgaged Property is located. Notwithstanding the foregoing, to the extent that the Mortgagee is not permitted by applicable law to take a security interest in any of the Permits and Contracts, the Mortgagor hereby agrees to execute any and all other documents deemed necessary and desirable by the Mortgagee to give the Mortgagee such interest in such Permit or Contract as is allowed under applicable law. The Mortgagor agrees, upon request of the Mortgagee, to furnish an inventory of Personal Property owned by the Mortgagor and subject to this Mortgage and, upon request by the Mortgagee, to execute any supplements to this Mortgage, any separate security agreement and any financing statements and continuation statements in order to include specifically said inventory of Personal Property or otherwise to perfect the security interest granted hereby and to pay all costs and expenses related thereto including, without limitation, attorneys' fees and expenses and court costs.

Upon the occurrence of any Event of Default hereunder, the Mortgagee shall have all of the rights and remedies therein provided or otherwise provided by law or by this Mortgage, including, but not limited to, the option of proceeding as to both the Real Property and the Personal Property in accordance with the Mortgagee's rights and remedies in respect of the Real Property, in which event the default provisions of the UCC shall not apply. In the event that the Mortgagee, at its option, elects to proceed with the Personal Property separately from the Real Property, the Mortgagee shall have all of the rights and remedies herein provided or otherwise provided by law, including, without limitation, the right to require the Mortgagor to assemble such Personal Property and to make it available to the Mortgagee at a place to be designated by the Mortgagee which is reasonably convenient to both parties, the right to take possession of such Personal Property with or without demand and with or without process of law and the right to sell and dispose of the same and distribute the proceeds according to law. The parties hereto agree that any requirement of reasonable notice under the UCC shall be met if the Mortgagee sends such notice to the Mortgagor at least five (5) days prior to the date of sale, disposition or other event giving rise to the required notice, and that the proceeds of any disposition of any such Personal Property may be applied by the Mortgagee first to the expenses in connection therewith, including attorneys' fees and expenses and court costs incurred, and then, toward payment of the Mortgaged Indebtedness. With respect to the Personal Property that has become so attached to the Real Property that an interest therein arises under the real property law of the state, this Mortgage shall also constitute a financing statement and a fixture filing under the UCC.

26. Right of Entry. At reasonable times and upon reasonable notice to the Mortgagor (which limitations with respect to time and notice shall not apply in emergency situations), the Mortgagee and the Mortgagee's representatives, from time to time throughout the term of this Mortgage, may enter upon the Mortgaged Property and inspect the same, or cause the Mortgaged Property to be inspected by agents, employees or independent contractors of the Mortgagee, and show the same to others, but the Mortgagee shall not be obligated to make any such entry or inspection.

27. Rights Cumulative, No Waiver. The rights and remedies set forth under this Mortgage are in addition to all other rights and remedies afforded to the Mortgagee under any of the other Loan Documents or at law or in equity, all of which are hereby reserved by the Mortgagee, and this Mortgage is made and accepted without prejudice to any such rights and remedies. All of the rights and remedies of the Mortgagee under each of the Loan Documents shall be separate and cumulative and may be exercised concurrently or successively in the Mortgagee's sole and absolute discretion.

The Mortgagee shall not by any act, delay, omission or otherwise (including, without limitation, the exercise of any right or remedy hereunder) be deemed to have waived any of its rights or remedies hereunder or under any of the other Loan Documents unless such waiver is in writing and signed by the Mortgagee, and then, only to the extent specifically set forth therein. Without limiting the foregoing, notwithstanding any failure or delay by the Mortgagee to insist upon the strict performance of, or compliance with, any of the terms, conditions, covenants or warranties set forth in any of the Loan Documents, the Mortgagee shall have the right thereafter to insist upon the strict performance of, and compliance with, any and all of the terms, conditions, covenants and warranties contained in the Loan Documents. No waiver at any time of any of the terms, conditions, covenants or warranties of any of the Loan Documents shall be construed as a waiver of any other term, condition, covenant or warranty of any of the Loan Documents, nor shall such a waiver in any one instance or circumstance be construed as a waiver of the same term, condition, covenant or warranty in any subsequent instance or circumstance. No such failure, delay or waiver shall be construed as creating a requirement that the Mortgagee must thereafter, as a result of such failure, delay or waiver, give notice to the Mortgagor, the Guarantor, any endorser, surety or other guarantor of the Note or any other Person that the Mortgagee does not intend to give a further waiver or to refrain from insisting upon the strict performance of the terms, conditions, covenants and warranties set forth in the Loan Documents before the Mortgagee can exercise any of its rights or remedies under any of the Loan Documents or before any Event of Default under any of the Loan Documents can occur or as establishing a course of dealing for interpreting the conduct of and agreements between the Mortgagee and the Mortgagor, the Guarantor, any endorser, surety or other guarantor of the Note or any other Person.

Whether or not for consideration paid or payable to the Mortgagee and, except as may otherwise be specifically agreed to by the Mortgagee, no forbearance on the part of the Mortgagee or extension of the time for the payment of the whole or any part of the obligations secured hereby or any other indulgence given by the Mortgagee to the Mortgagor or to any other Person claiming any interest in or to the Mortgaged Property, shall operate to release or in any manner affect the original liability of the Mortgagor, or the priority of this Mortgage or to limit, prejudice or impair any right of the Mortgagee, including, without limitation, the right to realize upon the Mortgaged Property, for any of the obligations evidenced or secured by this Mortgage; notice of any such extension, forbearance or indulgence being hereby waived by the Mortgagor and all those claiming by, through or under the Mortgagor.

28.Mortgage Extension. The lien hereof shall remain in full force and effect during any postponement or extension of the time for the payment and performance of the Mortgaged Indebtedness, or of any part thereof, and any number of extensions or modifications hereof or any additional notes taken by the Mortgagee shall not affect the lien hereof or the liability of the Mortgagor or of any subsequent obligor to pay and perform the Mortgaged Indebtedness unless and until such lien or liability be expressly released in writing by the Mortgagee.

29. Indemnification. The Mortgagor shall and hereby agrees to indemnify and hold the Mortgagee harmless from and against all obligations, liabilities, losses, costs, claims, expenses, fines, penalties or damages which the Mortgagee may sustain or incur by reason of this Mortgage or with regard to the Mortgaged Property, including, without limitation, attorneys' fees and expenses and expenses, unless solely resulting from the Mortgagor's gross negligence or willful misconduct. The Mortgagor shall defend the Mortgagee against any claim or litigation involving the Mortgagee for the same, with counsel approved by the Mortgagee, and should the Mortgagee incur such obligation, liability, loss, cost, expense, fine, penalty or damage, then the Mortgagor shall reimburse the Mortgagee for such amounts upon demand. Notwithstanding the foregoing, the Mortgagee shall have the option of conducting its own defense with counsel of the Mortgagee's choice, but at the expense of the Mortgagor, as aforesaid. The aforesaid indemnification shall also include all attorneys' fees and expenses and court costs incurred in connection with the enforcement of said indemnification agreement. Any amount owed to the Mortgagee under this Section 29 shall bear interest at the Advances Rate. The provisions of this Section 29 shall survive the complete payment and performance of the Mortgaged Indebtedness and the foreclosure of this Mortgage.

30. Advance Money Mortgage. This Mortgage secures future advances made pursuant to the Loan Agreement. Without limiting the foregoing, this Mortgage secures all advances made by the Mortgagee of any kind or nature described in 42 Pa. C.S. 8144.

If the Mortgagor sends a written notice to the Mortgagee which purports to limit the indebtedness secured by this Mortgage and to release the obligation of the Mortgagee to make any additional advances to the Mortgagor, such a notice shall be ineffective as to any future advances made: (i) to enable completion of the improvements on the Mortgaged Property for which the loan secured hereby was made, (ii) to pay taxes, assessments, maintenance charges and insurance premiums, (iii) for costs incurred for the protection of the Mortgaged Property or the lien of this Mortgage,
(iv) expenses incurred by the Mortgagee by reason of a default of the Mortgagor hereunder or under the Note or the Loan Agreement,
(v) any other costs incurred by the Mortgagee to protect and preserve the Mortgaged Property. It is the intention of the parties hereto that any such advance made by the Mortgagee shall be secured by the lien of this Mortgage on the Mortgaged Property.

31.Administrative Fees. The Mortgagee shall have the right to charge administrative fees during the term of the loan evidenced by the Note in such amounts and at such times as the Mortgagee may determine, in its sole reasonable discretion, in connection with any servicing requests made by the Mortgagor requiring the Mortgagee's evaluation, preparation and processing of any such requests and in connection with the processing. The Mortgagee shall also be entitled to reimbursement for all professional fees and expenses incurred in connection with such requests including, without limitation, those of architects, engineers and attorneys.

32. Notices. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provision for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or overnight delivery service and addressed as follows:


If to the Mortgagor:

Norristown Nursing and Rehabilitation Center Associates, L.P.
c/o Geriatric & Medical Companies, Inc.
5601 Chestnut Street
Philadelphia, Pennsylvania  19139
Attention: President


With a copy to:

 Mesirov, Gelman, Jaffee, Cramer &
 Jamieson
 1735 Market Street
 Philadelphia, Pennsylvania 19103-7598
 Attn:  Robert P. Krauss, Esq.

If to the Mortgagee:

Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, Massachusetts 02194
Attn: President

with copies to:

Meditrust Mortgage Investments, Inc.
197 First Avenue
Needham, Massachusetts 021954
Attn: General Counsel
Mintz, Levin, Cohn, Ferris
Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attn:  Andrew R. Urban, Esq.

or such other address as either the Mortgagor or the Mortgagee shall hereinafter from time to time designate in writing to the other. Any notice given to the Mortgagor by the Mortgagee at any time shall not imply that such notice or any further or similar notice was or is required.

33.Applicable Law. The provisions of this Mortgage shall be construed and enforceable in accordance with the laws of the Commonwealth of Massachusetts, except that the laws of the State of Commonwealth of Pennsylvania shall govern (i) this Mortgage to the extent necessary for the Mortgagee to perfect, protect or enforce the lien hereof and to obtain the benefit of the rights and remedies set forth herein with respect to the Mortgaged Property including, without limitation, the Statutory Power of Sale and (ii) procedural requirements which must be governed by the law of the state in which the Mortgaged Property is located.

34.Invalidity. If any provision of this Mortgage or the application thereof to any Person or circumstance, for any reason and to any extent, shall be held invalid or unenforceable, neither the remainder of this Mortgage, nor the application of such provision to any other Person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law. Notwithstanding the foregoing, if such provision provides for the payment of principal or interest with respect to the Mortgage Indebtedness, Additional Interest, any Prepayment Fee, the Advances Rate, any administrative fees, the Construction Loan Commitment Fee or the Permanent Loan Commitment Fee, then the Mortgagee, at its option, may declare the entire Mortgaged Indebtedness due and payable upon sixty (60) days' prior written notice to the Mortgagor. In the event of any such acceleration of the Mortgaged Indebtedness, provided that an Event of Default or any event which with notice or the passage of time or both would constitute an Event of Default has not occurred under this Mortgage, the Mortgagor shall not be required to pay the Mortgagee a Prepayment Fee.

Notwithstanding the foregoing, it is the intention of the Mortgagor and the Mortgagee that if any provision of this Mortgage is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

35.Captions and Headings. The captions and headings set forth in this Mortgage are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of, or the scope or intent of this Mortgage or any portion thereof.

36.Amendments, Waivers and Modifications. This Mortgage and the other Loan Documents set forth the entire agreement of the parties with respect to the subject matter hereof and none of the terms, conditions, covenants, warranties or representations contained in this Mortgage may be renewed, replaced, amended, modified, extended, substituted, revised, waived, consolidated or terminated, except by an agreement, in writing, signed by the party against whom enforcement is sought. The provisions of this Mortgage shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, revisions, extensions, consolidations and modifications of all of the Loan Documents. Any references herein to any of the Loan Documents, or any Lease, Permit or Contract shall be deemed to include any such renewals, replacements, amendments, extensions, consolidations or modifications thereof.

Notwithstanding the foregoing, any reference contained herein, whether express or implied, to any renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents or of any Permit, Contract, Lease or Lease Guaranty is not intended to constitute an agreement or consent by the Mortgagee to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents or any Permit or Contract, Lease or Lease Guaranty; but, rather as a reference only to those instances where the Mortgagee may give consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification, as the same may be required pursuant to the terms, covenants or conditions of the Loan Documents.

37.Successors and Assigns. This Mortgage (i) shall be binding on the parties hereto and their respective heirs, executors, administrators, legal representatives and permitted successors and assigns, and any subsequent owners of the Mortgaged Property,
(ii) shall run with the land and (iii)shall inure to the benefit of
(a)the parties hereto, (b)any Person which may now or hereafter hold any interest in the Loan and (c) their respective successors and assigns.

In the event that the Mortgagor transfers the Mortgagor's interest in the Mortgaged Property to any party not appearing in this instrument (without implying any right of the Mortgagor to do so without the Mortgagee's prior written consent in each instance pursuant to the provisions hereof), the Mortgagee may, at its option and without notice to the Mortgagor, deal with such successor or successors in interest with reference to all of the Loan Documents, including, without limitation, forbearance on the part of the Mortgagee or extension of the time for payment or performance of the Mortgaged Indebtedness, without in any way modifying or affecting the provisions of this Mortgage or the liability of the Mortgagor or any other party under the this Mortgage or any of the other Loan Documents.

38. Further Assurances. Upon request of the Mortgagee, at any time and from time to time, the Mortgagor shall promptly make, execute and deliver, or cause to be made, executed and delivered, to the Mortgagee and, where appropriate, cause to be recorded or filed and from time to time thereafter to be re-recorded or refiled at such time and in such offices and places as shall be deemed necessary or desirable by the Mortgagee (in its sole and absolute discretion), such agreements, amendments, assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, notices, consents and other documents as shall be deemed necessary or desirable by the Mortgagee (in the Mortgagee's sole and absolute discretion) to (i) enable the Mortgagee to negotiate the Note or any portion thereof and to assign this Mortgage or any portion thereof and all or any portion of the other Loan Documents; (ii) enable the Mortgagee to enter into participation agreements with respect to all or any portion of the Mortgaged Indebtedness or (iii) effectuate, complete or perfect, or to continue and preserve (a) the obligations of the Mortgagor under this Mortgage and (b) the security interest created by this Mortgage as a first and prior security interest upon the Mortgaged Property; provided, however, that no such additional document or other instrument requested by the Mortgagee hereunder shall increase the Mortgaged Indebtedness and expenses of the Mortgagee in connection therewith, which.

Any failure by the Mortgagor to comply with any request pursuant to this Section 38 within twenty (20) days after such request is made by the Mortgagee, shall be an Event of Default hereunder and upon such Event of Default, the Mortgagee may make, execute, record, file, re-record or refile any and all such amendments, assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates and documents for and in the name of the Mortgagor, and the Mortgagor hereby appoints the Mortgagee as the Mortgagor's attorney-in-fact, with full power of substitution, to take such actions (on behalf of and in the name of the Mortgagor) as the Mortgagee, in its sole and absolute discretion, may deem necessary or desirable to effectuate the intent of this Section 38.

The power of attorney conferred on the Mortgagee pursuant to the provisions of this Section 38, being coupled with an interest, shall be irrevocable until all of the Mortgaged Indebtedness is fully paid and performed, and shall not be affected by any disability or incapacity which the Mortgagor may suffer and shall survive the same. Such power of attorney is provided solely to protect the interests of the Mortgagee and shall not impose any duty on the Mortgagee to exercise any such power, and neither the Mortgagee nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or wilful misconduct.

39. No Partnership or Joint Venture. Neither anything contained herein, or in the any of the other Loan Documents, nor the acts of the parties hereto shall be construed to create a partnership or joint venture between the Mortgagee and the Mortgagor. The Mortgagor is not the agent or representative of the Mortgagee, and nothing contained herein or in any of the other Loan Documents shall be construed so as to make the Mortgagee liable to any Person for goods delivered or services performed with respect to the Facility or for debts or claims accruing against the Mortgagee.
The Mortgagor's obligations hereunder or under any of the other Loan Documents are not for the benefit of, or enforceable by, any other Person other than the Mortgagee.

40. Time of the Essence. Time is of the essence of each and every term, condition, covenant and warranty set forth herein.

41.Rule of Construction. References in this Mortgage to "herein," "hereof" and "hereunder" shall be deemed to refer to this Mortgage and shall not be limited to the particular text or Section in which such words appear. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require. References in this Mortgage to the Mortgagee's attorneys shall be deemed to include, without limitation, special counsel and local counsel. References in this Mortgage to attorneys' fees and expenses shall be deemed to include all costs for administrative, paralegal and other support staff.

references in this Mortgage to the term "Mortgaged Property" shall be deemed to include references to all of the Mortgaged Property and references to any portion thereof. The words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of the Mortgaged Property by voluntary deed or assignment in lieu of foreclosure.

  As used herein, the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all items or matters that could reasonably fall within the broader scope of the general statement.

IN WITNESS WHEREOF, the Mortgagor has duly executed this Mortgage under seal on the day and year first above written.


WITNESS:    MORTGAGOR:

            NORRISTOWN NURSING AND REHABILITATION
            CENTER ASSOCIATES, L.P., a Pennsylvania
            limited partnership

By:   GMC-LTC Management, Inc., a Pennsylvania corporation, its
general partner



By:
Name:           Name:        Title:



                    CERTIFICATE OF RESIDENCY

The undersigned _____________, ______________ of GMC -LTC
Management, Inc., the general partner of Norristown Nursing and Rehabilitation Center Associates, L.P., the above-named mortgagor, hereby certifies that the precise address of the Mortgagor is 5601 Chestnut Street, Philadelphia, Pennsylvania 19139.

MORTGAGOR:

NORRISTOWN NURSING AND REHABILITATION CENTER ASSOCIATES, L.P., a
Philadelphia limited partnership

By:  GMC-LTC Management, Inc., its general partner, a Pennsylvania corporation



By:   Name:        Title:


COMMONWEALTH OF MASSACHUSETTS


, ss.          May ___, 1995


Then personally appeared the above-named                      who
swore that he/she is the of                          GMC-LTC
Management, Inc., the general partner of Norristown Nursing and Rehabilitation Center Associates, L.P., the above-named mortgagor, and acknowledged the foregoing to be his/her/the free act and deed
of                    , before me,



Notary Public
My commission expires:

EXHIBIT A

Real Property Description


All that certain piece of land located in Block 82 in the Borough of Norristown, Montgomery County, Pennsylvania, situated between Pine and Locust Streets and West Logan Streets, described as Lot 2 on the subdivision plan for Rittenhouse Nursing Center made by Geriatric and Medical Companies,Inc., and prepared by NTH Consultants, Ltd., Exton, Pennsylvania, dated January 25, 1994 and last revised March 8, 1994, and approved by the Borough Council of the Borough of Norristown on April 5, 1994 and duly recorded with the Recorded of Deeds of Montgomery County, Pennsylvania, being more fully described as follows:

From the intersection of Pine Street and West Roberts Street, proceeding from a point, marked by an iron pin, on the northwest corner of Block 82 in an easterly direction parallel to Pine Street, a distance of 314.71 feet along a bearing of North 60 degrees 52 minutes 16 second East to the point of beginning; thence, in an easterly direction along the same bearing, a distance of 232.24 feet to a point, marked by an iron pin, on the northeast corner of Block 82 at the intersection of Pine Street and West Logan Street; thence, in a southerly direction paralleling West Logan Street, a distance of 300.63 feet along a bearing of South 29 degrees 04 minutes 19 seconds East to a point, marked by an iron pin; thence, in a westerly direction paralleling Locust Street a distance of 232.61 feet along a bearing South 61 degrees 00 minutes 00 seconds West to a point; thence, in a northerly direction along the common boundary with Lot 1, a distance of 300.11 feet along a bearing of North 29 degrees 00 minutes 00 seconds West to the point and place of beginning.

The above premises being the same land shown as Lot 2 on Plan of Survey for Rittenhouse Nursing Center by Nave, Newell & Stampfel,
Ltd., dated May 6, 1995.

TOGETHER WITH the benefit of rights and easements set forth in that certain Declaration of Reciprocal Easement Agreement made by Geriatric and Medical Services, Inc., dated June ____, 1995 and recorded in Deed Book _____ page _____.

BEING THE SAME PREMISES WHICH Rittenhouse Partners by Indenture dated 5/11/1987 and recorded 5/18/1987 at Norristown in the Office for the Recording of deeds, in and for the County of Montgomery in Deed Book 4837 page 2319 granted and conveyed unto Geriatric and Medical Services, Inc., its successors and assigns, in fee.

EXHIBIT B

Schedule of Leases

None.
EXHIBIT C
Permitted Encumbrances


Items specifically set forth in Schedule B of Penn Title Title
Insurance Company Specimen Policy No. 62032P insuring the
Mortgagee.


AFFILIATED PARTY SUBORDINATION AND
CROSS-DEFAULT/CROSS-COLLATERALIZATION AGREEMENT


THIS AGREEMENT is made as of the 31st day of May, 1995, by and among Norristown Nursing and Rehabilitation Center, Associates, L.P. (hereinafter the "Borrower"); Geriatric and Medical Services, Inc. ("Services"), a New Jersey corporation, Crestview Convalescent Home, Inc., a Pennsylvania corporation, Burlington Woods Convalescent Center, Inc., a New Jersey corporation, Geriatric & Medical Companies, Inc., a Delaware corporation, Crestview North, Inc., a Pennsylvania corporation, Geriatric and Medical Investments Corp., GMC-LTC Management, Inc., HSS Paratransit Inc., Life Support Ambulance, Inc., United Health Care Services, Inc., Innovative Pharmacy Services, Inc., GMS Management Inc., and GMS Management Tucker, Inc., each having its principal place of business care of Geriatric & Medical Companies, Inc., 5601 Chestnut Street, Philadelphia, Pennsylvania 19139 and all other Affiliates of Services which hereafter enter into Intercompany Agreements (hereinafter defined) with the Borrower or into Affiliated Party/Meditrust Agreements (hereinafter defined) with the Lender or any of the Lender's Affiliates (hereinafter collectively referred to as the "Affiliated Parties"); and Meditrust Mortgage Investments, Inc., a Delaware corporation, having a principal address at 197 First Avenue, Needham, Massachusetts 02194 (the "Lender").

WITNESSETH:

WHEREAS, the Borrower has executed and delivered to the Lender a Promissory Note of even date in the maximum original principal amount of SIX MILLION NINE HUNDRED THIRTY-NINE THOUSAND DOLLARS ($6,939,000) made by the Borrower to the order of the Lender (hereinafter referred to as the "Note");

WHEREAS, the Note is referred to in that certain Construction Loan Agreement of even date herewith by and between the Borrower and the Lender (hereinafter referred to as the "Loan Agreement") and is in all respects subject to the provisions thereof;

WHEREAS, all capitalized terms used herein and not defined herein have the meaning ascribed to them in the Loan Agreement;

WHEREAS, the Affiliated Parties (which are Affiliates of the Borrower) have entered into or may enter into agreements with the Borrower, including Facility management agreements (such agreements, together with any agreements hereafter entered into with the Borrower, as the same may from time to time be amended, revised, replaced, modified or supplemented, are hereinafter referred to as the "Intercompany Agreements");

WHEREAS, all of the management fees, indebtedness, interests, liabilities, and obligations of the Borrower to any of the Affiliated Parties, whether now existing or hereafter arising, including, without limitation, the indebtedness, liabilities, and obligations of the Borrower to any of the Affiliated Parties under the Intercompany Agreements and all other instruments and documents executed and delivered in connection therewith, but excluding therefrom payments of salary, are hereinafter referred to collectively as the "Related Party Debt";

WHEREAS, the Affiliated Parties have entered into or may enter into agreements with the Lender or any of its Affiliates (such agreements, together with any agreements hereafter entered into with the Lender by the Affiliated Parties or any other Affiliates of the Borrower, now or hereafter existing, as the same may from time to time be amended, revised, replaced, modified or supplemented, are hereinafter referred to as the "Affiliated Party/Meditrust Agreements");

WHEREAS, it is a condition precedent to the willingness of the Lender to make the Loan that any and all indebtedness, covenant, obligation, agreement or undertaking due to, or made for the benefit of, the Lender (or any of its Affiliates) pursuant to the Affiliated Party/Meditrust Agreements be cross-defaulted and cross-collateralized with the Loan;

WHEREAS, the Affiliated Parties shall derive a substantial benefit from the making of the Loan by the Lender and therefore desire that the Lender make the Loan; and

WHEREAS, it is a condition precedent to the willingness of the Lender to make the Loan that the Affiliated Parties and the Borrower shall execute and deliver this Agreement to and with the Lender.

NOW, THEREFORE, in order to induce the Lender to consent to the Intercompany Agreements and in consideration therefor, and for One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and in consideration of the mutual covenants set forth herein, the parties hereto hereby agree as follows:

1. Subordination.

A. The payment of any and all of the Related Party Debt is hereby expressly subordinated and made junior to the payment and performance of all of the Mortgaged Indebtedness to the extent and in the manner set forth herein.

B. Subject to subparagraph C below, until the Mortgaged Indebtedness shall have been completely paid and performed, the Borrower shall not make, and the Affiliated Parties shall not receive, accept or retain any direct or indirect payment, distribution or reduction (whether by way of loan, setoff or otherwise) in respect of the Related Party Debt, including, without limitation, with respect to the principal of, or premium or interest on, the Related Party Debt, if, on the date such payment would (but for the terms hereof) be payable to and received by the Affiliated Parties pursuant to the Intercompany Agreements (each of which such dates shall be hereinafter referred to as a "Related Party Debt Payment Date"):

(i) after giving effect to such payment, the Borrower shall be unable to comply with any of its obligations then due under any of the Loan Documents, including, but not limited to, payments of principal and interest due under the Note and all other costs, charges, expenses and sums (including, without limitation, Additional Interest, or the Construction Loan Commitment Fee) due under the Loan Documents; or

(ii) an Event of Default under any of the Loan Documents shall have occurred, shall be continuing and shall not have been specifically waived in writing by the Lender, whether or not the Lender (pursuant to any of the Loan Documents) shall have declared the Mortgaged Indebtedness to be due and payable in full on the basis of the occurrence of either such Event of Default or, if such an Event of Default shall not be continuing on the date on which any payment in respect of the Related Party Debt is due and payable, the Lender (pursuant to any of the Loan Documents) shall have commenced to exercise any of its rights and remedies under the Loan Documents on the basis of the occurrence of such Event of Default and such exercise shall not have been specifically rescinded in writing by the Lender.

C. In the event of any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, readjustment of debt, arrangement, composition, assignment for the benefit of creditors or other similar proceeding relative to the Borrower or the Borrower's property, then and in any such event:
(i)all of the Mortgaged Indebtedness shall first be paid in full before any payment or distribution of any character, whether in cash, securities, obligations or other property, shall be made in respect of the Related Party Debt;

(ii) any payment or distribution of any character, which would otherwise (but for the terms hereof) be payable or deliverable in respect of the Related Party Debt (including, without limitation, any payment or distribution of any other indebtedness of the Borrower being subordinated to the Related Party Debt), shall be paid or delivered directly to the Lender until all of the Mortgaged Indebtedness shall have been paid in full, and the Affiliated Parties or any other holders of the Related Party Debt irrevocably authorize, empower and direct all receivers, custodians, trustees, liquidators, conservators, and others having authority with respect to the Mortgaged Property to effect all such payments and deliveries;

(iii) upon the written request of the Lender, the Affiliated Parties shall prove, enforce and endeavor to obtain payment of the aggregate outstanding amount of all unpaid Related Party Debt payments due and payable, or thereafter becoming due and payable, from the Borrower to the Affiliated Parties, and shall turn over to the Lender in precisely the form received, any payment of any kind or character on account of such Related Party Debt for application to the payment of any indebtedness, liabilities or obligations of the Borrower to the Lender then existing. In the event that the Affiliated Parties shall fail to take any such action requested by the Lender, the Lender as attorney-in-fact for the Affiliated Parties, with full power of substitution, may take such action on behalf of the Affiliated Parties, but for the use and benefit of the Lender. This power of attorney, being coupled with an interest, shall be irrevocable until all of the Mortgaged Indebtedness is fully paid and performed and shall not be affected by any disability or incapacity which the Affiliated Parties may suffer and shall survive the same. The power of attorney conferred on the Lender by the foregoing provisions is provided solely to protect the interests of the Lender and shall not impose any duty on the Lender to exercise any such power, and neither the Lender nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or willful misconduct; and

(iv) the Affiliated Parties or any other holder of the Related Party Debt shall execute and deliver to the Lender all such further instruments confirming the authorization referred to in the foregoing clauses (ii) and (iii), and any powers of attorney specifically confirming the rights of the Lender arising hereunder, and all such proofs of claim, assignments of claim and other instruments and shall take all such other actions as may be requested by the Lender in order to enable the Lender to enforce any and all claims upon or in respect of such Related Party Debt and to collect and give any and all payments or distributions which may be payable or deliverable at any time upon or with respect to such Related Party Debt.

D. If, notwithstanding the provisions of this Agreement, any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by the Affiliated Parties in contravention of the terms of this Agreement, and before all of the Mortgaged Indebtedness shall have been paid in full, such payment, distribution or security shall be paid over or delivered and transferred to, the Lender for application to the payment of all Mortgaged Indebtedness remaining unpaid, until all of the Mortgaged Indebtedness shall have been paid in full.

E. Except to the extent provided in this Agreement that the Related Party Debt may not become due and payable or be paid, nothing contained herein shall impair, as between the Borrower and the Affiliated Parties, the obligation of the Borrower, which is absolute and unconditional, to pay to the Affiliated Parties amounts due under the Intercompany Agreements, as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Affiliated Parties, upon default with respect to the Related Party Debt, from exercising all rights, powers, and remedies otherwise provided therein or by applicable law, all subject to the rights of the Lender hereunder.

2. Continued Effectiveness of this Agreement.

A. The terms of this Agreement, the subordination effected hereby, and the rights of the Lender, and the obligations of the Affiliated Parties and the Borrower arising hereunder shall not be affected, modified or impaired in any manner or to any extent by:

(i) any renewal, replacement, amendment, extension, substitution, revision, consolidation, modification or termination of or supplement to any of the Loan Documents or the Affiliated
Party/Meditrust Agreements;

(ii) the validity or enforceability of any such documents referred to in clause (i) above;

(iii) the release, sale, exchange or surrender, in whole or in part, of any collateral security, now or hereafter existing, for any of the Mortgaged Indebtedness;

(iv) any exercise or nonexercise of any right, power or remedy under or in respect of the Mortgaged Indebtedness or any of such instruments and documents referred to in clause (i) above or arising at law or in equity; or

(v) any waiver, consent, release, indulgency, extension, renewal, modification, delay or other action, inaction or omission in respect of the Mortgaged Indebtedness or any of the agreements, instruments or documents referred to in clause (i) above or in respect of any collateral security for the Mortgaged Indebtedness or any other indebtedness, liability or obligation of the Borrower to the Lender, now existing or hereafter arising, all whether or not the Affiliated Parties shall have had notice or knowledge of any of the foregoing and whether or not it shall have consented thereto.

B. In the event of any sale, assignment, disposition or other transfer of the Related Party Debt, the Affiliated Parties shall cause the transferee thereof to execute and deliver to the Lender an agreement (substantially identical with this Agreement or otherwise in form and substance satisfactory to the Lender) providing for the continued subordination of the Related Party Debt to the Mortgaged Indebtedness as provided herein and for the continued effectiveness of all of the rights of the Lender arising under this Agreement, provided, however, that notwithstanding the delivery of such an agreement, the Lender shall not be deemed to have waived its right to consent to any assignment, transfer, amendment or alteration of the Intercompany Agreements pursuant to the terms of the Loan Documents.
3. Assignment.
A. The Affiliated Parties hereby assign, convey and transfer to the Lender all of their right, title, interest, privileges, benefits and remedies in, to and under the Intercompany Agreements. Notwithstanding the foregoing, so long as there shall exist no default by the Affiliated Parties under the Intercompany Agreements, the Affiliated Parties shall continue and hereby agree to perform and observe all of the duties, obligations, and covenants of the Affiliated Parties under the Intercompany Agreements. Furthermore, this assignment shall not be deemed to obligate the Lender to perform and observe any of the duties, obligations and covenants of the Affiliated Parties under the Intercompany Agreements unless the Lender specifically agrees in writing to assume any of such duties, obligations and covenants.

B. Notwithstanding anything in the Intercompany Agreements to the contrary, the Affiliated Parties agree that so long as the Lender holds the Mortgage, the Affiliated Parties shall provide the Lender with a copy of all notices which the Affiliated Parties from time to time may serve upon the Borrower or any successor to the Borrower's interest under the Intercompany Agreements, pursuant to the terms and conditions of the Intercompany Agreements. Furthermore, the Affiliated Parties agree that each shall not terminate the Intercompany Agreements due to a default by the Borrower or any successor to the Borrower's interest under the Intercompany Agreements until the Affiliated Parties shall have given the Lender written notice of such default and a reasonable time to cure such default. A "reasonable period of time" for these purposes shall constitute thirty (30) days after receipt of such notice, together with such additional time as may reasonably be required to gain possession of the Mortgaged Property, if deemed necessary or desirable by the Lender in its sole and absolute discretion and such additional time, if any, as may reasonably be required to cure such default with the exercise of due diligence, provided that cure is begun or possession is sought within such period and diligently prosecuted thereafter.

C. Notwithstanding anything to the contrary contained in theIntercompany Agreements, the Affiliated Parties hereby agree that after the occurrence of a default or breach of condition continuing beyond the expiration of applicable notice and grace periods, if any, under any of the Loan Documents, the Lender may terminate the Intercompany Agreements, upon written notice to the Affiliated Parties, in the event that:
(i) title to the Mortgaged Property is transferred to the Lender or any other person by reason of the exercise of the rights and remedies granted to the Lender under any of the Loan Documents (including, without limitation, the power of sale granted in the Mortgage or the foreclosure of the Mortgage) or any other proceedings brought to enforce the rights of the Lender, by deed in lieu of foreclosure or by any other method; or

(ii) the Lender elects to take possession of the Mortgaged Property pursuant to the terms of any of the Loan Documents.

 In the event of a termination of the Intercompany Agreements pursuant to the provisions hereof, neither the Lender nor any such purchaser shall have any liabilities or obligations whatsoever with respect to the Related Party Debt or any portion thereof (whether past due or which would have become due and payable if the Intercompany Agreements had not been terminated) or any other duties, covenants, agreements or obligations of the Borrower under the Intercompany Agreements.

4. Consent. The Affiliated Parties acknowledge that each has received a copy of the Mortgage, the Loan Agreement and the Environmental Indemnity Agreement and hereby agree to be bound by and to fully comply with the terms and conditions contained therein, as the same may be applicable to the Affiliated Parties (either directly or as a result of the Affiliated Parties' duties, obligations, covenants and agreements under the Intercompany Agreements) including, without limitation, the provisions set forth in:

(i)  the Section of the Mortgage entitled "Insurance";

(ii) the Section of the Mortgage entitled "Repair; Use; Compliance with Law; Alterations; Waste";

(iii) the Section of the Loan Agreement entitled "Financial
Statements and Other Information"; and

(iv)  the Section of the Loan Agreement entitled "Management
Agreement.

5. Indemnification. The Affiliated Parties and the Borrower shall and hereby jointly and severally agree to indemnify and hold the Lender harmless from and against all obligations, liabilities, losses, costs, claims, expenses, fines, penalties and damages (including attorneys' fees and expenses and court costs) which the Lender may incur (i) by reason of this Agreement, (ii) in connection with the Intercompany Agreements (including, without limitation, all claims and demands which may be asserted against the Lender by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants or agreements contained in the Intercompany Agreements) or (iii) with regard to the Mortgaged Property (or any portion thereof).

The Affiliated Parties and the Borrower shall defend the Lender against any claim or litigation involving the Lender for the same, with counsel approved by the Lender, and should the Lender incur any such obligation, liability, loss, cost, expense, fine, penalty or damage, then the Affiliated Parties and the Borrower shall reimburse the Lender for such amounts upon demand, and upon the failure of the Affiliated Parties and the Borrower so to do, the Lender, at its option, may declare the entire Mortgaged Indebtedness immediately due and payable. Notwithstanding anything to the contrary contained herein, the Lender shall have the option of conducting its own defense with counsel of its own choice (in the event that the Borrower shall fail to take action to defend the Lender within a reasonable period of time after the assertion of any such claim), but at the expense of the Borrower and the Affiliated Parties.

The foregoing indemnification agreement shall also include all costs incurred by the Lender in connection with the enforcement of said indemnification agreement. Any amounts owed to the Lender under this Paragraph 5 shall bear interest at the Advances Rate and to the extent permissible under applicable law, shall be added to the Mortgaged Indebtedness.

The provisions of this Paragraph 5 shall survive the complete payment and performance of the Mortgaged Indebtedness and the foreclosure of the Mortgage.

6.Cross-Default and Cross-Collateralization. The Affiliated Parties hereby confirm to the Lender and all of Meditrust's Affiliates that, and hereby modify and amend the Affiliated Party/Meditrust
Agreements, to the extent necessary, such that:

(i) an event of default under any of the Loan Documents which remains uncured beyond applicable grace periods contained in the Loan Documents shall be deemed an event of default under each of the Affiliated Party/Meditrust Agreements without the benefit of any grace periods contained in the Affiliated Party/Meditrust Agreements and the Lender and its Affiliates shall have the benefit of any and all of the rights and remedies granted by the Affiliated Part/Meditrust Agreements in the event of a default thereunder in connection with such an event of default; and

(ii) any collateral in which a security interest has been granted under any of the Affiliated Party/Meditrust Agreements shall also secure the full payment and performance by the Borrower and any Affiliated Party of their obligations under the Loan Documents and the Lender shall have the benefit of any and all of the rights and remedies granted by the Affiliated Party/Meditrust Agreements as security for such payment and performance.

7. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of the Intercompany Agreements, or any documents executed in connection therewith or the indebtedness evidenced thereby, the provisions of this Agreement shall control and govern.

8. Further Assurances. At any time and from time to time, upon request by the Lender, the Affiliated Parties and the Borrower shall promptly make, execute and deliver, or cause to be made, executed and delivered, to the Lender and, where appropriate, cause to be recorded and/or filed (and from time to time thereafter to be re-recorded and/or refiled) at such time and in such offices and places as shall be deemed desirable by the Lender (in its sole and absolute discretion), any and all such other and further amendments, assignments, instruments of further assurance, certificates and other documents as the Lender may, in its sole and absolute discretion, deem desirable (but which shall not create any further or additional obligation for the Borrower) to (A) enable the Lender to negotiate the Note and to assign the Loan Documents, and/or (B) effectuate, complete, or perfect, or to continue and preserve the obligations of the Affiliated Parties and the Borrower under this Agreement; provided, however, that no such additional document or other instrument requested by the Lender hereunder shall increase the Mortgaged Indebtedness (except as to the costs and expenses of the Lender in connection therewith). Any failure by the Affiliated Parties and/or the Borrower to comply with any request pursuant to this Paragraph 8 within twenty (20) days after such request is made by the Lender, shall be an Event of Default hereunder and upon such Event of Default, the Lender may make, execute, record, file, re-record and/or refile any and all such amendments, assignments, instruments, certificates, and documents for and in the name of the Affiliated Parties and/or the Borrower and the Affiliated Parties and the Borrower each hereby appoint the Lender as their attorney-in-fact, with full power of substitution, to take such actions (on their behalf and in their name) as the Lender, in its sole and absolute discretion, may deem necessary or desirable to effectuate the intent of this Paragraph 8. This power of attorney, being coupled with an interest, shall be irrevocable until all of the Mortgaged Indebtedness is fully paid and performed and shall not be affected by any disability or incapacity which the Affiliated Parties and/or the Borrower may suffer and shall survive the same. The power of attorney conferred on the Lender pursuant to the provisions of this Paragraph 8 is provided solely to protect the interests of the Lender and shall not impose any duty on the Lender to exercise any such power, and neither the Lender nor such attorney-in-fact shall be liable for any act, omission, error in judgment or mistake of law, except as the same may result from its gross negligence or willful misconduct.

9. Notice. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

If to the Affiliated
Parties: Geriatric & Medical Companies, Inc.
         5601 Chestnut Street
         Philadelphia, Pennsylvania  19139
         Attention: President

With a copy to: Mesirov, Gelman, Jaffee, Cramer &
                Jamieson
                1735 Market Street
                Philadelphia, Pennsylvania 19103-7598
                Attn:  Robert P. Krauss, Esq.

If to the Borrower: Norristown Nursing and Rehabilitation
                    Center, Associates, L.P.
                    c/o Geriatric & Medical Companies, Inc.
                    5601 Chestnut Street
                    Philadelphia, Pennsylvania  19139
                    Attention: President

With a copy to:      Mesirov, Gelman, Jaffee, Cramer &
                     Jamieson
                     1735 Market Street
                     Philadelphia, Pennsylvania 19103-7598
                     Attn:  Robert P. Krauss, Esq.


If to the Lender:    Meditrust Mortgage Investments, Inc.
                     197 First Avenue
                     Needham, Massachusetts  02194
                     Attn: President

With copies to:      Meditrust Mortgage Investments, Inc.
                     197 First Avenue
                     Needham, Massachusetts  02194
                     Attn: General Counsel

                     Mintz, Levin, Cohn, Ferris, Glovsky and
                      Popeo, P.C.
                     One Financial Center
                     Boston, Massachusetts  02111
                     Attn:  Joshua Davis, Esq.

or at such other place as any of the parties hereto may from time to time hereafter designate to the others in writing. Any notice given to the Affiliated Parties or the Borrower by the Lender at any time shall not imply that such notice or any further or similar notice was or is required.

10. Priority. This Agreement is intended to establish relative rights and priorities between the Lender and the Affiliated
Parties.

11. Governing Law. This Agreement shall be construed, and the rights and obligations of the Borrower, the Affiliated Parties and the Lender shall be determined, in accordance with the laws of the Commonwealth of Massachusetts, except that the laws of the Commonwealth of Pennsylvania shall govern (i) this Agreement to the extent necessary for the Lender to obtain the benefit of the rights and remedies set forth herein and in the Loan Documents with respect to the Mortgaged Property and (ii) for procedural requirements which must be governed by the law of the state in which the Mortgaged Property is located.

To the maximum extent permitted by applicable law, the Borrower and the Affiliated Parties hereby submit to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of, or with respect to this Agreement and expressly waive any and all objections they may have as to venue in any of such courts.

12. Amendments and Modifications. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and may not be amended, modified, revised or terminated except by an agreement in writing signed by the party against whom enforcement is sought. The provisions of this Agreement shall extend and be applicable to all renewals, replacements, amendments, extensions, substitutions, revisions, consolidations and modifications of the Loan Documents or the Affiliated Party/Meditrust Agreements and any and all references herein to the Loan Documents shall be deemed to include any such renewals, replacements, amendments, substitutions, revisions, extensions, consolidations or modifications thereof. Notwithstanding the foregoing, any reference contained herein, whether express or implied, to any renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents or the Affiliated Party/Meditrust Agreements is not intended to constitute an agreement or a consent by the Lender to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification of any of the Loan Documents or the Affiliated Party/Meditrust Agreements, but rather as a reference only to those instances where the Lender may give consent to any such renewal, replacement, amendment, extension, substitution, revision, consolidation or modification, as the same may be required pursuant to the terms, covenants or conditions of the Loan Documents or the Affiliated Party/Meditrust Agreements.

13. Invalidity. If any provision of this Agreement or the application thereof to any person (as hereinafter defined) or circumstance, for any reason and to any extent, shall be held to be invalid or unenforceable, neither the remainder of this Agreement nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

 Notwithstanding the foregoing, it is the intent of the Affiliated Parties, the Borrower and the Lender that if any provision of any of this Agreement is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

14. Successors and Assigns; Joint and Several Liability. The provision of this Agreement shall be (i) binding on the Borrower and the Affiliated Parties and their respective heirs, executors, administrators, legal representatives, successors and assigns and any Affiliates of any of the Affiliated Parties or the Borrower, now or hereafter existing, and (ii) inure to the benefit of the Lender, any other person who may now or hereafter hold any interest in the Loan and their respective successors, assigns and participants, provided, however, that in the event an Affiliated Party shall have been sold to a purchaser which is not an Affiliated Party or an Affiliate of an Affiliated Party, then the obligation of the Borrower and such Affiliate hereunder with respect to Related Party Debt shall cease with respect to Related Party Debt first incurred by such Affiliated Party following such sale. Notwithstanding the foregoing, the Borrower and the Affiliated Parties shall not, individually or together, assign or otherwise transfer this Agreement or any of their respective rights or obligations hereunder without the prior express written consent of the Lender, in each instance, which consent may be withheld in the Lender's sole and absolute discretion. Where more than one person shall execute this Agreement as the Affiliated Parties or the Borrower, then each such person shall be fully liable for all of the respective obligations hereunder of the Affiliated Parties or the Borrower, as the case may be, and all such obligations shall be joint and several.

15. No Waiver. No waiver of any term or provision of this Agreement shall be effective, unless it is in writing, making specific reference to this Agreement, and signed by the person against whom such waiver is sought to be enforced. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

16. Term. This Agreement shall remain in full force and effect so long as the Mortgaged Indebtedness remains undischarged or unsatisfied in any respect. The Affiliated Parties and the Borrower agrees that an affidavit, certificate, letter or statement of any officer, agent or attorney of the Lender indicating that any part of the Mortgaged Indebtedness remains outstanding shall be deemed conclusive evidence of the validity, effectiveness and continuing force of this Agreement and any person may and is hereby authorized to rely thereon. Upon the complete payment and performance of the Mortgaged Indebtedness, this Agreement shall be deemed terminated without further action and shall thereupon be of no further force or effect. Notwithstanding the foregoing, the recording with the applicable recording office of a duly authorized and executed instrument discharging the Mortgage shall likewise discharge this Agreement.

17. Rules of Construction. References in this Agreement to "herein", "hereof" and "hereunder" shall be deemed to refer to this Agreement and shall not be limited to the particular text or Paragraph in which such words appear. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require. References in this Agreement to the Lender's attorneys shall be deemed to include, without limitation, special counsel and local counsel for the Lender. References in this Agreement to attorneys' fees and expenses shall be deemed to include all costs for administrative, paralegal and other support staff.

 References in this Agreement to the term "Mortgaged Property" shall be deemed to include references to all of the Mortgaged Property and references to any portion of the Mortgaged Property. The words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of the Mortgaged Property by voluntary deed or assignment in lieu of foreclosure.

As used herein, the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all items or matters that could reasonably fall within the broader scope of the general statement.

As used herein the term "person" shall include all individuals and all entities of every kind and nature, including, without limitation, corporations, general and limited partnerships, stock companies or associations, joint ventures, unincorporated associations, companies, trusts, banks, trust companies, land trusts, business trusts, and agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures, or offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence or other entities and governments and agencies and political subdivisions thereof. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require. The words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of the Mortgaged Property by voluntary deed (or assignment) in lieu of foreclosure. All capitalized terms used herein and not otherwise defined herein shall have the same meaning as set forth under the Loan Agreement. The parties agree that in the event of any conflict between the terms of this Agreement and the Loan Agreement, the provisions of the Loan Agreement shall control.

As used in this Agreement, the term "Affiliate" shall mean (i) any other person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such person or (iii) any officer, director, employee, general partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). For the purposes of such definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

17. Captions and Headings. The captions and headings set forth in this Agreement are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify and/or add to the interpretation, construction or meaning of, or the scope or intent of, this Agreement or any part hereof.

18. Time of the Essence. Time is of the essence of each and every term, condition, obligation, agreement, covenant and warranty set forth herein.

19. Limitation of Liability. The Declaration of Trust establishing the sole shareholder of the Lender, Meditrust, a Massachusetts business trust ("Meditrust"), dated August 6, 1985 (the "Declaration"), a copy of which, together with all amendments thereto, is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the trustees under the Declaration collectively as trustees, but not individually or personally; and that no trustee, officer, shareholder, employee or agent of Meditrust or its subsidiaries shall be held to any personal liability, jointly, or severally, for any obligation of, or claim against Meditrust or any of its subsidiaries. All persons dealing with Meditrust or any of its subsidiaries, in any way, shall look only to the assets of Meditrust for the payment of any sums or the performance of any obligations which are due from Meditrust. Furthermore, in no event shall the Lender or Meditrust ever be liable to the Affiliated Parties and the Borrower for any indirect or consequential damages suffered by the Affiliated Parties and the Borrower resulting from any cause whatsoever. Notwithstanding the foregoing, the parties hereto hereby acknowledge and agree that Meditrust is not a party to this Agreement and that the Affiliated Parties and the Borrower shall look only to the assets of the Lender for the payment of any sum or performance of any obligations due by or from the Lender pursuant to the terms and provisions hereof.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the day and year first above written


WITNESS:    BORROWER:

            NORRISTOWN NURSING AND REHABILITATION CENTER
            ASSOCIATES, L.P., a Pennsylvania limited partnership

By:         GMC-LTC Management, Inc., a Pennsylvania corporation,
           its general partner
By:
Name:                  Name:
Title:

WITNESS:                      AFFILIATED PARTIES:


GERIATRIC AND MEDICAL SERVICES, INC.
By:            Name:                Name:
               Title:

GMC-LTC MANAGEMENT, INC.

By
Name:                   Name:
                        Title:
CRESTVIEW CONVALESCENT HOME, INC.
By:
Name:         Name:
Title:


BURLINGTON WOODS CONVALESCENT CENTER, INC.

By:    Name:               Name:
       Title:


GERIATRIC & MEDICAL COMPANIES, INC.
By:     Name:         Name:
        Title:


CRESTVIEW NORTH, INC.

By:      Name:      Name:
         Title:


GERIATRIC AND MEDICAL INVESTMENTS CORP.


By:       Name:      Name:
          Title:

HSS PARATRANSIT INC.

By:      Name:       Name:
         Title:


LIFE SUPPORT AMBULANCE, INC.

By:      Name:     Name
         Title:

UNITED HEALTH CARE SERVICES, INC.

By:       Name:      Name:
          Title:

INNOVATIVE PHARMACY SERVICES, INC.

By:       Name:     Name:
          Title:

GMS MANAGEMENT INC.

By:      Name:      Name:
         Title:
GMS MANAGEMENT TUCKER, INC.
By:      Name:      Name:
         Title:


WITNESS:    LENDER:

MEDITRUST MORTGAGE INVESTMENTS, INC., a Delaware corporation

By:
Name:
Title:

COLLATERAL ASSIGNMENT OF DESIGN/BUILD CONTRACT


As additional security for the performance of that certain Construction Loan Agreement of even date herewith (the "Loan Agreement"), made by and between Norristown Nursing and Rehabilitation Center Associates, L.P., a Pennsylvania limited partnership, having its principal address at c/o Geriatric & Medical Companies, Inc., 5601 Chestnut Street Philadelphia, Pennsylvania 19139 (the "Borrower") and Meditrust Mortgage Investments, Inc., a Delaware corporation, having its principal address at 197 First Avenue, Needham, Massachusetts 02194 (the "Lender"), the Borrower hereby assigns to the Lender all of its rights under the design/build construction contract made by the Borrower with Quaker Construction Management, Inc., having an address at 1202 Laurel Oak Road, Suite 105A, Voorhees, New Jersey 08043 (the "Contractor"), dated on or about May 31, 1995, a true and complete copy of which as now in full force and effect is annexed hereto as EXHIBIT A and incorporated herein by reference (the "Design/Build Contract"). This Assignment is made subject to all of the terms and conditions of the Loan Agreement, none of which are waived by the Lender, and, without limiting the generality of the foregoing, it is understood that this Assignment is an assignment only of all of the rights which the Borrower may now, or at any time hereafter, have in the Design/Build Contract or against the Contractor arising out of or under the Design/Build Contract. It is further understood that by virtue of this Assignment (i) the Lender shall not be deemed to have assumed any of the obligations of the Borrower under the Design/Build Contract, which obligations the Borrower covenants and agrees with the Lender to perform and observe as if this Assignment had not been made and
(ii) the Lender shall not be under any liability of any kind to the Contractor under the Design/Build Contract or by reason of any labor or materials furnished by the Contractor to or for the Borrower, unless and until the Lender expressly notifies the Contractor in writing that the Lender has elected to assume the Borrower's obligations under the Design/Build Contract.

By acceptance hereof, the Lender agrees not to exercise any rights under this Assignment until the Lender shall have determined that there exists an "Event of Default" under the Loan Agreement (as such term is defined therein). The Borrower agrees that the Contractor may rely conclusively upon any written notice given by the Lender to the Contractor setting forth that (i) the Lender has determined that an Event of Default has occurred under the Loan Agreement and (ii) until further written notice from the Lender to the Contractor, the Lender may exercise all rights of the Borrower under the Design/Build Contract pursuant to this Assignment.
The Borrower represents and warrants that the Design/Build Contract is in full force and effect and has not been modified or amended. The Borrower further warrants and represents that there are no defaults under the Design/Build Contract by either party thereto and that the Borrower has not made and will not make any other assignment thereof. The Borrower hereby agrees that the Design/Build Contract shall not be amended, changed, modified or terminated without the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed.

At the Lender's option, any action or proceedings to enforce the foregoing Assignment may be taken by the Lender in either the Lender's name or the name of Borrower. The Borrower further agrees that the Lender may bring any action in its own name or in the Borrower's name involving claims of the Borrower against the Contractor or its insurer in connection with the development of the "Project" (as such term is defined in the Loan Agreement).

The Borrower acknowledges that the Lender has been induced by this Assignment (among other things) to enter into the Loan Agreement with the Borrower and this Assignment shall, without further reference of assignment, pass to, and may be relied upon and enforced by, any successor or participant or assignee of the Lender in and to any liabilities or obligations of the Borrower under this Assignment, the Loan Agreement and the other "Loan Documents" (as such term is defined in the Loan Agreement). Furthermore, this Assignment shall be binding upon the Borrower's successors, assigns, heirs, executors, administrators and legal representatives.

If any provision hereof or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, at the Lender's option, the remainder hereof, or the application of such provision to any persons or circumstances other than those as to which such provision is held invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and in force to the fullest extent permitted by law.

This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts to the maximum extent that the parties hereto may so lawfully agree. Where more than one person or entity constitutes the Assignor, the liability of such persons and/or entities under this Assignment for the obligations set forth herein shall be joint and several.

The Declaration of Trust establishing the sole shareholder of the Lender, Meditrust, dated August 6, 1985 (the "Declaration"), as amended, a copy of which is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the trustees under the Declaration collectively as trustees, but not individually or personally; and that no trustee, officer, shareholder, employee or agent of Meditrust or its subsidiaries shall be held to any personal liability, jointly, or severally, for any obligation of, or claim against Meditrust or any of its subsidiaries. All persons dealing with Meditrust or the Lender, in any way, shall look only to the assets of Meditrust or the Lender for the payment of any sum or the performance of any obligations. Notwithstanding the foregoing, the parties hereto hereby acknowledge and agree that Meditrust is not a party to this Agreement and that the parties hereto shall look only to the assets of the Lender for the payment of any sum or performance of any obligations due by or from the Lender pursuant to the terms and provisions hereof.

As previously set forth herein, EXHIBIT A attached hereto is incorporated herein by reference as a material part hereof.

EXECUTED as a sealed instrument this       day of May, 1995.

BORROWER:

NORRISTOWN NURSING AND REHABILITATION CENTER ASSOCIATES, L.P., a
Pennsylvania limited partnership

By: GMC-LTC Management, Inc., its general partner, a Pennsylvania corporation

By:

Name:
Title:

Accepted by:

LENDER:

MEDITRUST MORTGAGE INVESTMENTS, INC.,
a Delaware corporation


By:
Name:
Title:


CONTRACTOR'S CONSENT

Quaker Construction Management, Inc., having its principal address at 1202 Laurel Oak Road, Suite 105A, Voorhees, New Jersey 08043 (the "Contractor") hereby acknowledges the execution and delivery of the foregoing Collateral Assignment of Design/Build Contract (the "Assignment"), by Norristown Nursing and Rehabilitation Center Associates, L.P. (the "Borrower") to Meditrust Mortgage Investments, Inc. (the "Lender"), of the Design/Build Contract referred to in the Assignment, and hereby consents to all of the terms and provisions of said Assignment and hereby consents to be bound by all of the terms and provisions thereof as if the same were set forth herein. The Contractor agrees that it will furnish the Lender with copies of all written notices given to the Borrower by the Contractor, pursuant to the Design/Build Contract, with respect to any default of the Borrower thereunder, simultaneously with the giving of such notice to the Borrower. Notwithstanding anything contained in the Design/Build Contract to the contrary, the Contractor hereby agrees that the Lender shall have a reasonable opportunity to cure any such default of the Borrower and that Contractor will accept any such performance by the Lender. So long as the Lender (i) commences to cure any default of the Borrower within a reasonable period of time after notice thereof (and in any event within thirty (30) days after notice thereof), and causes any such default of the Borrower to be cured within thirty (30) days of notice thereof, if it can reasonably be cured within such thirty-day period, or within such longer period as is reasonably required to cure such default, and provided that such cure is prosecuted with diligence to completion; and (ii) so long as the Lender pays or causes to be paid any sums payable from time to time by the Borrower to the Contractor within a reasonable period of time (but not longer than thirty (30) days) after the Contractor notifies the Lender of the Borrower's default in the timely payment thereof, the Contractor shall continue to meet fully its obligations under the Design/Build Contract to the end that there shall be no interruption of the work called for thereby.

The Contractor further agrees that unless and until the Lender shall expressly agree in writing to assume the obligations of the Borrower under the Design/Build Contract, the Lender shall not be deemed by virtue of the Assignment to have assumed any of the obligations of the Borrower under the Design/Build Contract, nor will the Lender be under any liability of any kind to the Contractor under the Design/Build Contract or by reason of any labor or materials furnished by the Contractor to or for the Borrower prior to the assumption by the Lender of the Borrower's obligations under the Design/Build Contract. The Assignment and this Consent shall not be deemed to release or to affect in any way the obligations of the Borrower to the Contractor.

The Contractor represents to the Lender that Exhibit A attached hereto is a true and complete copy of the Design/Build Contract, and that said Design/Build Contract is in full force and effect and has not been modified, and that there are no defaults thereunder by either party thereto. The Contractor hereby agrees that the Design/Build Contract shall not be amended, changed, modified or terminated without the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed.

The Contractor hereby acknowledges that the Lender has relied upon this Consent (among other things) in making the loan to the Borrower evidenced by the Loan Agreement of even date by and between the Borrower and the Lender.

Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

If to the
Contractor:  Quaker Construction Management, Inc.
             1202 Laurel Oak Road, Suite 105A
             Voorhees, New Jersey 08043
             Attention: ____________________

With a copy to:

                         _____________________________
                         _____________________________
                         _____________________________

If to the Lender:  Meditrust Mortgage Investments, Inc.
                   197 First Avenue
                   Needham, Massachusetts  02194
                   Attn: President

With copies to: Meditrust Mortgage Investments, Inc.
                197 First Avenue
                Needham, Massachusetts  02194
                Attn: General Counsel

Mintz, Levin, Cohn, Ferris, Glovsky
  and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attn: Andrew R. Urban, Esquire

or at such other place as either party hereto may from time to time hereafter designate to the other in writing. Any notice given to the Contractor by the Lender at any time shall not imply that such notice or any further or similar notice was or is required.

This Consent shall be binding upon and inure to the benefit of, as the case may be, the successors, assigns, heirs, executors, administrators and legal representatives of the Contractor and the Lender.

This Consent shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts to the maximum extent that the parties hereto may lawfully agree.

Any capitalized terms used herein and not otherwise expressly defined herein shall have the meanings set forth in the Assignment.

As previously set forth herein, EXHIBIT A attached hereto is incorporated herein by reference as a material part hereof.

EXECUTED as a sealed instrument as of the      day of May, 1995.

CONTRACTOR:

QUAKER CONSTRUCTION MANAGEMENT, INC.
By:
Name:
Title:
EXHIBIT A
Design/Build Contract

COLLATERAL ASSIGNMENT OF MANAGEMENT CONTRACT
As additional security for the performance of that certain Construction Loan Agreement, dated as of May ___, 1995 (the "Loan Agreement"), made by and between Norristown Nursing and Rehabilitation Center Associates, L.P., a Pennsylvania limited partnership, having its principal address at c/o Geriatric & Medical Centers, Inc., 5601 Chestnut Street, Philadelphia, Pennsylvania 19139 (the "Borrower") and Meditrust Mortgage Investments, Inc., a Delaware corporation, having its principal address at 197 First Avenue, Needham, Massachusetts 02194 (the "Lender"), the Borrower hereby assigns to the Lender all of its rights under the management contract made by the Borrower with [_____________________________], a [____________________], having its principal address at [_______________________________] (the
"Manager"), dated as of ________________________, a true and complete copy of which as now in full force and effect is annexed hereto as EXHIBIT A and incorporated herein by reference (the "Management Contract"). This Assignment is made subject to all of the terms and conditions of the Loan Agreement, none of which are waived by the Lender, and, without limiting the generality of the foregoing, it is understood that this Assignment is an assignment only of all of the rights which the Borrower may now, or at any time hereafter, have in the Management Contract or against the Manager arising out of or under the Management Contract. It is further understood that by virtue of this Assignment (i) the Lender shall not be deemed to have assumed any of the obligations of the Borrower under the Management Contract, which obligations the Borrower covenants and agrees with the Lender to perform and observe as if this Assignment had not been made and (ii) the Lender shall not be under any liability of any kind to the Manager under the Management Contract or by reason of any labor or materials furnished by the Manager to or for the Borrower, unless and until the Lender expressly notifies the Manager in writing that the Lender has elected to assume the Borrower's obligations under the Management Contract.

By acceptance hereof, the Lender agrees not to exercise any rights under this Assignment until the Lender shall have determined that there exists an "Event of Default" under the Loan Agreement (as such term is defined therein). The Borrower agrees that the Manager may rely conclusively upon any written notice given by the Lender to the Manager setting forth that (i) the Lender has determined that an Event of Default has occurred under the Loan Agreement and (ii) until further written notice from the Lender to the Manager, the Lender may exercise all rights of the Borrower under the Management Contract pursuant to this Assignment.

The Borrower represents and warrants that the Management Contract is in full force and effect and has not been modified or amended. The Borrower further warrants and represents that there are no defaults under the Management Contract by either party thereto and that the Borrower has not made and will not make any other assignment thereof. The Borrower hereby agrees that the Management Contract shall not be amended, changed, modified or terminated without the prior written consent of the Lender.

At the Lender's option, any action or proceedings to enforce the foregoing Assignment may be taken by the Lender in either the Lender's name or the name of Borrower. The Borrower further agrees that the Lender may bring any action in its own name or in the Borrower's name involving claims of the Borrower against the Manager or its insurer in connection with the management of the "Project" (as such term is defined in the Loan Agreement).

The Borrower acknowledges that the Lender has been induced by this Assignment (among other things) to enter into the Loan Agreement with the Borrower and this Assignment shall, without further reference of assignment, pass to, and may be relied upon and enforced by, any successor or participant or assignee of the Lender in and to any liabilities or obligations of the Borrower under this Assignment, the Loan Agreement and the other "Loan Documents" (as such term is defined in the Loan Agreement). Furthermore, this Assignment shall be binding upon the Borrower's successors, assigns, heirs, executors, administrators and legal representatives.

If any provision hereof or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, at the Lender's option, the remainder hereof, or the application of such provision to any persons or circumstances other than those as to which such provision is held invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and in force to the fullest extent permitted by law.

This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts to the maximum extent that the parties hereto may so lawfully agree. Where more than one person or entity constitutes the Assignor, the liability of such persons and/or entities under this Assignment for the obligations set forth herein shall be joint and several.

The Declaration of Trust establishing the sole shareholder of the Lender, Meditrust, dated August 6, 1985 (the "Declaration"), as amended, a copy of which is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the trustees under the Declaration collectively as trustees, but not individually or personally; and that no trustee, officer, shareholder, employee or agent of Meditrust or its subsidiaries shall be held to any personal liability, jointly, or severally, for any obligation of, or claim against Meditrust or any of its subsidiaries. All persons dealing with Meditrust or the Lender, in any way, shall look only to the assets of Meditrust or the Lender for the payment of any sum or the performance of any obligations. Notwithstanding the foregoing, the parties hereto hereby acknowledge and agree that Meditrust is not a party to this Agreement and that the parties hereto shall look only to the assets of the Lender for the payment of any sum or performance of any obligations due by or from the Lender pursuant to the terms and provisions hereof.

As previously set forth herein, EXHIBIT A attached hereto is incorporated herein by reference as a material part hereof.

     EXECUTED as a sealed instrument this       day of
___________________, 19__.


BORROWER:

NORRISTOWN NURSING AND REHABILITATION CENTER ASSOCIATES, L.P., a
Pennsylvania limited partnership

By: Geriatric and Medical Services, Inc., its general partner, a
New Jersey corporation

By:
Name:
Title:
Accepted by:

LENDER:

MEDITRUST MORTGAGE INVESTMENTS, INC.,
a Delaware corporation


By:
Name:
Title:


MANAGER'S CONSENT

     [_________________________________], a
[_________________________], having its principal address at
[_____________________________________] (the "Manager") hereby acknowledges the execution and delivery of the foregoing Collateral Assignment of Management Contract (the "Assignment"), by Norristown Nursing and Rehabilitation Center Associates, L.P. (the "Borrower") to Meditrust Mortgage Investments, Inc. (the "Lender"), of the Management Contract referred to in the Assignment, and hereby consents to all of the terms and provisions of said Assignment and hereby consents to be bound by all of the terms and provisions thereof as if the same were set forth herein. The Manager agrees that it will furnish the Lender with copies of all written notices given to the Borrower by the Manager, pursuant to the Management Contract, with respect to any default of the Borrower thereunder, simultaneously with the giving of such notice to the Borrower. Notwithstanding anything contained in the Management Contract to the contrary, the Manager hereby agrees that the Lender shall have a reasonable opportunity to cure any such default of the Borrower and that Manager will accept any such performance by the Lender.
So long as the Lender commences to cure or to cause to be cured any such default of the Borrower (within a reasonable period of time after notice thereof to the Lender by the Manager) and the elimination of any such default is carried on with due diligence, and so long as the Lender pays or causes to be paid any sums payable from time to time by the Borrower to the Manager within a reasonable period of time after the Manager notifies the Lender of the Borrower's default in the timely payment thereof, the Manager shall continue to meet fully its obligations under the Management Contract to the end that there shall be no interruption of the work called for thereby.

The Manager further agrees that unless and until the Lender shall expressly agree in writing to assume the obligations of the Borrower under the Management Contract, the Lender shall not be deemed by virtue of the Assignment to have assumed any of the obligations of the Borrower under the Management Contract, nor will the Lender be under any liability of any kind to the Manager under the Management Contract or by reason of any labor or materials furnished by the Manager to or for the Borrower prior to the assumption by the Lender of the Borrower's obligations under the Management Contract. The Assignment and this Consent shall not be deemed to release or to affect in any way the obligations of the Borrower to the Manager.

The Manager represents to the Lender that Exhibit A attached hereto is a true and complete copy of the Management Contract, and that said Management Contract is in full force and effect and has not been modified, and that there are no defaults thereunder by either party thereto. The Manager hereby agrees that the Management Contract shall not be amended, changed, modified or terminated without the prior written consent of the Lender.

The Manager hereby acknowledges that the Lender has relied upon this Consent (among other things) in making the loan to the Borrower evidenced by the Loan Agreement of even date by and between the Borrower and the Lender.

Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

If to the
Manager:

If to the Lender:  Meditrust Mortgage Investments, Inc.
                   197 First Avenue
                   Needham, Massachusetts  02194
                   Attn:  David F. Benson, President

With copies to:    Meditrust Mortgage Investments, Inc.
                   197 First Avenue
                   Needham, Massachusetts  02194
                   Attn: Michael S. Benjamin, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky
and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Attn: Andrew R. Urban, Esquire
or at such other place as either party hereto may from time to time hereafter designate to the other in writing. Any notice given to the Manager by the Lender at any time shall not imply that such notice or any further or similar notice was or is required.

This Consent shall be binding upon and inure to the benefit of, as the case may be, the successors, assigns, heirs, executors, administrators and legal representatives of the Manager and the Lender.

This Consent shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts to the maximum extent that the parties hereto may lawfully agree.

Any capitalized terms used herein and not otherwise expressly defined herein shall have the meanings set forth in the Assignment.

As previously set forth herein, EXHIBIT A attached hereto is incorporated herein by reference as a material part hereof.

EXECUTED as a sealed instrument as of the      day of
_______________, 19__.

MANAGER:

By:
Name:
Title:

INTERIM FUNDING AGREEMENT

This Agreement is made and entered into as of this 4th day of August, 1995 by and between Pennsylvania Blue Shield d/b/a Xact
Medicare Services ("Xact") and Life Support Ambulance, Inc.
("LSA").

WHEREAS, Xact is the Medicare Part B carrier for Pennsylvania, New Jersey, Delaware and the Washington, D.C. metropolitan area; and

WHEREAS, LSA, a subsidiary of Geriatric & Medical Companies, Inc ("Geri-Med"), is a provider of ambulance services to individuals in Pennsylvania and New Jersey and submits claims for reimbursement for services rendered to Medicare Part B beneficiaries to Xact; and

WHEREAS, Xact has suspended reimbursement payments to LSA pursuant to 42 C F R. 405.370-373; and

WHEREAS, Xact is now holding in excess of $3 million of funding with respect to claims submitted by LSA and LSA has offered payment assurances to protect the Medicare Part B Program against financial loss;

WHEREAS, LSA is in need of a resumption of payments in order to continue to provide services;

NOW, THEREFORE, the parties hereto agree to the following terms and conditions

A. Agreement of LSA

1. LSA's parent corporation, Geri-Med, shall enter into a Guaranty in the form agreed to by Xact and deliver the same to Xact on the date hereof.

2. LSA will not knowingly submit claims for reimbursement to Xact which are not consistent with the conditions of Medicare participation and procedures for payment of claims set forth at 42 U.S.C. 1395n and 1395x(s)(7) and in the relevant Health Care Financing Administration regulations and policies and in the carrier's published policies and bulletins and will refund any payments for claims submitted which are not consistent with such conditions in accordance with usual and customary practices.

3. LSA and Geri-Med agree to continue to cooperate with Xact in its investigation of the circumstances which led to the suspension of payments pursuant to 42 C F.R. 405 370-373. In consideration of Xact's willingness to enter into this Agreement and accept the Guaranty, LSA and Geri-Med agree not to seek any judicial relief regarding the substantive issues underlying the suspension until the earlier of the date on which the suspension is resolved or December 31, 1995.

B.  Agreement of Xact

1. Xact will retain funds withheld from LSA pursuant to Xact's suspension of payment as of the effective date of this Agreement
(in the amount of $3,100,000) until the investigation is completed and a final resolution is reached.

2. Xact agrees to resume partial payments on claims made by LSA by releasing seventy-five percent (75%) of the approved claims amount determined after the claims are processed. The resumption of partial payments will begin with the processing of any claims that have not been processed on the effective date of this Agreement. Xact agrees to continue partial payments on claims under the terms of this Agreement as long as the Guaranty remains in full force and effect. Xact will retain the remaining 25% of the approved claims amount in addition to the amount retained pursuant to B.1 above until the investigation is completed and a final resolution is reached.
C. Miscellaneous

 1. By this Agreement, LSA neither admits nor agrees that it has submitted improper claims, that it has committed any fraudulent act or made any false representations or claims to Xact in its request for reimbursement.

 2. By the resumption of funding, Xact neither admits nor agrees that the suspension of payments pursuant to 42 C.F.R. 405.370-373 was improper

3. By this Agreement, neither Xact nor LSA waive any rights, duties or obligations under law, regulations or provider or carrier manual instructions

4. Both parties agree that the sole purpose of this Agreement is to allow LSA to continue its business operations through a partial resumption of reimbursement by Xact while ensuring that Xact meets its obligation to protect the Medicare Part B program against financial loss.

5. This Agreement may not be modified except in a writing signed by the party or parties to be bound thereby.

6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7. This Agreement and accompanying Guaranty are binding only between Xact Medicare Services, Geri-Med and LSA. Xact's acceptance of the payment terms represented in this Agreement and Guaranty does not constitute a waiver of any criminal, civil or administrative rights of the United States Government.

Xact Medicare Services, Inc


August __, 1995
By:
Terrence E. Bowling, Senior Vice
President, Government Business
Life Support Ambulance, Inc.

August 11, 1995
By:
Dean Bollendorf, President

Geriatric & Medical Companies, Inc.

August 11, 1995
By:
Daniel Veloric, President and
Chief Executive Officer

GUARANTY

THIS GUARANTY is made and entered into by the undersigned (the
"Guarantor"), for the benefit of Pennsylvania Blue Shield d/b/a
Xact Medicare Services as a contractor for the Health Care
Financing Administration ("Xact")

OBLIGOR The "Obligor" means Life Support Ambulance, Inc., Valley Transport Ambulance Services, Inc., Valley Medical Services (DBA Valley Ambulance) and Weisenfluh Ambulance Service, Inc. and any other names or entities under which the Guarantor performs or provides ambulance services.

OBLIGATIONS. The "Obligations" means all existing and hereafter incurred or arising obligations of Obligor for any amounts of money due to the federal government and its contractors as a result of improper claims or billings made by the Obligor for reimbursement related to its delivery of services under the Medicare program provided that, in the event Xact makes a payment demand upon resolution of its investigation, Guarantor may avail itself of any payment options under current Medicare regulations and manual instructions.


UNCONDITIONAL GUARANTY. In consideration of any existing Obligations and any Obligations which may hereafter arise or be incurred, Guarantor, intending to be legally bound, absolutely and unconditionally guaranties to Xact the payment, performance and satisfaction when due (whether by stated maturity, demand, acceleration or otherwise) of all Obligations. The obligations of the Guarantor hereunder shall continue in full force and effect irrespective of the validity, legality or enforceability of any agreements, document, laws, rules or regulations pursuant to which any of the Obligations arise, or of any other guaranty of the Obligations,, or any other circumstance which might Otherwise constitute a legal or equitable discharge of a surety or guarantor.

COST OF ENFORCEMENT. Guarantor agrees to pay Xact all costs and expenses (including reasonable attorney's fees) at any time incurred by Xact in the enforcement of this Guaranty against Guarantor.

PAYMENT BY GUARANTOR. Payment by Guarantor is due upon demand by Xact and is payable in lawful money of the United States of America at such time or times as shall be agreed to by the parties.

LIMITATION OF GUARANTORS LIABILITY. Guarantor's liability under paragraph 3 of this Guaranty shall be limited to the smaller of the following amounts: (a) $5,000,000 (the "Limit Amount") or (b) the aggregate amount of the Obligations, as said amount may increase or decrease from time to time. Whenever the aggregate amount of the Obligation, exceeds the Limit Amount, and regardless of the amount of any such excess, payments on and reductions of the Obligations may be applied by Xact to that portion of the Obligations which is in excess of the Limit Amount, so that the Limit Amount is applicable to the Obligations on a "last-out" basis. Notwithstanding the provisions of the preceding sentence, any payments made by Guarantor in respect to this Guaranty itself shall directly reduce the unpaid amount of Guarantor's liability under paragraph 3 of this Guaranty.

CONTINUING GUARANTY. This Guaranty shall continue in full force and effect with respect to Guarantor and may not be revoked until all existing Obligations and all Obligations hereafter incurred or arising have been paid, performed and satisfied in full.

WAIVERS AND CONSENTS BY GUARANTOR. Guarantor unconditionally consents to, and waives as a defense to liability hereunder, each of the following. (a) any waiver, inaction, delay or lack of diligence by Xact in enforcing its rights against any Obliger or in any property, or the unenforceability of any such rights, including any failure to perfect, protect or preserve any lien or security interest which may be intended directly or indirectly to secure any of the obligations, and the absence of notice thereof to Guarantor,
(b) the absence of any notice of the incurrence or existence of any Obligation, (c) any action, and the absence of notice thereof to Guarantor, taken by Xact or any Obligor with respect to any off the Obligations, including any release, subordination or substitution of any collateral or release, termination, compromise, modification or amendment of any instrument executed by or applicable to any Obliger or of any claim, right or remedy against any Obligor or any property, (d) any impairment of Guarantor's right to reimbursement by way of subrogation, indemnification or contribution, (e) any other action taken or omitted by Xact in good faith with respect to any Obligation, the absence or inadequacy of any formalities of every kind in connection with enforcement of the Obligations, including presentment, demand, notice and protest, and (g) the waiver of any rights of Xact under or any action taken or omitted by Xact with respect to any other guaranty of the Obligations

OTHER AGREEMENTS BY GUARANTOR. Guarantor agrees that there shall be no requirement that Xact document its acceptance of this Guaranty, evidence its reliance thereon, or that Xact take any action against any person or any property prior to taking action against Guarantor. Guarantor further agrees that Xact's rights and remedies hereunder shall not be impaired or subject to any stay, suspension or other delay as a result of any Obligor's insolvency or as a result of any proceeding applicable to any Obligor or any Obligor's property under any bankruptcy or insolvency law. Guarantor also agrees that payments and other reductions on the Obligation's may be applied to such of the Obligations and in such order as Xact may elect.

REINSTATEMENT OF LIABILITY. If any claim is made upon Xact for repayment or recovery of any amount or amounts received by Xact in payment or on account of any Obligations and Xact repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Xact or any of its property, or (b) any settlement or compromise in good faith with any such claimant (including any Obligor), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any termination hereof or the cancellation of any instrument evidencing any Obligation, and Guarantor shall remain liable to Xact hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Xact.

GUARANTOR'S ADDRESS. Guarantor warrants and represents that the address set forth below is Guarantor's correct mailing address and agrees immediately to notify Xact in the event of any change therein.

MISCELLANEOUS

(a) No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Guarantor and Xact, and no waiver of any provisions of this Guaranty, and no waiver or consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by Xact, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

(c) The obligations of Guarantor hereunder shall not be subject to any counterclaim, setoff, deduction or defense based upon any related or unrelated claim which such Guarantor may now or hereafter have against Xact or any Obligor, except payment of the Obligations, and shall not be affected by any change in Obligor's legal status or ownership or by any change in corporate or other organizational structure applicable to Obliger.

(d) This Guaranty shall (i) be binding on Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of Xact hereunder, to the benefit of Xact and its successors, transferees and assigns. Notwithstanding the foregoing clause (i), none of the rights or obligations of Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of Xact.

(e) Guarantor agrees that, until the Obligations are paid in full, it will not cause any assets, tangible or intangible, of LSA to be transferred without LSA's receiving reasonable value therefor.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the 4th day of August, 1995.

GERIATRIC & MEDICAL COMPANIES, INC.
5601 Chestnut Street
Philadelphia, Pennsylvania 19139

By:    DANIEL VELORIC, President and
       Chief Executive Officer